UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PROTECTIVE INSURANCE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

Class A common stock, no par value, and Class B common stock, no par value

	(2)	Aggregate number of securities to which transaction applies:

As of March 11, 2021, there were: 2,603,350 Company Class A Shares issued and outstanding and 11,882,775 Company Class B Shares issued and outstanding (of which 329,974 were restricted shares, which are unvested awards of Company Class B Shares)

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for purposes of calculating the registration fee, the maximum aggregate value of the transaction was calculated as the sum of (A) 14,486,125 shares of common stock (including restricted shares), multiplied by (B) $23.30 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001091 by the maximum aggregate value of the transaction.

	(4)	Proposed maximum aggregate value of transaction: $337,526,712

	(5)	Total fee paid: $36,824.16

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION – DATED MARCH 15, 2021

[•] [•], 2021
To the Shareholders of Protective Insurance Corporation:
We cordially invite you to the special meeting (the “special meeting”) of the shareholders of Protective Insurance Corporation (the “Company” or “Protective”), to be held on [•] [•], 2021, beginning at [•] [a.m.], Eastern Time. Due to the ongoing public health impact of the COVID-19 pandemic and out of abundance of caution to support the health and well-being of our employees and shareholders, the special meeting will be held in a virtual meeting format only, via live webcast. To be admitted to the special meeting at www.virtualshareholdermeeting.com/PTVCA2021SM, you must enter the control number found on your proxy card or voting instruction form you previously received. Online access to the audio webcast will open 15 minutes prior to the start of the special meeting to allow time to log in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. For purposes of attendance at the special meeting, all references in the accompanying proxy statement to “present in person” or “in person” will mean virtually present at the special meeting.
The purpose of the special meeting is to consider and vote on proposals relating to the proposed acquisition of the Company by The Progressive Corporation, an Ohio corporation (“Parent” or “Progressive”), for $23.30 in cash per share, without interest thereon, subject to any required tax withholding. Regardless of whether you plan to virtually attend the special meeting, we urge you to vote your shares by mail, by telephone or through the Internet by following the procedures outlined below.
On February 14, 2021, the Company entered into an Agreement and Plan of Merger with Progressive and Carnation Merger Sub Inc., an indirect, wholly owned subsidiary of Parent (“Merger Sub”) (we refer to the merger agreement as it may be amended from time to time as the “merger agreement”). Pursuant to the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect, wholly owned subsidiary of Parent (which we refer to as the “merger”).
Pursuant to the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger (the “effective time”), each holder of Class A common shares of the Company, without par value (which we refer to as “Class A shares”) and each holder of Class B common shares of the Company (which we refer to as “Class B shares” and, together with the Class A shares, “Company common shares”), issued and outstanding immediately prior to such time (other than shares owned by the Company as treasury shares or by any subsidiary of the Company and each share owned by Parent, Merger Sub or any other subsidiary of Parent immediately prior to the effective time of the merger (which will be canceled and cease to exist and no payment will be made with respect thereto)) will be entitled to receive, with respect to each such Company common share, $23.30 in cash, without interest and less any required withholding taxes (which we refer to as the “merger consideration”).
We are soliciting proxies for use at the special meeting or any adjournment thereof to consider and vote upon the following proposals: (1) to approve the merger agreement, the merger and the other transactions contemplated thereby (which we refer to as the “merger proposal”), (2) to approve, on a nonbinding advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger (which we refer to as the “merger-related compensation proposal”) as reported on the Merger-Related Compensation table on page [83] of this proxy statement and (3) to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient Class A shares represented to constitute a quorum to approve the merger proposal at the special meeting (which we refer to as the “adjournment proposal”). Holders of record of Class A shares (which refer to as the “Company voting shareholders”) as of the close of business on [•] [•], 2021 will be entitled to vote on all three proposals. Class B shares are not voting shares, and therefore proxies are not being solicited with regard to the Class B shares. We urge all shareholders to read this proxy statement and the documents included with this proxy statement carefully and in their entirety.
The Company’s board of directors, at the unanimous recommendation of the special committee of the Company’s board of directors, unanimously (1) determined that the plan of merger, the merger agreement, the merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of the

Company and its stakeholders (including the Company’s shareholders), (2) adopted the plan of merger, the merger agreement and the merger and approved the other transactions contemplated thereby and (3) declared the advisability and recommended the approval by the Company voting shareholders of the merger agreement, the merger and the other transactions contemplated thereby. Accordingly, the Company’s board of directors unanimously recommends that the Company voting shareholders vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.
Your vote is very important. Whether or not you plan to attend the special meeting, you are urged to vote via the Internet or telephone following the instructions on the enclosed proxy card today. Due to ongoing delays in the postal system, we are encouraging shareholders to submit their proxies electronically if possible. Alternatively, if you do not have access to a touch-tone telephone or the Internet, please sign, date and return the enclosed proxy card promptly by mail in the postage-paid envelope provided. In order to constitute a quorum for the special meeting, a majority of the votes entitled to be cast at the special meeting must be present either in person or by proxy. Abstentions and broker non-votes (if any) will be considered as present for purposes of determining a quorum. Any proxy may be revoked by the person giving it at any time before it is exercised by delivering to our corporate secretary at our principal office a written notice of revocation or a duly executed proxy bearing a later date. The mailing address of our principal office is 111 Congressional Boulevard, Carmel, IN 46032.
Shares represented by a proxy, properly executed and returned to us, and not revoked, will be voted at the special meeting. Shares will be voted according to the directions of the shareholder as specified on the proxy. If you sign, date and return your proxy card but do not provide specific voting instructions therein, the shares represented by such proxy will be voted in accordance with the recommendation of the board of directors.
The affirmative vote of the holders of at least a majority of the Class A shares entitled to vote on the merger proposal will be required, provided a quorum is present, to approve the merger proposal. The approval of the merger-related compensation proposal requires that more votes be cast in favor of the proposal than against the proposal; provided that a quorum is present. The approval of the adjournment proposal requires that more votes be cast in favor of the proposal than against the proposal, whether or not a quorum is present.
The failure of any shareholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote by ballot at the special meeting will have the same effect as a vote “AGAINST” the merger proposal but will not have any effect on the merger-related compensation proposal or the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” the merger proposal, but will not have any effect on the merger-related compensation proposal and the adjournment proposal.
If your Class A shares are held in street name by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee, as applicable, will not be permitted to vote your Class A shares without instructions from you on any of the proposals, and the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the merger proposal but will not have any effect on the merger-related compensation proposal or the adjournment proposal. You should instruct your bank, brokerage firm or other nominee as to how to vote your Class A shares by following the procedures provided by your bank, brokerage firm or other nominee. You also will not be able to vote your Class A shares in person at the special meeting or any adjournment thereof unless you obtain a legal proxy form from your broker, bank or other nominee.
The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger and the other transactions contemplated by the merger agreement. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and its annexes, including the merger agreement, carefully.
If you have any questions or need assistance voting your shares, please call Innisfree M&A Incorporated, the Company’s proxy solicitor. Shareholders may call toll-free at (877) 717-3929. Banks and brokers may call collect at (212) 750-5833.
Thank you in advance for your cooperation and continued support.
Sincerely,
Jeremy D. Edgecliffe-Johnson
Chief Executive Officer
Protective Insurance Corporation
The proxy statement is dated [•] [•], 2021, and is first being mailed to the Company voting shareholders on or about [•] [•], 2021.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION – DATED MARCH 15, 2021

111 Congressional Boulevard
Carmel, Indiana 46032
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [•] [•], 2021
[•] [•], 2021
To Protective Insurance Corporation Shareholders:
On February 14, 2021, Protective Insurance Corporation (the “Company” or “Protective”) entered into an Agreement and Plan of Merger with The Progressive Corporation (“Parent” or “Progressive”) and Carnation Merger Sub Inc., an indirect, wholly owned subsidiary of Parent (“Merger Sub”) (we refer to the merger agreement as it may be amended from time to time as the “merger agreement”). Pursuant to the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect, wholly owned subsidiary of Parent (which we refer to as the “merger”), and each share of Class A common shares of the Company, without par value (which we refer to as “Class A shares”) and each share of Class B common shares of the Company (which we refer to as “Class B shares” and, together with the Class A shares, “Company common shares”) issued and outstanding immediately prior to the effective time of the merger (other than shares owned by the Company as treasury shares or by any subsidiary of the Company and each share owned by Parent, Merger Sub or any other subsidiary of Parent immediately prior to the effective time of the merger (which will be canceled and cease to exist and no payment will be made with respect thereto)) will be entitled to receive, with respect to each such Company common share, $23.30 in cash, without interest and less any required withholding taxes (which we refer to as the “merger consideration”).
Notice is hereby given that a special meeting of shareholders (which we refer to as the “special meeting”) of the Company will be held on [•] [•], 2021, beginning at [•] [a.m.], Eastern Time, in a virtual meeting format only, via live webcast, or any adjournment thereof to consider and vote upon the following proposals:
•	Proposal 1: to approve the merger agreement, the merger and the other transactions contemplated thereby;
•
Proposal 2: to approve, on a nonbinding advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger as reported on the Merger-Related Compensation table on page [84] of the accompanying proxy statement; and

•
Proposal 3: to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient Class A shares represented to constitute a quorum to approve Proposal 1 at the special meeting.

Due to the ongoing public health impact of the COVID-19 pandemic and out of an abundance of caution to support the health and well-being of our employees and shareholders, the special meeting will be held in a virtual meeting format only, via live webcast. To be admitted to the special meeting at www.virtualshareholdermeeting.com/PTVCA2021SM, you must enter the control number found on your proxy card or voting instruction form you previously received. Online access to the audio webcast will open 15 minutes prior to the start of the special meeting to allow time to log in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. For purposes of attendance at the special meeting, all references in the accompanying proxy statement to “present in person” or “in person” will mean virtually present at the special meeting.
Consummation of the merger is conditioned on, among other things, the approval of Proposal 1 (which we refer to as the “merger proposal”), but is not conditioned on the approval of Proposal 2 (which we refer to as the “merger-related compensation proposal”) or Proposal 3 (which we refer to as the “adjournment proposal”).

Only holders of record of Class A shares (which we refer to as the “Company voting shareholders”), as shown in the Company’s register of members at the close of business on [•] [•], 2021, will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof. Company voting shareholders as of the record date will be entitled to vote on all three proposals. Class B shares are not voting shares and therefore proxies are not being solicited with regard to the Class B shares.
Your vote is very important. Whether or not you plan to attend the special meeting, you are urged to vote via the Internet or telephone following the instructions on the enclosed proxy card today. Due to ongoing delays in the postal system, we are encouraging shareholders to submit their proxies electronically if possible. Alternatively, if you do not have access to a touch-tone telephone or the Internet, please sign, date and return the enclosed proxy card promptly by mail in the postage-paid envelope provided. In order to constitute a quorum for the special meeting, holders of a majority of the Company’s outstanding Class A Shares must be present either in person or by proxy. Abstentions and broker non-votes (if any) will be considered as present for purposes of determining a quorum. Any proxy may be revoked by the person giving it at any time before it is exercised by delivering to our corporate secretary at our principal office a written notice of revocation or a duly executed proxy bearing a later date. The mailing address of our principal office is 111 Congressional Boulevard, Carmel, IN 46032.
Shares represented by a proxy, properly executed and returned to us, and not revoked, will be voted at the special meeting. Shares will be voted according to the directions of the shareholder as specified on the proxy. If you sign, date and return your proxy card but do not provide specific voting instructions therein, the shares represented by such proxy will be voted in accordance with the recommendation of the board of directors. The affirmative vote of the holders of at least a majority of the issued and outstanding Class A shares entitled to vote on the merger proposal will be required, provided a quorum is present, to approve the merger proposal. The approval of the merger-related compensation proposal requires that more votes be cast in favor of the proposal than against the proposal; provided that a quorum is present. The approval of the adjournment proposal requires that more votes be cast in favor of the proposal than against the proposal, whether or not a quorum is present.
If your Class A shares are held in street name by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee, as applicable, will not be permitted to vote your Class A shares without instructions from you on any of the proposals, and the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the merger proposal but will not have any effect on the merger-related compensation proposal or the adjournment proposal. You should instruct your bank, brokerage firm or other nominee as to how to vote your Class A shares by following the procedures provided by your bank, brokerage firm or other nominee. You also will not be able to vote your Class A shares in person at the special meeting or any adjournment thereof unless you obtain a legal proxy form from your broker, bank or other nominee.
THE COMPANY’S BOARD OF DIRECTORS, AT THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS, UNANIMOUSLY (1) DETERMINED THAT THE PLAN OF MERGER, THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO, ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STAKEHOLDERS (INCLUDING THE COMPANY’S SHAREHOLDERS), (2) ADOPTED THE PLAN OF MERGER, THE MERGER AGREEMENT AND THE MERGER AND APPROVED THE OTHER TRANSACTIONS CONTEMPLATED THEREBY AND (3) DECLARED THE ADVISABILITY AND RECOMMENDED THE APPROVAL BY THE COMPANY VOTING SHAREHOLDERS OF THE MERGER AGREEMENT, THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED THEREBY. ACCORDINGLY, THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY VOTING SHAREHOLDERS VOTE “FOR” THE MERGER PROPOSAL, “FOR” THE MERGER RELATED COMPENSATION PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.
By Order of the Board of Directors,

Sally Wignall Senior Vice President, General Counsel and Secretary
Carmel, Indiana
[•] [•], 2021

i

ii

SUMMARY
This summary highlights selected material information in this proxy statement and may not contain all the information that may be material to you. To fully understand the Company’s proposals and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, including the annexes and documents incorporated by reference herein, and the other documents to which the Company has referred you. For information on how to obtain the documents that are on file with the Securities and Exchange Commission (which we refer to as the “SEC”), please see the section of this proxy statement titled “Where You Can Find More Information.”
Parties to the Merger (Page [1])
Protective Insurance Corporation (which we refer to as “we,” “us,” “Protective” or the “Company”) is an Indiana corporation that serves as the publicly traded holding company for several property-casualty insurance subsidiaries including Protective Insurance Company, Sagamore Insurance Company and Protective Specialty Insurance Company. Through its subsidiaries, the Company provides liability and workers’ compensation coverage for trucking and public transportation fleets, along with trucking industry independent contractors. The Class A common shares of the Company (which we refer to as “Class A shares”) are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbol “PTVCA” and the Class B common shares of the Company (which we refer to as “Class B shares” and, together with the Class A shares, the “Company common shares”) are traded on the Nasdaq under the trading symbol “PTVCB.” The principal executive offices of the Company are located at 111 Congressional Boulevard, Carmel, Indiana 46032, and its telephone number is (317) 636-9800.
For additional information on the Company and its business, including how to obtain the documents that the Company has filed with the SEC, see the section of this proxy statement titled “Where You Can Find More Information.”
The Progressive Corporation (which we refer to as “Parent” or “Progressive”) is an Ohio corporation. The Progressive insurance organization began business in 1937. Parent, an insurance holding company formed in 1965, currently has insurance and non-insurance subsidiaries and affiliates. Parent’s insurance subsidiaries provide personal and commercial auto insurance, personal residential and commercial property insurance, general liability insurance, and other specialty property-casualty insurance and related services. Parent’s non-insurance subsidiaries generally support its insurance and investment operations. Parent operates throughout the United States. Parent’s auto insurance products protect its customers against losses due to physical damage to their motor vehicles, uninsured and underinsured bodily injury, and liability to others for personal injury or property damage arising out of the use of those vehicles. Parent’s property insurance products protect its customers against losses due to damages to their structure or possessions within the structure, as well as liability for accidents occurring in the structure or on the property.
Parent’s principal executive offices are located at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143 and its telephone number is (440) 461-5000.
Carnation Merger Sub Inc. Merger Sub is as an Indiana corporation and an indirect, wholly owned subsidiary of Parent that will function as the merger subsidiary in the merger. Merger Sub has not carried on any activities on or prior to the date of this proxy statement except for activities incidental to its formation and activities in connection with Parent’s acquisition of the Company. Upon completion of the merger, Merger Sub will merge with and into the Company and will cease to exist.
Merger Sub’s principal executive offices are located at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143 and its telephone number is (440) 461-5000.
The Merger (Page [1])
On February 14, 2021, the Company entered into the merger agreement providing for the merger of Merger Sub with and into the Company with the Company surviving the merger as an indirect, wholly owned subsidiary of Parent. As a result of the merger under Indiana law, the surviving corporation will have all the properties, rights, privileges, powers and franchises of the Company and Merger Sub, and will be subject to all claims, obligations, liabilities, debts and duties of the Company and Merger Sub. The closing of the merger is expected to occur on the third business day after the satisfaction or waiver of the closing conditions set forth in the merger agreement

(other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions), unless otherwise agreed to in writing by the parties; provided that if the closing would occur within ten (10) business days of the end of a fiscal month of Parent, Parent may elect for the closing date to instead be the first business day of the next fiscal month of Parent and the closing conditions will be deemed satisfied if Parent makes such election. The effective time of the merger (which we refer to as the “effective time”) will occur when the articles of merger are duly filed with the Secretary of State of the State of Indiana.
Merger Consideration (Page [2])
At the effective time of the merger, each Company common share issued and outstanding immediately prior to the effective time (other than shares owned by the Company as treasury shares or otherwise or by any subsidiary of the Company and each share owned by Parent, Merger Sub or any other subsidiary of Parent and Company RSAs (which will be treated as described below)) will be canceled and converted into the right to receive $23.30 in cash, without interest and less any required withholding taxes (which we refer to as the “merger consideration”).
The Special Meeting (Page [2])
Time, Place and Purpose of the Special Meeting (Page [81])
The special meeting will be held on [•] [•], 2021, beginning at [•] [a.m.], Eastern Time, in a virtual meeting format only, via live webcast. At the special meeting, holders of Class A shares will be asked to consider and vote on the following proposals:
•	Proposal 1 (the “merger proposal”): to approve the merger agreement, the merger and the other transactions contemplated thereby;
•
Proposal 2 (the “merger-related compensation proposal”): to approve, on a nonbinding advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger as reported on the Merger-Related Compensation table on page [84] of this proxy statement; and

•
Proposal 3 (the “adjournment proposal”): to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient Class A shares represented to constitute a quorum to approve the merger proposal at the special meeting.

Holders of record of Class A shares as of the record date will be entitled to vote on each of the above proposals. Class B shares are not voting shares and do not entitle their holders to vote on any of the above proposals.
Consummation of the merger is conditioned on, among other things, the approval of Proposal 1 above, but is not conditioned on the approval of Proposal 2 or Proposal 3.
Record Date (Page [81])
Only holders of record of Class A shares (which we refer to as the “Company voting shareholders”) at the close of business on [•] [•], 2021, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. As of [•] [•], 2021, the record date for the special meeting, there were [•] Class A shares issued and outstanding entitled to vote.
Quorum (Page [81])
The holders of a majority of Company Class A shares entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting.
Required Vote (Page [81])
The approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the Class A shares entitled to vote; provided that a quorum is present.
The approval of the merger-related compensation proposal requires that more votes be cast in favor of the proposal than against the proposal; provided that a quorum is present.

The approval of the adjournment proposal requires that more votes be cast in favor of the proposal than against the proposal, regardless of whether a quorum is present.
Voting Securities (Page [82])
The entire voting power of the shares of the Company is vested exclusively in the Class A shares. Every holder of Class A shares has one vote for each Class A share standing in its name on the books of the Company on the record date upon all matters to be voted on by the holders of Company voting shareholders. Class B shares have no voting rights except on matters as to which class voting is required by the Indiana Business Corporation Law (“IBCL”). See the section of this proxy statement titled “The Special Meeting—Voting Securities” beginning on page [82] for a description of the voting rights.
If you fail to submit a proxy or to vote in person at the special meeting and you are a record holder, your Class A shares will not be counted as present in person or represented by proxy and entitled to vote for purposes of establishing a quorum or as votes cast at the special meeting. If you sign, date and return your proxy card but do not provide specific voting instructions therein, the shares represented by such proxy will be voted in accordance with the recommendation of the board of directors.
If your Class A shares are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee, as applicable, will not be permitted to vote your Class A shares without instructions from you on any of the proposals, and the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the merger proposal but will not have any effect on the merger-related compensation proposal or the adjournment proposal. You should instruct your bank, broker or other nominee as to how to vote your Class A shares by following the procedures provided by your bank, broker or other nominee. You also will not be able to vote your Class A shares in person at the special meeting or any adjournment thereof unless you obtain a legal proxy form from your broker, bank or other nominee. If your Class A shares are held in “street name” and you do not provide your bank, broker or other nominee with voting instructions, your Class A shares will be treated as “broker non-votes” as described below.
Abstentions and “Broker Non-Votes” (Page [3])
Abstentions and “broker non-votes” (if any) will be counted toward the presence of a quorum at the special meeting but are not considered votes cast.
The approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the Class A shares entitled to vote on the merger proposal, provided a quorum is present. Accordingly, the failure of any shareholder of record to submit a signed proxy card, to grant a proxy electronically over the Internet or by telephone or to vote by ballot at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee (resulting in a “broker non-vote”) will have the same effect as a vote “AGAINST” the merger proposal. Abstentions will also have the same effect as a vote “AGAINST” the merger proposal.
The approval of the merger-related compensation proposal requires that more votes be cast in favor of the proposal than against the proposal; provided that a quorum is present. Accordingly, abstentions and broker non-votes (if any) will have no effect on the outcome of the merger-related compensation proposal.
The approval of the adjournment proposal requires that more votes be cast in favor of the proposal than against the proposal, whether or not a quorum is present. Accordingly, abstentions and broker non-votes (if any) will have no effect on the outcome of the adjournment proposal.
Revocation of Proxies (Page [3])
You may revoke your proxy at any time prior to its exercise at the special meeting by: (i) delivering a written notice revoking your proxy to the Company’s corporate secretary at the address above, which is received prior to your proxy’s exercise at the special meeting; (ii) delivering a new proxy bearing a date after the date of the proxy being revoked prior to your prior proxy’s exercise at the special meeting; or (iii) voting in person at the special meeting.
If your Company Class A shares are held in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke your previously provided voting instructions.

Background of the Merger (Page [18])
A description of the actions that led to the execution of the merger agreement is included under the section of this proxy statement titled “The Merger—Background of the Merger.”
Recommendation of the Company’s Board of Directors (Page [29])
The Company’s board of directors, acting upon the unanimous recommendation of the special committee of the Company’s board of directors (which we refer to as “special committee”), unanimously (1) determined that the plan of merger, the merger agreement, the merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of the Company and its stakeholders (including the Company’s shareholders), (2) adopted the plan of merger, the merger agreement and the merger and approved the other transactions contemplated thereby and (3) declared the advisability and recommended the approval by the Company voting shareholders of the merger agreement, the merger and the other transactions contemplated thereby. Accordingly, the Company’s board of directors unanimously recommends that the company voting shareholders vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal. See the section of this proxy statement titled “The Merger—Protective’s Reasons for the Merger and Recommendation of the Protective’s Board of Directors” beginning on page [29] for the factors considered by the Company’s board of directors in reaching its determination that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of the Company and its stakeholders (including its shareholders).
Opinion of the Company’s Financial Advisor (Page [32])
The special committee retained Piper Sandler & Co. (which we refer to as “Piper Sandler”) to act as financial and strategic advisor to the special committee in connection with the merger.
At the special committee meeting and board of directors meeting, held on February 13, 2021, to consider the approval and adoption of the merger agreement, each of the special committee and the Company’s board of directors received an oral opinion from Piper Sandler, which was confirmed in writing, to the effect that, as of February 13, 2021, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the merger consideration was fair, from a financial point of view, to the holders of Company common shares, other than shares owned by the Company as treasury shares or otherwise or by any subsidiary of the Company and each share owned by Parent, Merger Sub or any other subsidiary of Parent.
The full text of the written opinion of Piper Sandler, dated as of February 13, 2021, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement. The above summary of Piper Sandler’s opinion is qualified in its entirety by reference to the full text of the opinion, which is incorporated herein by reference. You are urged to read Piper Sandler’s opinion carefully and in its entirety. Piper Sandler’s opinion was addressed to, and provided for the information and benefit of, the Company’s board of directors (in its capacity as such) and the special committee (in its capacity as such) in connection with its evaluation of the merger consideration from a financial point of view and did not address any other aspects or implications of the merger. The opinion does not constitute a recommendation to the Company’s board of directors or special committee or to any other persons in respect of the merger, including as to how any holder of Class A shares should vote or act in respect of the merger. Piper Sandler’s opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to engage in the merger.
For further information, see the section entitled “The Merger – Opinion of the Company’s Financial Advisor” beginning on page [32] and Annex B.
Financing (Page [43])
The merger is not conditioned upon the receipt of financing by Parent or Merger Sub. Parent and Merger Sub have represented in the merger agreement that they will have immediately available funds to pay the aggregate merger consideration and the associated costs and expenses to be paid by Parent and Merger Sub and any other amounts payable in connection with the merger agreement, the merger and the transactions contemplated thereby.

Interests of Certain Persons in the Merger (Page [43])
The Company’s executive officers and directors may have interests in the merger that may be different from or in addition to those of the Company shareholders generally. The Company’s board of directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be approved by the shareholders of the Company. As described in more detail below, these interests potentially include:
•
Lapse of Restrictions on Equity Awards. The Company’s executive officers and directors have previously been granted time-based restricted stock awards (“Company RSAs”) under the Company’s equity incentive plan. Company RSAs will vest as described in the merger agreement and become payable in cash in connection with the merger.

•
Individual Agreements. Employment, non-competition, confidentiality, or similar agreements with the executive officers provide for severance payments and benefits if the executive is terminated without cause or resigns for good reason within 120 days prior to a change in control or two (2) years following a change in control or, in the case of Messrs. Goldstein and Schmiedt, if the executive resigns for any reason within two (2) years following a change in control. The severance payments and benefits are as follows:

○
for Mr. Edgecliffe-Johnson, (i) two (2) times the executive’s base salary, (ii) target annual incentive plan (“STIP”) and target long-term incentive plan (“LTIP”) bonuses for the year of termination, (iii) full vesting of equity or other LTIP awards and (iv) continued health benefits under COBRA for twelve (12) months;

○
for Messrs. Barnett and Omidfar, (i) one (1) times the executive’s base salary, (ii) target STIP and target LTIP bonuses for the year of termination, (iii) full vesting of equity or other LTIP awards and (iv) continued health benefits under COBRA for twelve (12) months; and

○
for Messrs. Goldstein and Schmiedt, (i) two (2) times the executive’s base salary, (ii) two (2) years’ holiday bonus, (iii) annual incentive bonus including STIP and LTIP for the year of termination and (iv) continued health benefits under COBRA for twelve (12) months.

•
CEO Good Reason Waiver. In connection with the execution of the merger agreement, Mr. Edgecliffe-Johnson entered into a letter agreement with the Company, under which (i) he agreed to waive his right to resign for “good reason” under certain circumstances for one year following the closing that would have otherwise constituted good reason under his employment agreement, (ii) he may resign during the sixty (60)-day period following the first anniversary of the closing and receive the severance payments and benefits described above and (iii) if there were no LTIP awards granted to him for 2021, the cash severance payment amount would have included an additional $900,000.

•
Treatment of Annual Incentive Awards. With respect to the year in which the closing of the merger occurs, Parent will honor and pay to each employee of the Company and its subsidiaries who is employed as of immediately prior to the closing (each such employee, a “continuing employee”) an annual cash bonus payable pursuant to the STIP no later than the time such annual bonus is due under the STIP and prior to March 15 of the year following the year in which the closing occurs; provided that if a continuing employee, including the executive officers, incurs an involuntary termination other than for cause prior to such payment date, his or her annual bonus will be paid on a pro rata basis based on the level of performance achievement measured in a good faith manner consistent with the Company’s past practice.

•
2021 Long-Term Incentive Awards. The only LTIP award granted with respect to 2021 was made to Mr. Edgecliffe-Johnson in the form of a cash award with a target value of $900,000, and no other executive officers received an LTIP award in 2021. However, solely for purposes of determining each executive officer’s severance payment amount upon a qualifying termination, the Compensation and Human Capital Committee of the Company’s board of directors has approved the following target amounts of deemed LTIP grants with respect to the 2021 fiscal year: Mr. Barnett ($115,500), Mr. Goldstein ($92,500), Mr. Omidfar ($92,500) and Mr. Schmiedt ($92,500).

•
Indemnification and Insurance. The merger agreement requires that the Company continue to provide for certain indemnification arrangements for the Company’s current and former officers and directors (as set forth in the Company’s existing articles of incorporation and code of by-laws) and the continuation of certain director and officer insurance arrangements for the benefit of the Company’s current and former officers and directors for six years after the completion of the transactions.

•
Continuation of Certain Compensation and Benefits. Under the terms of the merger agreement, Parent has agreed to maintain during the period beginning on the closing date of the merger and ending on December 31 of the year in which closing occurs (the “continuation period”), certain levels of compensation and benefits for continuing employees of the Company, including the executive officers.

•
Reimbursement of Certain Expenses. The expense reimbursement agreement requires the Company to reimburse up to $750,000 of certain reimbursement obligations that the Company’s shareholders party to the Voting Agreement, including Mr. Nathan Shapiro (a director of the Company) and certain trusts for which Stephen Gray (a director of the Company) is trustee, have to the offering parties under the Amended and Restated Stockholder Support and Contingent Sale Agreement that certain shareholders of the Company entered into on August 17, 2020 (“A&R SSCSA”), as a result of terminating certain of their obligations under such agreement.

See the section of this proxy statement titled “The Merger— Interests of Certain Persons in the Merger” beginning on page [43] for a more detailed discussion on the interests of the Company’s directors and executive officers in the merger.
The Merger Agreement (Page [51])
Effects of the Merger (Page [51])
At the effective time, each Company common share issued and outstanding immediately prior to the effective time (other than shares owned by the Company as treasury shares or otherwise or by any subsidiary of the Company and each share owned by Parent, Merger Sub or any other subsidiary of Parent and Company RSAs (which will be treated as described below)) will be canceled and converted into the right to receive the merger consideration of $23.30 per Company common share in cash, without interest and less any required withholding taxes.
Treatment of Company Restricted Stock (Page [59])
At the effective time, except as otherwise mutually agreed to between Parent and a holder of a Company RSA, the restrictions on each Company RSA issued and outstanding immediately prior to the effective time will lapse and each Company RSA will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of Company common shares subject to the Company RSA, multiplied by (ii) an amount in cash, without interest, equal to $23.30, plus any cash dividends or cash dividend equivalents accrued on such Company RSA. The surviving corporation will pay that amount through the payroll of the surviving corporation to each holder of a Company RSA, less any required withholding taxes, within three business days following the effective time.
Regulatory Clearances Required for the Merger (Page [48])
Under the merger agreement and the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we refer to as the “HSR Act”), the Company and Parent cannot consummate the merger until the Company and Parent have notified the Department of Justice’s Antitrust Division (which we refer to as the “Antitrust Division”) and the Federal Trade Commission (which we refer to as the “FTC”) of the merger and furnished them with certain information and materials relating to the merger and the applicable waiting period has terminated or expired. The Company and Parent filed their respective HSR Act notifications on March 4, 2021, resulting in a waiting period ending at 11:59 p.m. on April 5, 2021. The Company must also comply with applicable federal and state securities laws and the rules and regulations of the Nasdaq in connection with the filing of this proxy statement with the SEC.
Under the merger agreement, the Company and Parent cannot consummate the merger until the Company and Parent have obtained the required regulatory approval from the Indiana Department of Insurance.

No Solicitation of Takeover Proposals (Page [55])
The merger agreement contains no-solicitation covenants restricting the Company, among other things, from soliciting, knowingly encouraging, inducing or facilitating alternative acquisition proposals from third parties that constitute or are reasonably likely to lead to a takeover proposal. However, prior to the merger agreement being approved by the Company voting shareholders, the Company may engage in discussions with third parties who submit a written acquisition proposal (not resulting from a breach of the foregoing restrictions), that is or is reasonably expected to lead to a “superior proposal” (as defined in the merger agreement). In addition, prior to the merger agreement being approved by the Company voting shareholders, solely if failure to so change its recommendation would be a breach of its fiduciary duties under Indiana law, the Company’s board of directors would be permitted to change its recommendation with respect to the merger in response to the receipt of a superior proposal that did not result from a breach of the no-solicitation covenants and/or terminate the merger agreement to enter into a definitive acquisition agreement with respect to such superior proposal (subject to paying Parent the $13,335,000 termination fee, described below, prior to or substantially concurrently with such termination).
See the section of this proxy statement titled “The Merger Agreement—No Solicitation of Takeover Proposals” beginning on page [6] for more information regarding alternative transactions.
Employee Matters (Page [67])
During the continuation period, Parent will provide each continuing employee with (i) a base salary or hourly base wage rate that is at least equal to the base salary or hourly base wage rate provided to such continuing employee immediately prior to the closing, except as otherwise mutually agreed to between Parent and a continuing employee, (ii) a short-term incentive compensation target opportunity that is at least equal to that provided to such employee immediately prior to the closing and (iii) employee benefits (excluding equity compensation and 401(k) profit sharing contributions) that are no less favorable in the aggregate than those provided to such employee immediately prior to the closing. Parent has also agreed to provide each continuing employee who incurs an involuntary termination of employment other than for cause during the continuation period with severance payments and benefits to which such continuing employee would have been entitled with respect to such termination under any benefit plan disclosed in the Company disclosure letter had such termination occurred immediately prior to the closing.
Conditions to Closing (Page [52])
Consummation of the merger is subject to the satisfaction (or waiver by the Company, Parent or both) of various conditions, including (i) approval of the merger agreement and the merger by the Company voting shareholders; (ii) the receipt and effectiveness of the consents, approvals, authorizations, waivers, filings or notifications with the Indiana Department of Insurance, and the expiration or termination of the applicable waiting periods, together with any extensions thereof, under the HSR Act; (iii) the accuracy of the parties’ respective representations and warranties and the performance of their respective obligations under the merger agreement, subject to certain limitations and qualifications; (iv) the absence of the occurrence of a material adverse effect with respect to the Company between the date of the merger agreement and closing; (v) the absence of any law or order having been enacted that would prevent or prohibit the consummation of the merger by a governmental authority and (vi) certain other customary conditions. There can be no assurance as to whether or when all of the conditions to closing will be satisfied or, where permissible, waived. In addition, there can be no assurance that the requisite regulatory approvals will be received within the time periods contemplated by the merger agreement.
See the section of this proxy statement titled “The Merger Agreement—Conditions to Closing” beginning on page [52] for more information on the conditions to the parties’ respective obligations to consummate the merger.
Termination of the Merger Agreement (Page [62])
The merger agreement may be terminated at any time before the effective time by mutual written consent of the Company and Parent and, subject to certain limitations described in the merger agreement, by either Parent or the Company if any of the following occurs:
•
the merger has not been consummated by the “outside termination date” of November 14, 2021 (which may be extended to February 14, 2022, by either Parent or the Company on November 14, 2021, if on such date all conditions to closing other than the condition relating to the obtaining of required regulatory approvals have been satisfied);

•
a governmental authority has issued a final and nonappealable order, or a law is in effect, that permanently prevents or prohibits the merger; provided that the party seeking termination has complied with its obligations to use reasonable best efforts to obtain governmental approvals and the occurrence of such was not primarily due to the failure of that party to perform its obligations under the merger agreement;

•	the Company voting shareholders do not approve the merger proposal; or
•
there has been a breach by the Company or Parent (subject to a 45-day cure period) of its representations, warranties or covenants and such breach would result in the failure to satisfy the conditions to closing related to representations, warranties or covenants; provided that the party seeking termination is not then in material breach of any of its representations, warranties, covenants or agreements.

The merger agreement may be terminated by Parent if the Company’s board of directors makes an adverse recommendation change or willfully and materially breaches the no-solicitation covenant described above.
In addition, the merger agreement may be terminated by the Company, prior to the merger agreement being approved by the Company voting shareholders, to enter into a definitive acquisition agreement to effect a superior proposal that did not arise from a material breach by the Company of the no-solicitation covenant, subject to the Company paying Parent the $13,335,000 termination fee, described below, prior to or substantially simultaneously with such termination.
See the section of this proxy statement titled “The Merger Agreement—Termination of the Merger Agreement” for more information on the respective termination rights of the parties under the merger agreement.
Termination Fees and Expenses (Page [63])
Generally, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such cost and expense.
In connection with the termination of the merger agreement, the Company would be required to pay a termination fee of $13,335,000 if (i) either the Company or Parent terminates the merger agreement due to (a) the failure to obtain the Company voting shareholders’ consent and prior to the special meeting there was a pending takeover proposal and the Company consummates or enters into a definitive agreement to consummate such takeover proposal within 12 months or (b) the failure to consummate the merger prior to the outside termination date and prior to the outside termination date there was a pending takeover proposal and the Company consummates or enters into a definitive agreement to consummate such takeover proposal within 12 months, (ii) the Company terminates the merger agreement prior to obtaining the Company voting shareholders’ consent to enter into an alternative acquisition agreement with respect to a superior proposal that did not result from a material breach of its no-solicitation obligation or (iii) Parent terminates the merger agreement prior to the receipt of the Company voting shareholders’ vote due to the Company making an adverse recommendation change or the Company willfully and materially breaching its no-solicitation obligation.
Market Price of Company Common Shares (Page [8])
The closing price of Company Class A shares on Nasdaq on February 11, 2021 was $15.58 per share. On [•] [•], 2021 the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price of Company Class A shares on Nasdaq was $[•] per share. You are encouraged to obtain current market quotations for Company common shares in connection with voting your Company common shares.
The closing price of Company Class B shares on Nasdaq on February 11, 2021 was $15.13 per share. On [•] [•], 2021 the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price of Company Class B shares on Nasdaq was $[•] per share.
Appraisal Rights (Page [8])
Under Indiana law, holders of Company common shares are not entitled to dissenters’ rights of appraisal in connection with the merger.

De-listing and De-registration of Company Common Shares (Page [9])
If the merger is consummated, the Company common shares will be de-listed from Nasdaq and de-registered under the Securities Exchange Act of 1934 (which we refer to as the “Exchange Act”). Accordingly, following the consummation of the merger, the Company would no longer file periodic reports with the SEC, on account of the Company common shares.
Voting Agreement (Page [9])
Concurrently with the execution of the merger agreement, certain Company shareholders that are sellers under the A&R SSCSA (which we refer to as “supporting shareholders”) entered into a voting agreement with Parent and the Company (which we refer to as the “voting agreement”), pursuant to which each supporting shareholder agreed, among other things, to appear at the special meeting (or any other meeting of the Company shareholders) and vote or otherwise cause to be voted its Company Class A shares in favor of the adoption of the merger agreement, the merger and other transactions contemplated thereby; and any other action reasonably requested by Parent or the Company’s board of directors in furtherance of the foregoing; and against any takeover proposal (other than the merger and the transactions contemplated by the merger agreement) or superior proposal.
See the section of this proxy statement titled “The Voting Agreement” beginning on page [72] for a more detailed description of the voting agreement. A copy of the voting agreement is also attached as Annex C to this proxy statement.
Expense Reimbursement Agreement (Page [9])
In connection with the execution of the merger agreement and the voting agreement, the Company agreed to reimburse the supporting shareholders for up to $750,000 of certain reimbursement obligations required to be paid by such supporting shareholders to third parties under the A&R SSCSA in connection with such supporting shareholders delivering a transaction notice under the A&R SSCSA, which transaction notice was required in order for the shareholders party to be able to vote in favor of the merger agreement and enter into the voting agreement.
See the section of this proxy statement titled “Expense Reimbursement Agreement” beginning on page [9] for a more detailed description of the voting agreement.
U.S. Federal Income Tax Considerations (Page [9])
The exchange of Company common shares for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder (as defined in the section “U.S. Federal Income Tax Considerations”) who exchanges Company common shares for cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash received (determined before the deduction of any applicable withholding taxes) with respect to such shares and (ii) the shareholder’s adjusted tax basis in such shares. A non-U.S. holder (as defined in the section “U.S. Federal Income Tax Considerations”) generally will not be subject to U.S. federal income tax with respect to the exchange of Company common shares for cash in the merger unless such non-U.S. holder has certain connections to the United States.
Please refer to “U.S. Federal Income Tax Considerations” beginning on page [86] for the definition of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of certain material U.S. federal income tax consequences of the merger. Determining the actual tax consequences to you may be complex and will depend on your specific situation. Accordingly, you should consult your tax advisor to determine the particular tax consequences to you (including the application and effect of any U.S. federal estate or gift tax rules, or any state, local or non-U.S. income and other tax laws) of the merger.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. For more information, please see the section of this proxy statement titled “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.
Q:	Why am I receiving this proxy statement?
A:
The Company, Parent, and Merger Sub, an indirect, wholly owned subsidiary of Parent, have entered into the merger agreement, pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect, wholly owned subsidiary of Parent.

In order to consummate the merger, holders of a majority of the Class A shares must approve the merger proposal. The Company will hold the special meeting to obtain approval of the merger proposal and to consider certain other related matters which are not prerequisites to the consummation of the merger. This proxy statement, which you should read carefully, contains important information about the merger and related transactions and other matters being considered at the special meeting.
Q:	When and where is the special meeting?
A:
The special meeting will take place at [•] [a.m.], Eastern Time, on [•] [•], 2021, in a virtual meeting format only, via live webcast at www.virtualshareholdermeeting.com/PTVCA2021SM. The virtual meeting will provide the same rights of a physical meeting. Shareholders will be able to present questions online during the meeting through www.virtualshareholdermeeting.com/PTVCA2021SM, providing our shareholders with the opportunity for meaningful engagement with the Company. You will not be able to attend the special meeting in person.

Q:	How do I participate in the special meeting?
A:
To participate in the special meeting, you must have your control number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials. You may access the special meeting by visiting www.virtualshareholdermeeting.com/PTVCA2021SM. You will be able to submit questions during the meeting by typing your question into the “ask a question” box on the meeting page. Should you require technical assistance, support will be available by dialing [•] (U.S.) or [•] (International) during the meeting; these telephone numbers will also be displayed on the meeting webpage.

Q:	What if, during the check-in time or during the meeting, I have technical difficulties or trouble accessing the virtual meeting website?
A:
Should you require technical assistance, support will be available by dialing [•] (U.S.) or [•] (International) during the meeting; these telephone numbers will also be displayed on the meeting webpage. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our website, including information on when the meeting will be reconvened.

Q:	What is happening at the special meeting?
A:	At the special meeting, holders of Class A shares will be asked to consider and vote on each of the following proposals:
•	Proposal 1: to approve the merger agreement, the merger and the other transactions contemplated thereby;
•
Proposal 2: to approve, on a nonbinding advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger as reported on the Merger-Related Compensation table on page [84] of this proxy statement; and

•
Proposal 3: to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient Class A shares represented to constitute a quorum to approve Proposal 1 at the special meeting.

Holders of issued and outstanding Class A shares as of the record date will be entitled to vote on each of the above proposals. Class B shares are not voting shares and do not entitle their holders to vote on any of the above proposals.
Consummation of the merger is conditioned on, among other things, the approval of Proposal 1 above, but is not conditioned on the approval of Proposal 2 or Proposal 3.
Q:	Does the Company’s board of directors recommend approval of the proposals?
A:
The Company’s board of directors unanimously, at the unanimous recommendation of the special committee, recommends that the holders of Class A shares vote “FOR” approval of the merger proposal, “FOR” approval of the merger-related compensation proposal and “FOR” approval of the adjournment proposal.

See the section of this proxy statement titled “The Merger—Protective’s Reasons for the Merger and Recommendation of Protective’s Board of Directors” beginning on page [29] for a more complete description of the recommendations of the Company’s board of directors. In considering the recommendations of the Company’s board of directors, you should be aware that the Company’s executive officers and directors may have interests in the merger that are different from, or in addition to, those of the Company’s shareholders generally. See the section of this proxy statement titled “The Merger—Interests of Certain Persons in the Merger” beginning on page [43].
Q:	What will happen in the merger?
A:
If the merger proposal is approved and all other conditions to the merger have been satisfied or waived, Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect, wholly owned subsidiary of Parent.

Q:	What will holders of Company common shares receive in the merger?
A:
Pursuant to the terms of the merger agreement, each Company common share issued and outstanding immediately prior to the effective time (other than Company common shares owned by the Company as treasury shares or otherwise or by any subsidiary of the Company and each share owned by Parent, Merger Sub or any other subsidiary of Parent and Company RSAs (which will be treated as described below)) will be cancelled and converted into the right to receive the merger consideration of $23.30 per share in cash, without interest and less any required withholding taxes.

Q:	How does the merger consideration compare to the closing price of shares prior to the time news of the transaction became public?
A:
The merger consideration represents a premium of 50.3% to the 30-day volume-weighted average stock price of the Company Class A shares and 63.6% to the 30-day volume-weighted average stock price of the Company Class B shares, as of February 11, 2021, and a premium of approximately 49.6% to the closing stock price of the Company Class A shares and 54% to the closing stock price of the Company Class B shares on February 11, 2021, the last trading day before announcement of the merger agreement with Parent.

Q:	What will holders of RSAs receive in the merger?
A:
Pursuant to the terms of the merger agreement, at the effective time, except as otherwise mutually agreed to between Parent and a holder of a Company RSA, the restrictions on each Company RSA issued and outstanding immediately prior to the effective time will lapse, and each Company RSA will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of Company common shares subject to the Company RSA, multiplied by (ii) an amount in cash, without interest, equal to $23.30, plus any cash dividends or cash dividend equivalents accrued on such Company RSA. The Company, as the surviving corporation, will pay that amount through the payroll of the Company to each holder of Company RSA, less any required withholding taxes, within three business days following the effective time.

Q:	Are shareholders able to exercise appraisal rights?
A:
No shareholder of the Company has any dissenters’ rights, appraisal rights or similar rights under Indiana law with respect to the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Q:	When do the parties expect to complete the merger?
A:
The parties expect to complete the merger prior to the end of the third quarter of 2021, although there can be no assurance that the parties will be able to do so. The closing of the merger is subject to customary closing conditions, including receipt of certain required regulatory approvals and approval of holders of Class A shares.

See the section of this proxy statement titled “The Merger Agreement—Conditions to Closing” for more information.
Q:	What happens if the merger is not completed?
A:
If the merger proposal is not approved by the requisite vote of the Company voting shareholders, or the merger is not completed for any other reason, the merger will not occur and the holders of Company common shares will not receive the merger consideration, which is described in greater detail in the section of this proxy statement titled “Summary—The Merger Agreement.” The holders of Company common shares will continue to own the shares owned by them until sold or otherwise disposed by them. The Company will remain an independent public company and the Class A shares and the Class B shares will continue to be registered under the Exchange Act and traded on the Nasdaq. In addition, if the merger agreement is terminated, the Company may be required, under certain circumstances, to pay a termination fee of $13,335,000 to Parent.

Q:	Who will count the votes?
A:	The votes will be counted by the inspector of elections appointed for the special meeting.
Q:	What are the U.S. federal income tax consequences of the merger to holders of shares?
A:
The exchange of Company common shares for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder who exchanges Company common shares for cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash received (determined before the deduction of any applicable withholding taxes) with respect to such shares and (ii) the shareholder’s adjusted tax basis in such shares. A non-U.S. holder generally will not be subject to U.S. federal income tax with respect to the exchange of Company common shares for cash in the merger unless such non-U.S. holder has certain connections to the United States.

YOU SHOULD READ THE SECTION OF THIS PROXY STATEMENT TITLED “U.S. FEDERAL INCOME TAX CONSIDERATIONS” FOR A MORE DETAILED DISCUSSION OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND UPON THE FACTS OF YOUR PARTICULAR SITUATION. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, THE COMPANY STRONGLY URGES YOU TO CONSULT WITH YOUR TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
Q:	Do any of the Company’s directors or officers have interests in the merger that may differ from or be in addition to the interests of the Company shareholders?
A:
Yes. The Company’s executive officers and directors may have interests in the merger that may be different from or in addition to those of the Company shareholders generally. The Company’s board of directors was aware of and considered these interests, among other matters, to the extent such interests existed at the time, in evaluating and negotiating the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be approved by the Company voting shareholders. For a description of the interests of the Company’s executive officers and directors in the merger, see the section of this proxy statement titled “The Merger— Interests of Certain Persons in the Merger” beginning on page [43] for a more detailed discussion on the interests of the Company’s directors and executive officers in the merger.

Q:	What is the required quorum for the special meeting?
A:
The holders of a majority of the Company common shares entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting. Only holders of record of Class A shares as of the record date will be entitled to vote.

Q:	What shareholder vote is required to approve the items to be voted on at the special meeting, including the merger?
A:
The approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the Class A shares entitled to vote on the merger proposal; provided that a quorum is present.

The approval of the merger-related compensation proposal requires that more votes be cast in favor of the proposal than against the proposal; provided that a quorum is present.
The approval of the adjournment proposal requires that more votes be cast in favor of the proposal than against the proposal, regardless of whether a quorum is present.
See the section of this proxy statement titled “Questions and Answers About the Merger and the Special Meeting—Who is entitled to vote at the special meeting?” for a more detailed description.
Q:	What effect do abstentions and “broker non-votes” have on the proposals?
A:	Abstentions and “broker non-votes” (if any) will be counted toward the presence of a quorum at the special meeting but are not considered votes cast.
The affirmative vote of the holders of at least a majority of the Class A shares entitled to vote on the merger proposal will be required, provided a quorum is present, to approve the merger proposal. The approval of the merger-related compensation proposal requires that more votes be cast in favor of the proposal than against the proposal; provided that a quorum is present. The approval of the adjournment proposal requires that more votes be cast in favor of the proposal than against the proposal, whether or not a quorum is present.
The failure of any shareholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote by ballot at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee, will have the same effect as a vote “AGAINST” the merger proposal but will not have any effect on the merger-related compensation proposal or the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” the merger proposal, but will not have any effect on the merger-related compensation proposal or the adjournment proposal.
If your Class A shares are held in street name by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee, as applicable, will not be permitted to vote your Class A shares without instructions from you on any of the proposals, and the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the merger proposal but will not have any effect on the merger-related compensation proposal or the adjournment proposal. You should instruct your bank, brokerage firm or other nominee as to how to vote your Class A shares by following the procedures provided by your bank, brokerage firm or other nominee. You also will not be able to vote your Class A shares in person at the special meeting or any adjournment thereof unless you obtain a legal proxy form from your broker, bank or other nominee.
Q:	Does Parent have the financial resources to complete the merger?
A:
Yes. Parent has informed the Company that it has available, and will continue to have available through and at the closing, immediately available funds that are sufficient to permit Parent to fund the merger consideration and the associated costs and expenses to be paid by Parent or Merger Sub and any other amounts payable by Parent, Merger Sub, the surviving corporation or any of their respective subsidiaries in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement.

Q:	Who is entitled to vote at the special meeting?
A:
Only holders of record of Class A shares, as shown on the Company’s register of members at the close of business on [•] [•], 2021, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

Q:	What do I need to do now?
A:
We urge you to carefully read this proxy statement, including its annexes and the documents incorporated by reference in this proxy statement. You are also encouraged to review the documents referenced under the section of this proxy statement titled “Where You Can Find More Information” and consult with your accounting, legal and tax advisors. Once you have considered all relevant information, we encourage you to vote via the Internet or telephone following the instructions on the enclosed proxy card today. Your vote is important, and due to ongoing delays in the postal system, we are encouraging shareholders to submit their proxies electronically if possible. Alternatively, if you do not have access to a touch-tone telephone or the Internet, please sign, date and return the enclosed proxy card promptly by mail in the postage-paid envelope provided. If you are a beneficial shareholder who holds through a bank, broker or other nominee, please follow the instructions on the enclosed voting instruction form.

Q:	How do I vote my shares?
A:
Shareholder of Record. If your Class A shares are registered directly in your name, then you are considered a shareholder of record of the Company with respect to those shares and this proxy statement and the enclosed proxy card that were sent to you directly by the Company. As a shareholder of record with respect to Class A shares, you may vote via the Internet or telephone following the instructions on the enclosed proxy card today. Due to ongoing delays in the postal system, we are encouraging shareholders to submit their proxies electronically if possible. Alternatively, if you do not have access to a touch-tone telephone or the Internet, please sign, date and return the enclosed proxy card promptly by mail in the postage-paid envelope provided. However, whether or not you plan to attend the special meeting in person, we encourage you to vote your Class A shares in advance to ensure that your vote is represented at the special meeting. Abstentions and “broker non-votes” (if any) will be counted toward the presence of a quorum at the special meeting, as described above under the question titled “What effect do abstentions and ‘broker non-votes’ have on the proposals?”

Beneficial Owner of Shares Held in Street Name. If your Class A shares are held in the name of a bank, broker or other similar organization or nominee, then you are considered a beneficial owner of such shares held for you in what is known as “street name.” If this is the case, this proxy statement has been forwarded to you by your bank, broker or other organization or nominee together with a voting instruction form. You may vote by completing and returning your voting instruction form to your broker. Please review the voting instruction form to see how you can submit your proxy. The organization or nominee holding your account is considered the shareholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to instruct the organization that holds your shares of record how to vote the Class A shares that you beneficially own.
Q:	If my Class A shares are held in “street name,” how do I vote in person at the special meeting?
A:
If you are a beneficial owner of Class A shares held in “street name” rather than a shareholder of record, your broker will not be able to vote your shares without instructions from you on the merger proposal, the merger-related compensation proposal or the adjournment proposal. You should follow the directions provided by your broker on how to vote your Class A shares.

Q:	What do I do if I want to change my vote?
A:
You may revoke your proxy at any time prior to its exercise at the special meeting by: (i) delivering a written notice revoking your proxy to the Company’s corporate secretary at the address above, which is received prior to your proxy’s exercise at the special meeting; (ii) delivering a new proxy bearing a date after the date of the proxy being revoked prior to your prior proxy’s exercise at the special meeting; or (iii) voting in person at the special meeting.

If your Class A shares are held in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke your previously provided voting instructions.

Q:	If I hold my Company common shares in book-entry form, how will I receive payment when the merger occurs?
A:
Each holder of record of one or more book-entry shares whose shares were converted into the right to receive the merger consideration will automatically upon the effective time (or, at any later time at which such book-entry shares will be converted) be entitled to receive, and Parent will cause the paying agent to pay and deliver as promptly as practicable and in any event within three business days after the effective time, the merger consideration such holder is entitled to receive.

Q:	Who will solicit and pay the cost of soliciting proxies?
A:
The Company has engaged Innisfree M&A Incorporated (which we refer to as “Innisfree”) to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Innisfree a fee of approximately $45,000 and reimbursement of certain expenses.

Q:	Who should the Company shareholders contact with any additional questions?
A:	If you have any additional questions about the merger or you would like additional copies of this proxy statement or assistance voting your Company Class A shares, you should contact Innisfree at:
INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll free: (877) 717-3929
Banks and Brokers may call collect: (212) 750-5833
Q:	Where can I find more information about the Company?
A:	You can find more information about the Company in the documents described under the section of this proxy statement titled “Where You Can Find More Information.”

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
Some of the statements in this proxy statement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to future events and financial performance, and Protective may make related oral, forward-looking statements on or following the date hereof. All statements in this proxy statement not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Such statements may also include forward-looking statements both with respect to us in general and the insurance sector specifically, both as to underwriting and investment matters. These statements may also include assumptions about our proposed acquisition by Progressive (including its benefits, results, effects and timing). Statements which include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.
The proposed transaction is subject to risks and uncertainties, including: (A) that Protective and Parent may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed transaction; (C) the inability to complete the proposed transaction due to the failure to obtain Protective shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (D) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (E) risks related to disruption of management’s attention from Protective’s ongoing business operations due to the proposed transaction; (F) the effect of the announcement of the proposed transaction on Protective’s relationships with its clients, operating results and business generally; (G) the outcome of any legal proceedings to the extent initiated against Protective, Progressive or others following the announcement of the proposed transaction; (H) risks related to Progressive’s post-closing integration of Protective’s business and operations; (I) risks related to a downgrading of Protective’s or Progressive’s A.M. Best ratings or other similar financial strength or debt ratings as a result of the announcement or completion of the proposed transaction; (J) the loss or impairment of Protective’s material client or other relationships as a result of the announcement or completion of the proposed transaction; (K) the effects of the COVID-19 pandemic and associated government actions on Protective’s operations and financial performance, as well as Protective’s and Progressive’s management’s response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Protective’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents of Protective on file with the SEC. Any forward-looking statements made in this material are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Protective will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Protective or its business or operations. Except as required by law, the parties undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Additional factors that may affect future results and conditions are described in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov or at the Company’s website at www.protectiveinsurance.com.

PARTIES TO THE MERGER
Protective Insurance Corporation
Protective Insurance Corporation
111 Congressional Boulevard,
Carmel, IN 46032
Protective Insurance Corporation (Nasdaq: PTVCA and PTVCB) serves as the publicly traded holding company for several property-casualty insurance subsidiaries including Protective Insurance Company, Sagamore Insurance Company and Protective Specialty Insurance Company. Through its subsidiaries, Protective provides liability and workers’ compensation coverage for trucking and public transportation fleets, along with trucking industry independent contractors. The Company leverages its “A” (Excellent) A.M. Best rating, expansive licenses and reputation to provide access to the U.S. property and casualty insurance market.
For additional information on Protective and its business, including how to obtain the documents that Protective has filed with the SEC, see the section of this proxy statement titled “Where You Can Find More Information.”
Merger Sub
Carnation Merger Sub Inc.
6300 Wilson Mills Road
Mayfield Village, Ohio 44143
Carnation Merger Sub Inc. is as an Indiana corporation and an indirect, wholly owned subsidiary of Parent that will function as the merger subsidiary in the Merger. Merger Sub has not carried on any activities on or prior to the date of this proxy statement except for activities incidental to its formation and activities in connection with Parent’s acquisition of the Company. Upon completion of the merger, Merger Sub will merge with and into the Company and will cease to exist.
Merger Sub’s principal executive offices are located at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143 and its telephone number is (440) 461-5000.
Progressive
The Progressive Corporation
6300 Wilson Mills Road
Mayfield Village, Ohio 44143
The Progressive Corporation (NYSE: PGR) is an Ohio corporation. The Progressive insurance organization began business in 1937. Parent, an insurance holding company formed in 1965, currently has insurance and non-insurance subsidiaries and affiliates. Parent’s insurance subsidiaries provide personal and commercial auto insurance, personal residential and commercial property insurance, general liability insurance, and other specialty property-casualty insurance and related services. Parent’s non-insurance subsidiaries generally support its insurance and investment operations. Parent operates throughout the United States. Parent’s auto insurance products protect its customers against losses due to physical damage to their motor vehicles, uninsured and underinsured bodily injury, and liability to others for personal injury or property damage arising out of the use of those vehicles. Parent’s property insurance products protect its customers against losses due to damages to their structure or possessions within the structure, as well as liability for accidents occurring in the structure or on the property.
Parent’s principal executive offices are located at 6300 Wilson Mills Road, Mayfield Village, Ohio 44143 and its telephone number is (440) 461-5000.

THE MERGER
This discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is incorporated by reference in its entirety and included in this proxy statement as Annex A. You should read the merger agreement in its entirety because it, and not this proxy statement, is the legal document that governs the merger.
Effects of the Merger
Pursuant to the merger agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation. The Company, as the surviving corporation, will continue in existence as an Indiana corporation and an indirect, wholly owned subsidiary of Parent. As a result of the merger under Indiana law, the surviving corporation will have all the properties, rights, privileges, powers and franchises and will be subject to all claims, obligations, liabilities, debts and duties of the Company and Merger Sub. The closing of the merger is expected to occur on the third business day after the satisfaction or waiver of the closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions), unless otherwise agreed to in writing by the parties; provided that if the closing would occur within ten (10) business days of the end of a fiscal month of Parent, Parent may elect for the closing date to instead be the first business day of the next fiscal month of Parent and the closing conditions will be deemed satisfied if Parent makes such election. The effective time of the merger will occur when the articles of merger are duly filed with and accepted by the Secretary of State of the State of Indiana, or such later time as agreed by the parties and specified in such articles of merger.
Background of the Merger
The Company’s board of directors and senior management periodically review the Company’s operations, financial condition and performance, and long-term strategic plan and objectives, as well as industry conditions, regulatory developments and their impact on the Company’s long-term strategic plan and objectives. During the past two years, the Company’s board of directors has reviewed and considered the current and future industry trends and risks to the Company’s ability to execute its strategic plan as a stand-alone entity. The Company’s board of directors also reviewed with the Company’s senior management a range of strategic alternatives available to it, including potential divestitures, recapitalizations and continuing to execute on the Company’s stand-alone strategy based on management projections.
During the fourth quarter of 2018, the Company’s board of directors authorized the Company’s senior management, in consultation with the Company’s board of directors and a special committee thereof, to consider potential strategic alternatives for the Company, including a sale of the Company. Thereafter, the Company undertook a process to explore a sale of the Company, but the Company’s board of directors determined in February 2019, consistent with the recommendation of the special committee at such time, that it was in the best interests of the Company and its shareholders and other stakeholders to continue to operate as a stand-alone entity in light of the level of interest and potential pricing indications received from potential acquirors of the Company at such time. The Board was also aware that from time to time, certain third parties approached members of the Shapiro family to express interest in acquiring the Shapiro family’s Company common shares in a secondary market transaction.
On April 22, 2020, certain shareholders of the Company (the “selling shareholders”), including Mr. Nathan Shapiro (a director of the Company) and trusts for which Mr. Stephen Gray (a director of the Company) serves as trustee, owning approximately 35% of the Class A Shares filed an amendment to their statement on Schedule 13D disclosing that they had entered into a Stockholder Support and Contingent Sale Agreement, dated as of April 22, 2020 (the “original SSCSA”) with Protective Partners, LLC, Lancer Insurance Company, and Protective Investment Partners, LLC (the “original SSCSA offering parties”). That same day, the original SSCSA offering parties and certain affiliates and owners of the original SSCSA offering parties, including Vincent J. Dowling, Jr. and David P. Delaney, Jr., filed an amendment to their statement on Schedule 13D disclosing they had entered into the original SSCSA. In that filing, Mr. Dowling indicated that he beneficially owned approximately 6.25% of the then-outstanding Class A shares.
Pursuant to the original SSCSA, the selling shareholders agreed, among other things, to sell all Class A shares they held to the original SSCSA offering parties pursuant to either (i) a public tender offer for all of the Company’s outstanding Class A shares (and no Class B Shares) (the “tender offer”) at 85% of the book value of Class A shares (as publicly reported by the Company for the quarter ending March 31, 2020) if certain conditions set forth in the original SSCSA (including the board of directors taking the necessary actions to waive various provisions under applicable Indiana law that protect the interests of the Company’s other shareholders), or (ii) if certain conditions to the requirement to initiate the tender offer were not satisfied, a private sale of the Class A shares held by the selling shareholders (the “alternate sale”) at 50% of the book value of Class A shares, with book value determined in this case to be the lower of book value publicly reported by the Company for the quarter ending March 31, 2020 or any quarter ending prior to the close of the alternate sale.
Pursuant to the original SSCSA, the selling shareholders also agreed that during the term of the original SSCSA, they would not, directly or indirectly, (i) solicit, initiate or engage in any acquisition proposal with respect to the Company, (ii) provide any information to any third party with a view to such third party or any other person pursuing or considering to pursue an acquisition proposal with respect to the Company, (iii) sell, or enter into any agreement to sell, any Class A shares or (iv) solicit, encourage or facilitate, or induce or enter into any negotiation, discussion, agreement or understanding (whether or not in writing) with any person (other than the original SSCSA offering parties) regarding an acquisition proposal with respect to the Company.
On April 24, 2020, the Company’s board of directors met to discuss the original SSCSA and determined to establish a special committee of the Company’s board of directors (the “special committee”), consisting of independent directors and chaired by John Nichols, Jr., chairman of the Company’s board of directors (with Steven J. Bensinger serving as vice chairman of the special committee), to consider and evaluate, and make recommendations to the Company’s board of directors regarding, the original SSCSA and the transactions contemplated thereby, and all matters arising or resulting therefrom or resulting thereto.
From April 24, 2020 through May 13, 2020, the special committee held several meetings to discuss the original SSCSA, including with its legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) and its financial advisor, Piper Sandler & Co. (“Piper Sandler”), and the transactions contemplated thereby. Prior to engaging Piper Sandler on May 12, 2020, members of the special committee discussed engaging an investment bank with insurance-related experience. Piper Sandler was selected based upon a number of factors, including their extensive knowledge of the insurance industry and relevant M&A experience. For additional background, see the section of this proxy statement titled “Information About Piper Sandler.”
During that same period, members of the special committee held discussions with the parties to the original SSCSA to evaluate the transactions contemplated by the original SSCSA. However, the parties to the original SSCSA were not willing to (i) enter into a confidentiality agreement with the Company containing customary standstill limitations, (ii) agree to reimburse the Company for its costs and expenses in responding to inquiries from the original SSCSA offering parties, (iii) respond to certain questions from the special committee, or (iv) provide certain requested information to the special committee regarding the original SSCSA offering parties’ plans for the Company following the potential consummation of the transactions contemplated by the original SSCSA.
At a meeting of the board of directors held on May 5, 2020, in order to, among other reasons, provide the Company, the Company’s board of directors and the special committee sufficient time to review the original SSCSA, the Company’s board of directors adopted amendments to the code of by-laws that would provide that (i) no annual meeting of the Company shareholders may occur sooner than the date that is 335 days after the previous year’s annual meeting, (ii) special meetings of the Company shareholders may only be called by the Company’s board of directors and only for such business as is specified in the notice of any special meeting and may come before such meeting and (iii) the newly amended provisions of the Company’s code of by-laws may only be amended by an affirmative vote of at least two-thirds of the full board of directors of the Company. The Company disclosed such amendments in a Form 8-K filed with the SEC on May 6, 2020.
On May 13, 2020, due to, among other reasons, the lack of engagement from the original SSCSA offering parties, the special committee determined to recommend at the next meeting of the Company’s board of directors that the Company’s board of directors adopt amendments to the code of by-laws that would provide the Company the right to redeem certain shares acquired in a “control share acquisition” (as defined in Indiana Business Corporation Law Section 23-1-42-1, et seq.) in certain circumstances and to provide the Company the right to redeem certain shares held by shareholders who, together with their affiliates, associates and any group of which they are a part, beneficially own more than 10% of the Company’s outstanding Class A shares, subject to certain exceptions (the “redemption by-law amendments”).

At a meeting of the Company’s board of directors held during the morning of May 14, 2020, the special committee delivered its recommendation and, consistent with such recommendation, the Company’s board of directors determined to adopt the redemption by-law amendments. The Company disclosed such amendments in a Form 8-K filed with the SEC the same day.
From May 14, 2020 through June 7, 2020, the special committee continued to attempt to engage the parties to the original SSCSA to propose modifications to the original SSCSA that the special committee believed could potentially result in a transaction that was in the best interests of the Company and its stakeholders.
During that same period, the special committee held meetings on May 22, 2020 and May 29, 2020, where Piper Sandler was in attendance, to discuss the need to prepare projections of the Company’s future financial performance for use in the special committee’s potential exploration of strategic alternatives.
On June 1, 2020, Piper Sandler and selected members of the special committee held a call with certain members of the Company’s senior management and requested management to begin preparing such projections.
On June 5, 2020, at a meeting of the special committee, Piper Sandler presented certain projected financial information provided by management, and the special committee discussed the same. Among other topics, the special committee noted that (i) the tender offer price under the original SSCSA was at a significant discount to the Company’s March 31, 2020 publicly reported book value, the last publicly reported book value at such time, (ii) the transactions would likely perpetuate the Company’s dual class capital stock structure, (iii) no liquidity event was contemplated in the original SSCSA for the holders of Class B shares and (iv) the requested waivers of the Indiana Business Combinations Act and Control Share Acquisition statute would have removed protections in favor of the Company’s shareholders that were not parties to the original SSCSA (and all Class B shareholders) that the special committee determined were likely of significant value to such shareholders.
On June 7, 2020, the Company’s board of directors held a meeting, where the Company’s board of directors discussed the special committee’s role and the board of directors’ desire for the special committee’s mandate to include not just a review of the original SSCSA but also the ability to pursue and evaluate available alternative strategic transactions involving the Company. At that meeting, the Company’s board of directors determined to, among other things, delegate to the special committee the power and authority of the Company’s board of directors to pursue and evaluate available alternative strategic transactions involving the Company. Representatives of Skadden discussed with the Company’s board of directors the legal principles and standards applicable to its evaluation of potential strategic alternative transactions involving the Company.
On June 10, 2020, after the original SSCSA offering parties rejected certain proposed revisions to the original SSCSA that the special committee believed could result in a transaction that would be in the best interests of the Company and its stakeholders, the special committee, among things, determined to recommend at the next meeting of the Company’s board of directors that the board of directors determine that the transactions contemplated by the original SSCSA, including the requested waivers of the Indiana Business Combinations Act and Control Share Acquisition statute contemplated by the original SSCSA, and certain modified potential tender offer terms conveyed by the original SSCSA offering parties to the Company, were not in the best interests of the Company and its stakeholders. The special committee also determined to recommend at the next meeting of the Company’s board of directors that the board of directors should recommend against the tender offer if it were commenced and announce that if the transactions contemplated by the original SSCSA were consummated, the board of directors would expect to take the necessary actions to redeem all or certain of the Class A shares purchased by the original SSCSA offering parties pursuant to the redemption by-law amendments.
On June 12, 2020, at a meeting of the Company’s board of directors, the special committee delivered its recommendations and, consistent with such recommendations, the Company’s board of directors determined, among other things, that the transactions contemplated by the original SSCSA, including the requested waivers of the Indiana Business Combinations Act and Control Share Acquisition statute contemplated by the original SSCSA, and certain modified potential tender offer terms conveyed by the original SSCSA offering parties to the Company, including, among other items, a tender offer for less than all of the Company’s Class A shares, were not in the best interests of the Company and its stakeholders. The Company’s board of directors, consistent with the special committee’s recommendation, determined that it would recommend against the tender offer if it were commenced and that if the transactions contemplated by the original SSCSA were consummated, it expected to take the necessary actions to redeem all or certain of the Class A shares of the Company purchased by the original SSCSA offering parties pursuant to the redemption by-law amendments.

The determination of the board of directors with respect to the original SSCSA, the expansion of the special committee’s mandate and the commencement of the special’s committee’s exploration of the Company’s strategic alternatives were publicly announced by the Company on June 12, 2020.
Following the June 12, 2020 meeting of the Company’s board of directors, representatives of Piper Sandler reviewed with the special committee a range of parties that could be interested in acquiring the Company, including insurance companies and private equity sponsors, and the special committee discussed with Piper Sandler certain other potentially interested parties. At such meeting, the special committee authorized Piper Sandler to contact 10 parties, which group included a range of insurance companies and private equity and other financial sponsors, to gauge their interest in acquiring the Company. Over the course of June and July 2020, the number of parties that Piper Sandler was authorized by the special committee to contact was expanded to 24 potentially interested parties.
Over the course of June, July and August 2020, representatives of Piper Sandler contacted the 24 potentially interested parties that had been identified with the special committee. The first contact with Progressive was on June 25, 2020. Progressive, Party 1, a private equity sponsor, Parties 2 and 3, a joint bidding group comprised of two private equity sponsors, and Party 4, a private equity sponsor, responded positively and requested additional information from Piper Sandler regarding the Company. Each of these potentially interested parties was provided with a customary form of a confidentiality agreement, including customary standstill provisions. Progressive, however, indicated it was not willing to sign a confidentiality agreement or invest resources in pursuing an acquisition of the Company at this juncture unless the Company committed to dealing exclusively with Progressive for a fixed period. In addition, Progressive also indicated that it would need to do more work on evaluating the Company based on public information before committing resources to the due diligence process. Party 1, Parties 2 and 3, and Party 4 each entered into a confidentiality agreement with the Company in July 2020.
During the course of July and August 2020, Piper Sandler and the Company’s senior management team met separately with representatives from Party 1 and Parties 2 and 3 to ascertain their interest in the Company, and provide them with information about the Company.
On July 31, 2020, at the direction of the special committee, Piper Sandler contacted Party 1, Parties 2 and 3 and Party 4 and requested that they submit their initial indications of interest in acquiring the Company by August 13, 2020.
On August 10, 2020, Party 1 provided an initial indication of interest to Piper Sandler to acquire the Company (i) for approximately $18.50 per share, or approximately $266,000,000 in the aggregate, plus (ii) a contingent value right worth up to $3.25 per share, entitling the Company’s shareholders to receive 90% of the net cash proceeds of certain litigation between the Company and a specified third party (the “specified litigation”), subject to a $47,000,000 cap (with net proceeds being reduced by the Company’s costs and expenses of recovery and its assumed tax liability in connection with such recovery), such proposal conditioned on Party 1 being granted a 30-day exclusivity period. Parties 2 and 3 and Party 4 declined to submit an indication of interest and indicated to representatives of Piper Sandler that they had ceased their consideration of a potential transaction involving the Company.
On August 11 and 14, 2020, the special committee met to discuss Party 1’s initial indication of interest, which included presentations from Piper Sandler on the financial aspects of Party 1’s initial indication of interest, including the contingent value right. The special committee determined that it would be prepared to give Party 1 exclusivity for a potential acquisition of the Company for a period of time if it increased the cash component of the consideration offered, and directed Piper Sandler to deliver such message to Party 1.
Thereafter, Piper Sandler informed Party 1 that the consideration contemplated by its indication of interest was inadequate, but that if Party 1 were to submit a revised indication of interest with closing cash equal to the Company’s most recently reported book value adjusted to exclude the effects of the specified litigation plus a contingent value right based on the value attributable to the specified litigation (with specific terms to be negotiated), the special committee would be prepared to grant Party 1 exclusivity with respect to a potential acquisition of the Company for a period of time to be determined.
On August 17, 2020, the selling shareholders filed an amendment to their statement on Schedule 13D announcing that they had entered into an Amended and Restated Stockholder Support and Contingent Sale Agreement, dated as of August 17, 2020 (the “A&R SSCSA”) with Protective Partners, LLC and Protective Investment Partners, LLC (the “revised SSCSA offering parties”). Unlike under the original SSCSA, Lancer Insurance Company was not a party to the A&R SSCSA. That same day, the revised SSCSA offering parties and certain affiliates and owners of the revised SSCSA offering parties, including Vincent J. Dowling, Jr. and David P. Delaney, Jr., filed an amendment to their statement on Schedule 13D announcing they had entered into the A&R SSCSA.
On August 19, 2020, the special committee met to discuss, among other things, the changes to the A&R SSCSA relative to the original SSCSA, including, among other matters, that (i) the purchase price for the tender offer was then equal to $18.30 per share (rather than 85% of the book value of Class A Shares (as publicly reported by the Company for the quarter ending March 31, 2020)), (ii) the tender offer could be for less than all of the Company’s Class A shares if determined by the revised SSCSA offering parties and at least 50% of the selling shareholders and (iii) there were new conditions to the revised SSCSA offering parties’ obligation to commence a tender offer. The A&R SSCSA also included an exception to restrictions on the ability of the selling shareholders to solicit, support or otherwise discuss, negotiate, or engage in communications with any person with respect to an alternative acquisition proposal with respect to the Company if (i) such alternative acquisition proposal was made by a third party (who was not a Company shareholder or affiliate thereof) on arm’s length terms, (ii) the selling shareholders believed in good faith that it would be beneficial to their interests and to the interests of the other equity owners of the Company to take the actions otherwise prohibited by the non-solicit prohibitions in the A&R SSCSA in respect of such proposal, (iii) the selling shareholders delivered a notice to the revised SSCSA offering parties of such fact (the “transaction notice”), (iv) the selling shareholders paid the revised SSCSA offering parties the “reimbursement payment” (as defined in the A&R SSCSA) concurrently with delivery of the transaction notice and (v) the selling shareholders made a payment to the revised SSCSA offering parties at the closing of such alternative acquisition proposal, depending on the final acquisition consideration for such alternative acquisition proposal (a “substitute acquisition”) reflecting a waterfall allocating proceeds received by the selling shareholders pursuant to such substitute acquisition in respect of the selling shareholders’ Class A shares of the Company. Such waterfall provided that the selling shareholders would retain the first $14.30 per share, the revised SSCSA offering parties would be paid the amount per share between $14.30 per share and $19.30 per share, the selling shareholders would retain the amount per share between $19.30 per share and $24.30 per share, and the selling shareholders and revised SSCSA offering parties would each receive 50% of any proceeds in excess of $24.30 per share. The “reimbursement payment” under the A&R SSCSA was defined in the A&R SSCSA as an amount equal to 50% of all legal fees and expenses incurred by the revised SSCSA offering parties in relation to the original SSCSA and the A&R SSCSA. The parties to the A&R SSCSA also extended the outside date under that agreement from September 30, 2020 to September 30, 2022.
At that same meeting, the special committee discussed that (i) the amendments reflected in the A&R SSCSA did not change its view that the A&R SSCSA and the transactions contemplated thereby were not in the best interests of the Company and its stakeholders, (ii) while it desired to engage in discussions with the selling shareholders regarding a potential transaction involving the Company (other than one contemplated by the A&R SSCSA), it believed the selling shareholders were limited in their ability to respond to the Company in light of the restrictions under the A&R SSCSA, and (iii) based on the waterfall in the A&R SSCSA, a substitute acquisition would have to provide for a price per share of $23.30 if such substitute acquisition were to result in equal proceeds payable to the selling shareholders in respect of their Class A shares of the Company relative to the $18.30 price per Class A share in the possible tender offer contemplated by the A&R SSCSA, which might be relevant to the selling shareholders in the event the special committee were to identify a sale transaction that was in the best interests of the Company and its stakeholders if the counterparty thereto was not willing to proceed without the support of the selling shareholders.
At that same meeting, representatives of Piper Sandler informed the special committee that Party 1 had orally communicated to Piper Sandler that Party 1 was willing to increase the closing date cash component of its proposal to $19.00 per share, in addition to the same contingent value right previously proposed by Party 1. The special committee instructed Piper Sandler to inform Party 1 that the consideration contemplated by its revised proposal was inadequate, and that unless Party 1 submitted an indication of interest providing for cash consideration payable at closing equal to the Company’s most recently reported book value adjusted to exclude the effects of the specified litigation plus a contingent value right based on the value attributable to the specified litigation (with specific terms to be negotiated), the special committee expected to broaden the scope of its exploration of strategic alternatives and would not be in a position to grant exclusivity to Party 1.

Also at that meeting, Piper Sandler informed the special committee that representatives of Progressive had indicated it would be willing to explore a potential transaction involving the Company and undertake due diligence in relation thereto, but would not be willing to do so solely based on public information and would require access to the virtual data room established by the Company.
On August 23, 2020, the Company’s board of directors met to discuss, among other things, the A&R SSCSA and the transactions contemplated thereby, including that the extension of the “outside date” under the A&R SSCSA and its effect of potentially prolonging the uncertainty facing the Company and the continued detrimental effect on the business and operations of the Company. The Company’s board of directors also discussed that (i) the parties to the A&R SSCSA had not, prior to its public filing, provided the Company, the Company’s board of directors or the special committee with a copy of the A&R SSCSA or engaged in any discussion regarding the subject matter thereof, (ii) the tender offer price under the A&R SSCSA was at a significant discount to the Company’s June 30, 2020 publicly reported book value, the last publicly reported book value at such time, (iii) the transactions would likely perpetuate the Company’s dual class capital stock structure, (iv) no liquidity event was contemplated in the A&R SSCSA for the holders of Class B shares and (iv) the requested waivers of the Indiana Business Combinations Act and Control Share Acquisition statute would have removed protections in favor of the Company’s shareholders that were not parties to the A&R SSCSA (and all Class B shareholders). Acting in accordance with the recommendation of the special committee, the Company’s board of directors then determined that the transactions contemplated by the A&R SSCSA were not in the best interests of the Company and its stakeholders.
On August 30, 2020, Party 1 submitted a revised indication of interest, which (i) increased the closing date cash consideration to $20.00 per share, (ii) replaced the previously proposed contingent value right with a contingent value right that could pay up to $2.54 per share, payable based on 90% of the net proceeds from the specified litigation in excess of the recovery necessary to ensure that the impact of such litigation on the balance sheet of the Company was no greater than a specified figure, (iii) required that the Company not declare any dividends between signing and closing of a transaction, (iv) added references to closing conditions for financing, rating agency confirmation, and continued employment of certain members of senior management, and (v) indicated that Party 1 was not willing to sign a definitive agreement to acquire the Company unless shareholders beneficially owning a majority of the Company’s outstanding Class A shares delivered a voting agreement in connection with the signing of the transaction.
On September 1, 2020, the special committee met to discuss, among other things, Party 1’s revised indication of interest. The special committee determined that it did not expect to be able to recommend such a proposal to the Company’s board of directors for various reasons, including that the consideration proposed by Party 1 was inadequate and the revised proposal included an unacceptable level of uncertainty due to the proposed closing conditions, and that Party 1’s proposal was not in the best interests of the Company and its stakeholders. The special committee instructed Piper Sandler to convey the same to representatives of Party 1.
On September 7, 2020, Party 1 submitted a further revised indication of interest, which (i) decreased the closing date cash consideration to $19.00 per share, (ii) replaced the previously proposed contingent value right with a contingent value right that could pay up to $3.22 per share, payable based on 90% of the net proceeds from the specified litigation in excess of the recovery necessary to ensure that the impact of such litigation on the balance sheet of the company was no greater than a specified figure, (iii) permitted quarterly dividends of up to $0.10 per quarter subject to certain financial criteria, (iv) eliminated the financing condition in favor of an equity commitment letter for the entire closing date cash consideration amount being contemplated to be delivered at signing, replaced the condition related to continued employment of certain members of management with a signing condition of employment agreements with such individuals, and retained the rating agency condition, (v) included a $15 million termination fee payable by the Company under certain circumstances, and (vi) indicated that Party 1 was not willing to sign a definitive agreement to acquire the Company unless voting agreements were delivered from either (A) holders of at least a majority of the Company’s Class A shares in favor of the transaction or (B) all of the selling shareholders and other holders of Class A shares representing at least 40% of the Company’s outstanding Class A shares, along with holders of a majority of Class A shares agreeing not to vote in favor of (and to vote against) any alternative transaction for 18 months after signing.

Following receipt of Party 1’s revised proposal, the special committee discussed Party 1’s revised proposal, and instructed Piper Sandler to inform Party 1 that the revised proposal did not meet the special committee’s expectations, and that the special committee believed Party 1’s proposal would not gain support from the Company’s board of directors or the selling shareholders unless the consideration was all cash and was at or near the Company’s book value per share.
On September 24, 2020, representatives of Piper Sandler spoke with representatives from Party 1 and delivered the foregoing message. The representatives from Party 1 stated that Party 1 was not willing to further revise the terms reflected in its latest indication of interest, and if such terms were not acceptable to the special committee, it intended to cease its pursuit of a transaction involving the Company. At the direction of the special committee, representatives of Piper Sandler relayed to Party 1 that the special committee did not find Party 1’s revised terms acceptable, and accordingly, Party 1 and the special committee determined to cease discussions regarding a potential transaction involving the Company.
On October 5, 2020, the Company entered into a confidentiality agreement with a subsidiary of Progressive, which included a standstill provision an exclusivity provision until November 1, 2020.
On October 7, 2020, Progressive was granted access to a virtual data room containing certain confidential information requested by Progressive and established by the Company and the Company’s management team.
From October 7, 2020 through the execution of the merger agreement, representatives of the Company and Progressive had numerous meetings with respect to Progressive’s due diligence investigation of the Company.
On October 9, 2020, a representative from Party 5, a specialty insurance company, contacted Mr. Nichols to indicate that it was interested in acquiring the Company. Representatives of Party 5 also indicated to Piper Sandler that Party 5 was primarily interested in acquiring only one of the Company’s businesses rather than the Company as a whole. During the month of November, Mr. Nichols had a general discussion with representatives of Party 5 regarding the special committee’s exploration of strategic alternatives.
On November 25, 2020, Progressive indicated to representatives of Piper Sandler on a non-binding verbal basis that Progressive was interested in acquiring all of the outstanding Company common shares for $20.25 per share in cash (assuming acceleration and payout of all unvested restricted stock awards based on the same price per share).
On November 27, 2020, the special committee met to discuss such non-binding verbal indication of interest. Representatives of Skadden discussed with the special committee the legal principles and standards applicable to its consideration of the Progressive proposal. Representatives of Piper Sandler also provided a detailed summary of Progressive’s due diligence investigation to date and its non-binding verbal expression of interest, and shared that Progressive had complimented the Company’s management and employee base, expressed a commitment to maintaining a significant presence in Carmel, Indiana, and that Progressive believed that the transaction reflected in its proposal was in the best interests of the Company and all its stakeholders, including the Company’s customers, agents and employees.
On November 30, 2020, Progressive submitted a written non-binding proposal to Piper Sandler to acquire the Company’s Class A shares and Class B shares (on a fully-diluted basis) at a purchase price of $20.25 per share, and indicated to representatives of Piper Sandler that it would not be willing to continue conducting diligence and pursuing a potential acquisition of the Company unless the Company agreed to continue its discussions of such a transaction exclusively with Progressive. The written proposal also indicated that Progressive was not willing to enter into a definitive agreement with the Company unless the selling shareholders concurrently signed voting and support agreements in favor of the transaction with Progressive. Members of the special committee instructed representatives of Piper Sandler to ascertain whether Progressive would be willing to pursue an acquisition of the Company for a price per share that was at or near the Company’s book value per share, and to indicate that if Progressive were willing to submit a revised written indication of interest at such an indicative price, the special committee would be willing to agree to a 60-day exclusivity period but that such willingness to proceed on that basis was not an indication that such price per share was adequate.
On December 1, 2020, a representative of Party 5 contacted Mr. Nichols to state that Party 5 had interest in potentially acquiring the Company and would like to conduct due diligence. On December 1, 2020, a customary form of confidentiality agreement was sent to Party 5. On December 3, 2020. Mr. Nichols contacted a representative of Party 5 to ascertain the status of the draft confidentiality agreement, but Party 5 did not respond further.

On December 14, 2020, Progressive submitted to representatives of Piper Sandler a revised written non-binding proposal to acquire all of the outstanding Company common shares for a price of $23.00 per share in cash (on a fully diluted basis). The proposal noted that the per share consideration assumed Progressive’s satisfaction with further review of the specified litigation.
On December 18, 2020, the special committee met to discuss Progressive’s revised proposal. After discussion, the special committee instructed Piper Sandler to inform the representatives of Progressive that the special committee was not prepared to bring Progressive’s request for exclusivity for consideration by the Company’s board of directors, or recommend that it be granted, on the basis of a proposal that contained a diligence condition related to the specified litigation, and to ask Progressive whether it would be willing to use shares of Progressive as consideration and to structure the transaction in a manner that would be tax-free to the Company’s U.S. shareholders for U.S. federal income tax purposes.
Shortly thereafter, representatives of Piper Sandler delivered the foregoing message to representatives of Progressive. As part of such discussions, Progressive indicated to Piper Sandler that Progressive was focused on acquiring the Company for all cash.
On December 22, 2020, Progressive submitted to representatives of Piper Sandler a revised written non-binding proposal to acquire all of the Company’s outstanding common shares for a price of $22.40 per share in cash (on a fully diluted basis), which reflected a reduction from its prior $23.00 per share proposal. The December 22, 2020 proposal from Progressive did not include a diligence contingency regarding the specified litigation that Progressive had included in their previous proposal.
On December 23, 2020, the special committee met to discuss Progressive’s revised proposal. Representatives of Piper Sandler explained that Progressive’s reduction in its proposed purchase price reflected Progressive’s views on valuation in light of the removal of the diligence contingency related to the specified litigation that Progressive had included in its previous proposal. Representatives of Piper Sandler also informed the special committee that Progressive was not interested in using shares of Progressive as merger consideration. The special committee determined that continuing to pursue a transaction with Progressive was in the best interests of the Company and its stakeholders, and that the Committee should inform the Company’s board of directors of Progressive’s non-binding proposal at an upcoming meeting of the Company’s board of directors.
Also at that meeting, the special committee discussed entering into a nomination and standstill agreement with certain of the selling shareholders so that, among other reasons, the Committee could continue to pursue a transaction with Progressive in an orderly manner.
On December 27, 2020, the Company’s board of directors met to discuss, among other things, the special committee’s efforts in pursuing a potential strategic alternative transaction involving the Company. Members of the special committee informed the Company’s board of directors that it had received a proposal from a credible strategic buyer to acquire the Company’s outstanding common shares for a price of $22.40 per share in cash. The Company’s board of directors then authorized the Company to enter into a 60-day exclusivity agreement with Progressive and to deliver a nomination and standstill agreement to representatives of the selling shareholders. Following such meeting, the form of nomination and standstill agreement was sent to representatives of the selling shareholders.
On December 29, 2020, the Nominating and Governance Committee of the Company’s board of directors met to discuss, among other things, the A&R SSCSA and the failure of the selling shareholders to engage with the Company with respect to the proposed nomination and standstill agreement. At such meeting, the Nominating and Governance Committee determined to recommend at the next meeting of the Company’s board of directors that the board of directors should take the necessary actions under applicable Indiana law to classify the Company’s board of directors into three classes, and to appoint the Company’s then-current directors to each class in a specified manner.
On January 3, 2021, the Company’s board of directors met and discussed, among other things, that the selling shareholders had not substantively engaged with the Company in respect of the proposed nomination and standstill agreement. The Company’s board of directors then determined that it was advisable and in the best interests of the Company and its stakeholders to take the necessary steps under applicable Indiana law, including amending the Company’s code of by-laws, to classify the Company’s board of directors into three classes, and to appoint Stephen J. Gray, Nathan Shapiro, and Robert Shapiro as Class I directors, Stuart D. Bilton, Otto N.

Frenzel IV, Loriann V. Lowery-Biggers, and James A. Porcari III as Class II directors, and Steven J. Bensinger, Jeremy D. Edgecliffe-Johnson, David W. Michelson, and John D. Nichols, Jr. as Class III directors. The Company disclosed such amendments in a Form 8-K filed with the SEC on January 4. 2021.
On January 8, 2021, the Company and Progressive entered into an exclusivity agreement providing that the Company would not solicit a potential strategic transaction involving the Company with any person other than Progressive for 60 days.
During the period from January 8, 2021 through February 11, 2021, Progressive conducted additional extensive diligence on the Company, and the Company’s management had numerous detailed diligence sessions with representatives from Progressive.
On January 13, 2021, representatives of Skadden sent an initial draft of the merger agreement to representatives of Baker & Hostetler LLP (“Baker”), Progressive’s legal counsel.
On January 24, 2021, representatives of Skadden sent an initial draft of a form of voting and support agreement to representatives of Baker, the terms of which the parties continued to negotiate, exchanging drafts prior to the execution of the voting and support agreement (the “voting agreement”) on February 14, 2021.
On January 27, 2021, representatives of Skadden participated in a teleconference with representatives of Baker to discuss the terms of the merger agreement.
On January 29, 2021, representatives of Baker sent a revised draft of the merger agreement to representatives of Skadden. Baker’s revised draft provided, among other things, that the Company would be prohibited from paying quarterly dividends after signing, revised the standards related to the efforts required from Progressive with respect to obtaining regulatory approvals, provided for a shorter outside date of the agreement, provided for a termination fee equal to 4.5% of the Company’s implied equity value based on the merger consideration, and included additional events that would trigger the Company’s obligation to pay the termination fee.
On February 1, 2021, after discussing the material issues raised by the Baker draft of the merger agreement with Messrs. Nichols and Bensinger (the chairman and vice chairman of the special committee, respectively) and representatives of the Company’s senior management, representatives of Skadden sent a revised draft of the merger agreement to representatives of Baker.
On February 5, 2021, representatives of Baker sent a revised draft of the merger agreement to representatives of Skadden that, among other things, while including some incremental changes (including by providing that the Company’s unvested equity awards would not accelerate at closing), reverted to prior positions on certain material issues, including providing that the Company would be prohibited from paying quarterly dividends after signing, revising the standards related to the efforts required from Progressive with respect to obtaining regulatory approvals, providing for a shorter outside date of the agreement, providing for a termination fee equal to 4.5% of the Company’s implied equity value based on the merger consideration, and including additional events that would trigger the Company’s obligation to pay the termination fee.
That same day, the special committee met to discuss the revised merger agreement, and also discussed that it was unlikely that the selling shareholders would be willing to take the actions required under the A&R SSCSA to support any substitute acquisition unless (i) the Company were willing to reimburse the selling shareholders’ for their obligation to pay the reimbursement payment to the revised SSCSA offering parties and (ii) the price per share of Company common shares in an acquisition of the Company was at least $23.30. Representatives of Skadden reminded the special committee that Progressive indicated it would be unwilling to execute the merger agreement unless such selling shareholders delivered such a voting and support agreement. The special committee determined that the Company should prepare and negotiate with Progressive a form of agreement between the Company and the selling shareholders providing for the reimbursement of such expenses of the selling shareholders, subject to a cap to be determined, so that the Company could, if the Company were able to negotiate a transaction with Progressive that the board of directors determined to be in the best interests of the Company and its stakeholders, but which Progressive would not enter into without a voting and support agreement from the selling shareholders, provide the selling shareholders with a form of the merger agreement, voting agreement and expense reimbursement agreement along with a request for the selling shareholders to take the necessary steps under the A&R SSCSA to support a transaction with Progressive. The special committee then instructed Piper Sandler to inform Progressive that the special committee did not believe the selling shareholders would support a transaction with Progressive unless it resulted in at least the same consideration payable to the selling shareholders, after giving effect to the waterfall applicable to substitute acquisitions set forth in the A&R SSCSA, in respect of the selling shareholders’ Class A shares as the tender offer contemplated by the A&R SSCSA.
Shortly thereafter, representatives of Piper Sandler delivered the foregoing message to representatives of Progressive.
On February 6, 2021, Skadden delivered an initial draft of a form of expense reimbursement agreement to Baker, the terms of which the parties continued to negotiate, exchanging drafts prior to the execution of the expense reimbursement agreement on February 14, 2021.
On February 7, 2021, representatives of Skadden participated in a teleconference with representatives of Baker to discuss issues identified by Skadden in Baker’s revised draft of the merger agreement, including, among other items, the price per share proposed by Progressive, Progressive’s proposal that the Company not be permitted to pay regular quarterly dividends during the period between signing and closing, the treatment of the Company’s equity awards, the standards related to the efforts required from Progressive with respect to obtaining regulatory approvals (including the definition of “burdensome condition”), the scope of termination events that would trigger the payment of a termination fee by the Company, the size of the termination fee payable by the Company under certain circumstances, the terms of Progressive’s employee benefit covenants following the closing, and the size of the cap on the Company’s expense reimbursement obligation to the selling shareholders.
On February 9, 2021, representatives of Skadden sent a revised merger agreement to representatives of Baker.
On February 11, 2021, Messrs. Nichols and Bensinger and representatives from Skadden engaged in negotiations with Messrs. Raeth and Barbagallo from Progressive and representatives from Baker, resolving all but the price per share. During such negotiations, the representatives from Progressive initially expressed that there were several open items that were still under consideration in their internal discussions, and that they were not able to offer a price per share that was at the level that the special committee could support. Among those items, the representatives of Progressive mentioned the costs associated with certain severance rights in Mr. Edgecliffe-Johnson’s existing employment agreement (and the fact that the transaction could trigger his ability to collect severance should he choose to leave the Company) were a barrier to any further increase in the price per share that Progressive was prepared to offer. Mr. Nichols called Mr. Edgecliffe-Johnson to request that he waive, for one year, certain “good reason” and other rights to which he could be entitled under his employment agreement in connection with a potential sale of the Company. Mr. Edgecliffe-Johnson agreed to do so if this would result in an increase in the price per share offered by Progressive to a level that the Company’s board of directors could support. As part of the negotiations with the representatives from Progressive, Mr. Edgecliffe-Johnson’s willingness to waive certain of his rights under his employment agreement for a period of one year after the closing of a transaction was offered to Progressive contingent on Progressive’s best and final offer being at a level the Company’s board of directors could support. Also as part of these negotiations, Messrs. Raeth and Barbagallo indicated that, should Progressive make a final offer at the level being sought, it would require that the Company agree that the termination fee be $13,335,000 and that the scope of the termination events that would trigger the termination fee by the Company would need to reflect Progressive’s position (although Progressive would agree to a longer outside date).
On the evening of February 12, 2021, representatives of Progressive contacted representatives of Piper Sandler and Mr. Nichols to increase Progressive’s offer price to $23.30 per share of Company common shares, and indicated that this was Progressive’s best and final offer. Representatives of Progressive also reiterated that it would require the voting agreement from the selling shareholders under the A&R SSCSA and would not be willing to negotiate with them on the offer price or terms of the merger agreement.
During the period from February 9, 2021 to February 13, 2021, representatives of Skadden continued to revise the terms and conditions of the merger agreement, voting and support agreement and form of expense reimbursement agreement and exchange drafts with Baker reflecting the negotiations between the parties.
The special committee held a special meeting during the morning of February 13, 2021. Representatives of Skadden and Barrett McNagny LLP (“Barrett”), the Company’s Indiana legal counsel, discussed with the special committee the legal principles and standards applicable to its consideration of the proposed transaction. Representatives of Skadden also reviewed the terms and conditions set forth in the proposed merger agreement, including, among other things, the parties’ respective termination rights (including the Company’s right to terminate the agreement if the Company’s board of directors in the exercise of its fiduciary duties, determines to enter into a transaction in respect of a superior proposal), the termination fee and other amounts payable in connection with certain termination events under the proposed merger agreement, the obligations of the parties to obtain applicable regulatory approvals, the definition of a “Company material adverse effect” and the applicable closing conditions. Representatives of Skadden also reviewed with the special committee the terms and conditions of the voting and support agreement and expense reimbursement agreement to be entered into by the selling shareholders, noting that those agreements would need to be finalized with the selling shareholders before the Company entered into the merger agreement. Representatives of Piper Sandler then reviewed with the special committee Piper Sandler’s financial analysis of the merger consideration, as more fully described below under the heading “—Opinion of the Company’s Financial Advisor,” and rendered to the special committee its oral opinion that, as of that date and based on and subject to various assumptions, matters considered and limitations described in the opinion, the merger consideration was fair, from a financial point of view, to the holders of Company common shares, other than shares owned by the Company and its subsidiaries or Progressive and its subsidiaries (and such opinion was subsequently confirmed in writing by Piper Sandler on February 13, 2021). After discussion, and in light of the special committee’s review and consideration of the factors described under “—Protective’s Reasons for the Merger; Recommendation of Protective’s Board of Directors,” the special committee unanimously determined that the merger agreement, the merger and the other transactions contemplated thereby were fair to, advisable and in the best interests of the Company and its stakeholders (including its shareholders), and, subject to finalization of transaction documentation consistent with the terms presented to the special committee, the special committee unanimously determined to recommend at the next meeting of the Company’s board of directors that the board of directors adopt the merger agreement and the merger and approve the transactions contemplated thereby and recommend the approval by the Company Class A shareholders of the merger agreement, the merger and the other transactions contemplated thereby.
The Company’s board of directors held a special meeting during the evening of February 13, 2021. Representatives of Skadden and Barrett discussed with the Company’s board of directors the legal principles and standards applicable to its consideration of the proposed transaction. Representatives of Skadden also reviewed the terms and conditions set forth in the proposed merger agreement, including, among other things, the parties’ respective termination rights (including the Company’s right to terminate the agreement if the Company’s board of directors in the exercise of its fiduciary duties, determines to enter into a transaction in respect of a superior proposal), the termination fee and other amounts payable in connection with certain termination events under the proposed merger agreement, the obligations of the parties to obtain applicable regulatory approvals, the definition of a “Company material adverse effect” and the applicable closing conditions. Representatives of Skadden also reviewed with the Company’s board of directors the terms and conditions of the voting agreement and expense reimbursement agreement to be entered into by the selling shareholders, noting that those agreements would need to be finalized with the selling shareholders before the Company entered into the merger agreement. Representatives of Piper Sandler then reviewed with the Company’s board of directors Piper Sandler’s financial analysis of the merger consideration, as more fully described below under the heading “—Opinion of the Company’s Financial Advisor,” and rendered to the Company’s board of directors its oral opinion that, as of that date and based on and subject to various assumptions, matters considered and limitations described in the opinion, the merger consideration was fair, from a financial point of view, to the holders of Company common shares, other than shares owned by the Company and its subsidiaries or Progressive and its subsidiaries (and such opinion was subsequently confirmed in writing by Piper Sandler on February 13, 2021). The special committee also delivered its recommendation as described in the preceding paragraph. After discussion, and in light of the Company’s board of directors’ review and consideration of the factors described under “—Protective’s Reasons for the Merger; Recommendation of Protective’s Board of Directors,” the Company’s board of directors unanimously determined that the merger agreement, the merger and the other transactions contemplated thereby were fair to, advisable and in the best interests of the Company and its stakeholders (including its shareholders), and, subject to finalization of transaction documentation consistent with the terms presented to the Company’s board of directors, the Company’s board of directors unanimously determined to adopt the merger agreement and the merger and approve the transactions contemplated thereby and recommend that the Company Class A shareholders approve the merger agreement, the merger and the other transactions contemplated thereby. The Company’s board of directors approved the merger agreement and the related transaction documents and the transactions contemplated by such documents and authorized certain officers of the Company to execute on behalf of the Company the merger agreement and the related transaction documents.

On February 13, 2021, representatives of Skadden delivered to representatives of Sidley Austin LLP (“Sidley”), counsel to the selling shareholders, drafts of the expense reimbursement agreement and the voting agreement and a copy of the form of merger agreement.
On or prior to February 14, 2021, the selling shareholders delivered the notice required under the A&R SSCSA, enabling the selling shareholders to enter into the voting and support agreement.
Skadden, Baker and Sidley negotiated the terms of the expense reimbursement agreement and the voting agreement through the execution of those documents on February 14, 2021.
On February 14, 2021, following the completion of definitive transaction documentation during the course of the day on February 14, 2021, the Company, Progressive and Merger Sub entered into the merger agreement, and the Company, Progressive and the selling shareholders entered into the voting agreement, and the Company and the selling shareholders entered into the expense reimbursement agreement.
The Company and Progressive issued a joint press release prior to the opening of trading markets on February 16, 2021, announcing the transaction.
The Company and Parent filed their respective HSR Act notifications on March 4, 2021, resulting in a waiting period ending at 11:59 p.m. on April 5, 2021.
Protective’s Reasons for the Merger and Recommendation of Protective’s Board of Directors
The Company’s board of directors has unanimously (1) determined that the plan of merger, the merger agreement, the merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of the Company and its stakeholders (including the Company’s shareholders), (2) adopted the plan of merger, the merger agreement and the merger and approved the other transactions contemplated thereby and (3) declared the advisability and recommended the approval by the Company voting shareholders of the merger agreement, the merger and the other transactions contemplated thereby. Accordingly, the Company’s board of directors unanimously recommends that the Company shareholders vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.
Positive Factors Relating to the Merger
As described in the section of this proxy statement titled “The Merger—Background of the Merger,” the Company’s board of directors, prior to and in reaching its determination at its meeting on February 13, 2021 that the merger, on the terms and subject to the conditions set forth in the merger agreement, is in the best interests of the Company and its shareholders and other stakeholders, consulted with the Company’s management, financial advisor and outside legal counsel and considered a variety of potentially positive factors relating to the merger, including, but not limited to, the following:
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the fact that the $23.30 per share all-cash consideration will provide certainty of value and liquidity to all Company shareholders on an equal basis, enabling them to realize value that had been created at the Company in recent years, while eliminating long-term business, litigation and execution risk and the risk that the holders of a significant portion of the Company’s Class A shares could (x) seek to sell control of the Company to a third party without sharing the control premium with, or providing liquidity to, the Company’s other shareholders and/or (y) seek to nominate and elect an alternative slate of directors with the intent of eventually causing the Company to waive certain provisions of Indiana law that protect the Company’s other shareholders and approving the transactions that were contemplated by the A&R SSCSA;

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that the per share merger consideration of $23.30 in cash represents a 49.4% premium to the 30-day volume-weighted average share price of the Company’s Class A shares as of February 12, 2021, and a premium of 43.4% to the closing share price of the Company’s Class A shares on February 12, 2021, the last trading day prior to announcing the transaction;

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that the per share merger consideration of $23.30 in cash represents a 63.2% premium to the 30-day volume-weighted average share price of the Company’s Class B shares as of February 12, 2021, and a premium of 55.2% to the closing share price of the Company’s Class B shares on February 12, 2021, the last trading day prior to announcing the transaction;

•
that as a result of negotiations with Parent, the Company was able to obtain significant benefits including a $3.05 per share increase in Parent’s offer price from the beginning of the process to the end of the negotiations and the belief of the Company’s board of directors that the merger consideration was the most favorable price that could be obtained from Parent and the Company’s board of directors’ belief that further negotiations could run the risk of causing Parent to abandon the transaction altogether, in which event the shareholders would lose the opportunity to accept the premium being offered;

•
that Piper Sandler had contact with 24 parties to determine whether they were interested in an acquisition of or other transaction with the Company, including a combination of strategic and financial buyers, and which generated a preliminary bid to acquire the Company or its businesses from only one other party in addition to Parent, as described in the section of this proxy statement titled “Background of the Merger” beginning on page [18];

•
the fact that the Company’s board of directors believed the merger to be the most favorable available alternative for the Company in light of the consideration of the risks and uncertainty of achieving greater value for the shareholders by pursuing alternatives to the merger (including continuing to execute on the Company’s current business plan), relative to the benefits of the merger;

•	the terms of the merger agreement, as described in the section of this proxy statement titled “The Merger Agreement” beginning on page [51], including:
○	the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the merger and their ability to terminate the merger agreement;
○	the right of the Company and the Company’s board of directors to respond to unsolicited proposals that would reasonably be expected to lead to a superior proposal, subject to certain restrictions;
○	the right of the Company’s board of directors to change its recommendation, subject to certain restrictions, in connection with a superior proposal or a change in circumstances;
○
the right of the Company to terminate the merger agreement to enter into a definitive agreement to effect a superior proposal, subject to certain restrictions and the requirement that the Company pay Parent the applicable termination fee; and

○	the belief of the Company’s board of directors that the termination fee that may become payable is reasonable in the context of comparable transactions;
•	the absence of any material risk that any governmental authority would prevent or materially delay the merger under any applicable antitrust or insurance law;
•
Parent and its management’s strong business reputation, capabilities and access to resources needed to complete the merger, which should facilitate consummation of the merger and the other transactions contemplated by the merger agreement;

•
the likelihood that the merger would be completed, in light of, among other things, the conditions to the merger and the absence of any required financing (or financing condition), and the relative likelihood of obtaining required regulatory approvals;

•
the written opinion of Piper Sandler, dated February 13, 2021, to the Company’s board of directors and special committee that as of the date of such opinion, and subject to the various assumptions and qualifications set forth therein, the $23.30 per share merger consideration to be received by holders of Company common shares (other than Parent and its subsidiaries, the Company and its subsidiaries and shares of Company restricted shares) pursuant to the merger agreement is fair, from a financial point of view, to such shareholders, as described in the section of this proxy statement titled “The Merger—Opinion of the Company’s Financial Advisor” beginning on page [32];

•	the fact that Progressive had indicated it intended to maintain the Company’s offices in Carmel, Indiana and expressed an interest in the retention of the Company’s employees in that location;

•
the fact that the special committee recommended to the Company’s board of directors that the Company’s board of directors (i) determine that the plan of merger, the merger agreement, the merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of the Company and its stakeholders (including the Company’s shareholders), (ii) adopt the plan of merger, the merger agreement and the merger and approve the other transactions contemplated thereby and (iii) declare the advisability and recommend the approval by the Company voting shareholders of the merger agreement, the merger and the other transactions contemplated thereby; and

•
the fact that supporting shareholders who own or control approximately 35% of the voting power of shares of Company’s Class A shares have signed a voting agreement in which they have agreed to vote in favor of the merger.

Risks and Other Considerations of the Merger
In the course of its deliberations, the Company’s board of directors, in consultation with the Company management and legal and financial advisors, also considered a variety of risks and other potentially negative factors relating to the merger, including the following:
•
the fact that Company shareholders would forego the opportunity to realize the potential long-term value of a successful execution of the Company’s current strategy as an independent company and, given the all-cash consideration, the fact that the merger will not allow Company shareholders to benefit from any potential future appreciation in the value of the Company’s business once combined with Parent after the merger;

•	the risk that necessary regulatory approvals may be delayed, conditioned or denied;
•
that the merger is subject to a number of closing conditions, some of which are outside of the Company’s control. The Company’s board of directors considered the fact that, if the merger is not completed, (i) the Company will have incurred significant risks, transaction expenses and opportunity costs, including the possibility of disruption to the Company’s operations, employee attrition and a potentially negative effect on the Company’s business relationships, including the potential loss of business opportunities, (ii) depending on the circumstances that caused the merger not to be completed, it is likely that the price of Company common shares would decline and (iii) the market’s perception of the Company’s prospects could be adversely affected;

•
the risk that the announcement and pendency of the merger may cause harm to relationships with the Company’s employees, suppliers, customers and strategic partners and may divert management and employee attention away from the day-to-day operation of the Company’s business;

•
the restrictions on the conduct of the Company’s business prior to the completion of the merger, which could delay or prevent the Company from realizing business opportunities or taking actions the Company would otherwise take absent the pending merger;

•
the fact that the merger agreement precludes the Company from actively soliciting alternative proposals and that a fee payable to Parent if the merger is terminated under certain circumstances might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals;

•
certain of our directors and executive officers may have interests in the merger that are different from the interests of our shareholders generally as described in the section of this proxy statement titled “Interests of Certain Persons in the Merger” beginning on page [43]; and

•	that receipt of the all-cash merger consideration would be taxable to Company shareholders that are treated as U.S. persons for U.S. federal income tax purposes.
The foregoing discussion of factors considered by the Company’s board of directors is not intended to be exhaustive, but the Company’s board of directors believes that it includes the material factors considered by the Company’s board of directors. These factors are not listed in any particular order of priority. In light of the variety of factors considered in connection with its evaluation of the merger, the Company’s board of directors did not find it practicable to, and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Company’s board of directors present applied his or her own personal business judgment to the process and may have given different weight to different factors. The Company’s board of directors based its recommendation on the totality of the information presented.
The Company’s board of directors unanimously recommends that you vote “FOR” approval of the merger proposal, “FOR” approval of the merger-related compensation proposal and “FOR” approval of the adjournment proposal.
The foregoing discussion of the information and factors considered by the Company’s board of directors is forward-looking in nature. This information should be read in light of the factors described in the section of this proxy statement titled “Cautionary Statement Concerning Forward-Looking Information.”
Opinion of the Company’s Financial Advisor
Pursuant to an engagement letter dated May 12, 2020, Piper Sandler was retained by the special committee to advise the special committee in its exploration of the Company’s strategic alternatives and negotiations with third parties and, if requested, to deliver its opinion to the special committee and the board of directors as to the fairness, from a financial point of view, to the holders of Company common shares of the consideration payable to the Company’s shareholders in a proposed strategic transaction. The special committee had evaluated engaging Piper Sandler and certain other possible financial advisors, and ultimately selected Piper Sandler to act as its financial advisor in connection with a potential strategic transaction on the basis of, among other things, Piper Sandler’s industry expertise, historical knowledge of the Company, experience advising public companies and the fact that the fees proposed by Piper Sandler in connection with its engagement reflected a more competitive fee structure than those of the other financial advisor that the special committee believed could be well suited to represent the special committee. At meetings of each of the special committee and board of directors on February 13, 2021, Piper Sandler issued its oral opinion to the special committee and to the board of directors, later confirmed in a written opinion of the same date, that, based upon and subject to the assumptions, procedures, considerations and limitations set forth in the written opinion and based upon such other factors as Piper Sandler considered relevant, the merger consideration is fair, from a financial point of view, to the holders of Company common shares (other than shares owned by the Company and its subsidiaries or by Parent and its subsidiaries) as of the date of the opinion.
The full text of the written opinion of Piper Sandler, dated February 13, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and limitations on the scope of the review undertaken by Piper Sandler in rendering its opinion, is attached as Annex [B] to this proxy statement. The Piper Sandler opinion addresses only the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to the holders of Company common shares (other than shares owned by the Company and its subsidiaries or Parent and its subsidiaries). Piper Sandler’s opinion was directed solely to the special committee and the board of directors of the Company in connection with consideration of the merger agreement and was not intended to be, and does not constitute, a recommendation to any shareholder of the Company as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon approval of the merger agreement and the transactions contemplated therein, including the merger. Piper Sandler’s opinion was approved by Piper Sandler’s fairness opinion committee and Piper Sandler has consented to the disclosure of its opinion in this proxy statement.
In connection with rendering the opinion described above and performing its financial analyses, Piper Sandler, among other things:
•	reviewed and considered an execution version of the merger agreement;
•	reviewed and considered certain publicly available financial statements and other historical financial information of the Company that Piper Sandler deemed relevant;
•
reviewed and considered certain preliminary estimated financial information for the Company for the year ended December 31, 2020 as well as internal financial projections for the Company for the years ending December 31, 2021 through December 31, 2024, as provided by and reviewed with management of the Company;

•	reviewed and considered certain publicly available financial statements and other historical financial information of Parent that Piper Sandler deemed relevant;

•
reviewed and considered the publicly reported historical price and trading activity for Class A shares and Class B shares, including a comparison of certain stock trading information for Class A shares, Class B shares and the SNL Financial U.S. Insurance P&C stock index, as well as publicly available information for certain other similar insurance companies operating in similar industries as the Company, the securities of which are publicly traded;

•
reviewed and considered the financial terms of certain recent merger and acquisition transactions in the property and casualty insurance and reinsurance industry, including the premiums paid relative to market prices, to the extent publicly available;

•	reviewed and considered the current market environment generally and the insurance industry in particular;
•	reviewed and considered such other information, analyses and investigations and financial, economic and market criteria as Piper Sandler considered relevant; and
•	discussed the business, financial condition, results of operations and prospects of the Company with certain members of management of the Company and its representatives.
The following is a summary of the material financial analyses performed by Piper Sandler in connection with the preparation of its fairness opinion, which was reviewed with, and formally delivered to, the special committee and the board of directors at their respective meetings held on February 13, 2021. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Piper Sandler or of its presentations to the special committee and the board of directors on February 13, 2021. You are urged to, and should, read the Piper Sandler opinion in its entirety and this summary is qualified in its entirety by the written opinion of Piper Sandler attached as Annex [B] to this proxy statement, which is incorporated herein.
This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper Sandler. The tables alone do not constitute a complete summary of the financial analyses performed by Piper Sandler. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Piper Sandler, the special committee, or the board of directors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 11, 2021, and is not necessarily indicative of current market conditions.
For purposes of its analyses, Piper Sandler calculated the Company’s equity value implied by the merger consideration to be approximately $337.6 million, based on information provided to Piper Sandler by the Company’s management that, as of February 11, 2021, 2,603,350 Company Class A Shares were issued and outstanding and 11,886,850 Company Class B Shares were issued and outstanding (of which 339,592 were Company RSAs, which are unvested awards of Company Class B shares).
Financial Analyses
Summary of Proposed Merger Consideration and Implied Transaction Metrics
Piper Sandler reviewed the financial terms of the proposed transaction. At the effective time, each Company common share issued and outstanding immediately prior to the effective time (other than shares owned by the Company and its subsidiaries or by Parent and its subsidiaries immediately prior to the effective time and Company RSAs) will be canceled and converted into the right to receive the merger consideration of $23.30 per Company common share in cash, without interest and less any required withholding tax, and each Company RSA will be canceled and converted into the right to receive an amount equal to (x) the number of Company common shares subject to such Company RSA multiplied by (y) the merger consideration of $23.30 per share, payable in cash, without interest and less any applicable taxes, through the Company’s payroll. Based on the merger consideration of $23.30 per share, and the number of outstanding shares provided by Company management described above, Piper Sandler calculated the aggregate purchase price for all Company common shares to be $337,621,660. Multiples based on EPS reflect preliminary December 31, 2020 share count of 14,010,372 as provided by Company management, which was later updated to 14,269,984 for public filings. Based upon historical financial information of the Company as of September 30, 2020, preliminary estimates for certain financial information of the Company as of December 31, 2020, as described in more detail in the section of this proxy statement entitled “Certain Company Prospective Financial Information” beginning on page [40], publicly available market trading information and internal EPS estimates for the Company provided by the Company’s management, Piper Sandler calculated the following implied transaction metrics :
Implied Per Share Multiples	Metric	Transaction Multiple (equal to $23.30 divided by applicable metric)
September 30, 2020 Fully-Diluted BVPS(1)	$23.79	0.98x
December 31, 2020 Fully-Diluted BVPS(1)(2)	$25.06	0.93x
2020 Operating EPS(2)(3)(4)	$1.02	22.8x
2021E Operating EPS(3)(5)	$1.65	14.1x
Implied Premium/(Discount)	Metric	Implied Premium (equal to $23.30 divided by applicable metric)
Company Class B Shares (PTVC.B) Closing Stock Price (February 11, 2021)	$15.13	54.0%
5-Day VWAP (ending February 11, 2021) for Company Class B Shares (PTVC.B)	$14.87	56.7%
30-Day VWAP (ending February 11, 2021) for Company Class B Shares (PTVC.B)	$14.25	63.6%
Company Class A Shares (PTVC.A) Closing Stock Price (February 11, 2021)	$15.58	49.6%
5-Day VWAP (ending February 11, 2021) for Company Class A Shares (PTVC.A)	$15.45	50.8%
30-Day VWAP (ending February 11, 2021) for Company Class A Shares (PTVC.A)	$15.50	50.3%
(1)	Fully-diluted share count assumes 2,603,350 issued and outstanding Company Class A Shares and 11,886,850 issued and outstanding Company Class B Shares (of which 339,592 are Company RSAs).
(2)
Preliminary estimate provided by management at such time. See the section of this proxy statement entitled “Certain Company Prospective Financial Information” beginning on page [40] for additional details. Actual audited financial results for the fiscal year ended December 31, 2020 are available in the Company’s annual report on Form 10-K filed with the SEC on March 11, 2021.

(3)	Operating EPS reflects net income less net realized gains and one-time expenses, tax effected at an assumed tax rate for the Company of 21.0%, divided by average fully-diluted shares outstanding.
(4)	Assumes average fully-diluted shares outstanding of 14,010,372 as provided by Company management.
(5)	Reflects Company management’s forecast of operating earnings divided by average fully-diluted shares outstanding of 14,010,372 as provided by Company management.
Relative Trading Performance
Piper Sandler also reviewed the publicly available historical reported trading prices of the Company’s Class A shares and Class B shares and the Company’s historical price to book multiples, respectively, for the one-year, three-year and five-year periods ending February 11, 2021. Piper Sandler then compared the relationship between the relative performance of the trading prices of the Company’s Class A and Class B shares and historic price to book multiples to the trading prices and historical price to book multiples of the SNL Financial U.S. Insurance P&C stock index which is composed of other property and casualty (which we refer to as “P&C”) insurance companies.
Stock Performance for the Period Ending February 11, 2021
	Company Class A Shares (PTVC.A)	Company Class B Shares (PTVC.B)
5-Year High	$27.45	$27.70
5-Year Low	$10.95	$10.23
1-Year Avg. Price	$15.62	$14.17
5-Year Avg. Price	$20.35	$20.41

Stock Price Change from February 11, 2016 to February 11, 2021
Company Class A Shares (PTVC.A)	Company Class B Shares (PTVC.B)	SNL U.S. Insurance P&C Index
-33.7%	-37.0%	60.8%
Average Price/Book Multiples for the Period Ending February 11, 2021
	Company Class A Shares (PTVC.A)	Company Class B Shares (PTVC.B)
1-Year Avg.	0.66x	0.60x
3-Year Avg.	0.71x	0.70x
5-Year Avg.	0.78x	0.78x
Price/Book Multiples as of February 11, 2021
Company Class A Shares (PTVC.A)	Company Class B Shares (PTVC.B)	SNL U.S. Insurance P&C Index
0.64x	0.63x	1.40x
Comparable Company Analysis
Piper Sandler used publicly available information to compare selected financial and market trading information for the Company with a group of P&C insurance companies selected by Piper Sandler based on its professional judgment, which included all publicly traded U.S. P&C insurance companies with market capitalizations between $50 million and $1.5 billion, greater than 55.0% of total premiums generated from commercial lines of business and net premiums written to direct premiums written ratios greater than 50.0%. The selected P&C insurance holding companies consisted of the following publicly traded insurance holding companies:
•	ProAssurance Corporation
•	AMERISAFE, Inc.
•	Employers Holdings, Inc.
•	United Fire Group, Inc.
•	Donegal Group Inc.
•	Global Indemnity Group, LLC
•	Hallmark Financial Services, Inc.
The analysis compared publicly available financial and market trading information for the Company and the high, mean, median and low market data for the selected P&C insurance holding companies included in the analysis as of or for the last twelve-month period ending September 30, 2020. The table below sets forth the data based on market trading data as of February 11, 2021:
	Stock Price as a Multiple of:		LTM ROAE(4)
	BVPS(1)	LTM Operating EPS
High	2.36x	14.8x	20.4%
Mean	0.98x	11.7x	1.5%
Median	0.83x	12.4x	4.3%
Low	0.41x	8.0x	(17.0%)
PTVC.B	0.63x(2)	32.9x(3)	(1.1%)
PTVC.A	0.64x(2)	33.9x(3)	(1.1%)
(1)	All book value per share multiples reflect reported book value per share.

(2)	PTVC.B and PTVC.A Stock Price as a Multiple of BVPS represents September 30, 2020 reported book value.
(3)
PTVC.B and PTVC.A Stock Price as a Multiple of LTM Operating EPS represent twelve months ending September 30, 2020. Operating EPS reflects net income less net realized gains and one-time expenses, tax effected at the Company’s assumed tax rate of 21.0%, divided by average fully-diluted shares outstanding.

(4)	ROAE reflects return on average equity for the last twelve-month period ending September 30, 2020.
Net Present Value Analysis
Piper Sandler performed an illustrative net present value analysis to determine a range of implied net present values of a Company common share based on projections prepared by the Company’s management and the assumed continuation of the Company’s payment of ordinary quarterly cash dividends of $0.10 per share throughout the projection period. Piper Sandler used discount rates of 10.0% to 12.0%, terminal values calculated using exit multiple ranges of 0.60x-1.00x price to December 31, 2024 (the end of the period for the Company projections) book value per share and 8.0x-12.0x price to 2024 operating earnings per share (with such book value and operating earnings per share being those provided by the Company’s management in the Company projections). Piper Sandler selected the ranges of exit multiples used to derive the ranges of terminal values based on its professional expertise. Piper Sandler selected the range of discount rates based on its professional expertise, using as its midpoint the Company’s cost of equity capital calculated using the capital asset pricing model. Piper Sandler also calculated terminal values per Company common share by calculating performance relative to the achievement of the projections of -20.0% to 20.0% on both price to book value per share and price to operating earnings per share (with such book value and operating earnings per share being those provided by the Company’s management in the Company projections), and assumed returns were discounted back to December 31, 2020 for purposes of the analysis. In the calculation of performance relative to the achievement of projections, the achievement reflects performance applied to book value per share and operating earnings per share and the quarterly dividend assumed to be paid during the projection period. This analysis resulted in a range of implied net present values per share of the Company’s common shares of $11.75 to $28.39.
Based on Price/Book Value Per Share: Net Present Value for the period ending December 31, 2024
		Discount Rate(1)
		10.0%	10.5%	11.0%	11.5%	12.0%
Assumed P/BV Multiple at December 31, 2024
	0.60x	$15.21	$14.95	$14.69	$14.44	$14.19
	0.70x	$17.53	$17.24	$16.94	$16.64	$16.36
	0.80x	$19.86	$19.52	$19.18	$18.85	$18.52
	0.90x	$22.18	$21.80	$21.42	$21.05	$20.68
	1.00x	$24.50	$24.09	$23.66	$23.25	$22.85
Based on Price/Book Value Per Share: Net Present Value for the period ending December 31, 2024 assuming a discount rate of 11.0%
		EPS Performance Relative to Projections
		Under Performs	Under Performs	Match Projections	Exceeds Projections	Exceeds Projections
		-20.0%	-10.0%	0.0%	10.0%	20.0%
Assumed P/BV Multiple at December 31, 2024	0.60x	$11.75	$13.22	$14.69	$16.16	$17.63
	0.70x	$13.55	$15.24	$16.94	$18.63	$20.32
	0.80x	$15.34	$17.26	$19.18	$21.09	$23.01
	0.90x	$17.13	$19.28	$21.42	$23.56	$25.70
	1.00x	$18.93	$21.29	$23.66	$26.03	$28.39

Based on Price/Oper. EPS: Net Present Value for the period ending December 31, 2024 assuming a discount rate of 11.0%(2)
		EPS Performance Relative to Projections
		Under Performs	Under Performs	Match Projections	Exceeds Projections	Exceeds Projections
		-20.0%	-10.0%	0.0%	10.0%	20.0%
Assumed Price / 2024 Oper. EPS Multiple(2) at December 31, 2024	8.0x	$18.36	$18.48	$18.61	$18.73	$18.86
	9.0x	$20.53	$20.65	$20.78	$20.90	$21.03
	10.0x	$22.70	$22.83	$22.95	$23.07	$23.20
	11.0x	$24.87	$25.00	$25.12	$25.24	$25.37
	12.0x	$27.04	$27.17	$27.29	$27.42	$27.54
(1)
For the discount rate inputs, Equity Risk Premium and Size Premium per Duff & Phelps, Risk Free Rate represents 10-year Treasury rate as of February 2, 2021 and Beta represents average of historical betas for Class A and B shares weighted by fully-diluted shares outstanding.

(2)	Operating EPS reflects net income less net realized gains and one-time expenses, tax effected at the Company’s assumed tax rate of 21.0%, divided by average fully-diluted shares outstanding.
Analysis of M&A Transactions Involving Publicly Traded P&C Insurance Companies
Piper Sandler reviewed all ten merger and acquisition transactions announced between January 1, 2012 and February 2, 2021 involving cash acquisitions of U.S. and Bermuda-based publicly traded P&C insurance companies with deal values of less than $1.5 billion (which we refer to as the “M&A transactions”). In each of the M&A transactions, Piper Sandler reviewed the following multiples: (i) deal value per share to book value per share, (ii) deal value per share to last twelve months earnings per share, (iii) deal value per share to estimated next twelve months earnings per share, (iv) last twelve months return on average equity, (v) premium to share price one day before announcement and (vi) premium to share price 30 days before announcement. The M&A transactions and the high, mean, median and low multiples for the M&A transactions are set forth in the following tables:
Buyer Name	Target Name	Ann. Date
Investor Group (TowerBrook Capital Partners)	ProSight Global, Inc.	January 15, 2021
Investor Group (Arch Capital Group)	Watford Holdings Ltd.	October 9, 2020
Employers Mutual Casualty Co.	EMC Insurance Group Inc.(1)	November 16, 2018
Investor Group	AmTrust Financial Services, Inc.(2)	January 9, 2018
Markel Corporation	State National Companies, Inc.	July 26, 2017
American Financial Group, Inc.	National Interstate Corporation	March 7, 2016
Fosun International Holdings Ltd.	Meadowbrook Insurance Group, Inc.	December 30, 2014
ProAssurance Corporation	Eastern Insurance Holdings, Inc.	September 24, 2013
Fairfax Financial Holdings Ltd.	American Safety Insurance Holdings	June 3, 2013
Enstar Group Limited	SeaBright Holdings, Inc.	August 27, 2012
	Deal Value Per Share /			LTM ROAE(5)	Premiums Paid (%)(3)
	BVPS(6)	LTM EPS	NTM EPS		1-Day	30-Day
High	2.90x	23.6x	25.7x	26.8%	50.1%	95.9%
Mean	1.24x	17.2x	13.9x	8.4%	30.4%	40.1%
Median	0.94x	18.1x	13.4x	6.7%	30.7%	38.8%
Low	0.70x	6.5x	9.0x	(1.5%)	6.8%	13.0%
PTVC.B(4)	0.93x	22.8x	14.1x	(1.1%)	54.0%	61.5%
PTVC.A					49.6%	52.3%
(1)	BVPS multiples are based on December 31, 2018. LTM EPS multiple is based on LTM September 30, 2018.
(2)	NTM EPS multiple is based on AmTrust’s projected operating net income.
(3)	Calculated based on the unaffected closing stock price.

(4)
BVPS multiple is based on preliminary December 31, 2020 GAAP financial results provided by Company management and is based on fully-diluted book value per share. LTM EPS multiple is based on preliminary December 31, 2020 GAAP net operating financial results provided by Company management. NTM EPS multiple is based on the projections provided by Company management.

(5)	ROAE reflects return on average equity.
(6)	All book value per share multiples reflect reported book value per share.
Miscellaneous
The summary set forth above does not contain a complete description of the analyses performed by Piper Sandler, but instead summarizes the material analyses performed by Piper Sandler in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Piper Sandler believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Piper Sandler opinion. In arriving at its opinion, Piper Sandler considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Sandler made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper Sandler’s view of the actual value of the Company common shares.
None of the selected companies or transactions used in the analyses above is directly comparable to the Company or the transactions contemplated by the merger agreement, including the merger. Accordingly, an analysis of the results of the comparisons is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and target companies in the selected transactions and other factors that could affect the public trading value or transaction value of the companies involved.
Piper Sandler performed its analyses solely for purposes of providing its opinion to the special committee and the Company’s board of directors. In performing its analyses, Piper Sandler made numerous assumptions with respect to the capital markets, industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Piper Sandler are based upon certain preliminary estimated financial information for the Company for the year ended December 31, 2020 as well as internal financial projections for the Company for the years ending December 31, 2021 through December 31, 2024, furnished to Piper Sandler by the Company’s management and presented in more detail in the section entitled “Certain Company Prospective Financial Information” beginning on page [40] of this proxy statement, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. Such preliminary estimated financial information and internal financial projections are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. With respect to such preliminary estimated financial information and internal financial projections, management of the Company confirmed to Piper that such preliminary estimated financial information and internal financial projections reflected the best then-currently available projections of management with respect to the future financial performance of the Company, and Piper Sandler assumed that such performance would be achieved. Piper Sandler expressed no opinion as to such preliminary estimated financial information and internal financial projections or the assumptions on which they were based. Piper Sandler does not assume responsibility if future results are different from such preliminary estimated financial information and internal financial projections.
Piper Sandler’s opinion was one of many factors taken into consideration by the board of directors in making the unanimous determination to adopt the merger agreement and the merger and approve the transactions contemplated thereby and recommend that the Class A shareholders vote in favor of the merger and by the special committee in unanimously recommending that the board of directors make such determination and recommendation. The above summary does not purport to be a complete description of the analyses performed by Piper Sandler in connection with the opinion or of its presentations to the special committee and the board of directors on February 13, 2021, and is qualified in its entirety by reference to the written opinion of Piper Sandler attached as Annex [B] to this proxy statement.

In arriving at its opinion, Piper Sandler relied upon and assumed, without assuming liability or responsibility for, or undertaking or being asked to undertake independent verification of, the accuracy and completeness of all financial and other information that was available to Piper Sandler and reviewed by Piper Sandler from public sources, that was provided to Piper Sandler by the Company or its representatives, or that was otherwise reviewed by Piper Sandler. Piper Sandler further relied upon the assurances of management of the Company that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading.
In addition, Piper Sandler assumed, with the Company’s consent, that (i) each of the parties to the merger agreement will comply in all material respects with all material terms and conditions of the merger agreement, that all of the representations and warranties contained in the merger agreement are true and correct in all material respects, that each of the parties to the merger agreement will perform in all material respects all of the covenants and other obligations required to be performed by such party under the merger agreement and that the conditions precedent in the merger agreement are not and will not be waived, (ii) in the course of obtaining any necessary regulatory, governmental or third-party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent or the merger, and (iii) the merger and any related transactions will be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws, regulations and other requirements.
Piper Sandler did not make an independent evaluation or perform an appraisal of any specific assets or liabilities (contingent or otherwise) of the Company or Parent, and were not furnished or provided with any such evaluations or appraisals. Piper Sandler also assumed that there had been no material change in the financial condition, results of operations, business or prospects of the Company or Parent since the date of the most recent financial statements made available to Piper Sandler. Piper Sandler assumed in all respects material to its analysis that the Company and Parent will remain as going concerns for all periods relevant to its analyses. Piper Sandler and its representatives are not experts in the evaluation of reserves for property and casualty insurance losses and loss adjustment expenses, and did not make an independent evaluation of the adequacy of the reserves of the Company. In that regard, Piper Sandler made no analysis of, and expressed no opinion as to, the adequacy of the loss and loss adjustment expense reserves of the Company. Piper Sandler expressed no opinion as to the legal, accounting or tax matters relating to the merger.
Piper Sandler’s opinion was necessarily based upon the financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Piper Sandler as of, the date of its opinion. Events occurring after the date of its opinion could materially affect its opinion. Piper Sandler expressed no opinion as to the trading value of Class A shares or Class B shares at any time. Piper Sandler did not undertake to update, revise, reaffirm or withdraw its opinion or otherwise comment upon any events occurring after the date of its opinion.
Piper Sandler’s opinion addressed only the fairness, from a financial point of view, to the holders of Company common shares (other than shares owned by the Company and its subsidiaries or Parent and its subsidiaries) of the merger consideration, as set forth in the merger agreement, and did not address the underlying business decision of the Company to engage in the merger, the form or structure of the merger or any other transactions contemplated in the merger agreement, the relative merits of the merger as compared to any other alternative transactions or business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Furthermore, Piper Sandler expressed no opinion as to the fairness of the amount or nature of the compensation to be received in connection with the merger by any Company or Parent officer, director or employee, or class of such persons, if any, relative to the amount of compensation to be received by any other shareholder.
Information About Piper Sandler
As a part of its investment banking business, Piper Sandler is regularly engaged in the valuation and disposition of insurance companies and their assets in connection with mergers and acquisitions and other corporate finance and investment banking transactions. The special committee selected Piper Sandler to be its financial advisor and render its fairness opinion in connection with the transactions contemplated by the merger agreement on the basis of, among other things, Piper Sandler’s industry expertise, historical knowledge of the Company, experience advising public companies and the fact that the fee structure proposed by Piper Sandler in connection with its engagement was more competitive than those of the other financial advisor that the special committee believed could be well suited to representing the special committee.
Prior to delivering its opinion to the special committee and the Company’s board of directors, representatives of Piper Sandler confirmed that to the knowledge of the Piper Sandler transaction team after reasonable inquiry, Piper Sandler disclosed that it had no actual or potential conflicts with respect to (x) engagements during the immediately preceding two years with Parent and its subsidiaries, the selling shareholders, the original SSCSA offering parties, or the A&R SSCSA offering parties, (y) any beneficial ownership of any capital stock or equity of any relevant party by Piper Sandler or any of its affiliates or any direct ownership of any capital stock or equity of any relevant party by any member of the Piper Sandler transaction team, and (z) any other material fact that is known to any current member of the Piper Sandler transaction team and could reasonably be expected to result in a determination that Piper Sandler or any member of the Piper Sandler transaction team has a material conflict with respect to its engagement pursuant to its agreement with the special committee. Piper Sandler has not received or become entitled to receive any fees in respect of investment banking engagements by the Company or its subsidiaries during the two years preceding the delivery of its fairness opinion. Piper Sandler is a full-service investment bank and Piper Sandler and its affiliates may, subject to its agreement with the special committee, pursue or enter into investment banking, financial advisory, securities trading and brokerage activities, as well as certain investment management services, with entities other than the Company, notwithstanding that such entities may be engaged in a business which is similar or identical to the business of the Company or entities which may have conflicting interests with respect to the Company or a tender offer or business combination. In addition, in the ordinary course of business, Piper Sandler and its affiliates may at any time hold long or short positions and may trade or otherwise effect transactions for their own account or the accounts of customers in the Company’s or its affiliates’ debt or equity securities, or the securities of other entities that may be involved in the transactions contemplated by the merger agreement. Piper Sandler may also, in the future, provide investment banking and financial advisory services to the Company or Parent or entities that are affiliated with the Company or Parent, for which Piper Sandler would expect to receive compensation.
Consistent with applicable legal and regulatory requirements, Piper Sandler has adopted policies and procedures to establish and maintain the independence of Piper Sandler’s research department and personnel. As a result, Piper Sandler’s research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Company and the merger and other participants in the merger that differ from the opinions of Piper Sandler’s investment banking personnel.
In consideration of the financial advisory services provided by Piper Sandler in connection with its engagement by the special committee, the Company has agreed to pay Piper Sandler a fee which is currently estimated to be approximately $4,600,000. A significant portion of the fee is contingent upon the consummation of the merger, and $1,250,000 of such fee has been earned by Piper Sandler in rendering its fairness opinion and is creditable against the total fee. The opinion fee was not contingent upon the consummation of the merger or the conclusions reached in Piper Sandler’s opinion. Additionally, Piper Sandler received a non-refundable retainer fee in an amount equal to $150,000 and a non-refundable monthly retainer fee of $50,000 for each monthly period after its engagement by the Company, which non-refundable retainer fee and non-refundable monthly retainer fee are creditable against the total fee. The Company has also agreed to indemnify Piper Sandler against certain claims and liabilities arising out of Piper Sandler’s engagement and to reimburse Piper Sandler for certain of its out-of-pocket expenses incurred in connection with Piper Sandler’s engagement.
Certain Company Prospective Financial Information
Although the Company has in the past provided investors with limited financial guidance covering limited areas of its expected financial performance, the Company does not, as a matter of general practice, publicly disclose financial projections because of, among other reasons, the unpredictability of the underlying assumptions and estimates. However, in connection with the Company’s review of potential strategic alternatives, including a potential sale, Company management provided the board of directors, the special committee, and Piper Sandler with certain non-public, unaudited preliminary estimated financial information for the Company for the year ending December 31, 2020 (the “preliminary estimated 2020 Company financial information”) and internal financial projections for the Company for the years ending December 31, 2021 through December 31, 2024 (the “Company projections”). The Company projections were also provided to prospective buyers, including Progressive, that participated in the sale process in connection with their due diligence review of a possible transaction, and which executed non-disclosure agreements. In addition, certain elements of the preliminary estimated 2020 Company financial information were provided to Progressive. The preliminary estimated 2020 Company financial information and the Company projections were relied upon and used as the basis for the financial analyses conducted by Piper Sandler and are summarized above in “—Opinion of the Company’s Financial Advisor.”
A summary of this financial information is provided below only to provide shareholders of the Company with access to certain preliminary estimated historical financial information and certain prospective financial information concerning the Company that was made available to the board of directors, the special committee, prospective buyers, and Piper Sandler, as described herein. The preliminary estimated 2020 Company financial information and the Company projections were not prepared for purposes of public disclosure. The Company projections were not included in this proxy statement in order to influence any stockholder of the Company to make any decision regarding the proposals relating to the transactions contemplated by the merger agreement or for any other purpose, and readers of this proxy statement are cautioned not to place any reliance on the preliminary estimated 2020 Company financial information or the Company projections included herein. The Company’s actual 2020 results are included in its annual report filed on Form 10-K with the SEC on March 11, 2021.
The preliminary estimated 2020 Company financial information and the Company projections included in this proxy statement are the responsibility of the Company’s management. The preliminary estimated 2020 Company financial information represents theCompany’s management’s reasonable estimates and good faith judgment as to the Company’s financial condition as of, and financialperformance during its fiscal year ended, December 31, 2020, at the time the preliminary estimated 2020 Company financialinformation was prepared, taking into account relevant information available at the time; the preliminary estimated 2020 Companyfinancial information was not audited or reviewed by the Company’s auditor, and should not be relied upon as indicative of theCompany’s financial performance or condition. The Company projections represent Company management’s reasonable estimates and good faith judgments as to the future growth and financial performance of the Company, including forecasts of revenues, that Company management believed were reasonable at the time the Company projections were prepared, taking into account relevant information available at the time. However, this information should not be relied upon as being necessarily indicative of actual future results. Although a summary of the Company projections are presented with numerical specificity, it reflects numerous assumptions and estimates made by the Company’s management, including assumptions and estimates with respect to future industry performance, general business, economic, regulatory, litigation, market and financial conditions, and matters specific to the Company’s business and product lines mix, all of which are difficult to predict and many of which are beyond the Company’s control. The Company projections also reflect the subjective judgment of the Company’s management in many respects and, thus, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Company projections constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including the factors described under “Cautionary Statement Concerning Forward-Looking Information,” the Company’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in the reports filed by the Company with the SEC.
The preliminary estimated 2020 Company financial information and the Company projections were not prepared with a view toward complying with GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the preliminary estimated 2020 Company financial information and the Company projections are unaudited. As such, the preliminary estimated 2020 Company financial information does not reflect normal year-end audit adjustments. Neither Ernst & Young LLP, the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined, reviewed, or otherwise applied any procedures to, the preliminary estimated 2020 Company financial information and the Company projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Accordingly, they assume no responsibility for, and disclaim any association with, the preliminary estimated 2020 Company financial information and the Company projections.

The inclusion of the preliminary estimated 2020 Company financial information and the Company projections should not be regarded as an admission, representation or indication that any of the board of directors, the special committee, the Company, the Company’s management, Piper Sandler, any of their respective advisors or any other person considered, or now considers, the preliminary estimated 2020 Company financial information to be material or an accurate reflection of the Company’s actual 2020 results or the Company projections to be material or a reliable prediction of future results, and the preliminary estimated 2020 Company financial information and Company projections should not be relied upon as such. In fact, the board of directors, the special committee and the Company’s management view the Company projections as non-material because of the inherent risks and uncertainties associated with such long range forecasts. No representation or warranty was made in the merger agreement concerning the preliminary estimated 2020 Company financial information or any prospective financial information, including the Company projections. The preliminary estimated 2020 Company financial information and the Company projections should only be evaluated in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC.
The preliminary estimated 2020 Company financial information and the Company projections in this proxy statement do not take into account any conditions, circumstances, or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. The Company does not intend to update or otherwise revise the preliminary estimated 2020 Company financial information and the Company projections to reflect any condition, circumstance, or event existing after the date they were prepared or to reflect the occurrence of any future event (including any failure of the transactions contemplated by the merger agreement to occur), even in the event that any or all of the assumptions underlying the preliminary estimated 2020 Company financial information or the Company projections are in error or are no longer appropriate. The actual audited financial results of the Company for the fiscal year ended December 31, 2020 are available in the Company’s annual report filed on Form 10-K with the SEC on March 11, 2021. In light of the foregoing factors and uncertainties inherent in the preliminary estimated 2020 Company financial information and the Company projections, readers of this proxy statement are cautioned not to place any reliance on the preliminary estimated 2020 Company financial information and the Company projections set forth below.
Company Projections
	For the Years as of and Ending December 31,
($ in millions, except per share data)	2020E(1)	2021P	2022P	2023P	2024P
Revenues
Net Premiums Earned	$445.5	$490.0	$509.8	$533.2	$575.8
Commissions and Other Income	7.0	9.2	11.2	13.2	15.2
Net Investment Income	25.4	21.6	22.6	24.5	25.6
Net Realized and Unrealized Gains (Losses)	(9.2)	6.7	9.0	9.8	10.6
Total Net Revenues	$468.7	$527.4	$552.7	$580.6	$627.1
Expenses
Losses and Loss Adj. Expenses Incurred	$319.0	$330.4	$335.5	$350.8	$378.9
Variable Expenses (Commissions, Taxes, Etc.)	51.5	60.7	58.5	56.3	55.3
Operating Expenses	87.5	100.4	110.7	114.1	124.0
One-Time Expenses	4.4	0.0	0.0	0.0	0.0
Total Expenses	$462.4	$491.4	$504.6	$521.2	$558.1
Pre-Tax Income	$6.4	$36.0	$48.0	$59.3	$69.0
Income Taxes (Benefit)	2.9	7.6	10.1	12.5	14.5
Net Income	$3.5	$28.4	$37.9	$46.9	$54.5
Key Ratios
Loss & LAE Ratio	71.6%	67.4%	65.8%	65.8%	65.8%
Expense Ratio	29.6%	31.0%	31.0%	29.5%	28.5%
Combined Ratio	101.2%	98.4%	96.8%	95.3%	94.3%
GAAP Earnings per Share (Fully-Diluted)	$0.25	$2.03	$2.71	$3.35	$3.89
(1)
Preliminary estimate provided by management at such time. Actual audited financial results for the fiscal year ended December 31, 2020 are available in the Company’s annual report on Form 10-K filed with the SEC on March 11, 2021.

Financing
The merger is not conditioned upon the receipt of financing by Parent or Merger Sub. Parent and Merger Sub have represented in the merger agreement that they will have immediately available funds to pay the aggregate merger consideration and the associated costs and expenses to be paid by Parent and Merger Sub and any other amounts payable in connection with the merger agreement, the merger and the transactions contemplated thereby.
Interests of Certain Persons in the Merger
The Company’s executive officers and directors may have interests in the merger that may be different from or in addition to those of Company shareholders generally. The Company’s board of directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be approved by the shareholders of the Company.
Treatment of Outstanding Restricted Stock Awards
At the effective time, except as otherwise mutually agreed to between Parent and a holder of a Company common share granted pursuant to the Company Long-Term Incentive Plan, effective as of February 13, 2017 (which we refer to as the “Company equity plan”) or otherwise that is subject to transfer restrictions or other restrictions that may lapse on the basis of time (“Company RSA”), the restrictions on each Company RSA issued and outstanding immediately prior to the effective time shall lapse and each Company RSA will be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of Company common shares subject to the Company RSA, multiplied by (ii) $23.30, plus any cash dividends or cash dividend equivalents accrued on such Company RSA (the “Company RSA consideration”). The surviving corporation will, and Parent will cause the surviving corporation to, pay through the payroll of the surviving corporation to each holder of Company RSA the Company RSA consideration, less any required withholding taxes, within three (3) business days following the effective time of the merger.
Value to Executive Officers and Directors in Respect of Company Equity Awards
The table below sets forth the number of Company RSAs held by each executive officer as of March 10, 2021, and the value that each executive officer can expect to receive for such Company RSAs and any dividends accrued with respect thereto as of the effective time of the merger, assuming an effective time of June 30, 2021 and continued employment or service through such date and based on the per share merger consideration equal to $23.30. As of March 10, 2021, each of the Company’s non-employee directors held 4,222 Company RSAs that will vest on May 5, 2020, prior to the assumed effective time of June 30, 2021. As of March 10, 2021, Mr. Nichols held an additional 21,250 Company RSAs that he received in his capacity as an interim Chief Executive Officer in 2018, as set forth in the table below. At the annual shareholder meeting in May 2021, in lieu of the annual equity awards, the Company’s non-employee directors will be granted a fully vested cash award in an amount of $60,000.
Name	Time-Based Restricted Stock		Accrued Dividends
Non-Employee Director	Number (#)	Value ($)	Value ($)
John D. Nichols, Jr.	21,250	495,125	—
Executive Officers	Number (#)	Value ($)	Value ($)
Jeremy D. Edgecliffe-Johnson	128,741	2,999,665	81,371
John R. Barnett	15,015	349,850	8,206
Jeremy F. Goldstein	18,769	437,318	9,981
Bahrarm D. Omidfar	22,204	517,353	12,198
Patrick S. Schmiedt	19,869	462,948	10,421
Individual Agreements
The Company is party to employment, non-competition or confidentiality agreements with all of its executive officers. The employment agreement with Mr. Edgecliffe-Johnson provides that if he is terminated without cause and in anticipation of a change in control to be effectuated within one hundred twenty (120) days of the termination date or by either the Company without cause or by Mr. Edgecliffe-Johnson for good reason on or before the twenty-four (24)-month anniversary of a change in control, he would be entitled to receive a lump sum severance payment equal to the sum of (i) two (2) times his base salary at the time of termination and (ii) his target STIP and target LTIP bonuses for the year of termination. In addition, any of his then-unvested equity or other LTIP awards will become fully vested, and he would be entitled to receive a reimbursement for the premiums for the continuation of his medical, dental and vision benefits under COBRA for twelve (12) months or, if earlier, until he becomes eligible to receive health benefits under another employer-provided plan or is no longer eligible for continuation benefits under COBRA.
In connection with the execution of the merger agreement, Mr. Edgecliffe-Johnson entered into a letter agreement with the Company (the “CEO Waiver”), under which he agreed that for one (1) year following the closing of the merger, “good reason” under his employment agreement will not be triggered by or as a result of (i) the merger (i.e., by reason of any material diminution of his responsibilities or authorities that automatically occurs because the Company no longer has a class of equity securities that is publicly traded and listed on a securities exchange), (ii) him ceasing to serve on the Company’s board of directors, (iii) any requirement for him to report to an executive officer of Parent or any of its subsidiaries or John Barbagallo, Strategy Advisor, following the closing, (iv) any change in responsibilities or authorities that is materially consistent with similarly situated business unit leaders of Parent and its subsidiaries or that is a result of good faith transition and integration efforts or (v) the individuals who are “continuing independent directors” (as defined in the employment agreement) ceasing for any reason to constitute a 1/2 majority of the independent members of the Company’s board of directors. The CEO Waiver further provides that Mr. Edgecliffe-Johnson may resign during the sixty (60)-day period following the first anniversary of the closing, in which case he will be entitled to receive the severance payment and benefits described in the foregoing paragraph. The parties agreed that if there are no LTIP awards granted to Mr. Edgecliffe -Johnsonfor 2021, the cash severance payment amount will include an additional $900,000, to be paid on the sixty-fifth (65th) day following the termination date. The foregoing is limited to LTIP awards for 2021 and will not apply to 2022 or any year thereafter, and the failure of the Company to grant any LTIP award through the first anniversary of the closing will not constitute good reason.
The Non-Compete, Severance & Confidentiality agreement with Mr. Barnett and the employment agreement with Mr. Omidfar provide that if the executive is terminated without cause and in anticipation of a change in control to be effectuated within one hundred twenty (120) days of the termination date or by either party on or before the twenty-four (24)-month anniversary of a change in control, subject to the executive’s execution and non-revocation of a release, the executive would be entitled to receive a severance payment equal to the sum of (i) his base salary at the time of termination and (ii) his target STIP and target LTIP bonuses for the year of termination. In addition, any of the executive’s then-unvested equity or other LTIP awards will become fully vested and the executive would be entitled to receive a reimbursement for the premiums for the continuation of his medical, dental and vision benefits under COBRA for twelve (12) months or, if earlier, until he becomes eligible to receive health benefits under another employer-provided plan or is no longer eligible for continuation benefits under COBRA.
If payments and benefits under the agreements with Messrs. Edgecliffe-Johnson, Barnett and Omidfar constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and are subject to the excise tax imposed by Section 4999 of the Code, such payments and benefits would be reduced so that no portion of their payments and benefits will be subject to the excise tax, unless they would receive greater payments on an after-tax basis without a reduction.
The Confidentiality, Non-Competition and Non-Solicitation Agreements with each of Messrs. Goldstein and Schmiedt provide that if the executive is terminated without cause or resigns for good reason, which includes resigning on or before the two (2)-year anniversary of a change in control, the executive would be entitled to receive a severance payment equal to the sum of (i) two (2) times his base salary at the time of termination, (ii) his holiday bonus for two (2) years and (iii) his annual incentive bonus (including his STIP and LTIP bonuses) for the year of termination, payable in installments over twenty-four (24) months. In addition, the executive would be entitled to receive a reimbursement for the premiums for the continuation of his medical, dental and vision benefits under COBRA for twelve (12) months or, if earlier, until the executive secures benefits through another means.
Pursuant to the individual agreements described above, each executive officer has agreed to be bound by certain restrictive covenants including non-competition and employee and customer non-solicitation restrictions for twelve (12) months (for Messrs. Edgecliffe-Johnson, Barnett and Omidfar) or twenty-four (24) months

(for Messrs. Goldstein and Schmiedt) following the executive’s termination of employment. The Company is permitted to obtain third-party valuations of restrictive covenants in respect of potential excess parachute payments for “disqualified individuals” (as defined in Section 280G of the Code).
For an estimate of the amounts that would be payable to each executive officer in the event he incurs a qualifying termination under an individual employment, non-competition or confidentiality agreement, see the section entitled “Merger-Related Compensation for Executive Officers” below.
Annual Incentive and Long-Term Incentive Awards
With respect to the year in which the closing of the merger occurs, Parent will honor and pay to each continuing employee an annual cash bonus payable pursuant to the Company’s STIP no later than the time such annual bonus is due under the STIP and prior to March 15 of the year following the year in which the closing occurs; provided that, if a continuing employee, including the executive officers, incurs an involuntary termination without cause prior to such payment date, his or her annual bonus will be paid on a pro rata basis based on the level of performance achievement in a good faith manner consistent with the Company’s past practice.
The only LTIP award granted with respect to 2021 was made to Mr. Edgecliffe-Johnson with a target value of $900,000, and no other executive officers received an LTIP award in 2021. However, solely for purposes of determining each executive officer’s severance payment amount upon a qualifying termination, the Compensation and Human Capital Committee of the Company’s board of directors has approved the following target amounts of deemed LTIP grants with respect to the 2021 fiscal year: Mr. Barnett ($115,500), Mr. Goldstein ($92,500), Mr. Omidfar ($92,500) and Mr. Schmiedt ($92,500).
Indemnification and Insurance
The merger agreement requires that the Company continue to provide for certain indemnification arrangements for the Company’s current and former officers and directors (as set forth in the Company’s existing articles of incorporation and code of by-laws) and the continuation of certain director and officer insurance arrangements for the benefit of the Company’s current and former officers and directors for six years after the completion of the transactions.
Expense Reimbursement Agreement
The expense reimbursement agreement requires the Company to reimburse up to $750,000 of certain reimbursement obligations that the Company’s shareholders party to the voting agreement (which we refer to as the “reimbursed parties”), including Mr. Nathan Shapiro (a director of the Company) and certain trusts for which Stephen Gray (a director of the Company) is trustee, have to the offering parties under the A&R SSCSA as a result of terminating certain of their obligations under such agreement.
The Company will reimburse the reimbursed parties in an aggregate amount equal to the lesser of (x) $750,000 and (y) the reimbursement payment (as defined in the SSCSA) (the amount determined by the operation of clauses (x) and (y), the “reimbursement amount”) if, but only if, each reimbursed party concurrently executes and delivers to the Company the voting agreement herewith.
In connection with any demand to be reimbursed pursuant to the expense reimbursement agreement, the reimbursed parties will deliver to the Company a written certificate setting forth the amount demanded to be reimbursed certifying that such amount constitutes part of the reimbursement payment (as defined in the SSCSA), an invoice showing the amounts of fees and expenses that comprise such demanded amount, and reasonable documentation underlying such fees and wire instructions for the purpose of paying the reimbursement amount (the “payment certificate”). The Company agreed to make any payment of the reimbursement amount promptly (and within one business day after the date such payment is required under the expense reimbursement agreement) by wire transfer of immediately available funds to the account or accounts designated in the payment certificate following the later of the delivery of (a) the transaction notice or (b) the payment certificate.
The reimbursed parties agreed to enforce their rights under the SSCSA to cause the offering parties to make any “true up” payment contemplated by the definition of reimbursement payment, and if any such payment is payable by the offering parties, to promptly (and in any event, within one business day) pay any such “true up”

payment to the Company by wire transfer of immediately available funds to an account designated in writing by the Company (other than any portion of such “true up” payment that is in respect of the excess of the reimbursement payment (as defined in the SSCSA) over the reimbursement amount).
The “reimbursement payment” is defined in this proxy statement and in the A&R SSCSA to mean a cash payment made by the shareholders party to the A&R SSCSA to the offering parties that is equal to: (a) fifty percent (50%), multiplied by (b) the dollar amount of legal fees and expenses incurred by the offering parties in the aggregate with respect to the consideration, negotiation and analysis of the SSCSA, the A&R SSCSA, and all matters arising out of or ancillary thereto, including the preparation and filing of forms, schedules, exhibits, and other documents with the SEC to disclose the terms and conditions of the SSCSA, the A&R SSCSA, or any matters related thereto, and any matters arising out of or related to an acquisition proposal and substitute transaction, from the time period beginning upon the inception of the negotiation of the SSCSA among the parties to the A&R SSCSA and ending upon the consummation of a substitute acquisition, all of which fees and expenses being documented in reasonable detail by the offering parties to the shareholders party to the A&R SSCSA (subject to redactions for privileged information and the like), and which shall include a reasonable estimate for legal fees and expenses to be incurred subsequent to the date that a reimbursement payment is made if a reimbursement payment is required to be made prior to the date upon which a substitute acquisition is consummated, which estimate will be trued up by the parties to the A&R SSCSA promptly following the conclusion of such substitute acquisition.
Merger-Related Compensation for Protective Executive Officers
The table below sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation and benefits for each named executive officer of the Company that is based on or otherwise relates to the merger. The amounts set forth in the table below are based on multiple assumptions that may or may not actually prove correct, including:
•	The merger is completed on June 30, 2021;
•
Each of the Company’s named executive officers experiences a qualifying termination of employment at the effective time of the merger that would entitle him to receive severance payment and benefits under his employment, non-competition, confidentiality or severance agreement;

•	Company RSAs outstanding as of 2021 will be cancelled in exchange for a cash payment equal to the merger consideration of $23.30 per share;
•	The performance metrics applicable to the Company’s 2021 STIP will have been achieved at the target level of performance;
•
The potential payments and benefits described in this section are presented without regard to any “cutback” to avoid the “golden parachute” excise tax that may be imposed under Section 4999 of the Code;

•	No named executive officer receives any additional equity grants on or prior to the effective time of the merger; and
•	No named executive officer enters into any new agreement with the Company or is otherwise legally entitled to, prior to the effective time, additional compensation or benefits.
As a result, the actual amounts, if any, to be received by a named executive officer in connection with the merger may differ materially from the amounts set forth below. The amounts in respect of the merger-related compensation set forth in the table below are subject to a nonbinding advisory vote of the Company’s shareholders, as described under the section of this proxy statement titled “The Special Meeting–Purposes of the Special Meeting,” beginning on page [81].
Applicable SEC disclosure rules require the Company’s named executive officers for purposes of this disclosure to consist of the Company’s named executive officers for whom disclosure was required in the Company’s most recent proxy statement filed with the SEC. However, Mr. William C. Vens, for whom disclosure was required for 2020 (the year of the most recent proxy statement filed with the SEC), terminated employment with the Company prior to, and not because of, the merger, in 2019. Therefore, he will receive no amounts in connection with the merger.

The Company has determined that, in addition to Mr. Vens, Messrs. Jeremy D. Edgecliffe-Johnson, John R. Barnett, Jeremy F. Goldstein, John D. Nichols, Jr., Bahrarm D. Omidfar, Patrick S. Schmiedt and Matthew A. Thompson were each named executive officers for 2020.
Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Pension / NQDC ($)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)	Other ($)	Total ($)(4)
Jeremy D. Edgecliffe-Johnson	3,000,000	3,081,036	—	22,994	—	—	6,104,030
John R. Barnett	731,500	358,056	—	26,238	—	—	1,115,794
Jeremy F. Goldstein	1,061,602	447,299	—	26,238	—	—	1,535,139
John D. Nichols, Jr.	—	516,375	—	—	—	—	516,375
Bahrarm D. Omidfar	657,500	529,551	—	26,238	—	—	1,213,289
Patrick S. Schmiedt	1,021,313	473,369	—	8,530	—	—	1,503,212
Matthew A. Thompson	998,738	204,678	—	—	—	—	1,203,416
(1)
The amounts in this column represent cash severance payments under individual employment, non-competition, confidentiality or severance agreements that are attributable to “double-trigger” arrangements and the awards in respect of the 2021 fiscal year under the 2021 Short-Term Incentive Plan (the “2021 STIP”) that are attributable to “double-trigger” arrangements. The amounts in this column consist of:

Name(a)	Severance ($)(b)	Prorated Target 2021 STIP Award ($)(c)
Jeremy D. Edgecliffe-Johnson	2,700,000	300,000
John R. Barnett	654,500	77,000
Jeremy F. Goldstein	1,006,368	55,234
Bahrarm D. Omidfar	602,500	55,000
Patrick S. Schmiedt	968,375	52,938
Matthew A. Thompson	915,825	82,913
(a)
These amounts are based on the compensation levels in effect on March 10, 2021. If compensation is increased after March 10, 2021, actual payments to a named executive officer may be greater than those provided above.

(b)
These amounts represent the severance payments payable to each named executive officer under his individual employment, non-competition, confidentiality or severance agreement. Under Mr. Thompson’s Severance, Confidentiality, Non-Competition, and Non-Solicitation Agreement (the “Thompson Agreement”), subject to his execution and non-revocation of a release, if he is terminated without cause at any time, he will be entitled to receive a severance payment equal to the sum of (i) his annual base salary and (ii) a pro-rated amount of his target STIP bonus, paid in installments over twelve (12) months. If Mr. Thompson resigns for good reason within two (2) years following a change in control, he will be entitled to receive a lump sum payment equal to the sum of (i) two (2) times his base salary and (ii) his target STIP bonus for the year of termination. The amounts relating to Mr. Thompson set forth in the Golden Parachute Compensation table and this table are based on the assumption that he resigned for good reason on June 30, 2021. If Mr. Thompson had been terminated without cause on the same date, he would have been entitled to receive a cash severance payment equal to $457,913. For all other named executive officers in the table, the cash severance payments are described in further detail under the sections entitled “Individual Agreements” and “Annual Incentive and Long-Term Incentive Awards” above.

(c)
These amounts represent the prorated amounts of awards in respect of the 2021 fiscal year under the 2021 STIP at target level of performance and are described in further detail under the section entitled “Annual Incentive and Long-Term Incentive Awards” above.

(2)
The amounts in this column represent the value of Company RSAs held by the named executive officers as of March 10, 2021, and any dividends accrued with respect thereto as of the assumed effective time of June 30, 2021, based on the per share merger consideration of $23.30 as described in further detail under the section entitled “Value to Executive Officers and Directors in Respect of Company Equity Awards” above. Mr. Thompson held 8,584 Company RSAs (with an estimated value of $200,007 based on the per share merger consideration of $23.30) as of March 10, 2021 and will have accrued $4,670 in dividends as of June 30, 2021. These amounts are attributable to “single-trigger” arrangements.

(3)
The amounts in this column represent the value of continued medical, dental and vision benefits coverage under the individual employment, non-competition, confidentiality and severance agreements. The continued medical, dental and vision benefits coverage is a “double-trigger” payment, which means that the amounts will become payable only on a qualifying termination of employment one hundred twenty (120) days prior to and/or two (2) years following a change in control. Under the Thompson Agreement, based on the assumption that Mr. Thompson resigned for good reason on June 30, 2021, he would not be entitled to such benefits. However, if he had been terminated without cause on the same date, subject to his execution and non-revocation of a release, he would have been entitled to receive continued medical, dental and vision coverage for twelve (12) months with an estimated value of $17,467 based on the rates in effect as of March 10, 2021. For further details regarding the terms of such benefits, see the section entitled “Individual Agreements” above.
(4)
The total amounts do not reflect any reductions to “parachute payments” as defined by Code Section 280G in order to avoid the excise tax. Any definitive Section 280G analysis will depend on the effective time of the merger, the date of termination (if any) of the named executive officer and certain other assumptions used in the calculation.

Dividends
The Company customarily pays a quarterly cash dividend on the Company common shares. Under the terms of the merger agreement, prior to the effective time, the Company is permitted to declare and pay regular quarterly dividends of $0.10 per share of Company common shares.
Regulatory Clearances Required for the Merger
Each of the parties has agreed, subject to the terms and conditions of the merger agreement, to cooperate with the other parties and use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to the merger agreement and to consummate and make effective, as promptly as practicable, the merger and the other transactions contemplated by the merger agreement.
Antitrust
Under the HSR Act, the Company and Parent cannot consummate the merger until the Company and Parent have notified the Antitrust Division and the FTC of the merger and furnished them with certain information and materials relating to the merger and the applicable waiting period has terminated or expired. The termination or expiration of the waiting period means the parties have satisfied the regulatory requirements under the HSR Act. The Company and Parent filed the required notifications with the Antitrust Division and the FTC on March 4, 2020, resulting in a waiting period expiring at 11:59 p.m. on April 5, 2021.
Insurance and Other Regulatory Matters
The insurance laws and regulations of all 50 U.S. states and the District of Columbia generally require that before the acquisition of control of an insurance company, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring party must obtain approval from the insurance regulator of the insurance company’s state of domicile. In addition, many U.S. state insurance laws require prior notification to state insurance departments of an acquisition of control of a non-domiciliary insurance company doing business in that state if the acquisition would result in specified levels of market concentration. While these prior-notification statutes do not authorize the state insurance departments to disapprove the acquisition of control, they authorize regulatory action in the affected state, including requiring the insurance company to cease and desist from doing certain types of business in the affected state or denying a license to do business in the affected state, if particular conditions exist, such as substantially lessening competition in any line of business in such state.
Applications or notifications in connection with the merger or the changes in control of various subsidiaries of the Company that may be deemed to occur as a result of the merger have been filed, pursuant to the merger agreement, with various U.S. state regulatory authorities, including the Indiana Department of Insurance and the Texas Department of Insurance. Of the insurance and other regulatory approvals outside of the termination or expiration of the waiting period under the HSR Act, only the approval of the Indiana Department of Insurance is a condition to the obligations of the Company, Parent and Merger Sub to consummate the merger. See the section of this proxy statement titled “The Merger Agreement—Conditions to Closing.”
Although the Company and Parent do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that the Company and Parent will obtain all required regulatory approvals on a timely basis, if at all, or that the approvals will not include restrictions, conditions, limitations or requirements that would constitute a burdensome condition which, in such case, could result in an inability to obtain required regulatory approvals.

Other than the approvals and notifications described above, neither the Company nor Parent is aware of any material regulatory approvals required to be obtained, or waiting periods required to expire, after the making of a filing. If the parties discover that other approvals or filings and waiting periods are necessary, they will seek to obtain or comply with them, although, as is the case with the regulatory approvals described above, there can be no assurance that they will be obtained on a timely basis, if at all.
Payment of Merger Consideration and Surrender of Share Certificates
Paying Agent
Prior to the effective time, Parent will enter into an agreement with a paying agent to act as paying agent for the payment of the merger consideration upon surrender of the certificates, in the case of certificated shares, and automatically, in the case of book-entry shares. Immediately prior to the effective time, Parent will deposit with the paying agent cash in the aggregate amount required to pay the merger consideration in respect of the shares (we refer to such cash amount as the “exchange fund”).
Payment Process
As promptly as practicable, but in no event later than five business days after the effective time, the paying agent will mail to each holder of record of a certificate or certificates that, immediately prior to the effective time, represented outstanding shares subsequently converted into the right to receive the merger consideration (i) a letter of transmittal that (a) will specify that delivery will be effected and risk of loss and title to the certificates will pass only upon proper delivery of the certificates to the paying agent (or an affidavit of loss in lieu thereof, together with any bond or indemnity agreement) and (b) will be in such form and have such other provisions as the surviving corporation may specify, subject to the Company’s reasonable approval (to be obtained prior to the closing) and (ii) instructions for use in effecting the surrender of the certificates in exchange for the merger consideration.
Upon surrender of a certificate for cancellation to the paying agent, together with a letter of transmittal, duly completed and executed, and any other documents reasonably required by the paying agent or the surviving corporation, (i) the holder of such certificate will be entitled to receive in exchange, and Parent will cause the paying agent to pay and deliver as promptly as practicable and in any event within three business days of receipt by the paying agent of surrender of a certificate of cancellation to the paying agent (or after the date that is the first anniversary of the closing, by the Company or paying agent) of the required documents, the merger consideration and (ii) the certificate so surrendered will be canceled. No interest will be paid or accrued on the cash payable upon surrender of the certificates. Until surrendered, each such certificate will be deemed at any time after the effective time to represent only the right to receive upon such surrender the applicable merger consideration.
Any holder of book-entry shares will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the merger consideration that such holder is entitled to receive. Instead, each holder of record of one or more book-entry shares whose shares were converted into the right to receive the merger consideration will automatically upon the effective time (or, at any later time at which such book-entry shares will be converted) be entitled to receive, and Parent will cause the paying agent to pay and deliver as promptly as practicable, and in any event within three business days, the merger consideration.
Unregistered Transferees
In the event of a transfer of ownership of shares that is not registered in the transfer records of the Company, the appropriate amount of the merger consideration may be paid to a transferee if the certificate representing such shares is presented to the paying agent properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and accompanied by all documents reasonably required by the paying agent to evidence and effect such transfer and to evidence that any applicable taxes have been fully paid.
No Further Ownership Rights
All merger consideration paid upon the surrender for exchange of shares in accordance with the terms of the merger agreement, in the case of certificated shares, or automatically, in the case of book-entry shares, will be deemed to have been paid in full satisfaction of all rights pertaining to such shares, and, after the effective time, there will be no further registration of transfers on the transfer books of the surviving corporation of the shares that were issued and outstanding immediately prior to the effective time. If, after the effective time, certificates or book-entry shares are presented to the surviving corporation for any reason, they will be canceled and exchanged for the merger consideration as provided in the merger agreement, subject to applicable law.
De-listing and De-registration of Company Common Shares
The Company and Parent have agreed to use their respective reasonable best efforts to cause the Company common shares to be de-listed from Nasdaq and de-registered under the Exchange Act as soon as reasonably practicable following the effective time.
Appraisal Rights
Protective shareholders do not have dissenters’ rights of appraisal under Indiana law in connection with the merger.

THE MERGER AGREEMENT
The following describes the material provisions of the merger agreement, a copy of which is included as Annex A to this proxy statement and incorporated by reference herein. The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. Protective encourages you to read carefully the merger agreement in its entirety before making any decisions regarding the merger as it is the legal document governing the merger.
The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement and is not intended to provide any factual information about Protective or Progressive. Protective is responsible for considering whether additional disclosure of material information is required to make the statements in this proxy statement not misleading. Factual disclosures about Protective or Progressive contained in this proxy statement or Protective’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Protective or Progressive contained in the merger agreement and described in the summary. The representations, warranties and covenants made in the merger agreement by Protective, Progressive and Merger Sub are qualified and subject to important limitations agreed to by Protective, Progressive and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of allocating risk between the parties to the merger agreement, rather than establishing matters as facts, and may be subject to subsequent waiver or modification. The representations and warranties may also be subject to a contractual standard of materiality that may be different from that generally relevant to shareholders or applicable to reports and documents filed with the SEC, and in some cases are qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement or otherwise publicly disclosed. The representations and warranties in the merger agreement will not survive the completion of the merger. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included or incorporated by reference into this proxy statement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section of this proxy statement titled “Where You Can Find More Information” beginning on page [91].
The Merger
On the terms and subject to the conditions of the merger agreement, at the effective time, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will survive the merger as an indirect, wholly owned subsidiary of Progressive. As a result of the merger under Indiana law, the surviving corporation will have all the properties, rights, privileges, powers and franchises and will be subject to all claims, obligations, liabilities, debts and duties of the Company and Merger Sub. The closing of the merger is expected to occur on the third business day after the satisfaction or waiver of the closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions), unless otherwise agreed to in writing by the parties; provided that if the closing would occur within ten (10) business days of the end of a fiscal month of Parent, Parent may elect for the closing date to instead be the first business day of the next fiscal month of Parent and the closing conditions will be deemed satisfied if Parent makes such election. The effective time will occur when the articles of merger are duly filed with and accepted by the Secretary of State of the State of Indiana, or such later time as is permissible in accordance with the IBCL, agreed by the parties and specified in such articles of merger.
Effects of the Merger
The merger agreement provides that, at the effective time, each Company common share issued and outstanding immediately prior to the effective time will be cancelled and converted into the right to receive $23.30 in cash (other than shares owned by the Company and its subsidiaries or Parent and its subsidiaries immediately prior to the effective time and Company RSAs (which will be treated as described below)), without interest and less any required withholding taxes. All such shares will no longer be outstanding and will automatically be retired and cease to exist, and each holder of a certificate previously evidencing any Company common share or uncertificated Company common share represented by book-entry will cease to have any rights with respect to those shares, except the right to receive the merger consideration.
At the effective time, the Company will become an indirect, wholly owned subsidiary of Parent. Therefore, holders of Company common shares as of the effective time will cease to have direct or indirect ownership interests in the Company or rights as Company common shareholders, will not participate in any future earnings or growth of the Company, will not benefit from any appreciation in value of the Company and will not bear the future risks of the Company’s operations.
Following completion of the merger, the Company’s securities will be de-listed from the Nasdaq and de-registered under the Exchange Act. As a result, there will be no public market for the Company’s shares. This will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with shareholders’ meetings, no longer applicable to the Company. After the effective time, the Company will also no longer be required to file periodic reports with the SEC on account of the Company’s shares.
At the effective time, the directors of Merger Sub will continue in office as the directors of the surviving corporation and the officers of the Company will continue in office as the officers of the surviving corporation, and such directors and officers will hold office until successors are duly elected or appointed and qualified in accordance with and subject to applicable law and the certificate of incorporation and code of by-laws of the surviving corporation.
Closing; Effective Time
The closing of the merger will occur at 10:00 a.m., New York time, on the date that is the third business day after the satisfaction or waiver of all closing conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) by electronic exchange of documents, or at such other time, date or place as the Company and Parent may agree in writing (which we refer to as the “closing conditions measurement date”). However, if the closing conditions measurement date occurs within ten (10) business days of the end of a fiscal month of Parent, then, at the election of Parent to be made within one business day after the closing conditions measurement date, the closing date will be the first business day of the first fiscal month of Parent commencing after the closing conditions measurement date (unless another date is agreed to in writing by Parent and the Company), and the outside termination date shall be deemed to be the business day after the closing date if the closing date is after the outside termination date, and the closing conditions will be deemed satisfied. See the section of this proxy statement titled “The Merger Agreement—Conditions to Closing” beginning on page [52] for further discussion on the conditions to the closing of the merger.
Conditions to Closing
Mutual Conditions
The obligations of the Company, Parent and Merger Sub to effect the merger are subject to the satisfaction (or waiver by the parties, if permissible under applicable law) of the following conditions:
•	The Company voting shareholders having approved the merger proposal;
•
there being in effect no law, statute, ordinance, regulation, judgment, decree, injunction, order, writ, stipulation, determination, award or other legally binding obligation enacted, issued or enforced that prevents or prohibits consummation of the merger; and

•
the consents, approvals, authorizations, waivers, filings or notifications with the Indiana Department of Insurance will have been made or obtained, as applicable, and will be in full force and effect, and the applicable waiting periods, together with any extensions thereof, under the HSR Act will have expired or been terminated. See the section of this proxy statement titled “The Merger—Regulatory Clearances Required for the Merger” beginning on page [48] for more information on the consents, approvals, authorizations and filings with these governmental authorities.

Parent and Merger Sub Conditions
Parent’s and Merger Sub’s obligations to consummate the merger on the closing date are subject to the satisfaction (or waiver by Parent and Merger Sub) of the following additional conditions:
•
the representations and warranties of the Company relating to (i) the Company’s organization and good standing, (ii) power and authority to execute and deliver the merger agreement, perform its obligations and consummate the merger, (iii) the authorized capital stock, (iv) the applicability of any anti-takeover law to the Company with respect to the merger agreement, the merger or the other transactions contemplated thereby and (v) the fees and expenses payable to any brokers and advisors being true and correct both as of the date of the merger agreement and as of the closing date as if made on and as of the closing date (except to the extent expressly made as of a specific date, in which case as of such specific date), except for any de minimis inaccuracies with respect to authorized capital stock;

•
the representations and warranties of the Company, other than those described above, being true and correct as of the date of the merger agreement and as of the closing date as if made on and as of the closing date (except to the extent made as of a specific date, in which case as of such specific date), except where the failure of such representations and warranties described in this bullet to be so true and correct would not individually or in the aggregate, reasonably be likely to have a Company material adverse effect; provided, however, that for purposes of determining the satisfaction of the condition described in this bullet, no effect will be given to any exception or qualification in such representations and warranties relating to “material,” “materiality” or “Company material adverse effect” (a description of which is summarized below);

•
the covenants and agreements of the Company set forth in the merger agreement to be performed or complied with at or prior to the effective time having been duly performed or complied with in all material respects;

•	following the date of the merger agreement no Company material adverse effect will have occurred; and
•	the Company will have delivered a certificate dated as of the closing date and executed by an officer of the Company certifying that the conditions above have been satisfied.
Company Conditions
The Company’s obligations to consummate the merger on the closing date are subject to the satisfaction (or waiver by the Company) of the following additional conditions:
•
the representations and warranties of Parent relating to (i) Parent’s legal organization and good standing and (ii) corporate power and authority to execute and deliver the merger agreement, perform its obligations and consummate the merger being true and correct as of the signing date and as of the closing date as if made on and as of the closing date (except to the extent expressly made as of a specific date, in which case as of such specific date);

•
the representations and warranties of Parent, other than the representations and warranties described in the bullet above, being true and correct as of the date of the merger agreement and as of the closing date as if made on and as of the closing date (except to the extent expressly made as of a specific date, in which case as of such specific date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be likely to result in a material impairment in the ability of Parent to perform its obligations under the merger agreement and consummate the transactions contemplated by it before the outside termination date; provided, however, that for purposes of determining the satisfaction of the condition described in this bullet, no effect will be given to any exception or qualification in such representations and warranties relating to “material,” “materiality” or “Parent material adverse effect” (a description of which is summarized below in the section titled “The Merger Agreement—Conditions to Closing” beginning on page [52]);

•
the representations and warranties of Parent, other than the representations and warranties described in the bullet above, being true and correct as of the closing date as if made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to result in a failure of the ability of Parent or Merger Sub to effect the closing;

provided, however, that for purposes of determining the satisfaction of this bullet, no effect will be given to any exception or qualification in such representations and warranties relating to “material,” “materiality” or “Parent material adverse effect” (a description of which is summarized below);
•
the covenants and agreements of Parent and Merger Sub set forth in the merger agreement to be performed or complied with at or prior to the effective time having been duly performed or complied with in all material respects; and

•	the Company having received a certificate of an authorized executive officer of Parent that the conditions above have been satisfied.
Company Material Adverse Effect
For the purposes of the merger agreement, a “Company material adverse effect” will be deemed to occur if any fact, effect, change, event, circumstance, occurrence or development, individually or in the aggregate, has or is reasonably likely to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company or its subsidiaries, taken as a whole.
However, in no event will any of the following, alone or in combination, be deemed to constitute, nor be taken into account in determining whether there has been or will be a Company material adverse effect:
•
any changes within or affecting the general property and casualty insurance industry, the United States or global economy, or changes within or affecting global or United States economic or capital market conditions (including changes in the credit, debt, or currency markets);

•
any changes in or adoption of any applicable laws or applicable accounting regulations or principles or interpretations thereof (including changes in GAAP or in SAP) prescribed or permitted by the applicable insurance regulators and accounting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board;

•	any changes in global or national political conditions (including political action or inaction, the outbreak or escalation of war, military action, insurrection, sabotage or acts of terrorism);
•
any changes due to any acts of God, natural disasters, man-made disasters, disease outbreak, global public health emergency (as declared by the World Health Organization), epidemics or pandemics (including COVID-19 and any worsening thereof or any commercially reasonable actions taken by the Company and its subsidiaries as a reasonably necessary or appropriate response to COVID-19 to protect the health and safety of their employees or respond to third-party supply or service disruptions cause by COVID-19, including in response to any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar law, directive, guidelines or recommendation promulgated by any industry group or any governmental authority in response to COVID-19);

•
any change, event, effect, development or circumstance arising out of the announcement of the merger agreement and the transactions contemplated by the merger agreement or the pendency of the merger or the identity of the parties to the merger agreement, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any governmental authorities or any customers, suppliers, reinsurers, agents, policyholders, partners, officers or employees of the Company and its subsidiaries, other than in respect of the representations and warranties made by the Company or actions taken or omitted to be taken pursuant to the merger agreement to obtain any consent, approval, authorization or waiver under applicable law in connection with the merger and the other transactions contemplated by the merger agreement;

•
any actions taken or omitted to be taken pursuant to the merger agreement to obtain any consent, approval, authorization or waiver under applicable law in connection with the merger and the other transactions contemplated by the merger agreement;

•
the entering into and performance of the merger agreement and the transactions contemplated by the merger agreement, including compliance with the covenants set forth in the merger agreement, or any action taken or omitted to be taken by the Company at the express written request or with the prior written consent of Parent or Merger Sub;

•	the effects of any breach, violation or nonperformance of any provision of the merger agreement by Parent or any of its affiliates;

•
any initiated or threatened action against the Company, any of its affiliates or any of their respective directors or officers arising out of the merger agreement or the transactions contemplated by the merger agreement;

•
any failure in and of itself (but not the underlying cause thereof) by the Company to meet any published analyst estimates or expectations of the Company’s revenues, premiums written, earnings or other financial performance or results of operations for any period or any failure in and of itself (but not the underlying cause thereof) by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, premiums written, earnings or other financial performance or results of operations or any change in the price or trading volume of the Company common shares;

•	changes in the value of the investment assets owned by a subsidiary (but not the underlying cause thereof);
•
changes or developments in and of themselves (but not the underlying cause thereof) in the credit, financial strength or other rating of the Company, any of its subsidiaries or its outstanding debt; or

•	any effect, change, event, occurrence or circumstance arising out of, resulting from or related to the matters described in the Company disclosure letter.
However, any effect, change, event or occurrence referred to in the first, second, third and fourth bullets above may be taken into account in determining whether or not there has been a Company material adverse effect to the extent such effect, change, event, or occurrence has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other participants operating in the industries and geographies in which the Company and its subsidiaries operate (in which case the incremental disproportionate effect or effects may be taken into account in determining whether or not a Company material adverse effect has occurred).
Parent Material Adverse Effect
For the purposes of the merger agreement, a “Parent material adverse effect” means a material impairment in the ability of Parent to perform its obligations under the merger agreement and consummate the transactions contemplated hereby on or prior to the outside termination date.
Efforts to Obtain Required Shareholder Approvals
Unless the merger agreement has been earlier terminated, including pursuant to the Company’s right to terminate the merger agreement to enter into an alternative acquisition agreement (see the section of this proxy statement titled “The Merger Agreement—No Solicitation of Takeover Proposals” below), the Company has agreed to hold its Company shareholders meeting and to solicit proxies in favor of the proposal to adopt the merger proposal and will take all other actions reasonably necessary or advisable to secure the vote or consent of shareholders of the Company that is required by the rules and regulations of the Nasdaq and the IBCL.
No Solicitation of Takeover Proposals
The Company is prohibited from taking certain actions, summarized in detail below, relating to takeover proposals. In this proxy statement, and in the merger agreement, a “takeover proposal” means any inquiry, indication of interest, proposal or offer from any third party other than Parent, Merger Sub or any of their affiliates, relating to:
•
any direct or indirect acquisition or purchase, in a single transaction or a series of transactions, of (i) 10% or more of the outstanding Company Class A shares, Company Class B shares or Company common shares or (ii) 10% or more (based on the fair market value thereof, as determined by the Company’s board of directors) of the assets (including capital stock of the subsidiaries of the Company) of the Company and its subsidiaries, taken as a whole;

•
any tender offer or exchange offer that, if consummated, would result in any third party other than Parent and its subsidiaries owning, directly or indirectly, 10% or more of the outstanding (a) Company Class A shares, (b) Company Class B shares or (c) Company common shares;

•
any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving the Company pursuant to which any third party other than Parent and its subsidiaries (or the shareholders of any third party other than Parent and its subsidiaries)

would own, directly or indirectly, 10% or more of any class of equity securities of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity, other than in each case, the transactions contemplated by the merger agreement;
•
any issuance, sale or disposition, directly or indirectly, to any person or group of any securities (or options, rights, warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 10% or more of the voting power of the Company; or

•	any combination of the foregoing (in each case, other than the merger and the transactions contemplated by the merger agreement).
Specifically, the Company has agreed that it will, and will cause its subsidiaries and direct its representatives to immediately cease and cause to be terminated all then existing discussions and negotiations with any person conducted theretofore with respect to any takeover proposal and terminate all access to nonpublic information of the Company or its subsidiaries that any such person may have.
The Company has also agreed that (i) the Company and its subsidiaries will not, (ii) the Company and its subsidiaries will cause their respective officers and directors not to, and use reasonable best efforts to cause their employees not to, and direct their respective representatives not to (and use reasonable best efforts to ensure that their respective representatives not), directly or indirectly:
•
solicit, initiate or knowingly encourage, induce or facilitate the making of any proposal, that constitutes or is reasonably be likely to lead to a takeover proposal (other than contacting or engaging in discussions with the person making a takeover proposal or its representatives for the sole purpose of clarifying such takeover proposal);

•
enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any of the Company’s or its subsidiaries’ confidential information with respect to any takeover proposal;

•
enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, share purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement related to a takeover proposal (other than a confidentiality agreement in accordance with the provisions of the merger agreement) with respect to a takeover proposal (which we refer to as “takeover proposal documentation”); or

•
fail to enforce, or grant any waiver under, any standstill or similar agreement with any person (unless, and only to the extent, the Company’s board of directors determines in good faith, after consultation with its outside counsel, that enforcement or failure to grant a waiver would be inconsistent with its fiduciary duties of directors under Indiana Law, in which case it may enable such persons to confidentially submit a takeover proposal to the Company’s board of directors).

Notwithstanding the above or anything else in the merger agreement, at any time prior to obtaining the affirmative vote of the Company voting shareholders entitled to vote in favor of approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement (which we refer to as the “Company required vote”), in response to a bona fide written takeover proposal received after the date of the merger agreement that did not arise in whole or in part due to a material breach of the terms of the merger agreement, if the Company’s board of directors determines, after consultation with its financial advisor and outside counsel, that such takeover proposal constitutes or would reasonably be expected to lead to a superior proposal, the Company may (and may authorize and permit its subsidiaries and representatives to), subject to compliance with the terms of the merger agreement and only prior to obtaining the Company required vote:
•
furnish information with respect to the Company and its subsidiaries to the person making the takeover proposal (and its representatives) pursuant to a confidentiality agreement containing confidentiality provisions no more favorable in the aggregate to such person than those contained in the confidentiality agreement entered into between the Company and an indirect subsidiary of Parent dated October 5, 2020 (which we refer to as the “Company confidentiality agreement”) (it being understood that the confidentiality agreement need not prohibit the making or amendment of a takeover proposal); provided that all material information provided to such person has previously been provided or made available to

Parent or is provided to Parent prior to or substantially concurrently with the time it is provided to such person (which nonpublic information will, for the avoidance of doubt, be subject to the Company confidentiality agreement and may, in order to comply with applicable law, be restricted to certain designated representatives of Parent); and
•	participate in discussions and negotiations with the person making such takeover proposal (and its representatives) regarding such takeover proposal.
Except as described below, the Company has agreed that neither its board of directors nor any committee thereof will:
•
withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw (or modify in a manner adverse to Parent), the recommendation of approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement by the Company voting shareholders or the approval, declaration of advisability or recommendation by the Company’s board of directors or any such committee of the merger agreement, the merger or the other transactions contemplated by the merger agreement;

•
approve, recommend the approval of, or publicly propose to approve or recommend the adoption of, any takeover proposal or enter into or publicly propose to enter into any takeover proposal documentation;

•
fail to publicly reaffirm the recommendation of approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement by the Company voting shareholders within five business days of a written request by Parent to make such public reaffirmation following the receipt by the Company of a public takeover proposal that has not been publicly withdrawn (other than in the case of a takeover proposal in the form of a tender offer or exchange offer, discussed in the sixth bullet below) (it being agreed that this bullet will not apply to any takeover proposal deemed to have been made pursuant to the A&R SSCSA absent subsequent action on or after February 14, 2021, by any party to the A&R SSCSA that would constitute a takeover proposal); provided that Parent may make any such request only once in any 10 business day period;

•	take any action to make the provisions of any takeover law or takeover-related provision of the Company’s articles of incorporation or code of by-laws inapplicable to a takeover proposal;
•
fail to include the recommendation of the Company’s board of directors for the Company voting shareholders to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement by the Company voting shareholders in the proxy statement; or

•
fail to recommend against a tender offer or exchange offer prior to the earlier of (i) the tenth business day after commencement of the tender offer or exchange offer and (ii) the later of the second business day prior to the special meeting and the fifth business day after commencement of the tender offer or exchange offer (it being understood that any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) of the Exchange Act will not be deemed an “adverse recommendation change” and this proxy statement generally refers to any of such actions as an “adverse recommendation change”).

However, at any time prior to obtaining the company required vote, the Company’s board of directors may, if after consultation with its financial advisor and outside counsel, it determines that the failure to take such action would be inconsistent with the fiduciary duties of directors under Indiana law, (i) make an adverse recommendation change in response to a change in circumstance, (ii) make an adverse recommendation change in response to a superior proposal or (iii) cause or permit the Company to terminate the merger agreement to enter into a binding written definitive agreement to effect a superior proposal, in each case if and only if:
•	the Company has materially complied with its obligations under the merger agreement that are summarized in this “—No Solicitation of Takeover Proposals” with respect to such takeover proposal;
•
the Company has given Parent notice at least 4 business days prior to making any such adverse recommendation change or causing or permitting the Company to terminate the merger agreement pursuant to clause (ii) above, which notice will include:

○
the material terms and conditions of any superior proposal that is the basis of the proposed action by the Company’s board of directors, the identity of the person making the superior proposal and copies of proposed definitive documentation with respect to the superior proposal (it being understood and agreed that (1) any amendment to any financial terms or other terms that are material of such superior proposal will require a new notice and an additional 3 business day period prior to taking any specified action and (2) in determining whether to make an adverse recommendation change or to cause or permit the Company to so terminate the merger agreement, the Company’s board of directors will take into account any changes to the financial or other terms of the merger agreement proposed by Parent in writing to the Company (and not revoked) in response to any such notice or otherwise within the periods described above); or
○	a reasonably detailed description of the material event or development or material change in circumstance constituting such change in circumstance;
•
the Company has and has caused its subsidiaries and its and their respective representatives to make themselves reasonably available to negotiate with Parent and its representatives during the period referred to in the bullet above to the extent requested in writing by Parent in order to permit Parent to propose one or more amendments to the merger agreement that would result in such takeover proposal ceasing to constitute a superior proposal or such other matter no longer constituting a change in circumstance; and

•
after considering any proposed binding offers to amend the merger agreement committed to in writing by Parent (and not revoked) during such periods described above, if any, the Company’s board of directors has determined in good faith, after consultation with its financial advisor and outside counsel, that the failure to make the adverse recommendation change in response to such superior proposal or change in circumstance or cause or permit the Company to terminate the merger agreement in response to such superior proposal would be inconsistent with the fiduciary duties of directors under Indiana law.

For purposes of this proxy statement and the merger agreement, a “superior proposal” means a bona fide written takeover proposal that did not result from a breach of the provision of the merger agreement regarding non-solicitation of alternative transactions and that the Company’s board of directors determines (after consultation with its financial advisor and outside counsel), considering all financial, legal, regulatory and other factors as the Company’s board of directors considers to be appropriate, is reasonably expected to be consummated and, if consummated, would be more favorable to the shareholders of the Company than the merger; provided that, for the purposes of the definition of “superior proposal,” all references in the term takeover proposal to “10% or more” will be deemed to be references to “more than 50%,” all references to “Class A shares, Class B shares or Company common shares” will be deemed references to “Class A shares, Class B shares and Company common shares” and all references to “any class of equity securities” shall be deemed to be references to “each class of equity securities.”
For purposes of this proxy statement and the merger agreement, a “takeover proposal” means any inquiry, indication of interest, proposal or offer from any third party relating to (a) any direct or indirect acquisition or purchase, in a single transaction or a series of transactions, of (i) 10% or more of the outstanding (x) Class A shares, (y) Class B shares or (z) Company common shares or (ii) 10% or more (based on the fair market value thereof, as determined by the Company’s board of directors) of the assets (including capital stock of the subsidiaries of the Company) of the Company and its subsidiaries, taken as a whole, (b) any tender offer or exchange offer that, if consummated, would result in any third party owning, directly or indirectly, 10% or more of the outstanding (x) Class A shares, (y) Class B shares or (z) Company common shares, (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving the Company pursuant to which any third party (or the shareholders of any third party) would own, directly or indirectly, 10% or more of any class of equity securities of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity, other than, in each case, the transactions contemplated by the merger agreement, (d) any issuance, sale or disposition, directly or indirectly, to any person or group of any securities (or options, rights, warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 10% or more of the voting power of the Company, or (e) any combination of the foregoing (in each case, other than the merger and the transactions contemplated by the merger agreement).
In addition to the obligations of the Company set forth in the merger agreement summarized above, the Company will as promptly as practicable (and in any event within 36 hours of receipt) advise Parent of the receipt of any takeover proposal after the date of the merger agreement, the material terms and conditions of any such takeover proposal and the identity of the person making any such takeover proposal. The Company will keep Parent reasonably informed as promptly as practicable (and in any event within 24 hours) of any material developments with respect to any such takeover proposal (including any material changes thereto).
Nothing in the merger agreement prohibits the Company from:
•
taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or Item 1012(c) of Regulation M-A promulgated under the Exchange Act (or any similar communication to Company shareholders in connection with the making or amendment of a tender offer or exchange offer); or

•
making any disclosure to its shareholders if the Company’s board of directors determines (after consultation with its outside counsel) that failure to do so would be inconsistent with the fiduciary duties of directors under Indiana law or as otherwise required under applicable law, it being understood, however, that the provision summarized in this and the foregoing bullet will not be deemed to alter the definition of “adverse recommendation change” or permit the Company’s board of directors to make an adverse recommendation change except to the extent permitted by and in compliance with the terms of the merger agreement.

For purposes of the merger agreement, “change in circumstance” means any event or development that is material to the Company and its subsidiaries, taken as a whole, occurring after February 14, 2021, that was not known to, or reasonably foreseeable by, the Company’s board of directors or any committee thereof prior to the date of the merger agreement and which does not relate to (i) a takeover proposal or any matter related thereto or consequences thereof, (ii) events or developments arising from the announcement or existence of the merger agreement or actions taken pursuant to the merger agreement or in connection with the transactions contemplated thereby or (iii) changes in the market price or trading volume of the Company common shares (but not the underlying cause thereof).
Appraisal Shares
No shareholder of the Company has any dissenters’ rights, appraisal rights or similar rights under applicable laws in effect as of the date of the merger agreement with respect to the merger agreement, the merger and the other transactions contemplated thereby.
Treatment of Company Restricted Stock
At the effective time, except as otherwise mutually agreed to between Parent and a holder of a Company RSA, the restrictions on each Company RSA issued and outstanding immediately prior to the effective time shall lapse and each Company RSA shall be canceled and converted into the right to receive the Company RSA consideration. The surviving corporation shall, and Parent shall cause the surviving corporation to, pay through the payroll of the surviving corporation to each holder of Company RSA the Company RSA consideration, less any required withholding taxes, within 3 business days following the effective time.
Efforts to Complete the Merger
Each of the parties has agreed, subject to the terms and conditions of the merger agreement, to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to the merger agreement and to consummate and make effective as promptly as practicable the merger and the other transactions contemplated thereby. Specifically, such actions include using reasonable best efforts to:
•
obtain all necessary, proper or advisable consents, approvals, authorizations or waivers from governmental authorities and make all necessary, proper or advisable registrations, filings and notices and take all steps as may be necessary to obtain a consent, approval, authorization or waiver from any governmental authority (including under insurance laws and the HSR Act); and

•
execute and deliver any additional agreements, documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of, the merger agreement.

Except as otherwise provided below, Parent and its affiliates have agreed to use reasonable best efforts to avoid each and every impediment under any applicable law that may be asserted by, or order that may be entered by, any governmental authority with respect to the merger agreement, the merger or any other transaction contemplated thereby so as to enable the closing to occur, as promptly as practicable, including using reasonable best efforts to:
•
take all actions requested by any governmental authority, or otherwise necessary, proper or advisable to resolve any objections that may be asserted by any governmental authority with respect to the merger or any other transaction contemplated by the merger agreement; and;

•	prevent the entry of any order that would prevent, prohibit, restrict or delay the consummation of the merger or any other transaction contemplated hereby.
Burdensome Condition
The obligations of the parties described in the section of the proxy statement titled “—Efforts to Complete the Merger” will not obligate Parent or its subsidiaries to:
•
initiate litigation or an appeal process in any court or administrative or other tribunal against any governmental authority in order to prevent the entry of, and have vacated, lifted, reversed or overturned, any order that would prevent, prohibit, restrict or delay the consummation of the merger (provided that Parent shall, and shall cause its subsidiaries to, use reasonable best efforts to defend on the merits any claim, cause of action, proceeding or litigation in any court or administrative or other tribunal initiated by any governmental authority in order to prevent the entry of, and have vacated, lifted, reversed or overturned, any order that would prevent, prohibit, restrict or delay the consummation of the Merger); or

•	agree to a burdensome condition.
A “burdensome condition” is defined in this proxy statement and in the merger agreement to mean a condition that Parent or any of its subsidiaries (including the surviving corporation and its subsidiaries after the closing) take or refrain from taking any action (including any amendment, waiver or termination of any material agreement, including the merger agreement) or suffer to exist any restriction, condition or requirement which:
•
is imposed by an insurance regulator and would require Parent or any of its subsidiaries to agree to any material operational restriction on its business or any restriction on the payment of dividends (other than restrictions on dividends imposed by applicable Indiana insurance laws or any incremental limitation on dividends or distributions specifically imposed by an insurance regulator with a duration of two years or less following the closing);

•
is imposed by a governmental authority and would require Parent or any of its subsidiaries to make any divestiture or disposition, discontinue or license any portion of its business or assets, to accept or enter into any hold separate order or consent decree or to place any assets in trust (other than any that relates to the Company and its subsidiaries and would not be material to the Company and its subsidiaries, taken as a whole);

•
is imposed by an insurance regulator and would require Parent or any of its subsidiaries to make any capital commitment or capital guarantee or keep well or similar capital maintenance undertaking, in each case that would be material relative to Parent and its subsidiaries, taken as a whole (with “material” for this purpose measured relative to the size of the Company and its subsidiaries, taken as a whole), as a result of the transactions contemplated by the merger agreement; or

•
individually or in the aggregate has or would reasonably be likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, as a result of the transactions contemplated by the merger agreement.

However, none of the following shall constitute or be taken into account in determining whether a burdensome condition has occurred or exists:
•	any proposed changes to the business and operations of the Company and its subsidiaries by Parent or its subsidiaries; or

•	other than for purposes of the second bullet above describing the definition of burdensome condition, the identity of Parent and its subsidiaries.
Prior to Parent being entitled to invoke a burdensome condition, each of the parties and their respective representatives shall promptly confer in good faith in order to (x) exchange and review their respective views and positions as to any burdensome condition or potential burdensome condition and (y) discuss and present to, and engage with, the applicable governmental authority regarding any approaches or actions that would avoid any actual burdensome condition or mitigate its impact so it is no longer a burdensome condition, and Parent shall use its reasonable best efforts to take, or cause to be taken, any such actions in respect thereof which may mitigate a burdensome condition (other than any actions which themselves would constitute a Burdensome Condition).
Filings
The section of this proxy statement titled “The Merger—Regulatory Clearances Required for the Merger” beginning on page [48] includes a description of the material regulatory approvals (i.e., the expiration or termination of the waiting period under the HSR Act and the receipt of approval from the Indiana Department of Insurance) required for the completion of the merger that are referenced below.
Parent has agreed to file, or cause to be filed, the following:
•
a “Form A” Approval of Acquisition, together with all exhibits, affidavits and certificates, with the Indiana Department of Insurance within 20 business days of the date of the merger agreement (other than biographical affidavits, fingerprints and financial information regarding individuals, which shall be filed within 30 business days after the date of the merger agreement); and

•	any filings required by the Bermuda Monetary Authority within 20 business days of the date hereof with the Bermuda Monetary Authority.
Each of Parent and the Company shall file a notification and report form pursuant to the HSR Act with the FTC and the Antitrust Division with respect to the transactions contemplated hereby and requesting early termination of the waiting period under the HSR Act, within 15 business days of the date of the merger agreement.
The parties shall take, make or refrain from any other actions or nonactions, consents, approvals, authorizations, waivers, exemptions, non-disapprovals, no objections, filings and notices of, with or to governmental authorities necessary, proper or advisable to consummate the transactions contemplated hereby as promptly as reasonably possible after the date hereof. All filing fees payable in connection with the foregoing shall be borne by Parent.
Information
In connection with the efforts described in this section “—Efforts to Complete the Merger,” each party has agreed to:
•
consult with one another with respect to the obtaining of all consents, approvals, authorizations or waivers of governmental authorities necessary, proper or advisable to consummate the transactions contemplated by the merger agreement;

•	keep the other parties apprised on a prompt basis of the status of matters relating to such consents, approvals, authorizations or waivers; and
•
not, and cause their respective affiliates not to, permit any of their respective directors, officers, employees, partners, members, shareholders or any other representatives to participate in any live or telephonic meeting (other than non-substantive scheduling or administrative calls) with any governmental authority in respect of any filings, investigation or other inquiry relating to the transactions contemplated by the merger agreement unless it consults with the other in advance and, to the extent permitted by applicable law and by such governmental authority, gives the other party the opportunity to attend and participate in such meeting.

In addition, the Company and Parent have agreed to:
•
have the right to review in advance, and to the extent practicable, and subject to any restrictions under applicable law, consult the other on, any filing made with, or written materials submitted to, any governmental authority in connection with the transactions contemplated by the merger agreement;

•	in good faith, consider and reasonably accept comments of the other parties;
•	promptly furnish to each other copies of all such filings and written materials after their filing or submission, in each case subject to applicable laws;
•
promptly advise each other upon receiving any communication from any governmental authority whose consent, approval, authorization or waiver is required to consummate the transactions contemplated by the merger agreement, including promptly furnishing each other copies of any written or electronic communication; and

•
promptly advise each other when any such communication causes such party to believe that there is a reasonable likelihood that any such consent, approval, authorization or waiver will not be obtained or that the receipt of any such consent, approval, authorization or waiver will be materially delayed or conditioned.

In no event will any party be required to disclose to any other party any personally identifiable information and in no event will the Company or its subsidiaries be required to agree to take or enter into any action which is not conditioned upon the closing.
Termination of the Merger Agreement
The merger agreement may be terminated and the merger (and the transactions contemplated by the merger agreement) may be abandoned at any time prior to the effective time, notwithstanding if the requisite approvals of the Company shareholders has been obtained, under any of the following circumstances:
•	by mutual written consent of the Company and Parent, which consent will have been approved by the action of their respective boards of directors;
•
by either the Company or Parent, if any governmental authority has issued a final and nonappealable order, or a law is in effect, in each case, permanently preventing or prohibiting the merger; provided, however, that the party seeking to terminate the merger agreement pursuant to this bullet will have complied with its obligations under the merger agreement to use reasonable best efforts to obtain governmental approvals and the occurrence of such order was not primarily due to the failure of that party to perform its obligations under the merger agreement;

•	by either the Company or Parent, if the Company voting shareholders have not approved the merger proposal;
•
by the Company, prior to the merger proposal being approved by the Company voting shareholders, in order to substantially concurrently with such termination enter into a binding definitive agreement to effect a superior proposal that did not arise as a result of a material breach by the Company of the no-solicitation covenant, subject to the Company paying Parent the $13,335,000 termination fee, prior to or substantially simultaneously with such termination;

•
by Parent, prior to the merger proposal being approved by the Company voting shareholders (i) if the Company’s board of directors has made an adverse recommendation change or (ii) if the Company has willfully and materially breached its covenants relating to covenants described under “—No Solicitation of Takeover Proposals”;

•
by either the Company or Parent, if the merger has not been consummated by the outside termination date of November 14, 2021, which may be extended to February 14, 2022, by either Parent or the Company on November 14, 2021, if, on such date, all conditions to closing other than the condition relating to the obtaining of required regulatory approvals have been satisfied (however, the right to terminate the merger agreement under the provision described in this bullet will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or results in, the failure of the merger to occur on or before such date);

•	by Parent (as long as it and Merger Sub are not in material breach of its covenants and its and Merger Sub’s representations and warranties remain correct in all material respects), if:
○	there has been a breach by the Company of any representation, warranty, covenant or agreement contained in the merger agreement or any of the representations or warranties of the Company is or will have become inaccurate and such breaches or inaccuracies would, individually or in the aggregate, result in a failure of a condition regarding representations, warranties, covenants or agreements of the Company if continuing on the closing date; and
○
such breaches or inaccuracies will not have been cured (or are not capable of being cured) before the earlier of 45 days after written notice thereof is given by Parent to the Company or the outside termination date;

•	by the Company (as long as it is not in material breach of its covenants and its representations and warranties remain correct in all material respects) if:
○
there has been a breach by Parent of any representation, warranty, covenant or agreement contained in the merger agreement or any of the representations or warranties of Parent is or will have become inaccurate and such breaches or inaccuracies would, individually or in the aggregate, result in a failure of a condition regarding representations, warranties, covenants or agreements of Parent if continuing on the closing date; and

○
such breaches or inaccuracies will not have been cured (or are not capable of being cured) before the earlier of 45 days after written notice thereof is given by the Company to Parent or the outside termination date.

The party desiring to terminate the merger agreement other than pursuant to the first bullet above will give written notice of such termination to the other party specifying the provision or provisions pursuant to which such termination is effected.
Upon termination of the merger agreement in accordance with its terms and except in the case of willful and material breaches or actual fraud, Parent’s right, if any, to receive the company termination fee pursuant to the merger agreement and the amounts described therein will be the sole and exclusive remedy of Parent with respect to the circumstances set forth therein. See the section of this proxy statement below titled “—Fees and Expenses” for more information regarding the fees and expenses payable under certain circumstances.
In the event of termination of the merger agreement by either the Company or Parent as provided by the termination provisions of the merger agreement, the merger agreement will become void and have no effect, without any liability or obligation on the part of Parent and Merger Sub or the Company, except that the provisions regarding Company debt, fees and expenses, effect of termination and the general provisions of the merger agreement will survive termination and nothing within the merger agreement will relieve any party from liability for any willful and material breach of the merger agreement or for actual fraud (which will not include constructive fraud or similar claims); provided that the provisions described under “—Fees and Expenses” providing for the payment by the Company of $13,335,000 in connection with a valid termination of the merger agreement will constitute the exclusive remedy with respect to the circumstances set forth therein.
Fees and Expenses
Generally, all costs and expenses incurred in connection with the merger agreement, the merger and the transactions contemplated by the merger agreement will be paid by the party incurring such cost or expense, whether or not the merger is consummated.
The Company will be obligated to pay a termination fee (which we refer to as the “Company termination fee”) as liquidated damages under the following circumstances:
•
if the Company terminates the agreement pursuant to the provision described under the fourth bullet under “—Termination of the Merger Agreement” beginning on page [62] because the Company entered into a binding definitive agreement to effect a superior proposal that did not arise as a result of a material breach by the Company of its no-solicitation obligations under the merger agreement. Such payment must be made on the date of the termination of the merger agreement;

•
if Parent terminates the merger agreement pursuant to the provisions described under the fifth bullet under “—Termination of the Merger Agreement” beginning on page [62] because the Company’s board of directors has made an adverse recommendation change or has willfully and materially breached its covenants described under “—No Solicitation of Takeover Proposals.” Such payment must be made within four business days of termination of the merger agreement; or

•	if the agreement is:
○
terminated by the Company or Parent pursuant to the provisions described under the sixth bullet under “—Termination of the Merger Agreement” beginning on page [62] at any time after February 14, 2021, and prior to the outside termination date, a takeover proposal has been publicly announced or made known to the Company’s board of directors or Company shareholders and not withdrawn;

○
terminated by Parent pursuant to the provisions described under the seventh bullet under “—Termination of the Merger Agreement” beginning on page [62] and at any time after February 14, 2021, and prior to the breach giving rise to Parent’s right to terminate under this provision described in the seventh bullet above (other than a breach or inaccuracy of the representation and warranty that there has not been a Company material adverse effect since February 14, 2021), a takeover proposal has been publicly announced or made known to the Company’s board of directors or Company shareholders and not withdrawn prior to such breach; or

○
terminated by the Company or Parent pursuant to the provisions described under the third bullet under “—Termination of the Merger Agreement” beginning on page [62] and at any time after February 14, 2021, and prior to the Company shareholders meeting, a takeover proposal has been publicly announced or made known to the Company’s board of directors or Company shareholders and not withdrawn prior to the Company shareholders meeting and

•
in the case of any of the three sub-bullets above, within 12 months after such termination, the Company either consummates any such takeover proposal or enters into a definitive agreement to consummate any such takeover proposal and the Company thereafter consummates the takeover proposal that is the subject of such definitive agreement (whether or not within such 12-month period), then the Company will pay Parent the Company termination fee; provided that for the purposes of the section described by the sub bullets above, all references in the term takeover proposal to “10% or more” will be deemed to be references to “more than 50%.”

The Company termination fee is $13,335,000.
If the Company fails promptly to pay any amount due pursuant to this section “—Fees and Expenses,” the Company has agreed to pay any costs and expenses (including reasonable legal fees and expenses) incurred by Parent in connection with an action to enforce the merger agreement that results in an order for such amount against the Company. Any amount not paid when due will bear interest from the date such amount is due until the date paid at a rate equal to the prime rate as published in the Wall Street Journal, Eastern Edition in effect on the date of such payment. The parties have agreed that in no event will the Company be required to pay the company termination fee on more than one occasion.
Conduct of Business Pending the Completion of the Merger
The Company has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement through the earlier of the closing and the termination of the merger agreement.
In general, except as expressly contemplated or permitted by the merger agreement, as required by applicable law or order, or with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company has agreed to, and to cause its subsidiaries to, conduct their respective business and operations in the ordinary course of business in all material respects.
In addition, the Company has agreed not to, and to cause each of its subsidiaries not to:
•
declare, set aside, make or pay any dividends or other distributions (whether in cash, stock or property) in respect of any of its or its subsidiaries’ capital stock, other than regular quarterly cash dividends of $0.10 per share by the Company as set forth in the Company disclosure letter and any dividends or distributions by a subsidiary of the Company to the Company or any other subsidiary of the Company;

•
adjust, split, combine, subdivide or reclassify any of its capital stock, other equity interests, or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, its capital stock or other equity interests or voting securities;

•
repurchase, redeem or otherwise acquire or offer to repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or any Company share rights, other than as required by a benefit plan or in connection with the vesting or settlement of Company equity awards outstanding on the date of the merger agreement and other than Company common shares (other than those beneficially owned by Parent and its subsidiaries) in accordance with Section 8.1 or Section 8.2 of the Company’s code of by-laws;

•
issue, deliver, offer, grant, deliver, sell, or encumber any shares of its or its subsidiaries’ capital stock, Company share rights or subsidiary share rights, other than the issuance of Company common shares in connection with the settlement of any Company equity awards outstanding on the date of the merger agreement;

•	amend its articles of incorporation or code of by-laws or equivalent organizational documents of its subsidiaries or adopt or implement any shareholder rights plan or similar arrangement;
•
purchase an equity interest in, or a substantial portion of the assets of, any person or any division or business thereof, if the aggregate amount of the consideration paid or transferred by the Company and its subsidiaries in connection with all such transactions would exceed $3,000,000, or merge or consolidate with any person, in each case, other than (i) any such action solely between or among the Company and its subsidiaries, or (ii) pursuant to investment policies and guidelines of the Company or any of its subsidiaries;

•
sell, lease, license, subject to a lien (other than permitted liens) or otherwise surrender, relinquish or dispose of any of its properties, assets or rights (including capital stock of any subsidiary of the Company) with a value or purchase price in the aggregate in excess of $3,000,000, other than (i) sales of assets pursuant to the investment policies and guidelines of the Company or any of its subsidiaries, (ii) grants, acquisitions, abandonment or disposals of, or permission to lapse, any rights to any intellectual property in the ordinary course of business, (iii) sales or other dispositions of obsolete assets or (iv) in the ordinary course of business;

•
incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any such indebtedness or any debt securities of another person, or enter into any “keep well” or other agreement to maintain any financial statement condition of another person, collectively, “indebtedness,” other than indebtedness incurred in the ordinary course of business under the Company’s credit facilities (not to exceed $5,000,000) and any trade letters of credit;

•
make any loans to any person, other than (i) to the Company or any of its subsidiaries, (ii) in the ordinary course of business or (iii) pursuant to the investment policies and guidelines of the Company or any of its subsidiaries;

•
settle any actions made or pending against the Company or any of its subsidiaries, or any of their respective directors or officers in their capacities as such, or waive or discharge any claims of material value, other than any settlements or waivers (i) in the ordinary course of business or (ii) (A) for amounts not to exceed, for any such settlement individually, $2,500,000 (net the amount reserved for such matters by the Company or amounts covered by insurance) and (B) that would not reasonably be likely to prohibit or materially restrict the Company and its subsidiaries from operating their business in substantially the same manner as operated on the date of this agreement;

•	cancel any material indebtedness owed by a third party to the Company or any of its subsidiaries;
•
make any material change (i) in any accounting methods, principles or practices, (ii) to the investment policies and guidelines of Protective or any of its subsidiaries or (iii) to any of the actuarial, underwriting or claims administration policies, practices or principles of any the Company insurance subsidiary, in each case, other than as required by changes in GAAP or in SAP prescribed or permitted by the applicable insurance regulators and accounting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board;
•
except as required by applicable law or the terms of a benefit plan disclosed on the Company disclosure letter, (i) increase the compensation or benefits of any executive officer (as defined in the Securities Act) or, other than in the ordinary course of business, other employee, director or natural independent contractor of the Company or any of its subsidiaries, (ii) accelerate the vesting or payment of any compensation or benefits of any director, executive officer, other employee or consultant of the Company or any of its subsidiaries, (iii) establish, adopt, enter into, materially amend or terminate any benefit plan (or make any representations regarding the establishment, adoption, entering into, material amendment or termination of any benefit plan), except for immaterial changes in the ordinary course of business to nondiscriminatory health and welfare plans and for any other actions in the ordinary course of business that would not, individually or in the aggregate, increase the benefits available to participants under, or the costs to the Company or any of its subsidiaries of, such benefit plans in any material respect relative to the benefits and costs under existing benefit plans, or (iv) fund any payments or benefits that are payable or to be provided under any benefit plan (through a grantor trust or otherwise);

•
except as in the ordinary course of business, (i) make, revoke or change any material election concerning taxes or tax returns, (ii) enter into any material closing agreement with respect to taxes, (iii) settle or compromise any material tax audit, claim, assessment, or other proceeding, (iii) agree to an extension or waiver of the limitation period for any material claim or assessment in respect of taxes, (iv) file any material amended tax return, (v) surrender any right to claim a material refund of taxes, (vi) obtain any material tax ruling, (vii) adopt or change any material method of tax accounting (except as required by a change in applicable law, GAAP or SAP), or cause or permit any other person to take any of the foregoing actions with respect to the Company or any of its subsidiaries;

•	enter, terminate, modify, release or relinquish any rights or claims under, grant any consents under, or amend in any material respect any material contract in the ordinary course of business;
•	adopt any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any subsidiary of the Company;
•
materially change any claim handling, investment, reserve, actuarial or financial reporting methods, principles, policies or practices of the Company or any of its subsidiaries, except for any such change required by applicable law, GAAP, or SAP;

•
reduce or strengthen any reserves, provisions for losses and other liability amounts in respect of insurance contracts, except (i) to the extent required by SAP (including ordinary course updates in accordance with SAP, but disregarding any changes to SAP that are not yet required to be implemented) or GAAP (including ordinary course updates in accordance with GAAP), as applicable, or (ii) as a result of loss, expense or exposure payments to other parties in accordance with the terms of insurance contracts;

•	enter into any new material lines of business that the Company or any of its subsidiaries does not operate as of the date of this Agreement; or
•	agree to take any of the foregoing actions.
Indemnification; Directors’ and Officers’ Insurance
The merger agreement provides that, from and after the effective time, the surviving corporation will, and Parent will cause the surviving corporation to, indemnify, defend and hold harmless the individuals who at or prior to the effective time were directors or officers of the Company or any of its subsidiaries, referred to as the “indemnified parties,” against all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including legal fees and expenses) in connection with any actual or threatened action or investigation, whenever asserted, based on or arising out of, relating to or in connection with any act or omission occurring at or prior to the effective time (including relating to the merger agreement) to the fullest extent permitted by the IBCL or any other applicable law or provided under the

Company’s articles of incorporation and code of by-laws in effect on the date of the merger agreement. Parent will guarantee such performance by the surviving corporation.
In addition, for the six-year period commencing immediately after the effective time, Parent and the surviving corporation will maintain in effect directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the effective time with respect to the indemnified parties with terms, conditions, retentions and levels of coverage at least as favorable as those of such current insurance coverage with an insurance carrier with the same or better financial strength ratings as the Company’s current carriers. The permitted cost of such insurance is limited by a maximum premium of 200% of the annual premiums currently paid by the Company for such insurance and the Company may, at its option, instead obtain a six-year “tail” insurance policy that provides coverage identical in all material respects to the coverage described above; provided that the Company does not pay more than 300% of annual premiums currently paid by the Company for such insurance policy.
The Company and Parent agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time (and rights for advancement of expenses) now existing in favor of the indemnified parties as provided in the respective articles of incorporation and code of by-laws (or comparable organizational documents) of the Company or any of its subsidiaries and any indemnification or other agreements of the Company and its subsidiaries as in effect on the date of the merger agreement will be assumed by the surviving corporation in the merger, without further action, at the effective time and will survive the merger and will continue in full force and effect in accordance with their terms. Further, the surviving corporation shall, and Parent shall cause the surviving corporation to, maintain in the articles of incorporation and code of by-laws of the surviving corporation from and after the effective time provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of the indemnified parties than are presently set forth in the Company’s articles of incorporation and code of by-laws, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time in any manner that would adversely affect the rights thereunder of any such individuals, except as amendments may be required by the IBCL during such period.
Employee Matters
During the continuation period, Parent will provide, or cause to be provided to, each continuing employee :
•
base salary or hourly base wage rate that is at least equal to the base salary or hourly wage rate provided to such continuing employee immediately prior to the closing, except as otherwise mutually agreed to between Parent and a continuing employee;

•
a short-term incentive compensation target opportunity that is at least equal to the short-term incentive compensation target opportunity provided to such continuing employee immediately prior to the closing;

•
employee benefits (excluding equity compensation and 401(k) profit sharing contributions) that are no less favorable in the aggregate than those provided to such continuing employees immediately prior to the closing; and

•
for each continuing employee who incurs an involuntary termination of employment other than for cause during the continuation period, severance payments and benefits to which such continuing employee would have been entitled with respect to such termination under any scheduled benefit plan had such termination occurred immediately prior to the closing.

Further, from and after the closing date, Parent will, or cause the surviving corporation or any of their respective subsidiaries to, assume and honor all obligations under the offer letters, employment agreements, severance agreements, non-competition agreements or other similar agreements disclosed on the Company disclosure letter in accordance with their terms as in effect as of the date of the merger agreement or as they may be amended prior to the effective time of the merger to the extent permitted by the merger agreement.
In addition, Parent will use reasonable best efforts to:
•
for all purposes (including purposes of vesting, eligibility to participate and level of benefits) under any employee benefit plans of Parent and its subsidiaries (exclusive of the Company and its subsidiaries) solely to the extent such plans provide benefits to any continuing employee after the closing date (the “new plans”), cause each such continuing employee to be credited with his or her years of service with the Company and its subsidiaries and their respective predecessors before the effective time, to the same extent as such continuing employee was entitled before the effective time, to credit for such service under any benefit plan in which such continuing employee participated or was eligible to participate immediately prior to the closing date; provided that the foregoing service credit will not be required to apply to the extent that its application would result in a duplication of benefits with respect to the same period of service;
•
cause each continuing employee to be immediately eligible to participate, without any waiting time or satisfaction of any other eligibility requirements, in any and all new plans to the extent coverage under such new plan is replacing comparable coverage under a benefit plan in which such continuing employee participated immediately before the closing date (which we refer to as, collectively, the “old plans”); and

•
for purposes of each new plan providing medical, dental, pharmaceutical and/or vision benefits to any continuing employee, cause (i) all pre-existing condition exclusions and actively-at-work requirements of such new plan to be waived for such continuing employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable old plans of the Company or its subsidiaries in which such continuing employee participated immediately prior to the closing date and (ii) any eligible expenses incurred by any continuing employee and his or her covered dependents during the portion of the plan year of the old plan ending on the date such continuing employee’s participation in the corresponding new plan begins to be taken into account under such new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such continuing employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan.

In respect of the Company’s fiscal year in which the closing occurs, Parent will, or will cause to, honor and pay to each continuing employee an annual cash bonus (which we refer to as the “annual bonus” in this paragraph) payable pursuant to the STIP no later than the time such annual bonus is due under the STIP and prior to March 15 of the year following the year in which the closing occurs; provided that if the continuing employee incurs an involuntary termination of employment other than for cause prior to the payment date, such continuing employee’s annual bonus will be pro-rated based on a fraction, the numerator of which is the number of days the continuing employee was employed with the Company, Parent or their respective affiliates during the fiscal year in which the closing occurs and the denominator of which is 365. Parent will, or will cause to, operate STIP and measure the level of performance achievement in a good faith manner consistent with the Company’s past practice.
Lastly, the Company will take, or cause its subsidiaries to take, all actions necessary to terminate, effective immediately before the closing and contingent on the occurrence of the closing, any benefit plan sponsored by the Company or any of its subsidiaries that is intended to qualify as a qualified cash or deferred arrangement within the meaning of section 401(k) of the Code (which we refer to as a “Company 401(k) plan”), and effective immediately prior to the closing, (i) all participants in any Company 401(k) plan will be fully vested in their account balances and (ii) no employee or other person will have any right thereafter to contribute any amounts to such Company 401(k) plan based upon compensation earned or services performed after the closing. Parent will designate or establish, or cause to be established, a defined contribution retirement plan of the Parent or one of its affiliates that is intended to qualify as a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (which we refer to as the “Purchaser 401(k) plan”) for which continuing employees will become eligible to participate effective as of the closing date. Parent will take all reasonable steps necessary to cause such Purchaser 401(k) plan to accept eligible rollover distributions (as defined in Section 402(c)(4) of the Code) from the Company 401(k) plan, including the in-kind rollover of any associated plan loans of each continuing employee who participated in the Company 401(k) plan as of the date such plan is terminated and who elects such direct rollover in accordance with the terms of the Company 401(k) plan and the Code. The Company and Parent will cooperate in good faith to take any and all commercially reasonable actions needed to permit each continuing employee with an outstanding loan balance under the Company 401(k) plan as of the date such plan is terminated to continue to make scheduled loan payments to the Company 401(k) plan after the closing, pending the distribution and in-kind rollover of the promissory notes evidencing such loans from the Company 401(k) plan to the Purchaser 401(k) plan, as provided in the preceding sentence, such as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans.
Amendment
The merger agreement may be amended by the parties in writing by action of their respective boards of directors at any time before or after the Company required vote has been obtained and prior to the filing of the articles of merger with the Secretary of State of the State of Indiana. However, after the company required vote will have been obtained, no such amendment, modification or supplement will be made that pursuant to applicable law requires further approval by the Company shareholders without such further approval. The merger agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of all of the parties
Extension; Waiver
At any time prior to the effective time, each of the Company, Parent and Merger Sub may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party set forth in the merger agreement or in any document delivered pursuant to the merger agreement or (iii) subject to the provisions described in the section “—Amendment” waive compliance with any of the agreements or conditions of the other parties set forth in the merger agreement. Any such extension or waiver by a party will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of those rights.
No Third-Party Beneficiaries
While the merger agreement is not intended and does not confer upon any person other than the parties any rights or remedies, other than, from and after the effective time (i) each indemnified party and their respective successors, heirs and representatives, each of whom will have the right to directly enforce the applicable provisions of the merger agreement relating to the indemnification of current and former officers and directors of the Company and its subsidiaries, the provision of tail insurance to such persons and related matters and (ii) the right of the Company shareholders to receive the merger consideration and the holders of Company equity awards to receive the payments which they have the right to receive pursuant to the merger agreement as described under “The Merger—Interests of Certain Persons in the Merger—Directors’ and Officers’ Indemnification and Insurance” beginning on page [43] and “—Treatment of Company Restricted Stock” beginning on page [62].
Specific Performance
The parties agreed in the merger agreement that irreparable damage would occur and the parties would not have an adequate remedy at law in the event that any provision of the merger agreement were not performed in accordance with its specific terms or is otherwise breached and that money damages would not be an adequate remedy for any such failure to perform or breach. The parties to the merger agreement agree that, without posting a bond or other undertaking, each of the parties to the merger agreement (or any of them) is entitled to injunctive or other equitable relief to prevent a breach or breaches of the merger agreement or to enforce specifically the terms and provisions thereof in addition to and without precluding or otherwise rendering unavailable any other remedy to which they are or could be entitled at law or in equity. In the event that any party hereto brings any action to prevent a breach or breaches of the merger agreement or to enforce specifically the terms and provisions of the merger agreement, no party may allege or argue that there is an adequate remedy at law, and each party hereto waives any defense or counterclaim in this regard. The parties further agreed that (a) by seeking any remedy summarized in this section, a party will not in any respect waive its right to seek any other form of relief that may be available to such party under the merger agreement and (b) nothing summarized in this section requires any party to institute any action for (or limit such party’s right to institute any action for) specific performance before exercising any other right under the merger agreement. If, prior to the outside termination date, any party brings any action to prevent a breach or breaches of the merger agreement to specifically enforce the terms and provisions of the merger agreement against any other party, the outside termination date will be automatically extended (i) for the period during which such action is pending, plus 10 business days after the termination of such Action (or of any appeal from, or of the right to appeal from, any judgment entered in such action, if such period is longer) or (ii) by such other time period established by the court presiding over such action.
Representations and Warranties
The merger agreement contains certain customary representations and warranties. Each of the Company and Parent has made representations and warranties regarding, among other things:
•	organization and standing;
•
corporate power and authority with respect to the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, and the due and valid execution and delivery and enforceability of the merger agreement;

•	absence of conflicts with, or violations of, organizational documents, contracts and applicable laws;
•	required regulatory filings and consents and approvals of governmental authorities;
•	compliance with applicable laws;
•	absence of certain litigation; and
•	brokers’ fees payable in connection with the transactions contemplated by the merger agreement.
Additional representations and warranties made only by the Company relate to:
•	capital structure;
•	ownership of subsidiaries;
•	the Company’s board of directors recommendation and approval;
•	requisite shareholder approval;
•	SEC documents, financial statements and internal controls and disclosure controls and procedures;
•	absence of undisclosed liabilities;
•	absence of any Company material adverse effect since December 31, 2019;
•	possession of, and compliance with, permits;
•	actuarial reports;
•	tax matters;
•	benefits matters and ERISA compliance;
•	labor relations;
•	intellectual property;
•	insurance coverage;
•	real property;
•	environmental matters;
•	inapplicability of takeover statutes;
•	material contracts;
•	insurance subsidiaries;
•	statutory statements and examinations;
•	reinsurance;
•	policy reserves;

•	investments; and
•	opinion from financial advisor.
Certain additional representations and warranties made only by Parent and Merger Sub relate to:
•	Merger Sub’s ownership and operations;
•	available funds; and
•	stock ownership in the Company.
Other Covenants and Agreements
The merger agreement contains certain other covenants and agreements, including covenants relating to, among other things:
•	preparation by the Company of this proxy statement;
•	confidentiality and access by Parent to certain information about the Company;
•	consultation between the Company and Parent in connection with public statements with respect to the transactions contemplated by the merger agreement;
•
causing to be exempt, under Rule 16b-2 promulgated under the Exchange Act, dispositions of the Company equity securities (including derivative securities) pursuant to the transactions contemplated by the merger agreement by each individual who is a director or officer of the Company subject to Section 16 of the Exchange Act;

•
the Company notifying Parent of any shareholder litigation relating to the transactions contemplated by the merger agreement, and the Company giving Parent the opportunity to participate in, but not control, the defense of any shareholder litigation against the Company or its directors relating to the merger agreement and the transactions contemplated by the merger agreement and the Company not settling any such action without the prior written consent of Parent; and

•
Parent and the Company using their respective reasonable best efforts to cause the Company’s securities to be delisted from the Nasdaq and deregistered under the Exchange Act as soon as reasonably practicable following the effective time.

Governing Law; Consent to Jurisdiction
The merger agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arising out of or relating to the merger agreement or the negotiation, execution or performance of the merger agreement or the transactions contemplated by the merger agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with the merger agreement) will be governed by and construed in accordance with the laws of the State of Indiana, without respect to any conflicts of law principle that might require the application of the laws of any other jurisdiction.
All actions and proceedings arising out of or relating to the merger agreement, including its negotiation, execution or performance, will be held and determined in the United States District Court for the Southern District of Indiana or, solely if the United States District Court for the Southern District of Indiana does not have subject matter jurisdiction, the Indiana Commercial Court located in Hamilton County, Indiana (“chosen courts”), and any appellate court to which a decision of such chosen courts may be appealed.

THE VOTING AGREEMENT
The following describes the material provisions of the voting agreement, a copy of which is included as Annex C to this proxy statement and incorporated by reference herein. The summary of the material provisions of the voting agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the voting agreement. This summary does not purport to be complete and may not contain all of the information about the voting agreement that is important to you. Protective encourages you to read carefully the voting agreement in its entirety before making any decisions regarding the merger.
Voting
Pursuant to the voting agreement, Parent, the Company and certain individuals, entities and trustees of certain trusts held for the benefit of certain members of the Shapiro family (which we refer to, collectively, as the “supporting shareholders”) have agreed to:
•	be present or represented at the special meeting and cause all their Class A shares to be counted as present for purposes of calculating a quorum; and
•	vote (or cause to be voted), in person or by proxy, all of their Class A shares (which we refer to as the “covered shares”):
○
in favor of (i) the adoption of the merger agreement, the merger and other transactions contemplated by the merger agreement and (ii) any action reasonably requested by Parent or the Company’s board of directors in furtherance of the foregoing, including in favor of the adjournment proposal to the extent necessary if there are insufficient Class A shares represented (either in person or by proxy) to constitute a quorum or to approve the merger agreement;

○
against any action or agreement that would reasonably be expected to (i) result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the merger agreement, or of a shareholder contained in the voting agreement, (ii) result in any of the conditions to the consummation of the merger under the merger agreement not being satisfied or (iii) impede, frustrate, interfere with, delay, postpone or adversely affect the merger and the other transactions contemplated by the merger agreement; and

○
against any takeover proposal (other than the merger and the transactions contemplated by the merger agreement) or superior proposal; provided that, in the event that the Company’s board of directors makes an adverse recommendation change pursuant to and in compliance with the merger agreement, to the extent that the supporting shareholders own more than 35.3% of the aggregate amount of outstanding Class A shares (the “excess Class A shares”), the supporting shareholders shall vote (or cause to be voted), in person or by proxy, all of the excess Class A shares in the same relative proportions as the number of Class A shares owned by holders of Class A shares other than the supporting shareholders (the “unaffiliated shareholders”) that are voted in favor of the adoption of the merger agreement, the merger and other transactions contemplated by the merger agreement bears to the total number of Class A shares owned by the unaffiliated shareholders.

Irrevocable Proxy
Each supporting shareholder has revoked (and will cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to the covered shares (other than pursuant to the A&R SSCSA) Each supporting shareholder appointed, and at the request of Parent will cause its affiliates to irrevocably appoint, as its and their proxy and attorneys-in-fact, Parent and any person designated in writing by Parent, and each of them individually, with full power of substitution and resubstitution to vote such shareholder’s covered shares at the special meeting or at any other meeting of the holders of Company common shares called to consider the adoption of the merger agreement and the merger; provided, however, that such shareholder’s (and any such affiliates’) grant of the proxy is effective if, and only if, such shareholder (or affiliate, as applicable) has not delivered to the Company secretary at least 10 business days prior to such meeting, a duly executed irrevocable proxy card in form and substance reasonably acceptable to Parent (provided that sensitive information such as account numbers may be redacted from the proxy card provided to Parent) directing that the covered shares be voted. The proxy (and any proxy granted by an affiliate of a shareholder will

be), if it becomes effective, is (or will be, as applicable) coupled with an interest, is (or will be, as applicable) given as an additional inducement to Parent to enter into the merger agreement and will be irrevocable prior to the termination of the voting agreement.
Termination
The voting agreement will automatically terminate at the earliest of:
•	the effective time;
•	the termination of the merger agreement in accordance with its terms; or
•
with respect to any supporting shareholder, the entry by Parent, the Company and Merger Sub into any amendment, modification or waiver to the merger agreement without the prior written consent of such supporting shareholder that results in:

○	a decrease in, or a change in the form of, the merger consideration payable to holders of Company common shares; or
○	extends the outside termination date.
•
The termination of the voting agreement will not (i) relieve any party thereto from any liability incurred prior to such termination or expiration, (ii) relieve any party thereto from any liability to any other party arising out of or in connection with a breach of the voting agreement or (iii) if the voting agreement terminates because the effective time has occurred, terminate the parties’ obligations under the voting agreement relating to publicity, regulatory cooperation or termination.

Transfer Restrictions; Other Proxies
The voting agreement provides that each of the supporting shareholders will not, directly or indirectly, sell, transfer, assign, encumber or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise (which we refer to as a “transfer”)), either voluntarily or involuntarily, or enter into any contract, option, derivative transaction or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) any covered share, the beneficial ownership thereof or any other interest therein other than a permitted transfer as follows:
•
with respect to a supporting shareholder that is not an individual, transfers back to such supporting shareholder or to a controlled affiliate, if another controlled affiliate of such supporting shareholder, which holds any covered shares as permitted under the voting agreement, ceases to be a controlled affiliate in relation to such supporting shareholder, prior to such controlled affiliate ceasing to be a controlled affiliate in relation to such supporting shareholder;

•
with respect to a supporting shareholder that is not an individual, transfers to any of its controlled affiliates; provided that such controlled affiliate remains a controlled affiliate of the supporting shareholder at all times following the transfer;

•	transfers of covered shares by a supporting shareholder to any other person to whom Parent has consented in advance in writing;
•	transfers by will or other testamentary document or by the laws of descent and distribution upon the death of a supporting shareholder; or
•	for estate planning purposes.
In the case of a transfer pursuant to the second, third and fifth bullet, the transferee must execute and deliver to Parent, prior to the effectiveness of any such transfer, a written agreement, in form and substance reasonably acceptable to Parent, (i) to assume all of the supporting shareholder’s obligations under the voting agreement with respect to the covered shares subject to such transfer, (ii) to be bound by the terms of the voting agreement with respect to such covered shares to the same extent as the supporting shareholder is bound under the voting agreement and (iii) to make each of the representations and warranties under the voting agreement in respect of itself and the covered shares as the supporting shareholder has made. The supporting shareholder will be responsible for any breach by the transferee of such agreement.
Each supporting shareholder agrees that it will not, and will not permit any affiliate to:
•
Enter into any agreement, arrangement or understanding with any person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such supporting shareholder’s representations, warranties, covenants and obligations under the voting agreement; or

•
Take any action that could restrict or otherwise affect such supporting shareholder’s legal power, authority and right to comply with and perform its covenants and obligations under the voting agreement.

Waiver of Appraisal and Dissenter’s Rights
In the voting agreement, the supporting shareholders (i) waive and agree not to exercise or assert any appraisal or similar rights in connection with the merger and (ii) agree not to commence or participate in, and agree to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective affiliates relating to the negotiation, execution or delivery of the voting agreement or the merger agreement or the consummation of the transactions contemplated under the voting agreement or the merger agreement, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of the voting agreement or the merger agreement, including the merger, or (b) alleging a breach of any fiduciary duty of the Company’s board of directors or any committee thereof or any officer of the Company in connection with the voting agreement, the merger agreement or the transactions contemplated by the voting agreement or the merger agreement.
Governing Law
The voting agreement is governed by and construed in accordance with the laws of the State of Indiana, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction.
No Solicitation
During the term of the voting agreement, each supporting shareholder agreed not to (and to cause each of their affiliates and its and their respective representatives not to), directly or indirectly:
•	solicit, initiate or knowingly encourage the making of any proposal that constitutes or is reasonably likely to lead to a takeover proposal;
•
enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any of the Company’s or its subsidiaries’ confidential information with respect to, any takeover proposal; or

•	enter into any takeover proposal documentation with respect to a takeover proposal.
Notwithstanding the above, if the Company’s board of directors determined, after consultation with its financial advisor and outside counsel, that an unsolicited bona fide written takeover proposal constitutes or would reasonably be expected to lead to a superior proposal, if the Company is participating in discussions and negotiations with, or furnishing information to the person making such takeover proposal pursuant to and in compliance with the merger agreement, then notwithstanding the first and second bullets above, the supporting shareholder, its affiliates and their respective representatives may also participate in discussions and negotiations with, and furnish information to, the person making such takeover proposal at the request and direction of the special committee of the Company’s board of directors.

MARKET PRICE OF COMPANY COMMON SHARES
Our Class A shares and Class B shares are quoted on Nasdaq under the ticker symbols “PTVCA” and “PTVCB,” respectively. The following table shows the intraday high and low prices for the Company common shares and cash dividends per share, for the periods indicated as reported by Nasdaq. These prices do not necessarily represent actual transactions.
	Protective Insurance Corporation Class A Shares
	High	Low	Dividend
Fiscal 2021
First Quarter (through March 11, 2021)	$23.10	$15.06	N/A

Fiscal 2020
First Quarter	$16.40	$14.33	$0.10
Second Quarter	$17.37	$13.85	$0.10
Third Quarter	$20.98	$13.20	$0.10
Fourth Quarter	$15.36	$10.70	N/A

Fiscal 2019
First Quarter	$15.95	$13.61	$0.10
Second Quarter	$17.51	$14.56	$0.10
Third Quarter	$18.38	$14.34	$0.10
Fourth Quarter	$21.57	$15.83	$0.10

Fiscal 2018
First Quarter	$24.76	$22.16	$0.28
Second Quarter	$24.36	$21.31	$0.28
Third Quarter	$24.86	$22.01	$0.28
Fourth Quarter	$23.30	$15.50	$0.28
The closing price of Company Class A shares on Nasdaq on February 11, 2021 was $15.58 per share. On [•] [•], 2021 the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price of Company Class A shares on Nasdaq was $[•] per share.
	Protective Insurance Corporation Class B Shares
	High	Low	Dividend
Fiscal 2021
First Quarter (through March 11, 2021)	$23.17	$14.11	N/A

Fiscal 2020
First Quarter	$14.93	$12.72	$0.10
Second Quarter	$15.81	$12.40	$0.10
Third Quarter	$16.85	$11.39	$0.10
Fourth Quarter	$15.78	$9.96	N/A

Fiscal 2019
First Quarter	$17.19	$15.10	$0.10
Second Quarter	$17.54	$14.72	$0.10
Third Quarter	$18.12	$15.03	$0.10
Fourth Quarter	$22.01	$15.28	$0.10

Fiscal 2018
First Quarter	$25.00	$21.90	$0.28
Second Quarter	$25.70	$22.00	$0.28
Third Quarter	$25.10	$22.65	$0.28
Fourth Quarter	$23.50	$15.81	$0.28

The closing price of Company Class B shares on Nasdaq on February 11, 2021 was $15.13 per share. On [•] [•], 2021, the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price of Company Class B shares on Nasdaq was $[•] per share.
The Company shareholders are encouraged to obtain current market quotations for Company common shares before making any decision with respect to the merger. No assurance can be given concerning the market price for Company common shares before or after the date on which the merger will close. The market price for Company common shares will fluctuate between the date of this proxy statement and the date on which the merger closes and thereafter.
As of [•] [•], 2021, the most recent practicable date before this proxy statement was mailed to our shareholders, there were approximately [•] holders of record of Class A shares and approximately [•] holders of record of Class B shares. This does not represent the actual number of beneficial owners of Company common shares because shares are frequently held in “street names” by securities dealers and others for the benefit of beneficial owners who may vote Company common shares.

EQUITY OWNERSHIP AND SHAREHOLDER INFORMATION
Beneficial Owners Of More Than 5% Of The Class A Shares
The following table contains information concerning persons who, to our knowledge, beneficially owned on March 10, 2021 more than 5% of our outstanding voting securities. As defined by the SEC, a person is deemed to “beneficially own” shares if such person directly or indirectly has voting power or investment power over the shares, including if such person (i) has or shares the power to vote or dispose of such shares, regardless of whether such person has any pecuniary interest in the shares or (ii) has the right to acquire the power to vote or dispose of such shares within sixty (60) days, including through the exercise of any option, warrant, or right. Pursuant to Rule 13d-4 under the Exchange Act, the statements concerning voting and dispositive power concerning shares included in the footnotes to this table shall not be construed as confirmation that such persons are the beneficial owners of such shares.
Name and Address of Beneficial Owner	Number of Class A Shares and Nature of Beneficial Ownership(a)	Percent of Class A Shares
Nathan Shapiro Family Interests	535,904	20.6%
(in the aggregate)(b) 799 Central Avenue, #350 Highland Park, Illinois 60035
Steven A. Shapiro(c)	317,916	12.2%
Daniel Shapiro(d)	295,608	11.4%
Leslie Beider Stillman	274,166	10.5%
Randy Shapiro	274,166	10.5%
Nathan Shapiro(e)	217,921	8.4%
Richard Horwood(f)	255,220	9.8%
500 West Madison, Suite 3700 Chicago, Illinois 60661
Stephen J. Gray(g)	253,556	9.7%
100 N. Collier Blvd., #1004 Marco Island, Florida 34145
Robert Shapiro(h)	236,462	9.1%
290 Beeline Drive Bensenville, Illinois 60106
Wells Fargo & Company(i) 420 Montgomery Street San Francisco, California 64163	139,933	5.4%
(a)	Shares as to which the beneficial owner has, or may be deemed to have, sole voting and investment powers as to Class A shares, except as otherwise noted.
(b)
Information with respect to the Nathan Shapiro Family Interests was obtained from Amendment No. 5 to Schedule 13D filed with the Securities and Exchange Commission on February 16, 2021 by the reporting persons named therein (the “Shapiro Schedule 13D/A”). The amount shown for the Nathan Shapiro Family Interests, in the aggregate, includes shares beneficially owned by Nathan Shapiro, Randy Shapiro, who is Nathan Shapiro’s spouse, and Steven Shapiro, Daniel Shapiro, and Lesley Beider Stillman, who are Nathan Shapiro’s children. The Class A shares reported as beneficially owned by the Nathan Shapiro Family Interests, in the aggregate, include:

(i)
274,166 Class A shares (10.5%) held by the Nathan Shapiro Revocable Trust Dated 10/7/87. Randy Shapiro, Steven A. Shapiro, Daniel Shapiro and Lesley Beider Stillman serve as co-trustees of the Nathan Shapiro Revocable Trust Dated 10/7/87 and therefore share voting and dispositive power over such Class A shares.

(ii)	173,062 Class A shares (6.6%) held by NS (Florida) Associates Inc., a corporation of which Nathan Shapiro is the sole Director and President.
(iii)	44,859 Class A shares held by New Horizon (Florida) Enterprises Inc., a corporation of which Nathan Shapiro is the sole Director, President and Secretary.
(iv)
21,375 Class A shares held by Illinois Diversified Company, LLC. Steven A. Shapiro and Daniel Shapiro are the managers of Illinois Diversified Company, LLC and, therefore, share voting and dispositive power over such Class A shares.

(v)	22,335 Class A shares held directly by Steven A. Shapiro.

(vi)	37 Class A shares held directly by Daniel Shapiro.
(vii)	30 Class A shares held by Daniel M. Shapiro C/F Nick E. Shapiro UTMA/IL.
(viii)	30 Class A shares held by Steven A. Shapiro C/F Jackson Henry Shapiro UGTMA/IL.
(ix)	10 Class A shares held by Steven A. Shapiro C/F Jordyn Reese Shapiro UTMA/IL.
(c)
Information with respect to the Class A shares beneficially owned by Steven A. Shapiro was obtained from the Shapiro Schedule 13D/A. The Class A shares reported as beneficially owned by Steven A. Shapiro include:

(i)	22,335 Class A shares held directly by Steven A. Shapiro.
(ii)	274,166 Class A shares held by the Nathan Shapiro Revocable Trust Dated 10/7/87, of which Steven Shapiro is a co-trustee.
(iii)	21,375 Class A shares held by Illinois Diversified Company, LLC, of which Steven Shapiro is a co-manager.
(iv)	30 Class A shares held by Steven A. Shapiro C/F Jackson Henry Shapiro UGTMA/IL.
(v)	10 Class A shares held by Steven A. Shapiro C/F Jordyn Reese Shapiro UTMA/IL.
(d)
Information with respect to the Class A shares beneficially owned by Daniel Shapiro was obtained from the Shapiro Schedule 13D/A. The Class A shares reported as beneficially owned by Daniel Shapiro include:

(i)	37 Class A shares held directly by Daniel Shapiro.
(ii)	274,166 Class A shares held by the Nathan Shapiro Revocable Trust Dated 10/7/87, of which Daniel Shapiro is a co-trustee.
(iii)	21,375 Class A shares held by Illinois Diversified Company, LLC, of which Daniel Shapiro is a co-manager.
(iv)	30 Class A shares held by Daniel M. Shapiro C/F Nick E. Shapiro UTMA/IL.
(e)	Represents Class A shares held by the Nathan Shapiro Revocable Trust Dated 10/7/87, of which this person is a co-trustee.
(f)
Information with respect to the Class A shares beneficially owned by Nathan Shapiro was obtained from the Shapiro Schedule 13D/A, and additional information was provided by Nathan Shapiro. The Class A shares reported as beneficially owned by Nathan Shapiro include:

(i)	173,062 Class A shares held by NS (Florida) Associates Inc., a corporation of which Nathan Shapiro is the sole Director and President.
(ii)	44,859 Class A shares held by New Horizon (Florida) Enterprises Inc., a corporation of which Nathan Shapiro is the sole Director, President and Secretary.
(g)
Information with respect to the Class A shares beneficially owned by Richard Horwood was obtained from the Shapiro Schedule 13D/A. The Class A shares reported as beneficially owned by Richard Horwood include:

(i)
7,500 Class A shares held by Norton Shapiro Family LLC. Mr. Horwood has sole voting and dispositive power over such shares in his capacity as the sole trustee of NS Family Trust #1, which is the sole manager of Norton Shapiro Family LLC.

(ii)	3,277 Class A shares held by the Norton Shapiro Revocable Trust. Mr. Horwood has sole voting and dispositive power over such shares as the sole trustee of the trust.
(iii)
128,424 Class A shares held by NSF Investment Partnership. NSF Investment Partnership is economically beneficially owned by 22 trusts, the economic beneficiaries of which are various members of Norton Shapiro’s family. Mr. Horwood is the sole trustee of each of these trusts and, thus, has sole voting and dispositive power over the shares held by NSF Investment Partnership.

(iv)
116,019 Class A shares held by the Norton Shapiro 2008 Trust. Cheryl Kreiter and Richard Horwood are the co-trustees of the Norton Shapiro 2008 Trust and have shared voting and dispositive power over such shares.

(h)
Information with respect to the Class A shares beneficially owned by Stephen Gray was obtained from the Shapiro Schedule 13D/A, and additional information was provided by Stephen Gray. The Class A shares reported as beneficially owned by Stephen Gray include:

(i)
128,410 Class A shares held by Shapiro Family Investment Partnership–Nathan Share. The Shapiro Family Investment Partnership–Nathan Share is economically beneficially owned by 26 trusts, the economic beneficiaries of which are various members of Nathan Shapiro’s family. Mr. Gray is the sole trustee of each of these trusts and, thus, has sole voting and dispositive power over the shares held by the Shapiro Family Investment Partnership–Nathan Share.

(ii)
125,146 Class A shares held by the Shapiro Family Investment Partnership–Robert Shapiro. The Shapiro Family Investment Partnership–Robert Share is economically beneficially owned by 28 trusts, the economic beneficiaries of which are various members of Robert Shapiro’s family. Mr. Gray is the sole trustee for 18 of these trusts, and as trustee over the majority of the shares, has sole voting and dispositive power over the shares held by the Shapiro Family Investment Partnership–Robert Shapiro.

(i)
Information with respect to Robert Shapiro was obtained from Amendment No. 13 to Schedule 13D dated December 23, 1986, and Forms 4 and 5 as filed by him with the Securities and Exchange Commission and delivered to us, and additional information was provided by Robert Shapiro. The Class A shares reported as beneficially owned by Robert Shapiro include:

(i)	116,559 Class A shares held directly by Robert Shapiro.
(ii)	116,019 Class A shares held by Robert & Gwendolyn Shapiro Family LLC, for which Robert Shapiro is the managing member.
(iii)	3,884 Class A shares held by Emlin Cosmetics, Inc., an Illinois corporation, over which Robert Shapiro has voting and investment power.
(j)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2021. Wells Fargo & Company, a parent holding company or control person, has sole voting and dispositive power as to 9 Class A shares and, together with its subsidiary Wells Fargo Clearing Services, LLC, a registered broker dealer, has shared dispositive power as to 139,923 Class A shares.

Company Common Shares Beneficially Owned by Directors and Management
Except as otherwise noted, the following table sets forth the number of our Class A shares and Class B shares beneficially owned as of March 10, 2021 by each of our current directors and director nominees; each of our named executive officers, as listed in the table under “—Value to Executive Officers and Directors in Respect of Company Equity Awards” on page [•]; and all of our current directors and executive officers as a group.
Name of Beneficial Owner or Identity of Group	Class A Shares		Class B Shares
	Number(1)	Percent(2)	Number(1)	Percent(2)
John R. Barnett	0	0	18,944	*
Steven J. Bensinger	0	0	16,557	*
Stuart D. Bilton	0	0	58,196	*
Jeremy D. Edgecliffe-Johnson	0	0	162,937	1.41%
Otto N. Frenzel, IV	3,132	*	37,030	*
Jeremy F. Goldstein	0	0	18,769	*
Stephen J. Gray(3)	253,556	0	920,037	7.96%
LoriAnn V. Lowery-Biggers	0	0	10,906	*
David W. Michelson	0	0	18,049	*
John D. Nichols, Jr.	0	0	104,553	*
BahramD. Omidfar	0	0	26,707	*
James A. Porcari, III	0	0	11,558	*
Nathan Shapiro(4)	217,921	8.37%	468,750	4.06%
Robert Shapiro(5)	236,462	9.08%	213,517	1.85%
Patrick S. Schmiedt	40	*	20,559	*
All current directors and executive officers(6)	711,111	27.32%	2,107,069	18.24%
(1)
Unless otherwise indicated, shares disclosed are those as to which the beneficial owner has sole voting and investment power with respect to Class A shares or sole investment power with respect to Class B shares and includes shares of unvested restricted stock and the beneficial interests of spouses and minor children who share the same residence as the named individual.

(2)
Percentages calculated based upon a total of 2,603,350 Class A shares and 11,552,801 Class B shares were issued and outstanding, including restricted shares not yet vested, as of March 10, 2021. Ownership percentages marked as * represent less than 1% of the Class A shares or Class B shares, as applicable.

(3)
See “Beneficial Owners of More than 5% of the Class A Shares” for additional information on Class A shares. The shares reported in the above table for Stephen Gray include (i) 462,640 Class B shares held by the Shapiro Family Investment Partnership – Nathan Shapiro, and (ii) 449,584 Class B shares held by the Shapiro Family Investment Partnership – Robert Shapiro.

(4)
See “Beneficial Owners of More than 5% of the Class A Shares” for additional information on Class A shares. The shares reported in the above table for Nathan Shapiro include (i) 453,750 Class B shares held by NS (Florida) Associates, Inc. and (ii) 15,000 Class B shares held directly by Nathan Shapiro.

(5)
See “Beneficial Owners of More than 5% of the Class A Shares” for additional information on Class A shares. The shares reported in the above table for Robert Shapiro include (i) 118,524 Class B shares held by the Robert & Gwendolyn Shapiro Family LLC and (ii) 90,771 Class B shares held directly by Robert Shapiro.

(6)	Total ownership by our current executive officers and directors as a group equals 19.91% of the aggregate of all Class A and Class B shares outstanding as of March 10, 2021.

CONDUCT OF OUR BUSINESS IF THE MERGER IS NOT COMPLETED
In the event that the merger agreement is not adopted by the Company’s Class A shareholders or if the merger is not completed for any other reason, our shareholders will not receive any consideration from Parent or Merger Sub for their Company common shares. Instead, the Company would remain an independent public company, the Company common shares would continue to be listed and traded on Nasdaq, and the Company shareholders would continue to be subject to the same risks and opportunities to which they currently are subject with respect to their ownership of Company common shares. If the merger is not completed, there can be no assurance as to the effect of these risk and opportunities on the future value of our shares, including the risk that the market price of Company common shares may decline to the extent that the current market price of our stock reflects a market assumption that the merger will be completed. If the merger is not completed, our business could be disrupted, including our ability to retain and hire key personnel, potential adverse reactions or changes to our business relationships (due to restrictions on the conduct of our business prior to the completion of the merger or otherwise) and uncertainty surrounding our future plans and prospects.
Pursuant to the merger agreement, under certain circumstances, the Company is permitted to terminate the merger agreement and to accept a superior proposal. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page [62].
Pursuant to the merger agreement, under certain circumstances, if the merger is not completed, the Company may be obligated to pay Parent a termination fee. See “The Merger Agreement—Fees and Expenses” beginning on page [63].

THE SPECIAL MEETING
Date, Time and Place
The special meeting will take place on [•] [•], 2021, beginning at [•] [•], Eastern Time, in a virtual meeting format only, via live webcast.
Purposes of the Special Meeting
At the special meeting, holders of Company Class A shares will be asked to consider and vote on each of the following proposals:
•	Proposal 1 (the “merger proposal”): to approve the merger agreement, the merger and the other transactions contemplated thereby;
•
Proposal 2 (the “merger-related compensation proposal”): to approve, on a nonbinding advisory basis, certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger as reported on the Merger-Related Compensation table on page [84] of this proxy statement; and

•
Proposal 3 (the “adjournment proposal”): to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient Class A shares represented to constitute a quorum to approve Proposal 1 at the special meeting.

Holders of record of Class A shares as of the record date will be entitled to vote on each of the above proposals. Class B shares are not voting shares and do not entitle their holders to vote on any of the above proposals.
Consummation of the merger is conditioned on, among other things, the approval of Proposal 1 above, but is not conditioned on the approval of Proposal 2 or Proposal 3.
The Company’s board of directors has unanimously (1) determined that the plan of merger, the merger agreement, the merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of the Company and its stakeholders (including the Company’s shareholders), (2) adopted the plan of merger, the merger agreement and the merger and approved the other transactions contemplated thereby and (3) declared the advisability and recommended the approval by the Company voting shareholders of the merger agreement, the merger and the other transactions contemplated thereby. Accordingly, the Company’s board of directors unanimously recommends that the Company shareholders vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.
Record Date
Only holders of record of Class A shares, as shown on Protective’s register of members, at the close of business on [•] [•], 2021, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. As of [•] [•], 2021, the record date for the special meeting, there were [•] Class A shares issued and outstanding and entitled to vote.
Quorum
The holders of a majority of the Company Class A shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the special meeting.
Required Vote
The approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the Class A shares entitled to vote; provided that a quorum is present.
The approval of the merger-related compensation proposal requires that more votes be cast in favor of the proposal than against the proposal; provided that a quorum is present.
The approval of the adjournment proposal requires that more votes be cast in favor of the proposal than against the proposal, regardless of whether a quorum is present.

Voting Securities
Every holder of Class A shares is entitled to one vote in person or by proxy for each Class A share held by such shareholder.
Abstentions and “Broker Non-Votes”
The affirmative vote of the holders of at least a majority of the Class A shares entitled to vote on the merger proposal will be required, provided a quorum is present, to approve the merger proposal. The approval of the merger-related compensation proposal requires that more votes be cast in favor of the proposal than against the proposal; provided that a quorum is present. The approval of the adjournment proposal requires that more votes be cast in favor of the proposal than against the proposal, whether or not a quorum is present.
The failure of any shareholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote by ballot at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee, will have the same effect as a vote “AGAINST” the merger proposal but will not have any effect on the merger-related compensation proposal or the adjournment proposal. Abstentions will have the same effect as a vote “AGAINST” the merger proposal, but will not have any effect on the merger-related compensation proposal.
If your Class A shares are held in street name by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee, as applicable, will not be permitted to vote your Class A shares without instructions from you on any of the proposals, and the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote “AGAINST” the merger proposal but will not have any effect on the merger-related compensation proposal or the adjournment proposal. You should instruct your bank, brokerage firm or other nominee as to how to vote your Class A shares by following the procedures provided by your bank, brokerage firm or other nominee. You also will not be able to vote your Class A shares in person at the special meeting or any adjournment thereof unless you obtain a legal proxy form from your broker, bank or other nominee.
Revocation of Proxies (Page [3])
You may revoke your proxy at any time prior to its exercise at the special meeting by: (i) delivering a written notice revoking your proxy to the Company’s corporate secretary at the address above, which is received prior to your proxy’s exercise at the special meeting; (ii) delivering a new proxy bearing a date after the date of the proxy being revoked prior to your prior proxy’s exercise at the special meeting; or (iii) voting in person at the special meeting.
If your Company common share is held in “street name” by your bank, broker or other nominee, please follow the instructions provided by your bank, broker or other nominee as to how to revoke your previously provided voting instructions.
Questions and Additional Information
If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Innisfree M&A Incorporated, our proxy solicitor, toll-free at (877) 717-3929 (banks and brokers may call collect at (212) 750-5833).

PROPOSAL 1—ADOPTION OF THE MERGER AGREEMENT
In this proposal, the Company is asking its shareholders to adopt the merger agreement. Approval of this proposal IS a condition to consummation of the merger.
The Company’s board of directors has unanimously (1) determined that the plan of merger, the merger agreement, the merger and the other transactions contemplated thereby are fair to, advisable and in the best interests of the Company and its stakeholders (including the Company’s shareholders), (2) adopted the plan of merger, the merger agreement and the merger and approved the other transactions contemplated thereby and (3) declared the advisability and recommended the approval by the Company voting shareholders of the merger agreement, the merger and the other transactions contemplated thereby.
Each Class A share of Company common share issued and outstanding as of the record date will carry the right to vote on this proposal.
The approval of the merger proposal requires the affirmative vote of the holders of at least a majority of the Class A shares entitled to vote on the merger proposal.
The Company’s board of directors unanimously recommends a vote “FOR” Proposal 1.

PROPOSAL 2—APPROVAL OF THE MERGER-RELATED COMPENSATION PROPOSAL
Section 14A of the Exchange Act and Rule 14a-21 thereunder, which were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, require that the Company provide its shareholders with the opportunity to vote to approve, on a nonbinding advisory basis, the payment of certain compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger as disclosed in the section of the proxy statement entitled “The Merger—Interests of Certain Persons in the Merger—Merger-Related Compensation for Executive Officers” on page [43] of this proxy statement and the Golden Parachute Compensation table therein. Accordingly, the Company is seeking approval of the following resolution at the special meeting:
“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger—Interests of Certain Persons in the Merger—Merger-Related Compensation for Executive Officers” of the proxy statement for the special meeting of the shareholders is hereby approved.”
The vote on this proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to permit further solicitation of proxies if necessary to obtain additional votes in favor of the merger proposal. Accordingly, you may vote “FOR” either or both of the proposals to adopt the merger agreement and the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to permit further solicitation of proxies if necessary to obtain additional votes in favor of the merger proposal and vote “AGAINST” on or “ABSTAIN” from this nonbinding advisory proposal regarding merger-related compensation (and vice versa).
Because your vote is advisory, it will not be binding upon the Company’s board of directors, the board’s Compensation and Human Capital Committee, Parent or any affiliate of Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger agreement is adopted by the shareholders and the merger is completed, the merger-related compensation will still be paid to the Company’s named executive officers to the extent payable in accordance with the terms of such compensation.
The approval of this proposal requires that more votes be cast in favor of the proposal than against the proposal; provided that a quorum is present.
The Company’s board of directors unanimously recommends a vote “FOR” Proposal 2.

PROPOSAL 3—APPROVAL OF THE ADJOURNMENT PROPOSAL
The special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the merger proposal.
If, at the special meeting, the number of Class A shares present or represented and voting in favor of the merger proposal is insufficient to approve such proposal, the Company intends to move to adjourn the special meeting in order to solicit additional proxies for the approval of the merger proposal. The Company does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.
In this proposal, the Company is asking its shareholders to authorize the holder of any proxy solicited by the Company’s board of directors to vote in favor of granting discretionary authority to proxy holders, and each of them individually, to adjourn the special meeting to another time and place for the purpose of soliciting additional proxies. If the Company shareholders approve this adjournment proposal, the Company could adjourn the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from the Company shareholders who have previously voted.
Each Class A share of Company common shares issued and outstanding as of the record date will carry the right to vote on this proposal.
The approval of this proposal requires that more votes be cast in favor of the proposal than against the proposal, whether or not a quorum is present.
The Company’s board of directors unanimously recommends a vote “FOR” Proposal 3.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes the U.S. federal income tax considerations generally applicable to holders of Company common shares who exchange such stock for cash pursuant to the merger. This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to shareholders of the Company. This discussion is based on the Code, as amended, Treasury regulations promulgated thereunder, judicial authorities, published positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all as currently in effect on the date of this proxy statement and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion applies only to holders that hold their Company common shares as “capital assets” within the meaning of Section 1221 of the Code (generally, assets held for investment). This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular shareholder in light of such shareholder’s particular circumstances, or to shareholders that are subject to special treatment under U.S. federal income tax laws, such as:
•	financial institutions;
•	mutual funds;
•	tax-exempt organizations (including private foundations);
•	insurance companies;
•	regulated investment companies and real estate investment trusts;
•	S corporations, partnerships or other arrangements treated partnerships or pass-through entities (and investors or partners in such entities);
•	dealers in securities or currencies;
•	traders in securities who elect the mark-to-market method of accounting for their securities;
•	certain former citizens or long-term residents of the United States;
•	shareholders that hold their Company common shares as part of a “hedging,” “straddle,” “conversion transaction” or other integrated transaction;
•	shareholders who acquired their Company common shares pursuant to the exercise of employee stock options or otherwise in connection with the performance of services;
•	shareholders who have a functional currency other than the U.S. dollar;
•	shareholders who are subject to the alternative minimum tax;
•	controlled foreign corporations;
•	passive foreign investment companies;
•	shareholders who own, directly, indirectly or constructively, 5% or more of the outstanding Company common shares;
•	Parent and any of its affiliates; and
•	shareholders who exercise their appraisal rights.
This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum or Medicare contribution tax considerations.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common shares that is (i) a citizen or an individual who is a resident of the United States for U.S. federal income tax purposes, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust that (A) is subject to the primary supervision of a court within the United States and the authority of one or more U.S. persons to control all substantial decisions of the trust or (B) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of Company common shares that is not a U.S. holder and is not a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes).
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a Company shareholder, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding Company common shares and the partners therein should consult their tax advisors with respect to the tax consequences of the merger.
Because this discussion is intended to be a general summary only and individual circumstances may differ, each Company shareholder should consult its tax advisor to determine the applicability of the rules discussed below and the particular tax effects of the merger on a beneficial holder of Company common shares, including the application and effect of the alternative minimum tax and any state, local and non-U.S. tax laws and of changes in such laws.
Tax Consequences to U.S. Holders
The exchange of Company common shares for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder who exchanges Company common shares for cash pursuant to the merger generally will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the cash received and the U.S. holder’s adjusted tax basis in the Company common shares exchanged therefor. If a U.S. holder acquired different blocks of Company common shares at different times and different prices, such U.S. holder must determine its, his or her gain or loss, adjusted tax basis and holding period separately with respect to each block of Company common shares. Such gain or loss will generally be long-term capital gain or loss provided that a U.S. holder’s holding period for such Company common shares exceeds one year at the time of consummation of the merger. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.
Tax Consequences to Non-U.S. Holders
Subject to the discussion under “Backup Withholding and Information Reporting” below, a non-U.S. holder who receives cash in exchange for Company common shares pursuant to the merger will not be subject to U.S. federal income tax on any gain recognized on a disposition of such shares unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States. In such cases, the gain will be capital gain generally subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally (unless an applicable income tax treaty provides otherwise) and, if the non-U.S. holder is a foreign corporation, may also be subject to a “branch profits tax” of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•
the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met. In such cases, except as otherwise provided by an applicable income tax treaty, the gain (which may be offset by U.S. source capital losses recognized in the same taxable year) generally will be subject to a flat 30% U.S. federal income tax; or

•
the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of Company common shares at any time during the five years preceding the merger, and the Company was a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the merger and the non-U.S. holder’s holding period with respect to Company common shares. We do not believe that the Company is, or has been during the five years preceding the merger, a United States real property holding corporation for U.S. federal income tax purposes.

Non-U.S. holders should consult their tax advisors regarding the tax consequences to them of the merger.

Backup Withholding and Information Reporting
Cash payments made pursuant to the merger will be reported to holders of Company common shares and to the IRS to the extent required by the Code and applicable Treasury Regulations promulgated thereunder. Under the Code, a U.S. holder (other than a corporation or other exempt recipient) may be subject, under certain circumstances, to information reporting on the cash received in the merger. A shareholder whose Company common shares are exchanged for cash pursuant to the merger may also be subject to backup withholding (currently at a rate of 28%) unless certain information is provided to the applicable withholding agent or an exemption applies.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a shareholder’s federal income tax liability provided that the required information is timely furnished to the IRS. Shareholders should consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of, and procedure for obtaining, an exemption from backup withholding.
THE U.S. FEDERAL INCOME TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY AND ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE APPLICABILITY OF THE RULES DISCUSSED ABOVE AND REGARDING THE PARTICULAR TAX CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER IN LIGHT SUCH SHAREHOLDER’S PARTICULAR CIRCUMSTANCES AND THE APPLICATION OF STATE, LOCAL AND NON-U.S. TAX LAWS.

SHAREHOLDER PROPOSALS
If the merger is consummated, the Company will not have public shareholders and there will be no public participation in any future meeting of the shareholders of the Company. However, if the merger is not consummated, the Company expects to hold its 2022 annual meeting of shareholders. The Company will provide notice of the record date and annual meeting date, as well as the deadline for submitting shareholder proposal for such meeting and to have such proposals included in the Company’s proxy statement for the 2022 annual meeting of shareholders. Such date will be disclosed in a quarterly report on Form 10-Q or current report on Form 8-K.

HOUSEHOLDING OF THE PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless shareholders have notified the Company whose Company common shares they hold of their desire to receive multiple copies of this proxy statement. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact the Company by telephone or in writing. The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Company by telephone at (317) 636-9800 or by sending a written request to 111 Congressional Boulevard, Carmel, IN 46032.

WHERE YOU CAN FIND MORE INFORMATION
Protective files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information that Protective files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at +1 (800) SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public from the Internet website maintained by the SEC at www.sec.gov.
If you are a Protective shareholder, some of the documents previously filed with the SEC may have been sent to you, but you can also obtain any of them through Protective, the SEC or the SEC’s Internet website as described above. Documents filed with the SEC are available from Protective without charge, excluding all exhibits, except that, if Protective has specifically incorporated by reference an exhibit in this proxy statement, the exhibit will also be provided without charge.
You may obtain documents filed by Protective with the SEC by requesting them in writing or by telephone from the following addresses:
Protective Insurance Corporation
Attention: Corporate Secretary
111 Congressional Boulevard
Carmel, Indiana 46032
(317) 636-9800
If you would like to request documents, in order to ensure timely delivery, you must do so at least five business days before the date of the applicable special meeting. This means you must request this information no later than [•] [•], 2021 if you are a Protective shareholder. Protective will mail promptly requested documents to requesting shareholders by first-class mail, or another equally prompt means.
You can also get more information by visiting Protective’s website at www.protectiveinsurance.com.
Materials from this website and other websites mentioned in this proxy statement are not incorporated by reference into this proxy statement. If you are viewing this proxy statement in electronic format, each of the URLs mentioned in this proxy statement is an active textual reference only.
The SEC allows Protective to “incorporate by reference” information in this proxy statement, which means that Protective can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement.
The documents listed below that the Company has previously filed with the SEC are incorporated by reference into this proxy statement. They contain important business and financial information about the Company:
Annual Report on Form 10-K	For the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2021.

Quarterly Reports on Form 10-Q	For the quarter ended September 30, 2020, filed with the SEC on November 4, 2020, and for the quarter ended June 30, 2020, filed with the SEC on May 6, 2020.

Current Reports on Form 8-K	Filed with the SEC on February 16, 2021, January 4, 2021, June 12, 2020, May 14, 2020, May 5, 2020, and April 14, 2020.

Definitive Proxy Statement	Filed with the SEC on April 6, 2020, and amended on April 21, 2020.
The Company also hereby incorporates by reference any additional documents that the Company may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date of the special meeting. Nothing in this proxy statement shall be deemed to incorporate information furnished but not filed with the SEC.

The Company has supplied all of the information contained or incorporated by reference into this proxy statement relating to the Company, and Parent has supplied all of the information contained in this proxy statement relating to Parent and Merger Sub.
In the event of conflicting information in this proxy statement in comparison to any document incorporated by reference into this proxy statement, or among documents incorporated by reference, the information in the latest filed document controls.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT IN DECIDING HOW TO VOTE YOUR COMPANY SHARES. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•] [•], 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO THE COMPANY SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.
This proxy statement contains a description of the representations and warranties that the Company, on the one hand, and Parent and Merger Sub, on the other hand, have made to the other in the merger agreement. Representations and warranties made by the applicable parties are also set forth in contracts and other documents (including the merger agreement) that are attached or filed as Annexes to this proxy statement or are incorporated by reference into this proxy statement. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements, and not to provide any other factual information regarding the Company, Parent and Merger Sub or their respective businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.

Annex A
AGREEMENT AND PLAN OF MERGER

by and among

THE PROGRESSIVE CORPORATION,

CARNATION MERGER SUB INC.

and

PROTECTIVE INSURANCE CORPORATION

Dated as of February 14, 2021

A-i

A-ii

EXHIBITS

Exhibit A	Surviving Corporation Articles of Incorporation
Exhibit B	Surviving Corporation Bylaws

SCHEDULES

Schedule I	Governmental Consents
A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (together with all annexes, letters, schedules and exhibits hereto, this “Agreement”), dated as of February 14, 2021, is by and among The Progressive Corporation, an Ohio corporation (“Parent”), Carnation Merger Sub Inc., an Indiana corporation and wholly owned indirect subsidiary of Parent (“Merger Sub”), and Protective Insurance Corporation, an Indiana corporation (the “Company”).
W I T N E S S E T H:
WHEREAS, the Company and Merger Sub each has determined that it is advisable, fair to and in the best interests of its respective shareholders to effect a merger (the “Merger”) of Merger Sub with and into the Company pursuant to Chapter 40 of the Indiana Business Corporation Law (the “IBCL”) upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each outstanding share of Class A common stock, without par value, of the Company (the “Company Class A Shares”) and each outstanding share of Class B common stock, without par value, of the Company (the “Company Class B Shares” and, together with the Company Class A Shares, the “Company Common Shares”) shall be converted into the right to receive the Merger Consideration, as set forth herein, all upon the terms and subject to the conditions of this Agreement;
WHEREAS, acting on the unanimous recommendation of the Special Committee of the Board of Directors (the “Special Committee”), the Board of Directors of the Company (the “Company Board of Directors”) has unanimously adopted resolutions at a meeting duly called and at which the Company Board of Directors was present (i) determining that this Agreement, the Merger and the other transactions contemplated hereby are fair to, advisable and in the best interests of the Company and its shareholders (the “Company Shareholders”), (ii) approving and adopting this Agreement, the Merger and the other transactions contemplated hereby and (iii) declaring the advisability of this Agreement, the Merger and the other transactions contemplated hereby, and recommending the approval by the holders of Company Class A Shares (the “Company Voting Shareholders”) of this Agreement, the Merger and the other transactions contemplated hereby;
WHEREAS, the Board of Directors of Merger Sub has adopted resolutions (i) determining that this Agreement, the Merger and the other transactions contemplated hereby are at a price and on terms that are fair to, advisable and in the best interests of Merger Sub and its sole shareholder, (ii) approving and adopting this Agreement, the Merger and the other transactions contemplated hereby and (iii) declaring the advisability of this Agreement, the Merger and the other transactions contemplated hereby and recommending the approval by its sole shareholder of this Agreement, the Merger and the other transactions contemplated hereby;
WHEREAS, the Board of Directors of Parent and Progressive Commercial Holdings, Inc., a Delaware corporation, as the sole shareholder of Merger Sub, in each case has adopted and approved this Agreement, the Merger and the other transactions contemplated hereby;
WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as an inducement to Parent’s willingness to enter into this Agreement, certain Company Voting Shareholders are executing and delivering a voting and support agreement with Parent and the Company (the “Company Voting Agreement”); and
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:
Article I

DEFINITIONS AND TERMS
Section 1.01 Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:
“Action” means any action, claim, suit, proceeding, litigation, hearing, charge, mediation, arbitration, audit, examination or investigation by or before any Governmental Authority or any arbitrator or mediator.
“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided that, prior to the Closing, (a) Parent and its Affiliates (other than the Company and its Subsidiaries) shall not be deemed to be Affiliates of the Company and its Subsidiaries and (b) the Company and its Subsidiaries shall not be deemed to be affiliates of Parent and its Affiliates (other than the Company and its Subsidiaries) for any purpose hereunder.
“Affordable Care Act” means, collectively, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010.
“Articles of Merger” means the articles of merger with respect to the Merger, containing the provisions required by, and executed in accordance with, the IBCL.
“Benefit Plan” means each (a) “employee benefit plan” within the meaning of Section 3(3) of ERISA (but without regard to whether such plan is subject to ERISA), and (b) other employment agreement, consultant, bonus, stock option, stock purchase, performance award or other equity-based award, incentive compensation, profit sharing, savings, retirement (including early retirement and supplemental retirement), disability, vacation, deferred compensation, severance, termination, salary continuation, retention, change of control and other similar fringe, welfare or other employee benefit plans, benefit programs, benefit agreements, benefit contracts, benefit policies or benefit arrangements (whether or not in writing), in each case, (i) which is maintained, administered or contributed to by the Company or any of its Subsidiaries for the benefit of or relating to any current or former director, officer or employee of the Company or its Subsidiaries, or (ii) with respect to which the Company or any of its Subsidiaries would reasonably be expected to have any liability (contingent or otherwise).
“BMA” means the Bermuda Monetary Authority.
“Book-Entry Shares” means each entry in the books of the Company (or its transfer agent) representing uncertificated Shares.
“Burdensome Condition” means a condition that Parent or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries after the Closing) take or refrain from taking any action (including any amendment, waiver or termination of any material agreement, including this Agreement) or suffer to exist any restriction, condition or requirement which (i) is imposed by an Insurance Regulator and would require Parent or any of its Subsidiaries to agree to any material operational restriction on its business or any restriction on the payment of dividends (other than restrictions on dividends imposed by applicable Indiana insurance Laws or any incremental limitation on dividends or distributions specifically imposed by an Insurance Regulator with a duration of two (2) years or less following the Closing), (ii) is imposed by a Governmental Authority and would require Parent or any of its Subsidiaries to make any divestiture or disposition, discontinue or license any portion of its business or assets, to accept or enter into any hold separate order or consent decree or to place any assets in trust (other than any that relates to the Company and its Subsidiaries and would not be material to the Company and its Subsidiaries, taken as a whole), (iii) is imposed by an Insurance Regulator and would require Parent or any of its Subsidiaries to make any capital commitment or capital guarantee or keep well or similar capital maintenance undertaking, in each case that would be material relative to Parent and its Subsidiaries, taken as a whole (with “material” for this purpose measured relative to the size of the Company and its Subsidiaries, taken as a whole), as a result of the transactions contemplated by this Agreement or (iv) individually or in the aggregate has or would reasonably be likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, as a result of the transactions contemplated by this Agreement; provided that none of the following shall constitute or be taken into account in determining whether a Burdensome Condition has occurred or exists: (A) any proposed changes to the business and operations of the Company and its Subsidiaries by Parent or its Subsidiaries or (B) other than for purposes of clause (ii) above, the identity of Parent and its Subsidiaries. Prior to Parent being entitled to invoke a Burdensome Condition, each of the parties and their respective Representatives shall promptly confer in good faith in order to (x) exchange and review their respective views and positions as to any Burdensome Condition or potential Burdensome Condition and (y) discuss and present to, and engage with, the applicable Governmental Authority regarding any approaches or actions that would avoid any actual Burdensome Condition or mitigate its impact so it is no longer a Burdensome Condition, and Parent shall use its reasonable best efforts to take, or cause to be take, any such actions in respect thereof which may mitigate a Burdensome Condition (other than any actions which themselves would constitute a Burdensome Condition).

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York or Indianapolis, Indiana are authorized or obligated by Law or executive order to be closed.
“Certificate” means each certificate representing one or more Shares.
“Change in Circumstance” means any event or development that is material to the Company and its Subsidiaries, taken as a whole, occurring after the execution and delivery of this Agreement, that was not known to, or reasonably foreseeable by, the Company Board of Directors or any committee thereof prior to the date hereof and which does not relate to (a) a Takeover Proposal or any matter related thereto or consequences thereof, (b) events or developments arising from the announcement or existence of this Agreement or actions taken pursuant to this Agreement or in connection with the transactions contemplated hereby, or (c) changes in the market price or trading volume of the Company Common Shares (but not the underlying cause thereof).
“Code” means the Internal Revenue Code of 1986.
“Company 10-K” means the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
“Company Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company as in effect as of the date hereof.
“Company Balance Sheet” means the consolidated balance sheet of the Company as of December 31, 2019, and the footnotes thereto set forth in the Company 10-K.
“Company By-Laws” means the Code of By-Laws of the Company as in effect as of the date hereof.
“Company Confidentiality Agreement” means the Confidentiality Agreement between the Company and an indirect subsidiary of Parent dated October 5, 2020.
“Company Disclosure Letter” means the Company Disclosure Letter dated the date hereof and delivered by the Company to Parent prior to the execution of this Agreement.
“Company Equity Awards” means the Company RSAs.
“Company Equity Plans” means, collectively, the Company Long-Term Incentive Plan, effective as of February 13, 2017, and the Company Restricted Stock Compensation Plan, effective on or about February 2010.
“Company Financial Statements” means all of the financial statements of the Company and its Subsidiaries included in the Company Reports.
“Company Material Adverse Effect” means any fact, effect, change, event, circumstance, occurrence or development that, individually or in the aggregate, has or is reasonably likely to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (a) changes within or affecting the general property and casualty insurance industry, the United States or global economy, or changes within or affecting global or United States economic or capital market conditions (including changes in the credit, debt, financial, or currency markets), (b) changes in or adoption of any applicable Laws or applicable accounting regulations or principles or interpretations thereof (including changes in GAAP or in SAP prescribed or permitted by the applicable Insurance Regulators and accounting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board), (c) changes in global or national political conditions (including political action or inaction, the outbreak or escalation of war, military action, insurrection, sabotage or acts of terrorism), (d) changes due to any acts of God, natural disasters, man-made disasters, disease outbreak, global public health emergency (as declared by the World Health Organization), epidemics or pandemics (including COVID-19 and any worsening thereof or any COVID-19 Measures), (e) change, event, effect, development or circumstance arising out of the announcement of this Agreement and the transactions contemplated hereby or the pendency of the Merger or the identity of the parties to this Agreement, including any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any Governmental Authorities or any customers, suppliers, reinsurers, agents, policyholders, partners, officers or employees of the Company and its Subsidiaries; provided, however, that this clause (e) shall not apply with respect to the representations and warranties made by the Company in Section 4.05 of this Agreement, (f) actions taken or omitted to be taken pursuant to the express provisions of this Agreement to obtain any consent, approval, authorization or waiver under applicable Law in connection with the Merger and the other transactions contemplated hereby, (g) the entering into and performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, or any action taken or omitted to be taken by the Company at the express written request or with the prior written consent of Parent or Merger Sub, (h) the effects of any breach, violation or non-performance of any provision of this Agreement by Parent or any of its Affiliates, (i) any initiated or threatened Action against the Company, any of its Affiliates or any of their respective directors or officers arising out of this Agreement or the transactions contemplated hereby, (j) any failure in and of itself (but not the underlying cause thereof) by the Company to meet any published analyst estimates or expectations of the Company’s revenues, premiums written, earnings or other financial performance or results of operations for any period or any failure in and of itself (but not the underlying cause thereof) by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, premiums written, earnings or other financial performance or results of operations or any change in the price or trading volume of the Company Common Shares, (k) changes in the value of the investment assets owned by a Company Insurance Subsidiary (but not the underlying cause thereof) or (l) changes or developments in and of itself (but not the underlying cause thereof) in the credit, financial strength or other rating of the Company, any of its Subsidiaries or its outstanding debt, (m) any effect, change, event, occurrence or circumstance arising out of, resulting from or related to the matters described in Section 1.01A of the Company Disclosure Letter; provided, further, however, that any effect, change, event or occurrence referred to in clause (a), (b), (c) or (d) may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent such effect, change, event or occurrence has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other participants operating in the industries and geographies in which the Company and its Subsidiaries operate (in which case the incremental disproportionate effect or effects may be taken into account in determining whether or not a Company Material Adverse Effect has occurred).
“Company Permits” means all Permits necessary for the lawful conduct of the businesses of the Company and its Subsidiaries and for the Company and its Subsidiaries to own, lease or operate its properties and assets.
“Company Reports” means all forms, reports, schedules, statements, information, registration statements and other documents (as amended or supplemented since the time of filing) filed or furnished or required to be filed or furnished by the Company with the SEC since December 31, 2018, and all certifications required pursuant to the Sarbanes-Oxley Act of 2002.
“Company Required Vote” means the affirmative vote of the holders of at least a majority of the Company Class A Shares entitled to vote in favor of approval of this Agreement, the Merger and the other transactions contemplated hereby.
“Company RSA” means each Company Common Share granted pursuant to a Company Equity Plan or otherwise that is subject to transfer restrictions or other restrictions that may lapse on the basis of time.
“Company Share Rights” means, other than Company RSAs, any options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans, stock equivalents, preemptive rights or other rights, agreements, arrangements or commitments (contingent or otherwise) obligating the Company to issue or sell any shares of capital stock or voting securities of, or options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans, stock equivalents, preemptive rights or other equity interests in, the Company or the value of which is determined in whole or part by reference to any of the foregoing.
“Company Shareholders Meeting” means a meeting of the Company Voting Shareholders to be called to consider the Merger, including giving effect to any adjournment or postponement thereof.
“Company Termination Fee” shall be $13,335,000.
“Confidentiality Agreements” means the Company Confidentiality Agreement and the Parent Confidentiality Agreement.
“Contract” means any note, bond, mortgage, indenture, contract, agreement, lease, legally binding commitment or legally binding undertaking, in each case whether written or oral.

“Control” means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.
“COVID-19 Measures” means any commercially reasonable actions taken (or commercially reasonably not taken) by the Company and its Subsidiaries (after the date hereof, in consultation with Parent) as a reasonably necessary or appropriate response to COVID-19 to (a) protect the health and safety of the Company’s or its Subsidiaries’ employees or (b) respond to third-party supply or service disruptions caused by COVID-19, including in each case of the preceding clauses (a) and (b) in response to any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Authority in response to COVID-19.
“Effective Time” means the effective time of the Merger, which shall be the time the Articles of Merger are duly filed with and accepted by the Indiana Secretary, or such later time as is permissible in accordance with the IBCL and as agreed by the parties hereto and specified in such Articles of Merger.
“Environmental Laws” means any Laws governing pollution or the protection of human health or the environment, including laws relating to the protection of wetlands, pollution, contamination or the use, generation, management, handling, transport, treatment, disposal, storage, release or threatened release of hazardous substances.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any Person, whether or not incorporated, that together with the Company is treated as a single employer for purposes of Section 4001(b)(1) of ERISA or under Section 414 of the Code.
“Exchange Act” means the Securities Exchange Act of 1934.
“Fraud” means any material misrepresentation of past or existing fact made with knowledge of or reckless disregard for the falsity of the statement, that is relied upon by another party to that party’s detriment.
“GAAP” means United States generally accepted accounting principles in effect from time to time.
“Governmental Authority” means any non-U.S., national, supranational, state, county, regional, municipal or local government or any court of competent jurisdiction, administrative or regulatory agency or commission (including the Nasdaq Global Market) or other governmental authority or agency.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Indiana Secretary” means the Secretary of State of the State of Indiana.
“Insurance Laws” means all Laws applicable to the business of insurance or the regulation of insurance companies.
“Insurance Regulators” means all Governmental Authorities regulating the business of insurance under Insurance Laws.
“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) trademarks, service marks, trade names, brand names, corporate names, assumed business names, logos, symbols, trade dress, and other similar designations of origin, whether registered or unregistered, together with the goodwill connected with the use of and symbolized by, and all common law rights, registrations, applications and renewals for, any of the foregoing (“Trademarks”); (b) Internet domain name registrations (“Domain Names”); (c) patents, patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”); (d) copyrights, whether registered or unregistered, in both published and unpublished works and copyrightable works (including Internet websites and content thereof and computer software, data, applications, data bases and documentation thereof), and all applications and registrations thereof; (e) trade secrets and all other confidential information, ideas, know-how, inventions, formulae, models, and methodologies (whether patentable or not reduced to practice); and (f) other intellectual property and related proprietary rights, interests and protections, including, without limitation, any of the foregoing rights, interests and protections in social media pages, user names and account handles.
“IRS” means the Internal Revenue Service.
“Knowledge” means, with respect to (a) the Company as it relates to any fact or other matter, the actual knowledge of the natural Persons set forth in Section 1.01B of the Company Disclosure Letter of such fact or matter as of the date hereof, in each case, after reasonable inquiry, and (b) Parent as it relates to any fact or other matter, the actual knowledge of the natural Persons set forth in Section 1.01 of the Parent Disclosure Letter of such fact or matter as of the date hereof, in each case, after reasonable inquiry; provided that, in the case of the foregoing (a) and (b), for clarity, with respect to Intellectual Property, such inquiry is not required to include freedom to operate analyses, clearance searches, validity or noninfringement analyses or opinions, or any other similar analyses or opinions of counsel.
“Law” means any U.S. or non-U.S. national, regional or local law, statute, ordinance, regulation, judgment, decree, injunction or other legally binding obligation imposed by or on behalf of a Governmental Authority.
“Lien” means any lien, mortgage, pledge, deed of trust, security interest, license, restriction, claim, option to purchase, charge, encumbrance or hypothecation.
“Order” means any order, writ, judgment, injunction, decree, stipulation, determination, or award entered by or with any Governmental Authority.
“Parent Confidentiality Agreement” means the confidentiality and use provisions in the Non-Disclosure and Exclusivity Agreement between an indirect subsidiary of Parent and the Company dated January 8, 2020.
“Parent Disclosure Letter” means the Parent Disclosure Letter dated the date hereof and delivered by Parent to the Company prior to the execution of this Agreement.
“Parent Material Adverse Effect” means a material impairment in the ability of Parent to perform its obligations under this Agreement and consummate the transactions contemplated hereby on or prior to the Outside Termination Date.
“Paying Agent” means a bank or trust company reasonably satisfactory to the Company that is organized and doing business under the Laws of the United States or any state thereof appointed by Parent to act as paying agent for payment of the Merger Consideration.
“Permit” means any authorization, license, permit, certificate, approval, award, order or any similar authorization of any Governmental Authority.
“Permitted Liens” means (a) Liens for Taxes, assessments or other charges by Governmental Authorities not yet due and payable or the amount or validity of which is being contested in good faith and for which adequate reserves have been established in accordance with GAAP or SAP, as applicable, (b) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or which arise in the ordinary course of business, (c) Liens securing payment, or any obligation, of the applicable Person or its Subsidiaries with respect to outstanding Indebtedness so long as there is no default under such Indebtedness, (d) Liens granted in the ordinary course of the insurance or reinsurance business of the applicable Person or its Subsidiaries on cash and cash equivalent instruments or other investments, including Liens granted (i) in connection with (A) pledges of such instruments or investments to collateralize letters of credit delivered by the applicable Person or its Subsidiaries, (B) the creation of trust funds for the benefit of ceding companies, (C) underwriting activities of the applicable Person or its Subsidiaries, (D) deposit liabilities, (E) statutory deposits and (F) ordinary-course securities lending and short-sale transactions and (ii) with respect to investment securities held in the name of a nominee, custodian or other record owner, (e) pledges or deposits by the applicable Person or any of its Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (f) gaps in the chain of title evident from the records of the relevant Governmental Authority maintaining such records, (g) in the case of the Company and its Subsidiaries, Liens created by or through the actions of Parent or any of its

Affiliates, (h) easements, rights-of-way, zoning ordinances, entitlements, encroachments, building and other land use regulations imposed by Governmental Authorities having jurisdiction over such real property, restrictions and conditions of record incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not reasonably be likely to materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, and (i) such other Liens or imperfections that do not materially detract from the value of or materially impair the use (or contemplated use) of the property affected by such Lien or imperfection.
“Person” means any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or Governmental Authority.
“Proxy Statement” means the proxy statement of the Company, and any amendment or supplement thereto, relating to the solicitation of votes in favor of the approval of this Agreement and the transactions contemplated hereby, including the Merger, at the Company Shareholders Meeting.
“Representatives” means directors, officers, employees, consultants, auditors, attorneys and financial advisors and other agents or advisors.
“SAP” means, as to any Company Insurance Subsidiary, the statutory accounting principles and practices prescribed or permitted by the applicable Insurance Regulator of the jurisdiction in which it is domiciled.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock, equity interests or general partnership interests of such corporation, partnership, limited liability company, joint venture or other legal entity, as the case may be; provided that, prior to the Closing, the Company and its Subsidiaries shall not be deemed to be Subsidiaries of Parent or its Affiliates for any purpose hereunder.
“Subsidiary Share Rights” means any options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents, preemptive rights or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company or any Subsidiary of the Company obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock or voting securities of, or options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans, stock equivalents, preemptive rights or other equity interests in, any Subsidiary of the Company or the value of which is determined in whole or part by reference to any of the foregoing.
“Superior Proposal” means a bona fide written Takeover Proposal that did not result from a breach of Section 6.06 and that the Company Board of Directors determines in good faith (after consultation with its financial advisor and outside counsel), considering all financial, legal, regulatory and other factors as the Company Board of Directors considers to be appropriate, is reasonably expected to be consummated and, if consummated, would be more favorable to the shareholders of the Company than the Merger; provided that for the purposes of this definition of “Superior Proposal,” all references in the term Takeover Proposal to “10% or more” shall be deemed to be references to “more than 50%,” all references to “Company Class A Shares, Company Class B Shares or Company Common Shares” shall be deemed references to “Company Class A Shares, Company Class B Shares and Company Common Shares” and all references to “any class of equity securities” shall be deemed to be references to “each class of equity securities.”
“Surviving Corporation” means the corporation surviving the Merger.
“Takeover Proposal” means any inquiry, indication of interest, proposal or offer from any Third Party relating to (a) any direct or indirect acquisition or purchase, in a single transaction or a series of transactions, of (i) 10% or more of the outstanding (A) Company Class A Shares, (B) Company Class B Shares or (C) Company Common Shares or (ii) 10% or more (based on the fair market value thereof, as determined by the Company Board of Directors) of the assets (including capital stock of the Subsidiaries of the Company) of the Company and its Subsidiaries, taken as a whole, (b) any tender offer or exchange offer that, if consummated, would result in any Third-Party owning, directly or indirectly, 10% or more of the outstanding (i) Company Class A Shares,

(ii) Company Class B Shares or (iii) Company Common Shares or (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, binding share exchange or similar transaction involving the Company pursuant to which any Third Party (or the shareholders of any Third Party) would own, directly or indirectly, 10% or more of any class of equity securities of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity, other than, in each case, the transactions contemplated hereby, (d) any issuance, sale or disposition, directly or indirectly, to any Person or group of any securities (or options, rights, warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 10% or more of the voting power of the Company, or (e) any combination of the foregoing (in each case, other than the Merger and the transactions contemplated by this Agreement).
“Takeover Proposal Documentation” means any letter of intent, memorandum of understanding, agreement in principle, merger agreement, share purchase agreement, asset purchase agreement, acquisition agreement, option agreement or similar agreement relating to a Takeover Proposal (other than a confidentiality agreement referred to in Section 6.06(a)).
“Tax” or “Taxes” means all federal, state, local and non-U.S. income, profits, franchise, gross receipts, environmental, customs duties, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy, license, estimated, real property, personal property, windfall profits, occupation, premium, social security (or similar), workers compensation, transfer, registration, alternative or other tax, duty, fee or assessment of any nature whatsoever (together with any interest or penalty, addition to Tax or additional amount imposed with respect thereto by any Governmental Authority).
“Tax Return” means any and all returns, reports, statements, certificates, schedules, filings, documents or similar statements required to be filed with a Governmental Authority with respect to any Tax, including any and all information, returns, claims for refund, amended returns or declarations of estimated Tax and any and all attachments, amendments, supporting workpapers and supplements thereto.
“Third Party” means any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Parent, Merger Sub or any Affiliates thereof.
“Treasury Regulation” means the regulations promulgated under the Code.
“Willful Breach” means a material breach of this Agreement that is a consequence of an act or omission undertaken by the breaching party with the Knowledge that the taking of or the omission of taking such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement.
Index of Defined Terms
Adverse Recommendation Change Section 6.06(b)
Agreement Preamble
Annual Bonus Section 6.08(e)
Bankruptcy and Equity Exception Section 4.02
Chosen Courts Section 9.08
Closing Section 2.02
Closing Conditions Measurement Date Section 2.02
Closing Date Section 2.02
Company Preamble
Company 401(k) Plan Section 6.08(e)
Company Board of Directors Recitals
Company Class A Shares Recitals
Company Class B Shares Recitals
Company Common Shares Recitals
Company Employee Section 6.08(a)
Company Fundamental Representations Section 7.02(a)
Company Incentive Plan Section 6.08(e)
Company Insurance Subsidiary Section 4.11
Company Recommendation Section 6.05
Company RSA Consideration Section 2.07(a)

Company Shareholders Recitals
Company Statutory Statements Section 4.12(a)
Company Voting Agreement Recitals
Company Voting Shareholders Recitals
Continuation Period Section 6.08(a)
Domain Names Section 1.01
Employee Matters Section 4.13
Exchange Fund Section 3.01
Excluded Shares Section 2.04(b)
Form A Section 6.03(c)
IBCL Recitals
Indebtedness Section 6.01(h)
Indemnified Parties Section 6.09(a)
Investment Assets Section 2.07(a)
Letter of Transmittal Section 3.02(a)
Material Contract Section 4.10(a)
Maximum Premium Section 6.09(b)
Merger Recitals
Merger Consideration Section 2.04(a)
Merger Sub Preamble
New Plans Section 6.08(d)
Old Plans Section 6.08(d)
Outside Termination Date Section 8.01(f)
Owned Real Property Section 4.19
Parent Preamble
Parent Fundamental Representations Section 7.03(a)
Patents Section 1.01
Payment Date Section 6.08(e)
Payor Section 3.07
Permitted Investments Section 3.01
Purchaser 401(k) Plan Section 6.08(e)
Reinsurance Contracts Section 4.13
Required Documents Section 3.02(b)
Shares Section 2.04(a)
Special Committee Recitals
Takeover Laws Section 4.22
Trademarks Section 1.01
Section 1.02 Interpretation.
(a) As used in this Agreement, references to the following terms have the meanings indicated:
(i) to the Preamble or to the Recitals, Sections, Articles, Exhibits or Schedules are to the Preamble or a Recital, Section or Article of, or an Exhibit or Schedule to, this Agreement unless otherwise clearly indicated to the contrary;
(ii) to any Contract (including this Agreement) or “organizational document” are to the Contract or organizational document as amended, modified, supplemented or replaced from time to time;
(iii) to any Law are to such Law as amended, modified, supplemented or replaced from time to time and any rules or regulations promulgated thereunder and to any section of any Law include any successor to such section;
(iv) to any Governmental Authority include any successor to the Governmental Authority and to any Affiliate include any successor to the Affiliate;
(v) to any “copy” of any Contract or other document or instrument are to a true and complete copy thereof;

(vi) to “hereof,” “herein,” “hereunder,” “hereby,” “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement, unless otherwise clearly indicated to the contrary;
(vii) to the “date of this Agreement,” “the date hereof” and words of similar import refer to February 14, 2021; and
(viii) to “this Agreement” includes the Exhibits and Schedules (including the Company Disclosure Letter and the Parent Disclosure Letter) to this Agreement.
(b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
(c) Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a Business Day, the party having such right or duty shall have until the next Business Day to exercise such right or discharge such duty. Unless otherwise indicated, the word “day” shall be interpreted as a calendar day. With respect to any determination of any period of time, unless otherwise set forth herein, the word “from” means “from and including” and the word “to” means “to but excluding.”
(d) The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
(e) References to a “party” hereto means Parent, Merger Sub or the Company and references to “parties” hereto means Parent, Merger Sub and the Company unless the context otherwise requires.
(f) References to “dollars” or “$” mean United States dollars, unless otherwise clearly indicated to the contrary.
(g) References to the “ordinary course of business” shall mean any action taken by the Company that is generally consistent with the usual customs and past practices of the Company.
(h) The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(i) No summary of this Agreement prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement.
(j) All capitalized terms used without definition in the Exhibits and Schedules (including the Company Disclosure Letter and the Parent Disclosure Letter) to this Agreement shall have the meanings ascribed to such terms in this Agreement.
Article II

THE MERGER
Section 2.01 The Merger.
(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the IBCL, whereupon the separate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation under the Laws of the State of Indiana.
(b) The Merger shall have the effects set forth herein and in the applicable provisions of the IBCL. Without limiting the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all the claims, obligations, liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.
Section 2.02 Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place by electronic exchange of documents at 10:00 a.m., New York time, on the date that is the third (3rd) Business Day after the satisfaction or waiver of the conditions (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) set forth in Article VII, unless another time, date or place is agreed to in writing by Parent and the Company (such date, the “Closing Conditions Measurement Date”); provided that if the Closing Conditions Measurement Date occurs within ten (10) Business Days of the end of a fiscal month of Parent, then, at the election of Parent to be made within one (1) Business Day after the Closing Conditions Measurement Date, (x) the Closing Date shall be the first (1st) Business Day of the first fiscal month of Parent commencing after the Closing Conditions Measurement Date (unless another date is agreed to in writing by Parent and the Company) (the date on which the Closing occurs is the “Closing Date”) and (y) if the date referred to in clause (x) is after the “Outside Termination Date,” then for all purposes of this Agreement, (1) the “Outside Termination Date” shall be deemed to be the Business Day after the date referred to in clause (x) and (2) (A) if the conditions set forth in Section 7.01 are satisfied on the Closing Conditions Measurement Date, the conditions set forth in Section 7.01 shall be deemed waived and satisfied from and after the Closing Conditions Measurement Date, (B) if the conditions set forth in Section 7.02 are satisfied on the Closing Conditions Measurement Date (with all references therein (and those required to be included in the certificate contemplated by Section 7.02(d)) to “Closing Date” deemed to refer instead to “Closing Conditions Measurement Date”), then the conditions set forth in Section 7.02 shall be deemed waived and satisfied from and after the Closing Conditions Measurement Date, and (C) if the conditions set forth in Section 7.03 are satisfied on the Closing Conditions Measurement Date (with references therein (and those required to be included in the certificate contemplated by Section 7.03(c)) to “Closing Date” deemed to refer instead to “Closing Conditions Measurement Date”), then the conditions set forth in Section 7.03 shall be deemed waived and satisfied from and after the Closing Conditions Measurement Date.
Section 2.03 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company shall file the Articles of Merger with the Indiana Secretary in accordance with IBCL 23-1-40-5. The Merger shall become effective at the Effective Time.
Section 2.04 Conversion of the Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:
(a) Except as provided in Section 2.04(b) or in Section 2.07, each Company Common Share issued and outstanding immediately prior to the Effective Time (the “Shares”), other than the Excluded Shares and the Company RSAs, shall be canceled and shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive (i) an amount in cash, without interest, equal to $23.30 (the “Merger Consideration”), (A) upon surrender of the Certificate representing such Shares as provided in Article III, in the case of certificated Shares, and (B) automatically, in the case of Book-Entry Shares. All Shares, at the Effective Time, shall no longer be outstanding and shall automatically be retired and shall cease to exist, and each holder of a Certificate representing Shares or Book-Entry Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration into which such Shares have been converted, as provided herein.
(b) Each Share that is owned by the Company as treasury shares or otherwise or by any Subsidiary of the Company and each Share owned by Parent, Merger Sub or any other Subsidiary of Parent immediately prior to the Effective Time (collectively, the “Excluded Shares”) shall be canceled and retired and cease to exist and no payment or distribution shall be made with respect thereto.
(c) Each common share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable shares of common stock, par value $0.001 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.05 Organizational Documents.
(a) At the Effective Time, pursuant to the Merger, the articles of incorporation of the Company shall be amended so as to read in its entirety as set forth on Exhibit A, and, as so amended, shall be the articles of incorporation of the Surviving Corporation. Thereafter, the articles of incorporation of the Surviving Corporation may be amended in accordance with its terms and as provided by Law (subject to Section 6.09(a)).
(b) At the Effective Time, pursuant to the Merger, the bylaws of the Company shall be amended so as to read in their entirety as set forth on Exhibit B, and, as so amended, shall be the bylaws of the Surviving Corporation. Thereafter, the bylaws of the Surviving Corporation may be amended in accordance with their terms and the articles of incorporation of the Surviving Corporation and as provided by Law (subject to Section 6.09(a)).
Section 2.06 Directors and Officers of the Surviving Corporation. At the Effective Time, the directors of Merger Sub shall continue in office as the directors of the Surviving Corporation and the officers of the Company shall continue in office as the officers of the Surviving Corporation, and such directors and officers shall hold office until successors are duly elected or appointed and qualified in accordance with and subject to applicable Law and the articles of incorporation and bylaws of the Surviving Corporation.
Section 2.07 Treatment of Company Equity Awards.
(a) Company RSAs. At the Effective Time, except as otherwise mutually agreed to between Parent and a holder of a Company RSA, the restrictions on each Company RSA issued and outstanding immediately prior to the Effective Time shall lapse and each Company RSA shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of Company Common Shares subject to the Company RSA, multiplied by (ii) the Merger Consideration, plus any cash dividends or cash dividend equivalents accrued on such Company RSA (the “Company RSA Consideration”). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay through the payroll of the Surviving Corporation to each holder of Company RSA the Company RSA Consideration, less any required withholding Taxes, within three (3) Business Days following the Effective Time.
(b) Required Actions. Prior to the Effective Time, the Company shall use commercially reasonable efforts to take any such actions as may be necessary to give effect to the transactions contemplated by this Section 2.07; provided, however, that the Company shall not be required to obtain any consents from the holders of the Company RSAs.
(c) Section 409A. Notwithstanding anything herein to the contrary, with respect to any Company Equity Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that the Company determines prior to the Effective Time is not eligible to be terminated in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix)(B), such payment will be made at the earliest time permitted under the applicable Company Equity Plan that will not trigger a Tax or penalty under Section 409A of the Code.
Section 2.08 Adjustments to Prevent Dilution. Subject to the restrictions contained in Section 6.01, in the event that the Company changes the number of Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be proportionately adjusted to reflect such change (and the reference to “$0.10 per share” in Section 6.01(a) and the corresponding section of the Company Disclosure Letter shall be proportionately adjusted to reflect such change (other than with respect to any dividend that is both declared and has a record date prior to the effectiveness of the action giving rise to the applicability of this Section 2.08)).
Article III

EXCHANGE OF CERTIFICATES
Section 3.01 Paying Agent. Prior to the Effective Time, Parent shall enter into an agreement (in form and substance reasonably satisfactory to the Company) with the Paying Agent to act as paying agent for the payment of the Merger Consideration upon surrender of the Certificates pursuant to this Article III, in the case of certificated Shares, and automatically, in the case of Book-Entry Shares. Immediately prior to the Effective Time, Parent shall deposit with the Paying Agent cash in the aggregate amount required to pay the Merger Consideration in respect of the Shares (other than the Excluded Shares and the Company RSAs) (such cash amount being referred to herein as the “Exchange Fund”). The Exchange Fund shall be used solely for purposes of paying the Merger Consideration in accordance with this Article III and shall not be used to satisfy any other obligation of Parent, the Company or any of its Subsidiaries. Pending distribution of the Exchange Fund in accordance with this Article III, Parent may direct the Paying Agent to invest such cash; provided that (a) no such investment or losses thereon shall affect the Merger Consideration payable to the Company Shareholders and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the Company Shareholders in the amount of any such losses and (b) such investments (i) shall be obligations of or guaranteed by the United States, commercial paper obligations receiving the highest rating from either Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, or certificates of deposit, bank repurchase agreements or bankers acceptances of domestic commercial banks with capital exceeding $5,000,000,000 (collectively “Permitted Investments”) or money market funds that are invested solely in Permitted Investments and (ii) shall have maturities that will not prevent or delay payments to be made pursuant to this Article III. Any income from investment of the Exchange Fund will be payable solely to Parent. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares (other than the Excluded Shares and the Company RSAs) for the Merger Consideration.
Section 3.02 Exchange Procedures.
(a) As promptly as practicable and in any event within five (5) Business Days after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate or Certificates that, immediately prior to the Effective Time, represented outstanding Shares subsequently converted into the right to receive the Merger Consideration, as set forth in Section 2.04, (i) a letter of transmittal (a “Letter of Transmittal”) that (A) shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates to the Paying Agent (or an affidavit of loss in lieu thereof, together with any bond or indemnity agreement, as contemplated by Section 3.06) and (B) shall be in such form and have such other provisions as Parent may specify, subject to the Company’s reasonable approval (to be obtained prior to the Closing) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in accordance with this Article III.
(b) Upon surrender of a Certificate for cancellation to the Paying Agent, together with a Letter of Transmittal, duly completed and executed, and any other documents reasonably required by the Paying Agent or the Surviving Corporation (the “Required Documents”), (i) the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to Section 2.04 and (ii) the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on the Merger Consideration payable upon surrender of the Certificates. Until surrendered as contemplated by this Section 3.02, each such Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration.
(c) Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed Letter of Transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article III. In lieu thereof, each holder of record of one or more Book-Entry Shares whose Shares were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time (or, at any later time at which such Book-Entry Shares shall be so converted) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time (and in any event within) (i) in the case of any Book-Entry Shares, three (3) Business Days or (ii) in the case of a holder of a Certificate, within three (3) Business Days of receipt by the Paying Agent of surrender of a Certificate of cancellation to the Paying Agent (or after the date that is the first anniversary of the Closing, by the Company or Paying Agent) of the Required Documents, the Merger Consideration to which such holder is entitled to receive pursuant to this Article III.
(d) In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, the appropriate amount of the Merger Consideration may be paid to a transferee if the

Certificate representing such Shares is presented to the Paying Agent properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer and accompanied by all documents reasonably required by the Paying Agent to evidence and effect such transfer and to evidence that any applicable Taxes have been fully paid.
Section 3.03 No Further Ownership Rights. All Merger Consideration paid upon the surrender for exchange of the Certificates in accordance with the terms hereof, in the case of certificated Shares, or automatically, in the case of Book-Entry Shares, shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares and, after the Effective Time, there shall be no further registration of transfers on the transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the Merger Consideration as provided in this Article III.
Section 3.04 Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest and other income received with respect thereto) that remains undistributed to the former Company Shareholders on the date fifteen (15) months after the Effective Time shall be delivered to Parent upon demand, and any former holder of Shares who has not theretofore received any applicable Merger Consideration to which such Company Shareholder is entitled under this Article III shall thereafter look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for payment of claims with respect thereto.
Section 3.05 No Liability For Escheated Funds. None of Parent, the Surviving Corporation or Merger Sub or any of their respective Representatives shall be liable to any holder of Shares for any part of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
Section 3.06 Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by and at the discretion of Parent or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent or the Surviving Corporation may direct, or the execution and delivery by such Person of an indemnity agreement in such form as Parent or the Surviving Corporation may direct, in each case as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of the number of Shares formerly represented by such Certificate pursuant to this Article III.
Section 3.07 Withholding of Tax. Notwithstanding anything to the contrary contained in this Agreement, Parent, the Surviving Corporation, any Affiliate thereof or the Paying Agent (each a “Payor”) shall be entitled to deduct and withhold from amounts otherwise payable to any Person pursuant to this Agreement, such amounts as the relevant Payor is required to deduct and withhold with respect to the making of such payment to such Person under the Code or any other applicable provision of state, local or non-U.S. Tax Law. To the extent that amounts are so withheld by the relevant Payor and are timely are paid over to the applicable Governmental Authority in accordance with applicable Tax Law, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
Article IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in any report, schedule, form, statement or other document filed with, or furnished to, the SEC by the Company and publicly available on or after January 1, 2018, and at least three (3) Business Days prior to the date of this Agreement (but excluding any forward-looking disclosure set forth in any section titled “Risk Factors” or “forward-looking statements” (or similarly captioned section) or in any other section to the extent the disclosure is a forward-looking statement or predictive, cautionary or forward-looking in nature and provided that any such disclosure will not operate as an exception to any Company Fundamental Representation) or set forth in the Company Disclosure Letter (it being understood that any information set forth in one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify the Section or subsection of this Agreement to which it corresponds in number and each other Section or subsection of this Agreement or the Company Disclosure Letter to the extent its relevance to such Section or subsection is reasonably apparent on its face), the Company represents and warrants to Parent and Merger Sub as follows:
Section 4.01 Organization and Good Standing; Organizational Documents.
(a) Each of the Company and its Subsidiaries (i) is a corporation or other legal entity, duly organized, validly existing and, as of February 8, 2021 and the Closing, in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation, except where any failure of any such Subsidiary to be so organized, existing or in good standing, would not, individually or in the aggregate, reasonably be likely to be material to the Company and its Subsidiaries, taken as a whole, (ii) has full corporate or similar power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted, and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except in the case of clauses (ii) and (iii) where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
(b) The copies of the Company Articles of Incorporation and Company By-Laws that are incorporated by reference into the Company 10-K (or in a subsequent report, schedule, form, statement or other document filed with, or furnished to, the SEC by the Company at least three (3) Business Days prior to the date of this Agreement) are complete and correct copies thereof as in effect on the date hereof. The Company is not in violation of any of the provisions of the Company Articles of Incorporation or the Company By-Laws.
Section 4.02 Authority for Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby, subject only to the filing of the Articles of Merger with the Indiana Secretary and the Company Required Vote. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated hereby, have been duly authorized by all necessary corporate action (including the approval of the Company Board of Directors), and no other corporate proceedings on the part of the Company, and no other votes or approvals of any class or series of capital stock or voting securities of the Company, are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated hereby (other than, with respect to the consummation of the Merger and the approval of this Agreement, the Merger and the other transactions contemplated hereby, the Company Required Vote). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited against the Company by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing, or remedies in general, as from time to time in effect, or (b) the exercise by courts of equity powers (the “Bankruptcy and Equity Exception”). As of the date of this Agreement, the Special Committee and the Company Board of Directors (upon the unanimous recommendation of the Special Committee) have adopted resolutions unanimously (i) determining that this Agreement, the Merger and the other transactions contemplated hereby are fair, advisable and in the best interests of the Company and the Company Shareholders, (ii) approving and adopting this Agreement, the Merger and the other transactions contemplated hereby and (iii) declaring its advisability and recommending the approval by the Company Shareholders of this Agreement, the Merger and the other transactions contemplated hereby, and such resolutions have not been subsequently rescinded, superseded or withdrawn in any way. The only vote of the shareholders of the Company required to approve this Agreement, the Merger and the other transactions contemplated hereby is the Company Required Vote. The quorum for the Company Shareholders Meeting is the Persons owning a majority of the Shares of the Company entitled to vote at the Company Shareholders Meeting in person or by proxy. No shareholder of the Company has any dissenters’ rights, appraisal rights or similar rights under applicable Laws in effect as of the date hereof with respect to this Agreement, the Merger and the other transactions contemplated hereby.

Section 4.03 Capitalization.
(a) The authorized capital stock of the Company consists of 3,000,000 Company Class A Shares and 20,000,000 Company Class B Shares. As of the close of business on February 11, 2021 (i) 2,603,350 Company Class A Shares are issued and outstanding, (ii) 11,886,850 Company Class B Shares are issued and outstanding (of which 339,592 were Company RSAs) and (iii) 63,316 Company Class A Shares and 2,886,611 Company Class B Shares are held in the Company’s treasury and no Company Common Shares are held by a Subsidiary of the Company. All outstanding Shares are, and any additional Company Common Shares issued by the Company after the date hereof and prior to the Effective Time (to the extent permitted by this Agreement) will be, duly authorized and validly issued, fully paid and nonassessable, and not subject to any preemptive rights. Except as set forth in this Section 4.03(a) and for changes after the date hereof resulting from the vesting of Company Equity Awards outstanding on the date hereof, there are no outstanding shares of capital stock of or other voting securities or ownership interests in the Company or Company Share Rights. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.
(b) There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares or Company Share Rights or to pay any dividend or make any other distribution in respect thereof. Other than the Company Voting Agreement, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of the Company.
Section 4.04 Company Subsidiaries.
(a) Section 4.04 of the Company Disclosure Letter sets forth a list, as of the date hereof, of all the Subsidiaries of the Company. The Company or one of its wholly owned Subsidiaries is the owner of all outstanding shares of capital stock of each Subsidiary of the Company and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each Subsidiary of the Company are owned by the Company or one of its wholly owned Subsidiaries free and clear of all Liens.
(b) There are no outstanding Subsidiary Share Rights. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of any Subsidiary of the Company or any Subsidiary Share Rights or to pay any dividend or make any other distribution in respect thereof. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of any Subsidiary of the Company.
Section 4.05 No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger (subject to the approval of this Agreement by the Company Required Vote) and the other transactions contemplated hereby will not, (i) conflict with or violate any provision of the Company Articles of Incorporation or Company By-Laws, or the equivalent charter documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and waivers contemplated by Section 4.05(b) have been obtained, and all filings described therein have been made, and assuming the accuracy and completeness of the representations and warranties set forth in Section 5.03(b), conflict with or violate any Law applicable to the Company or its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, (iii) require any consent or other action by any Person under, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations under, or result in the loss of any right or benefit to which the Company or any of its Subsidiaries is entitled under, any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries, or any property or asset of the Company or any of its

Subsidiaries, is bound or affected or (iv) result (immediately or with notice or lapse of time or both) in the creation of a Lien on any property or asset of the Company or its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect or prevent or materially impair or delay the ability of the Company to consummate the Merger and perform its obligations under this Agreement.
(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated by this Agreement will not, require any action, consent, approval, authorization or waiver of, or filing with or notification to, or registration or qualification with, any Governmental Authority, except for applicable requirements, if any, of (i) the Securities Act, the Exchange Act, state securities laws or “blue sky” laws, (ii) the HSR Act, (iii) the Nasdaq Global Market, (iv) filing and recordation of the Articles of Merger, as required by the IBCL, (v) the consents, approvals, authorizations, waivers, filings and notifications set forth in Section 4.05(b) of the Company Disclosure Letter and (vi) such other consents, approvals, authorizations, waivers, filings and notifications that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect or prevent or materially impair or delay the ability of the Company to consummate the Merger and perform its obligations under this Agreement.
Section 4.06 Compliance with Laws; Permits.
(a) The business of the Company and its Subsidiaries is being, and at all times since December 31, 2018, has been, conducted in compliance with applicable Law, except as would not be material to the Company and its Subsidiaries, taken as a whole. Since December 31, 2018, through the date hereof, neither the Company nor any of its Subsidiaries has received any written, or to the Company’s Knowledge, oral, notification from any Governmental Authority of any violation of Law applicable to the Company or any of its Subsidiaries or by which any of their businesses, operations, properties or assets are bound, except for violations that would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
(b) Except where it, individually or in the aggregate, has not had, and would not be reasonably likely to have, a Company Material Adverse Effect, (i) the Company and its Subsidiaries hold, and at all times since December 31, 2018, have held, all Company Permits and are, and since December 31, 2018, have been, in compliance with the terms of such Company Permits and (ii) all such Company Permits are valid and in full force and effect. Since December 31, 2018, neither the Company nor any of its Subsidiaries has received any written, or to the Company’s Knowledge, oral, notification from any Governmental Authority that such Company Permits will be, or have been threatened to be, cancelled, suspended, revoked, invalidated or will not be renewable upon expiration.
Section 4.07 Litigation; Orders.
(a) As of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or their respective directors or officers in their capacities as such, that, if determined adversely, would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect or prevent or materially impair or delay the ability of the Company to consummate the Merger and perform its obligations under this Agreement.
(b) As of the date hereof, there is no Order outstanding against the Company or any of its Subsidiaries or their respective businesses that would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect or prevent or materially impair or delay the ability of the Company to consummate the Merger and perform its obligations under this Agreement. The business of the Company and its Subsidiaries is being, and at all times since December 31, 2018, has been, conducted in compliance with applicable Orders, except as would not be material to the Company and its Subsidiaries, taken as a whole. Since December 31, 2018, through the date hereof, neither the Company nor any of its Subsidiaries has received any written, or to the Company’s Knowledge, oral, notification from any Governmental Authority that it is considering issuing any Order that would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

Section 4.08 Company Reports; Financial Statements.
(a) The Company has timely filed (or received the appropriate extension of time within which to file) all Company Reports required to be filed with the SEC. As of their respective filing date or, if amended, as of the date of that last such amendment, each Company Report has complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable. None of the Company Reports contained when filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) any untrue statement of a material fact or omitted or omits or will omit, as the case may be, to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company Reports. To the Knowledge of the Company, as of the date of this Agreement, none of the Company Reports is the subject of ongoing SEC formal, informal or voluntary review or investigation.
(b) Prior to the date hereof, the Company has made available (including via the SEC’s EDGAR system, as applicable) to Parent copies of all of the Company Financial Statements. The Company Financial Statements (i) comply in all material respects with applicable accounting requirements and the applicable published rules and regulations of the SEC, (ii) have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by applicable instructions, rules or regulations of the SEC relating to the preparation of quarterly reports on Form 10-Q) applied on a consistent basis during the period involved (except as permitted by SEC instructions, rules and regulations or as may be indicated in the notes thereto) and (iii) fairly present, in conformity in all material respects with GAAP, the consolidated financial position of the Company at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the respective periods indicated (except as may be indicated in the notes thereto or subject, in the case of unaudited statements, to normal year-end audit adjustments consistent with GAAP).
(c) There are no liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries, other than liabilities (i) disclosed and provided for in the Company Balance Sheet or in the balance sheets included in the Company Reports filed subsequent to the Company Balance Sheet Date and at least three (3) Business Days prior to the date of this Agreement, (ii) incurred in the ordinary course of business since December 31, 2019, or (iii) incurred on behalf of the Company in connection with the transactions contemplated hereby, or (iv) except as would not be material to the Company and its Subsidiaries, taken as a whole.
(d) The Company maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) reasonably designed to ensure that information required to be disclosed by the Company in reports that its files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Company Reports.
(e) The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance (i) that receipts and expenditures are made in accordance with management’s authorization, (ii) that transactions are recorded as necessary to permit the preparation of financial statements for external purposes in accordance with GAAP and (iii) regarding prevention and timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.
(f) The Company has disclosed, based on the most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company Board of Directors, (i) all “significant deficiencies” or “material weaknesses” in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. For the purposes of this Section 4.08(f), the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Appendix A of Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.
(g) There are no “off balance sheet arrangements” as defined in Item 303 of Regulation S-K under the Securities Act, to which the Company or any of its Subsidiaries is a party.
Section 4.09 Absence of Certain Changes or Events.
(a) Except as otherwise expressly contemplated by this Agreement, from December 31, 2019, through the date hereof, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of such businesses, except (i) for COVID-19 Measures or (ii) as disclosed in the Company Reports filed subsequent to the Company Balance Sheet Date and at least three (3) Business Days prior to the date of this Agreement.
(b) Since December 31, 2019, through the date hereof, there has been no Company Material Adverse Effect.
Section 4.10 Contracts.
(a) Section 4.10(a) of the Company Disclosure Letter sets forth a list, as of the date hereof, of all Contracts (except for any insurance Contract, Reinsurance Contract or Benefit Plan) to which the Company or any of its Subsidiaries is a party to or bound that meets the following criteria (each, a “Material Contract”):
(i) that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
(ii) (A) containing covenants binding upon the Company or any of its Subsidiaries that materially restrict the ability of the Company or any of its Subsidiaries to compete in any business or in any geographic area, (B) containing covenants binding upon the Company or any of its Subsidiaries that restricts the ability of the Company or any of its Subsidiaries to hire or solicit for employment any individual or (C) containing an obligation of the Company or any of its Subsidiaries to conduct any business on an exclusive basis with any Person;
(iii) with respect to a material joint venture or material partnership agreement or other similar material agreement or arrangement or to the formation, creation or operation, management or control of any joint venture or partnership;
(iv) (A) providing for Indebtedness of the Company or any of its Subsidiaries having an outstanding or committed amount in excess of $2,500,000, other than any Indebtedness between or among any of the Company and any of its Subsidiaries and other than any letters of credit, or (B) providing for any guarantees of third-party obligations;
(v) expressly limiting or prohibiting the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibiting the pledging of capital stock of the Company or any of its Subsidiaries or prohibiting the issuance of guarantees by the Company or any of its Subsidiaries (other than pursuant to applicable Law or Order);
(vi) that is a Contract pursuant to which the Company (A) licenses any Intellectual Property that is material to the conduct of the Company’s business from any non-Affiliated Person, or (B) licenses any Intellectual Property to any non-Affiliated Person, in each case (in respect of the foregoing (A) and (B)), other than (x) licenses for open source or off-the-shelf software pursuant to “click-wrap” or “shrink-wrap” agreements, or software that is pre-installed as a standard part of purchased hardware and (y) Contracts in which grants of rights to use Intellectual Property are incidental to and not material to performance under the agreement;
(vii) relating to an acquisition, divestiture, merger or similar transaction and which contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations) that are still in effect (other than this Agreement and confidentiality agreements in connection with any potential acquisition, divestiture, merger or similar transaction);

(viii) that is between the Company or any of its Subsidiaries, on the one hand, and any officer, director or other Affiliate (other than the Company or any of its Subsidiaries) of the Company, on the other hand, or that otherwise would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act in the Company Reports without regard to the dollar amounts contained therein;
(ix) that is between the Company or any of its Subsidiaries, on the one hand, and the Company or another one of its Subsidiaries, on the other hand, or that otherwise would be required to be filed as an intercompany or affiliate agreement with an Insurance Regulator;
(x) that involve or could reasonably be expected to involve aggregate payments or receipts by or to the Company or any of its Subsidiaries in excess of $3,000,000 in any twelve-month period;
(xi) that involve the provision to the Company or its Subsidiaries of material third-party administration or other policy or claims administration services with respect to any insurance Contracts or investment management services to the Company or any of its Subsidiaries pursuant to which assets valued at $10,000,000 or greater are managed; or
(xii) in which the counterparty is a Governmental Authority, including an Insurance Regulator.
(b) A true and complete copy of each Material Contract as of the date hereof has been made available to Parent. Assuming the due authorization, execution and delivery thereof by the other party or parties thereto, as of the date hereof, (i) each Material Contract is a valid and binding obligation of the Company and any of its Subsidiaries party thereto and, to the Knowledge of the Company, each other party or parties thereto, in accordance with its terms and is in full force and effect, subject to the Bankruptcy and Equity Exception, (ii) the Company and any applicable Subsidiary is not and, to the Knowledge of the Company, no other party thereto is in default in the performance, observation or fulfillment of any obligation, covenant or condition contained in each Material Contract and (iii) to the Knowledge of the Company, no event has occurred that, with or without notice, lapse of time or both, would constitute a default under any Material Contract, except, with respect to each of the foregoing clauses (i), (ii) and (iii), where such failures to be valid and binding and in full force and effect and defaults would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
Section 4.11 Company Insurance Subsidiaries. Each Subsidiary of the Company that conducts the business of insurance (each, a “Company Insurance Subsidiary”) is (i) duly licensed or authorized as an insurance company in its jurisdiction of organization and (ii) duly licensed, authorized or otherwise eligible to transact the business of insurance in each other jurisdiction where it is required to be so licensed, authorized or otherwise eligible in order to conduct its business as currently conducted, except in the case of clause (ii) where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be likely to be material to the Company and its Subsidiaries, taken as a whole. Section 4.11 of the Company Disclosure Letter contains a true and complete list of the Company Insurance Subsidiaries, its jurisdiction of domicile, any jurisdiction in which it is commercially domiciled.
Section 4.12 Statutory Statement; Examinations; Insurance Matters.
(a) Except for any failure to file or submit the same that has been cured or resolved to the satisfaction of the applicable Insurance Regulator, since December 31, 2018, each of the Company Insurance Subsidiaries has timely filed or submitted all material annual, quarterly and other periodic statements, together with all exhibits, interrogatories, notes, schedules and actuarial opinions, affirmations or certifications, in each case, required by applicable Insurance Law to be filed with or submitted to the appropriate Insurance Regulator of each jurisdiction in which it is licensed, authorized or otherwise eligible with respect to the conduct of the business of insurance or reinsurance, as applicable (collectively, the “Company Statutory Statements”).
(b) Prior to the date hereof, the Company has made available to Parent, to the extent permitted by applicable Law and to the extent required to be filed with the applicable Insurance Regulator as of the date of this Agreement, (i) audited annual Company Statutory Statements as of and for the year ended December 31, 2019, and (ii) unaudited Company Statutory Statements as of and for the quarterly periods March 31, 2020, June 30, 2020, and September 30, 2020. Subject to the notes thereto, the financial statements included in such Company Statutory Statements fairly present, in conformity in all material respects with applicable SAP, in each case, consistently applied for the periods involved, the statutory financial position of the relevant Company Insurance Subsidiary at the respective dates thereof and the statutory results of operations, capital and surplus (or shareholders’ equity, as applicable) of such Company Insurance Subsidiary for the respective periods then ended. Such Company Statutory Statements complied in all material respects with all applicable Insurance Laws when filed or submitted and no material violation or deficiency has been asserted by any Insurance Regulator with respect to any of such Company Statutory Statements that has not been cured or otherwise resolved to the satisfaction of such Insurance Regulator.
(c) Prior to the date hereof, the Company has made available to Parent, to the extent permitted by applicable Law, (i) all material examination reports (and has notified Parent of any pending material examinations) of any Insurance Regulators received by it on or after December 31, 2018, through the date of this Agreement, relating to the Company Insurance Subsidiaries and (ii) any draft or incomplete examination reports of any Insurance Regulators received by it on or after December 31, 2018, through the date of this Agreement, with respect to any pending material examinations. Since December 31, 2018, through the Business Day preceding the execution and delivery of this Agreement, no material deficiencies or violations with respect to any Company Insurance Subsidiary have been asserted in writing, or to the Company’s Knowledge, orally, by any Insurance Regulator, other than a deficiency or violation that has been cured or otherwise resolved.
(d) Except as required by Law and the insurance Permits maintained by the Subsidiaries of the Company, as of the date of this Agreement, there are no orders or directives by, or supervisory letters from, any Insurance Regulator specifically with respect to the Company or any of its Subsidiaries that (i) limit in any material respect the ability of the Company or any of its Subsidiaries to issue insurance policies, (ii) require any material investments of the Company or any of its Subsidiaries to be treated as nonadmitted assets, (iii) require any divestitures of any material investments of the Company or any of its Subsidiaries or (iv) otherwise restrict the business of the Company or any of its Subsidiaries in any material respect.
(e) The Company Insurance Subsidiaries are, and since December 31, 2018, have been, in compliance in all material respects with all applicable Laws regulating the marketing and sale of the policies written by the Company Insurance Subsidiaries, regulating advertisements, requiring mandatory disclosure of policy information, including rates, fees and commissions, requiring employment of standards to determine if the purchase of an insurance policy is suitable for an applicant, and prohibiting the use of unfair methods of competition and deceptive acts or practices.
Section 4.13 Reinsurance. (a) Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (i) each Company Insurance Subsidiary has appropriately taken credit in its Company Statutory Statements pursuant to Insurance Laws for all reinsurance, coinsurance or excess insurance ceded pursuant to any reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance or similar arrangements (the “Reinsurance Contracts”) to which it is a party, (ii) the applicable Company Insurance Subsidiary is not and, to the Knowledge of the Company, no counterparty to any Reinsurance Contract is in default in the performance, observation or fulfillment of any obligation, covenant or condition contained in such Reinsurance Contract, (iii) none of the Company Insurance Subsidiaries or, to the Knowledge of the Company, any reinsurer under any Reinsurance Contract is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding and the financial condition of any such reinsurer is not impaired to the extent that a default thereunder is reasonably anticipated, (iv) as of the date hereof, no written, or to the Company’s Knowledge, oral, notice of intended cancellation, termination or change in the scope of rights and obligations under any Reinsurance Contract has been received by any Company Insurance Subsidiary from any such reinsurer, and there are no material disputes under any Reinsurance Contract, and (v) since December 31, 2018, through the execution and delivery of this Agreement, none of the Company Insurance Subsidiaries has received any written, or to the Company’s Knowledge, oral, notice from any party to a Reinsurance Contract that any amount of reinsurance ceded by any Company Insurance Subsidiary to such counterparty will be uncollectible or otherwise defaulted upon. (b) There are no Reinsurance Contracts pursuant to which any Company Insurance Subsidiary assumes or has assumed premium. (c) Section 4.13(c) of the Company Disclosure Letter sets forth a list, as of the date hereof, of all material Reinsurance Contracts.

Section 4.14 Taxes.
(a) The Company and each of its Subsidiaries have timely filed or caused to be filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by such entities, and all such Tax Returns are true, complete and correct in all material respects.
(b) All material Taxes required to be paid by or on behalf of or with respect to the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid, other than any such Taxes that are being contested in good faith, have not been finally determined and have been adequately reserved against in accordance with GAAP on the balance sheet included in the most recent Company Report filed by the Company (other than in the notes thereto). The unpaid Taxes of the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such balance sheet date did not, as of such date, exceed by a material amount the accruals and reserves for Taxes, excluding accruals and reserves for deferred Taxes set forth on such balance sheet (other than in the notes thereto). Since the date of such balance sheet, the Company and its Subsidiaries have not incurred any material liability for Taxes other than in the ordinary course of business.
(c) All material amounts of Tax required to be withheld under applicable Tax Law by the Company or any Subsidiary of the Company to any employee, independent contractor, creditor or shareholder have been timely withheld and, to the extent required by applicable Tax Law, timely paid to the appropriate Governmental Authority.
(d) As of the date of this Agreement, no deficiency for any material Tax has been asserted or assessed by any Governmental Authority in writing against the Company or any of its Subsidiaries, except for deficiencies that have been satisfied by payment in full, settled or withdrawn or that have been adequately reserved against in accordance with GAAP on the balance sheet included in the most recent Company Report filed by the Company (other than in the notes thereto).
(e) There are no pending, nor has the Company or any of its Subsidiaries received written notice of the expected commencement after the date hereof of any, audits, examinations, investigations, claims or other proceedings with respect to any material Taxes of the Company or any of its Subsidiaries as of the date hereof.
(f) No waivers of statutes of limitations in respect of Taxes have been granted by the Company or any of its Subsidiaries that are currently outstanding.
(g) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.
(h) During the two (2)-year period ending on the date of this Agreement, none of the Company or any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code (or any similar provision of state, local or non-U.S. Law).
(i) None of the Company or any of its Subsidiaries is a party to, or bound by, any Tax allocation, indemnification or sharing agreement or arrangement, other than such agreements (i) between or among the Company and its Subsidiaries or between or among Subsidiaries of the Company or (ii) entered into in the ordinary course of business the primary purpose of which does not relate to Taxes.
(j) No Tax rulings, requests for rulings, closing agreements, private letter rulings, technical advice memoranda or other similar agreements or rulings (including any application for a change in accounting method under Section 481 of the Code) have been entered into with, issued by, or filed with any Governmental Authority with respect to or relating to the Company or any of its Subsidiaries that could affect material Tax Returns of the Company or any of its Subsidiaries that have not been filed as of the date hereof or material Taxes of the Company or any of its Subsidiaries that have not been paid as of the date hereof.
(k) No material unresolved claim has been made in writing by a Governmental Authority in a jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns or pay Taxes of a particular type claiming that the Company or any such Subsidiary, as applicable, is subject to taxation by that jurisdiction, required to file such Tax Returns, or required to pay such Taxes.

(l) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated or similar group filing a consolidated, combined, unitary or similar income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for material Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, or pursuant to any contractual obligation (other than pursuant to customary provisions of credit agreements or of agreements entered into with employees, customers, vendors or lessors in the ordinary course of business the principal subject of which does not relate to Tax).
(m) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Sections 1.6011-4(b).
(n) Each Company Insurance Subsidiary has, since the date of its inception, been taxed as an insurance company pursuant to Section 831 of the Code. Neither the Company nor any of its Subsidiaries has held reserves that qualify as “life insurance reserves” pursuant to Section 816 of the Code or any Treasury Regulation under Subchapter L of the Code.
Section 4.15 Employee Benefit Plans.
(a) Section 4.15(a) of the Company Disclosure Letter sets forth a list, as of the date hereof, of each material Benefit Plan. With respect to each material Benefit Plan, to the extent applicable and prior to the date hereof, the Company has made available to Parent: (i) the most recent annual reports on Form 5500, including all schedules thereto; (ii) the most recent determination or opinion letter from the IRS for any such Benefit Plan that is intended to qualify under Section 401(a) of the Code; (iii) the current plan documents (including any plan amendments) and ERISA summary plan descriptions; (iv) actuarial valuations and reports related to each funded Benefit Plan with respect to the most recently completed plan year; (v) the most recent nondiscrimination tests performed under the Code for each Benefit Plan for which such testing is required; (vi) if any Benefit Plans are funded through a trust or other funding arrangements, a copy of each applicable trust agreement or other funding arrangement since January 1, 2018, through the execution and delivery of this Agreement; and (vii) copies of material notices, letters or other correspondence from any Governmental Authority relating to such Benefit Plan since January 1, 2018, through the execution and delivery of this Agreement.
(b) During the previous six (6) years, neither the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates has maintained, sponsored, participated in or contributed to (or been obligated to maintain, sponsor, participate in or contribute to), (i) a plan which is subject to Section 412 of the Code or Section 302 or Title IV of ERISA; (ii) a “multiemployer plan” as defined in Section 3(37) of ERISA; (iii) a multiple employer plan as described in Section 4063 or 4064 of ERISA or Section 413(c) of the Code; or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.
(c) Nothing has occurred with respect to any Benefit Plan that has subjected or could reasonably be expected to subject the Company or any of its Subsidiaries, or, with respect to any period on or after the Closing Date, Parent, the Company or any of their Affiliates, to a material penalty under Section 502 of ERISA or to a material tax or penalty under Sections 4975 or 4980H of the Code.
(d) Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (i) each Benefit Plan has been established, administered, and maintained in accordance with its terms and in compliance with all applicable Laws (including ERISA, the Code, the Affordable Care Act, and any applicable local Laws), (ii) all benefits, contributions, and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws and accounting principles, and (iii) all benefits accrued, under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP. With respect to each Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code, (A) each such Benefit Plan has been determined to be so qualified and has received a favorable determination or opinion letter from the IRS with respect to its qualification, (B) the trusts maintained thereunder have been determined to be exempt from taxation under Section 501(a) of the Code and (C) to the Knowledge of the Company no event has occurred that would reasonably be likely to result in disqualification or adversely affect such exemption.

(e) Since January 1, 2018, none of the Company or any of its Subsidiaries has received written notice of and, to the Knowledge of the Company, there are no audits or investigations pending or threatened by any Governmental Authority with respect to, or other actions, claims, suits or other proceedings against or involving any material Benefit Plan or asserting rights or claims to benefits under any material Benefit Plan (other than routine claims for benefits payable in the normal course).
(f) Except to the extent required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any similar state Law, no Benefit Plan provides for post-retirement medical, group health, disability or retiree life insurance benefits.
(g) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (whether alone or upon the occurrence of any additional or further acts or events) (i) except as expressly provided in this Agreement with regard to Company Equity Awards, result in any material payment becoming due to any current or former officer, employee, or director of the Company or any of its Subsidiaries; (ii) materially increase any compensation or benefits under any Benefit Plan; (iii) result in the acceleration of the time of payment, vesting or funding of any compensation or benefits under any Benefit Plan; (iv) result in the forgiveness of any indebtedness of any current or former officer, employee, or director of the Company or any of its Subsidiaries; (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (vi) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code. The Company has made available to Parent a true and complete copy of preliminary Section 280G calculations prepared by the third-party provider listed on Section 4.15(g)(v) of the Company Disclosure Letter.
(h) The Company does not have any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.
Section 4.16 Labor Matters.
(a) (i) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, labor agreement or other written Contract with a labor union or labor organization, (ii) no employees of the Company or any of its Subsidiaries are represented by any labor union or labor organization in connection with their employment with the Company or any of its Subsidiaries, and (ii) there is no, and since January 1, 2018, there has been no, material strike, work stoppage, lockout, slowdown, unfair labor practice charge or other material labor dispute pending or, to the Knowledge of Company, threatened against the Company or any of its Subsidiaries.
(b) Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have complied in all respects with all applicable Laws and administrative and regulatory requirements relating to wages and hours (including the Fair Labor Standards Act and comparable state or local Laws), immigration, employee and worker classification, disability rights or benefits, withholding of taxes, whistleblower and retaliation, equal opportunity, discrimination in employment (including on the basis of race, color, religion, sex, national origin, age, or disability), workplace harassment, workplace health and safety, plant layoffs, furloughs or shutdowns (including the Workers Adjustment and Retraining Notification Act and comparable state, local and federal Laws, whether domestic or international), labor relations, employee leave, termination pay, unemployment insurance, and collective bargaining, and all other state, local and federal Laws pertaining to employment and labor (collectively, “Employee Matters”), and is not liable for any arrears of wages or any Taxes or penalties for failure to comply with any Employee Matter. Further, except as would be material to the Company and its Subsidiaries, taken as a whole, there are no material Actions or material charges, grievances, complaints or investigations pending or, to the Knowledge of the Company, threatened by or on behalf of any employee or group of employees of any of the Companies or its Subsidiaries, including any charges, grievances, complaints or investigations involving any Employee Matters, whether domestic or international, or any other Action before or under the jurisdiction of any court, arbitrator or tribunal, the Office of Federal Contract Compliance, the National Labor Relations Board, the Occupational Safety and Health Administration, the Equal Employment Opportunity Commission or the U.S. or any State Department of Labor, except as, individually or in the aggregate, has not had, and would not reasonably be likely to be material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, since January 1, 2018, except as would not be material to the Company and its Subsidiaries, taken as a whole,

(i) no allegations of sexual harassment have been made against any person who is a director, executive officer or other management-level employee of the Company or any of its Subsidiaries, and (ii) neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to any allegations of sexual harassment or misconduct by any persons described in clause (i).
(c) Neither the Company nor any of its Subsidiaries has any liability arising from the treatment of any individual who performs or performed services for the Company or any of its Subsidiaries as an independent contractor as opposed to an employee, including by reason of the Company or any of its Subsidiaries failing to make required withholdings from such individual’s compensation, except as would not be material to the Company and its Subsidiaries, taken as a whole.
Section 4.17 Intellectual Property.
(a) Section 4.17 of the Company Disclosure Letter sets forth a list of all (i) issued Patents and Patent applications, (ii) Trademark registrations and applications, (iii) Copyright registrations and applications and (iv) Domain Name registrations, in each case which are owned by the Company or a Subsidiary of the Company as of the date hereof. The foregoing registrations are in subsisting and to the Knowledge of the Company, valid and enforceable.
(b) Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (i) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as conducted as of the date hereof does not infringe, misappropriate or otherwise violate any Intellectual Property rights of any Person, and (ii) as of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries alleging that the Company or any of its Subsidiaries is infringing, misappropriating or otherwise violating the Intellectual Property rights of any Person.
(c) To the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Intellectual Property rights owned by the Company or a Subsidiary of the Company in a manner that would, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.
(d) Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, since December 31, 2018, (i) the Company and each of its Subsidiaries has had in place reasonable administrative, technical and physical safeguards to protect the (A) information technology systems owned or controlled by the Company or such Subsidiary and used in the course of the operations of their respective businesses, and (B) personal information gathered, used or held for use by the Company or such Subsidiary in the course of the operations of their respective businesses and (ii) to the Knowledge of the Company, as of the date hereof, there is no Action pending or threatened in writing against the Company or any of its Subsidiaries alleging that the Company or any of its Subsidiaries violated any Person’s privacy or personal information.
(e) Notwithstanding anything to the contrary in this Agreement, the representations and warranties contained in this Section 4.17, together with Section 4.10(a)(vi), are the only representations and warranties being made by the Company in this Agreement with respect to Intellectual Property rights or the violation of any Person’s privacy or personal information.
Section 4.18 Insurance Coverage. The Company and its Subsidiaries maintain policies of insurance in such amounts and against such risks as the Company reasonably believes to be commercially reasonable. Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (a) all such insurance policies are in full force and effect, (b) all premiums due with respect to such insurance policies have been paid, (c) the Company and its Subsidiaries are not and, to the Knowledge of the Company, no insurer is in default under any such insurance policy, and (d) none of the Company and its Subsidiaries have received written notice of cancellation or termination with respect to any such insurance policies.
Section 4.19 Real Property.
(a) Section 4.19(a) of the Company Disclosure Letter identifies all real property owned by the Company (the “Owned Real Property”). Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (i) the Company or its Subsidiaries has good and valid fee simple title to all of the Owned Real Property, (ii) all Owned Real Property is free and clear of all Liens, except for Permitted Liens and (iii) there is no material real property to which the Company or its Subsidiaries has a leasehold interest.
(b) Section 4.19(b) of the Company Disclosure Letter identifies all real property leased by the Company or any of its Subsidiaries to any Person, and except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (i) each lease listed thereon is in full force and effect and (ii) neither the Company nor any of its Subsidiaries or, as of the date hereof, the lessee is in breach of any of the terms and conditions thereof. Except as set forth on Section 4.19(b) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy any Owned Real Property or any portion thereof; no third party has a present or future right to possession of all or any part of the Owned Real Property; and there are no outstanding options, rights of first offer or rights of first refusal to purchase any parcel of the Owned Real Property.
Section 4.20 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect, (a) since January 1, 2018, through the date hereof, neither the Company nor any of its Subsidiaries has received notice, demand, request for information, citation, summons or order, and no complaint has been filed, no penalty has been assessed, and no investigation, action, written claim, suit or proceeding is pending or, to the Knowledge of the Company, is threatened by any Governmental Authority or other Person with respect to or arising out of applicable Environmental Law, (b) the Company and its Subsidiaries are in compliance with applicable Environmental Laws, and (c) no “release” of a “hazardous substance” (as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.) has occurred at, on, above, under or from any Owned Real Property or any real property that was previously owned by the Company or any of its Subsidiaries that is reasonably likely to result in any material cost, liability or obligation of the Company or any of its Subsidiaries under any applicable Environmental Law.
Section 4.21 Reserves. The policy reserves for claims, premiums, loss (including incurred but not reported loss and loss in course of settlement) and loss adjustment expenses (whether allocated or unallocated) and unearned premium of each Company Insurance Subsidiary contained in its Company Statutory Statement as of December 31, 2019, were, except as otherwise noted in the applicable Company Statutory Statement, (a) determined in all material respects in accordance with generally accepted actuarial standards, and (b) in compliance with and satisfied the requirements of all applicable Insurance Laws in all material respects.
Section 4.22 Takeover Statutes. Assuming the accuracy of the representations and warranties of Parent and Merger Sub contained in Section 5.08, the Company Board of Directors has taken all action or shall have taken all action prior to the Closing to ensure that no restrictions included in any “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other similar antitakeover statute or regulation (including the restrictions set forth in IBCL 23-1-43-1 to IBCL 23-1-43-23) enacted under state or federal laws in the United States applicable to the Company (collectively, “Takeover Laws”) and in any takeover-related provisions in the Company Articles of Incorporation or the Company By-Laws are applicable to the Merger or the other transactions contemplated hereby, including the Company Voting Agreement.
Section 4.23 Financial Advisor Opinion. Piper Sandler & Co. has delivered to the Company Board of Directors its opinion to the effect that, as of the date of such opinion, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Shares (other than holders of Excluded Shares). Parent has been provided with an executed copy of such opinion.
Section 4.24 Brokers or Finders. No broker, finder or investment banker (other than Piper Sandler & Co.) is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated hereby based upon arrangements made by or on behalf of the Company, its Subsidiaries or any of their respective directors, officers or employees.
Section 4.25 Investments.
(a) Each of the Company and its Subsidiaries, as applicable, has good and marketable title to all of the bonds, stocks, mortgage loans, and other investments that are carried on the books and records of the

Company and its Subsidiaries (the “Investment Assets”) that it purports to own, free and clear of all Liens, except Permitted Liens. The Company has made available to Parent a copy, as of the date of this Agreement, of all material investment policies and guidelines of the Company and its Subsidiaries.
(b) Except as has not had, and would not reasonably be likely to be material to the Company and its Subsidiaries, taken as a whole, as of the date hereof, none of the Investment Assets are subject to any restrictions or suspensions on redemptions, “lock-ups,” “gates,” “side pockets,” stepped-up fee provisions, or other penalties or restrictions relating to withdrawals or redemptions.
(c) Except as would not, or would not reasonably be likely to be material to the Company and its Subsidiaries, taken as a whole, (i) neither the Company nor any of its Subsidiaries has any funding obligations of any kind, or obligation to make any additional advances or investments (including any obligation relating to any currency or interest rate swap, hedge or similar arrangement), in respect of any of the Investment Assets, and (ii) there are no outstanding commitments, options, put agreements, or other similar arrangements relating to the Investment Assets to which the Company or any of its Subsidiaries may be subject upon or after the Closing.
Section 4.26 No Other Representations.
(a) Except for the representations and warranties expressly set forth in this Article IV, neither the Company, its Subsidiaries nor any other Person on behalf of the Company or its Subsidiaries is making, and none of them has made, any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses or with respect to the accuracy or completeness of any other information provided or made available to Parent, Merger Sub or their Representatives or Affiliates, including with respect to their business, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise, in connection with the transactions contemplated hereby. Neither the Company, its Subsidiaries nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent, Merger Sub or their respective Representatives or Affiliates, or Parent’s, Merger Sub’s or their Representatives’ or Affiliates’ use of, any such information, including any information, documents, projections, forecasts or any other material made available to Parent, Merger Sub or their Representatives or Affiliates in the “data rooms,” teaser, confidential information memorandum or management presentations in connection with Parent’s and Merger Sub’s consideration and review of the transactions contemplated hereby, unless any such information is expressly included in a representation or warranty set forth in this Article IV.
(b) The Company and its Subsidiaries agree and acknowledge that, except for the representations and warranties set forth in Article V, neither Parent, Merger Sub nor any Person on behalf of Parent or Merger Sub is making, and none of them has made, and the Company and its Subsidiaries have not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to the accuracy and completeness of any other information provided or made available to the Company or its Subsidiaries in connection with the transactions contemplated hereby.
Article V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the Parent Disclosure Letter (it being understood that any information set forth in one section or subsection of the Parent Disclosure Letter shall be deemed to apply to and qualify the Section or subsection of this Agreement to which it corresponds in number and each other Section or subsection of this Agreement or the Parent Disclosure Letter to the extent its relevance to such Section or subsection is reasonably apparent on its face), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:
Section 5.01 Organization and Good Standing. Each of Parent and its Subsidiaries, including Merger Sub, (a) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation, except where any failure to be so organized or existing or any failure of Parent or any of its Subsidiaries to be in good standing, would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect, (b) has full corporate or similar power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except in the case of clauses (b) and (c) where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.
Section 5.02 Authority for Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Merger Sub, and no other votes or approvals of any class or series of capital stock or voting securities of Parent or Merger Sub, are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except as enforcement thereof may be limited against Parent or Merger Sub by the Bankruptcy and Equity Exception.
Section 5.03 No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub (as applicable) and the consummation of the Merger and the other transactions contemplated hereby will not, (i) conflict with or violate Parent’s certificate of incorporation or the Parent’s bylaws, or the equivalent charter documents of Merger Sub, (ii) assuming that all consents, approvals, authorizations and waivers contemplated by Section 5.03(b) have been obtained, and all filings described therein have been made, and assuming the accuracy and completeness of the representations and warranties set forth in Section 4.05(b), conflict with or violate any Law applicable to Parent or its Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected, (iii) require any consent or other action by any Person under, result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to others (immediately or with notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, result (immediately or with notice or lapse of time or both) in triggering any payment or other obligations under, or result in the loss of any right or benefit to which Parent or any of its Subsidiaries is entitled under, any Contract to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries, or any property or asset of Parent or any of its Subsidiaries, is bound or affected or (iv) result (immediately or with notice or lapse of time or both) in the creation of a Lien on any property or asset of Parent or its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.
(b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub (as applicable) and the consummation of the Merger and the other transactions contemplated by this Agreement will not, require any action, consent, approval, authorization or waiver of, or filing with or notification to, or registration or qualification with, any Governmental Authority, except for applicable requirements, if any, of (i) the Securities Act, the Exchange Act, state securities laws or “blue sky” laws, (ii) the HSR Act, (iii) the New York Stock Exchange, (iv) filing and recordation of the Articles of Merger, as required by the IBCL, (v) the consents, approvals, authorizations, waivers, filings and notifications set forth in Section 5.03(b) of the Parent Disclosure Letter and (vi) such other consents, approvals, authorizations, waivers, filings and notifications that would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.

Section 5.04 Litigation; Orders.
(a) As of the date hereof, there is no Action pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, including Merger Sub, or their respective directors or officers in their capacities as such, that, if determined adversely, would, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.
(b) As of the date hereof, there is no Order outstanding against Parent or any of its Subsidiaries, including Merger Sub, or their respective businesses that would, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect.
Section 5.05 Absence of Certain Changes. Since December 31, 2019, through the date hereof, there has been no Parent Material Adverse Effect.
Section 5.06 Capacity. Parent has the financial capacity to perform and to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement, and Parent has available on the date hereof and will continue to have available through and at the Closing immediately available funds that are sufficient to permit Parent to fund the aggregate Merger Consideration set forth in Article II and the associated costs and expenses to be paid by Parent or Merger Sub and any other amounts payable by Parent, Merger Sub or the Surviving Corporation or any of their respective Subsidiaries in connection with this Agreement, the Merger and the other transactions contemplated hereby.
Section 5.07 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and Merger Sub has not, and immediately prior to the Effective Time will have not, engaged in any business or incurred any liabilities or obligations other than in connection with the transactions contemplated hereby.
Section 5.08 Ownership of Shares. Except to the extent resulting from the Company Voting Agreement, neither Parent nor any of its Subsidiaries, including Merger Sub, beneficially owns (within the meaning of Section 13 of the Exchange Act), or will prior to the Closing Date beneficially own, any shares of Company Common Shares, or is a party, or will prior to the Closing Date become a party, to any Contract (other than this Agreement) for the purpose of acquiring, holding, voting or disposing of any shares of Company Common Shares.
Section 5.09 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is required to approve this Agreement, the Merger or the transactions contemplated hereby. The vote or consent of Parent or one of its wholly owned Subsidiaries as the sole shareholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.
Section 5.10 Brokers or Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Merger Sub or any of their respective directors, officers or employees.
Section 5.11 No Other Representations.
(a) Except for the representations and warranties expressly set forth in this Article V, neither Parent nor Merger Sub nor any other Person on behalf of Parent or Merger Sub is making, and none of them has made, any express or implied representation or warranty with respect to Parent, Merger Sub, or their respective Subsidiaries or their respective businesses or with respect to the accuracy or completeness of any other information provided to the Company, its Subsidiaries or its Representatives or Affiliates, including with respect to their business, operations, assets, liabilities, conditions (financial or otherwise) or prospects or otherwise, in connection with the transactions contemplated hereby.
(b) Parent and Merger Sub agree and acknowledge that, except for the representations and warranties set forth in Article IV, none of the Company, its Subsidiaries or any Person on behalf of the Company or its Subsidiaries is making, and none of them has made, and Parent and Merger Sub have not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to the Company or its Subsidiaries or with respect to the accuracy and completeness of any other information provided or made available to Parent or Merger Sub in connection with the transactions contemplated hereby.
Article VI

COVENANTS
Section 6.01 Conduct of Business by the Company Pending the Merger. During the period from the date of this Agreement through the earlier of the Closing and the termination of this Agreement, except for any COVID-19 Measures, as expressly permitted or required by this Agreement, as required by applicable Law or Order, as otherwise consented to by Parent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), or as set forth in Section 6.01 of the Company Disclosure Letter, (x) the Company shall and shall cause each of its Subsidiaries to conduct their respective businesses and operations in the ordinary course of business in all material respects and (y) the Company shall not and shall cause each of its Subsidiaries not to (it being understood that no act or omission by the Company or any of its Subsidiaries with respect to the matters specifically addressed by any provision of this clause (y) shall be deemed to be a breach of clause (x)):
(a) declare, set aside, make or pay any dividends or other distributions (whether in cash, stock or property) in respect of any of its or its Subsidiaries’ capital stock, other than regular quarterly cash dividends of $0.10 per share by the Company as set forth in Section 6.01(a) of the Company Disclosure Letter and any dividends or distributions by a Subsidiary of the Company to the Company or to any other Subsidiary of the Company;
(b) adjust, split, combine, subdivide or reclassify any of its capital stock, other equity interests, or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, other equity interests or voting securities;
(c) repurchase, redeem or otherwise acquire or offer to repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or any Company Share Rights, other than as required by a Benefit Plan or in connection with the vesting or settlement of Company Equity Awards outstanding on the date hereof and other than Company Common Shares (other than those beneficially owned by Parent and its Subsidiaries) in accordance with Section 8.1 or Section 8.2 of the Company’s By-Laws;
(d) issue, deliver, offer, grant or sell, or encumber, any shares of its capital stock, Company Share Rights or Subsidiary Share Rights, other than the issuance of Company Common Shares in connection with the settlement of any Company Equity Awards outstanding on the date hereof;
(e) amend the Company Articles of Incorporation or Company By-Laws or equivalent organizational documents of the Company’s Subsidiaries or adopt or implement any shareholder rights plan or similar arrangement;
(f) purchase an equity interest in, or a substantial portion of the assets of, any Person or any division or business thereof, if the aggregate amount of the consideration paid or transferred by the Company and its Subsidiaries in connection with all such transactions would exceed $3,000,000, or merge or consolidate with any Person, in each case, other than (i) any such action solely between or among the Company and its Subsidiaries, or (ii) pursuant to the investment policies and guidelines of the Company or any of its Subsidiaries;
(g) sell, lease, license, subject to a Lien (other than Permitted Liens) or otherwise surrender, relinquish or dispose of any of its properties, assets or rights (including capital stock of any Subsidiary of the Company) with a value or purchase price in the aggregate in excess of $3,000,000, other than (i) sales of assets pursuant to the investment policies and guidelines of the Company or any of its Subsidiaries, (ii) grants, acquisitions, abandonment or disposals of, or permission to lapse, any rights to any Intellectual Property in the ordinary course of business, (iii) sales or other dispositions of obsolete assets or (iv) in the ordinary course of business;

(h) incur any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any such indebtedness or any debt securities of another Person, or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person (collectively, “Indebtedness”), other than Indebtedness incurred in the ordinary course of business under the Company’s existing credit facilities (not to exceed $5,000,000) and any trade letters of credit;
(i) make any loans to any Person, other than (i) to the Company or any of its Subsidiaries, (ii) in the ordinary course of business or (iii) pursuant to the investment policies and guidelines of the Company or any of its Subsidiaries;
(j) settle any Actions made or pending against the Company or any of its Subsidiaries, or any of their respective directors or officers in their capacities as such, or waive any claims of material value, other than any settlements or waivers (i) in the ordinary course of business or (ii) (A) for amounts not to exceed, for any such settlement individually, $2,500,000 (net of the amount reserved for such matters by the Company or amounts covered by insurance) and (B) that would not reasonably be likely to prohibit or materially restrict the Company and its Subsidiaries from operating their business in substantially the same manner as operated on the date of this Agreement;
(k) cancel any material Indebtedness owed by a Third Party to the Company or any of its Subsidiaries;
(l) make any material change (i) in any accounting methods, principles or practices, (ii) to the investment policies and guidelines of the Company or any of its Subsidiaries or (iii) to any of the actuarial, underwriting or claims administration policies, practices or principles of any Company Insurance Subsidiary, in each case, other than as required by changes in GAAP or in SAP prescribed or permitted by the applicable Insurance Regulators and accounting pronouncements by the SEC, the National Association of Insurance Commissioners and the Financial Accounting Standards Board;
(m) other than as required by applicable Law or the terms of a Benefit Plan disclosed on Section 4.15(a) of the Company Disclosure Letter, (A) increase the compensation or benefits of any executive officer (as defined in the Securities Act) or, other than in the ordinary course of business, other employee, director or natural independent contractor of the Company or any of its Subsidiaries, (B) accelerate the vesting or payment of any compensation or benefits of any director, executive officer, other employee or consultant of the Company or any of its Subsidiaries, (C) establish, adopt, enter into, materially amend or terminate any Benefit Plan (or make any representations regarding the establishment, adoption, entering into, material amendment or termination of any Benefit Plan), except for immaterial changes in the ordinary course of business to nondiscriminatory health and welfare plans and for any other actions in the ordinary course of business that would not, individually or in the aggregate, increase the benefits available to participants under, or the costs to the Company or any of its Subsidiaries of, such Benefit Plans in any material respect relative to the benefits and costs under existing Benefit Plans, or (D) fund any payments or benefits that are payable or to be provided under any Benefit Plan (through a grantor trust or otherwise);
(n) except as in the ordinary course of business, (i) make, revoke or change any material election concerning Taxes or Tax Returns, (ii) enter into any material closing agreement with respect to Taxes, (iii) settle or compromise any material Tax audit, claim, assessment, or other proceeding, (iii) agree to an extension or waiver of the limitation period for any material claim or assessment in respect of Taxes, (iv) file any material amended Tax Return, (v) surrender any right to claim a material refund of Taxes, (vi) obtain any material Tax ruling, (vii) adopt or change any material method of Tax accounting (except as required by a change in applicable Law, GAAP or SAP), or cause or permit any other Person to take any of the foregoing actions with respect to the Company or any of its Subsidiaries;
(o) enter into, terminate, modify, release or relinquish any rights or claims under, grant any consents under, or amend in any material respect any Material Contract, other than in the ordinary course of business;
(p) adopt any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Subsidiary of the Company;

(q) materially change any claim handling, investment, reserve, actuarial or financial reporting methods, principles, policies or practices of the Company or any of its Subsidiaries, except for any such change required by applicable Law, GAAP, or SAP;
(r) reduce or strengthen any reserves, provisions for losses and other liability amounts in respect of insurance Contracts, except (i) to the extent required by SAP (including ordinary course updates in accordance with SAP, but disregarding any changes to SAP that are not yet required to be implemented) or GAAP (including ordinary course updates in accordance with GAAP), as applicable, or (ii) as a result of loss, expense or exposure payments to other parties in accordance with the terms of insurance Contracts;
(s) enter into any new material lines of business that the Company or any of its Subsidiaries does not operate as of the date of this Agreement; or
(t) agree to take any of the actions described in this Section 6.01.
Section 6.02 Access to Information and Employees; Confidentiality.
(a) During the period from the date of this Agreement through the earlier of the Closing and the termination of this Agreement, the Company shall, and shall cause its Representatives to, afford the Representatives of Parent and Merger Sub, upon not less than two (2) days’ prior written notice, which shall be directed to the Company’s General Counsel, reasonable access during normal business hours to the senior officers, agents, properties, offices and other facilities, books and records of the Company (whether in physical or electronic form); provided that, in each case, such access may be limited to the extent the Company reasonably determines, in light of COVID-19 or any COVID-19 Measures, that such access would jeopardize the health and safety of any employee or agent of the Company or any of its Subsidiaries; provided, however, that the Company shall use its reasonable best efforts to allow for such access or as much of such access as is possible in a manner that does not jeopardize the health and safety of such employees or agents. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be obligated to provide any such access or information to the extent that doing so (i) would reasonably be likely to cause a waiver of an attorney-client privilege or loss of attorney work product protection, (ii) would constitute a violation of any applicable Law, (iii) would violate any Contract to which the Company or any of its Subsidiaries is a party or bound or (iv) would interfere unreasonably with the business or operations of the Company or its Subsidiaries or would otherwise result in significant interference with the prompt and timely discharge by their respective employees of their normal duties. Without limiting the foregoing, in the event that the Company does not provide access or information in reliance on the immediately preceding sentence, it shall provide notice to Parent that it is withholding such access or information and shall use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that would not risk waiver of such privilege, violate the applicable Law, Contract or interfere unreasonably.
(b) Except for disclosures expressly permitted by the terms of the Company Confidentiality Agreement, Parent and Merger Sub shall hold, and shall cause their respective Representatives to hold, all information received, directly or indirectly, from the Company or its Representatives in confidence in accordance with the Company Confidentiality Agreement. Except for disclosures expressly permitted by the terms of the Parent Confidentiality Agreement, the Company shall hold, and shall cause its respective Representatives to hold, all information received, directly or indirectly, from Parent or Merger Sub or their Representatives in confidence in accordance with the Parent Confidentiality Agreement. Notwithstanding the foregoing, the parties hereto shall be entitled to respond to inquiries from Governmental Authorities related to this Agreement and the transactions contemplated hereby in accordance with Section 6.03. The Confidentiality Agreements shall survive any termination of this Agreement; provided, however, to the extent of any conflict between the provisions of the Confidentiality Agreements and this Agreement, the terms of this Agreement shall govern.
Section 6.03 Reasonable Best Efforts to Consummate Merger; Regulatory Matters.
(a) Upon the terms and subject to the conditions set forth in this Agreement, each of Parent and the Company shall, and shall cause their respective Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated hereby, including (i) obtaining all necessary, proper or advisable consents, approvals, authorizations or waivers from Governmental Authorities and making all necessary, proper or advisable registrations, filings and notices and taking all steps as may be necessary to obtain a consent, approval, authorization or waiver from any Governmental Authority (including under Insurance Laws and the HSR Act) and (ii) executing and delivering any additional agreements, documents or instruments necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.
(b) Without limiting the foregoing, Parent shall, and shall cause its Subsidiaries to, use reasonable best efforts to take any and all actions necessary to avoid each and every impediment under any applicable Law that may be asserted by, or Order that may be entered by, any Governmental Authority with respect to this Agreement, the Merger or any other transaction contemplated hereby so as to enable the Closing to occur, as promptly as practicable, including using reasonable best efforts to take all actions requested by any Governmental Authority, or otherwise necessary, proper or advisable to resolve any objections that may be asserted by any Governmental Authority with respect to the Merger or any other transaction contemplated hereby and prevent the entry of any Order that would prevent, prohibit, restrict or delay the consummation of the Merger or any other transaction contemplated hereby.
(c) In furtherance of and without limiting the foregoing, (i) Parent shall file a “Form A” Approval of Acquisition, together with all exhibits, affidavits and certificates, with the Indiana Department of Insurance, within twenty (20) Business Days of the date hereof (other than biographical affidavits, fingerprints and financial information regarding individuals, which shall be filed within thirty (30) Business Days after the date hereof), (ii) Parent will make any filings required by the BMA within twenty (20) Business Days of the date hereof with the BMA, (iii) each of Parent and the Company shall file a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the transactions contemplated hereby and requesting early termination of the waiting period under the HSR Act, within fifteen (15) Business Days of the date hereof and (iv) the parties shall take, make or refrain from any other actions or nonactions, consents, approvals, authorizations, waivers, exemptions, non-disapprovals, no objections, filings and notices of, with or to Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated hereby as promptly as reasonably possible after the date hereof. All filing fees payable in connection with the foregoing shall be borne by Parent.
(d) Parent shall promptly provide, or cause to be provided, all agreements, documents, instruments, biographical affidavits, statements or information that may be required or requested by any Governmental Authority relating to Parent and its Affiliates or any Persons who are deemed or may be deemed to “control” Parent within the meaning of applicable Insurance Laws, including its or their structure, ownership, businesses, operations, jurisdiction of domicile, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, general or limited partners, members or shareholders and the transactions contemplated hereby and such other matters as may be required or requested.
(e) Each of the Company, Parent and Merger Sub shall consult with one another with respect to the obtaining of all consents, approvals, authorizations or waivers of Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated hereby and each of the Company, Parent and Merger Sub shall keep the others apprised on a prompt basis of the status of matters relating to such consents, approvals, authorizations or waivers. Parent and the Company shall have the right to review in advance and, to the extent practicable, and subject to any restrictions under applicable Law, each shall consult the other on, any filing made with, or written materials submitted to, any Governmental Authority in connection with the transactions contemplated hereby and each party agrees to in good faith consider and reasonably accept comments of the other parties thereon. Parent and the Company shall promptly furnish to each other copies of all such filings and written materials after their filing or submission, in each case subject to applicable Laws. Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Authority with respect to any consent, approval, authorization or waiver required to consummate the transactions contemplated hereby, including promptly furnishing each other copies of any written or electronic communication, and shall promptly advise each other when any such communication causes such party to believe that there is a reasonable likelihood that any such consent, approval, authorization or waiver will not be obtained or that the receipt of any such consent, approval, authorization or waiver will be materially delayed or conditioned. Parent, Merger Sub and the Company shall not, and shall cause their respective Affiliates not to, permit any of their respective directors, officers, employees, partners, members, shareholders or any other Representatives to participate in any live or telephonic meeting (other than non-substantive scheduling or administrative calls) with any Governmental Authority in respect of any filings, investigation or other inquiry relating to the transactions contemplated hereby unless it consults with the other in advance and, to the extent permitted by applicable Law and by such Governmental Authority, gives the other party the opportunity to attend and participate in such meeting. Notwithstanding the foregoing, in no event will any party be required to disclose to any other party any personally identifiable information.
(f) Notwithstanding anything to the contrary contained in this Agreement, in no event shall Parent or its Subsidiaries be required to (i) initiate litigation or an appeal process in any court or administrative or other tribunal against any Governmental Authority in order to prevent the entry of, and have vacated, lifted, reversed or overturned, any Order that would prevent, prohibit, restrict or delay the consummation of the Merger (provided that Parent shall, and shall cause its Subsidiaries to, use reasonable best efforts to defend on the merits any claim, cause of action, proceeding or litigation in any court or administrative or other tribunal initiated by any Governmental Authority in order to prevent the entry of, and have vacated, lifted, reversed or overturned, any Order that would prevent, prohibit, restrict or delay the consummation of the Merger) or (ii) agree to a Burdensome Condition.
(g) Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Company or its Subsidiaries be required to agree to take or enter into any action which is not conditioned upon the Closing.
Section 6.04 Proxy Statement. As promptly as reasonably practicable after the execution of this Agreement (and in no event later than thirty (30) days after the date hereof), the Company shall prepare and, after providing Parent a reasonable opportunity to review and comment and considering in good faith any comments provided by Parent, file with the SEC the Proxy Statement in preliminary form. Parent and Merger Sub shall cooperate with the Company in the preparation of the Proxy Statement and furnish all information concerning Parent, Merger Sub or their Affiliates that is required in connection with the preparation of the Proxy Statement. As promptly as practicable after comments are received from the SEC or the staff of the SEC thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company shall, in consultation with Parent, prepare and the Company shall file any required amendments to the Proxy Statement with the SEC. The Company shall notify Parent promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall consult with Parent regarding, and supply Parent with copies of, all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement. Prior to filing or mailing any proposed amendment of or supplement to the Proxy Statement, the Company shall provide Parent a reasonable opportunity to review and comment on such document and consider in good faith any comments provided by Parent. If at any time prior to the Company Shareholders Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information promptly shall be filed with the SEC and, to the extent required by Law, disseminated to the shareholders of the Company. The Company shall use reasonable best efforts to have the Proxy Statement cleared by the SEC and shall thereafter mail to the Company Voting Shareholders as promptly as practicable the Proxy Statement and all other proxy materials for the Company Shareholders Meeting.
Section 6.05 Company Shareholders Meeting. Subject to the other provisions of this Agreement, the Company, acting through the Company Board of Directors, shall take all actions in accordance with applicable Law, the Company Articles of Incorporation, the Company By-Laws and the rules and regulations of the Nasdaq Global Market to establish a record date for, duly call, give notice of, convene and hold, as promptly as practicable after the SEC or the staff of the SEC clears the Proxy Statement for mailing to the Company Voting Shareholders (and in no event later than forty-five (45) days after such time), the Company Shareholders Meeting for the purpose of considering and voting upon the approval of this Agreement, the Merger and the other transactions contemplated by this Agreement. Subject to Section 6.06, to the extent permitted by applicable Law, the Company Board of Directors shall recommend approval of this Agreement, the Merger and other transactions contemplated hereby by the Company Voting Shareholders (the “Company Recommendation”) and include the Company Recommendation in the Proxy Statement. Unless this Agreement has been duly terminated in accordance with the terms herein, the Company shall, subject to the right of the Company Board of Directors to modify its recommendation in a manner adverse to Parent under circumstances as specified in Section 6.06, take all lawful action to solicit from the Company Voting Shareholders proxies in favor of the proposal to adopt this Agreement, the Merger and the other transactions contemplated hereby and shall take all other action reasonably necessary or advisable to secure the Company Required Vote. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with Parent, may adjourn or postpone the Company Shareholders Meeting to the extent necessary to ensure that any legally required supplement or amendment to the Proxy Statement is provided to the Company Voting Shareholders or, if as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient Company Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting. In addition, the Company may and the Company shall, to the extent requested by Parent, adjourn or postpone the Company Shareholders Meeting for a period or periods of up to thirty (30) days in the aggregate to permit additional time to solicit the Company Required Vote in the event that proxies constituting the Company Required Vote have not been received by the Company. The Company shall keep Parent reasonably informed (and in any event upon request by Parent) of proxy solicitation results.
Section 6.06 No Solicitation of Transactions.
(a) The Company agrees that (i) the Company and its Subsidiaries shall not, and (ii) the Company and its Subsidiaries shall cause their officers and directors not to, and use reasonable best efforts to cause their employees not to, and direct their respective Representatives not to (and use reasonable best efforts to ensure that their respective Representatives not), directly or indirectly, (A) solicit, initiate or knowingly encourage, induce or facilitate the making of any proposal that constitutes or is reasonably likely to lead to a Takeover Proposal (other than contacting or engaging in discussions with the Person making a Takeover Proposal or its Representatives for the sole purpose of clarifying such Takeover Proposal), (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any of the Company’s or its Subsidiaries’ confidential information with respect to, any Takeover Proposal, (C) enter into any Takeover Proposal Documentation with respect to a Takeover Proposal or (D) fail to enforce, or grant any waiver under, any standstill or similar agreement with any Person (unless, and only to the extent, the Company Board of Directors determines, after consultation with its outside counsel, that enforcement or failure to grant a waiver would be inconsistent with its fiduciary duties of directors under Indiana Law, in which case it may enable such Persons to confidentially submit a Takeover Proposal to the Company Board of Directors). The Company shall, shall cause its Subsidiaries to, and shall direct its Representatives to, immediately cease and cause to be terminated all then existing discussions and negotiations with any Person conducted theretofore with respect to any Takeover Proposal and terminate all access to nonpublic information of the Company or its Subsidiaries that any such Person may have. Notwithstanding the foregoing or anything else in this Agreement to the contrary, at any time prior to obtaining the Company Required Vote, in response to a bona fide written Takeover Proposal received after the date of this Agreement that did not arise in whole or part due to a material breach of this Section 6.06, if the Company Board of Directors determines, after consultation with its financial advisor and outside counsel, that such Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, the Company may (and may authorize and permit its Subsidiaries and Representatives to), subject to compliance with Section 6.06(c) and only prior to obtaining the Company Required Vote, (x) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (and its Representatives) pursuant to a confidentiality agreement containing confidentiality provisions no more favorable in the aggregate to such Person than those contained in the Company Confidentiality Agreement (it being understood that such confidentiality agreement need not prohibit the making or amendment of a Takeover Proposal); provided that all material information provided to such Person has previously been provided or made available to Parent or is provided to Parent prior to or substantially concurrently with the time it is provided to such Person (which nonpublic information shall, for the avoidance of doubt, be subject to the Company Confidentiality Agreement and may, in order to comply with applicable Law, be restricted to certain designated Representatives of Parent), and (y) participate in discussions and negotiations with the Person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.
(b) Neither the Company Board of Directors nor any committee thereof shall (i) withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw (or modify in a manner adverse to Parent), the Company Recommendation or the approval, declaration of advisability or recommendation by the Company Board of Directors or any such committee of this Agreement, the Merger or the other transactions contemplated hereby, (ii) approve, recommend the approval of, or publicly propose to approve or recommend the adoption of, any Takeover Proposal or enter into or publicly propose to enter into any Takeover Proposal Documentation, (iii) fail to publicly reaffirm the Company Recommendation within five (5) Business Days of a written request by Parent to make such public reaffirmation following the receipt by the Company of a public Takeover Proposal that has not been publicly withdrawn (other than in the case of a Takeover Proposal in the form of a tender offer or exchange offer, which shall be governed by clause (vi) below) (it being agreed that this clause (iii) shall not apply to any Takeover Proposal deemed to have been made pursuant to the Amended and Restated Stockholder Support and Contingent Sale Agreement, dated as of August 17, 2020, by and among certain of the Company’s shareholders and the other parties thereto absent subsequent action on or after the date of this Agreement by any party thereto that would constitute a Takeover Proposal); provided that Parent may make any such request only once in any ten (10) Business Day period, (iv) take any action to make the provisions of any Takeover Law or takeover-related provision of the Company Articles of Incorporation or Company By-Laws inapplicable to a Takeover Proposal, (v) fail to include the Company Recommendation in the Proxy Statement or (vi) fail to recommend against a tender offer or exchange offer prior to the earlier of (A) the tenth (10th) Business Day after commencement of the tender offer or exchange offer and (B) the later of the second (2nd) Business Day prior to the Company Shareholders Meeting and the fifth (5th) Business Day after commencement of the tender offer or exchange offer (it being understood that any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) of the Exchange Act shall not be deemed to be an Adverse Recommendation Change) (each of (i), (ii), (iii), (iv), (v) and (vi), an “Adverse Recommendation Change”).
(c) Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, at any time prior to obtaining the Company Required Vote, the Company Board of Directors may, if, after consultation with its financial advisor and outside counsel, it determines that the failure to take such action would be inconsistent with the fiduciary duties of directors under Indiana Law, (x) make an Adverse Recommendation Change in response to a Change in Circumstance, (y) make an Adverse Recommendation Change in response to a Superior Proposal or (z) cause or permit the Company to terminate this Agreement in order to enter into a binding written definitive agreement to effect a Superior Proposal, if and only if:
(i) the Company shall have given Parent notice at least four (4) Business Days prior to making any such Adverse Recommendation Change or causing or permitting the Company to terminate this Agreement pursuant to clause (y) above, which notice shall include (A) the material terms and conditions of any Superior Proposal that is the basis of the proposed action by the Company Board of Directors, the identity of the Person making the Superior Proposal and copies of proposed definitive documentation with respect to the Superior Proposal (it being understood and agreed that (1) any amendment to any financial terms or other terms that are material of such Superior Proposal shall require a new notice and an additional three (3) Business Day period prior to taking any specified action and (2) in determining whether to make an Adverse Recommendation Change or to cause or permit the Company to so terminate this Agreement, the Company Board of Directors shall take into account any changes to the financial and other terms of this Agreement proposed by Parent in writing to the Company (and not revoked) in response to any such notice or otherwise within the periods described above) or (B) a reasonably detailed description of the material event or development constituting such Change in Circumstance;

(ii) the Company has and has caused its Subsidiaries and its and their respective Representatives to make themselves reasonably available to negotiate with Parent and its Representatives during the period referred to in clause (i) above to the extent requested in writing by Parent in order to permit Parent to propose one or more amendments to this Agreement that would result in such Takeover Proposal ceasing to constitute a Superior Proposal or such other matter no longer constituting a Change in Circumstance;
(iii) after considering any proposed binding offers to amend this Agreement committed to in writing by Parent (and not revoked) during the period referred to in clause (i) above, if any, the Company Board of Directors shall have determined in good faith, after consultation with its financial advisor and outside counsel, that the failure to make the Adverse Recommendation Change in response to such Superior Proposal or Change in Circumstance or cause or permit the Company to terminate this Agreement in response to such Superior Proposal would be inconsistent with the fiduciary duties of directors under Indiana Law.
(d) In addition to the obligations of the Company set forth in Section 6.06(a), Section 6.06(b) and Section 6.06(c), the Company shall as promptly as practicable (in any event within thirty-six (36) hours) advise Parent of the receipt of any Takeover Proposal after the date of this Agreement, the material terms and conditions of any such Takeover Proposal and the identity of the Person making any such Takeover Proposal. The Company shall keep Parent reasonably informed as promptly as practicable (and in any event within twenty-four (24) hours) of any material developments with respect to any such Takeover Proposal (including any material changes thereto).
(e) Nothing contained in this Section 6.06 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or Item 1012(c) of Regulation M-A promulgated under the Exchange Act (or any similar communication to Company Shareholders in connection with the making or amendment of a tender offer or exchange offer) or (ii) making any disclosure to its shareholders if the Company Board of Directors determines (after consultation with its outside counsel) that failure to do so would be inconsistent with the fiduciary duties of directors under Indiana Law or otherwise required under applicable Law, it being understood, however, that nothing in clause (i) or (ii) shall be deemed to alter the definition of an Adverse Recommendation Change as provided by Section 6.06(b) or permit the Company Board of Directors to make an Adverse Recommendation Change except to the extent permitted by and in compliance with Section 6.06(b) and Section 6.06(c).
Section 6.07 Public Announcements. The Company and Parent shall agree on a press release announcing the entering into of this Agreement and the transactions contemplated hereby. Thereafter, the Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements (including scheduling of a press conference or conference call with investors or analysts) with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement (a) as may be required by Law or Order, the applicable rules and regulations of, in the case of the Company, the Nasdaq Global Market or any listing agreement with the Nasdaq Global Market, or, in the case of Parent, the applicable rules and regulations of the New York Stock Exchange or any listing agreement with the New York Stock Exchange or (b) as contemplated by Section 6.06(e) or (c) to enforce its rights and remedies under this Agreement.
Section 6.08 Employee Matters.
(a) During the period beginning on the Closing Date and ending on December 31 of the year in which Closing occurs, Parent shall provide, or shall cause to be provided to, each employee of the Company and its Subsidiaries who is employed as of immediately prior to the Closing (each such employee, a “Company Employee”) with a base salary or hourly base wage rate that is at least equal to the base salary or hourly base wage rate provided to such Company Employee immediately prior to the Closing, except as otherwise mutually agreed to between Parent and a Company Employee. During the period beginning on the Closing Date and ending on December 31 of the year in which the Closing occurs (the “Continuation Period”), Parent shall provide, or shall cause to be provided to, each Company Employee with (i) a short-term incentive compensation target opportunity that is at least equal to the short-term incentive compensation target opportunity provided to such Company Employee immediately prior to the Closing and (ii) employee benefits (excluding equity compensation and 401(k) profit sharing contributions) that are no less favorable in the aggregate than those provided to such Company Employee immediately prior to the Closing.
(b) Without limiting the generality of Section 6.08(a), Parent shall provide, or shall cause to be provided to, each Company Employee who incurs an involuntary termination of employment other than for cause during the Continuation Period with severance payments and benefits to which such Company Employee would have been entitled with respect to such termination under any Benefit Plan disclosed on Section 4.15(a) of the Company Disclosure Letter had such termination of employment occurred immediately prior to the Closing.
(c) From and after the Closing Date, Parent shall, or shall cause the Surviving Corporation or any of their respective Subsidiaries to, assume and honor all obligations under the offer letters, employment agreements, severance agreements, non-competition agreements or other similar agreements listed on Section 4.15(a) of the Company Disclosure Letter in accordance with their terms as in effect as of the date of this Agreement or as they may be amended prior to the Effective Time to the extent permitted by this Agreement. Nothing in this Section 6.08(c) shall be interpreted as limiting Parent or the Surviving Corporation or any of their Affiliates (as applicable) from exercising any and all rights reserved to the Company or its Subsidiaries under any such agreements or as requiring Parent or the Surviving Corporation or any of their Affiliates to continue to employ any individual.
(d) For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under any employee benefit plans of Parent and its Subsidiaries (exclusive of the Company and its Subsidiaries) solely to the extent such plans provide benefits to any Company Employee after the Closing Date (the “New Plans”), Parent shall use reasonable best efforts to cause each such Company Employee to be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Closing Date; provided that the foregoing service credit shall not be required to apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, Parent shall use reasonable best efforts to cause (i) each Company Employee to be immediately eligible to participate, without any waiting time or satisfaction of any other eligibility requirements, in any and all New Plans to the extent coverage under such New Plan is replacing comparable coverage under a Benefit Plan in which such Company Employee participated immediately before the Closing Date (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, (x) all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, to the extent such conditions were inapplicable or waived under the comparable Old Plans of the Company or its Subsidiaries in which such Company Employee participated immediately prior to the Closing Date and (y) any eligible expenses incurred by any Company Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Company Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(e) Without limiting the generality of Section 6.08(a), in respect of the Company’s fiscal year in which the Closing occurs, Parent shall, or shall cause to, honor and pay to each Company Employee an annual cash bonus (the “Annual Bonus”) payable pursuant to the Company Annual Incentive Plan disclosed on Section 4.15(a) of the Company Disclosure Letter (the “Company Incentive Plan”) no later than the time such Annual Bonus is due under the applicable Company Incentive Plans and prior to March 15 of the year following the year in which the Closing occurs (the “Payment Date”); provided that if the Company Employee incurs an involuntary termination of employment other than for cause prior to the Payment Date, such Company Employee’s Annual Bonus shall be pro-rated based on a fraction, the numerator of which is the number of days the Company Employee was employed with the Company, Parent or their respective Affiliates during the fiscal year in which the Closing occurs and the denominator of which is 365. Parent shall, or shall cause to, operate the Company Incentive Plan and measure the level of performance achievement in a good faith manner consistent with the Company’s past practice.
(f) The parties acknowledge and agree that the consummation of the transactions contemplated by this Agreement shall be treated as a “change in control,” “change of control,” or similar term of the Company under the terms of the Benefit Plans, as applicable.
(g) The Company shall take, or cause its Subsidiaries to take, all actions necessary, including adopting written resolutions, to terminate, effective immediately before the Closing and contingent on the occurrence of the Closing, any Benefit Plan sponsored by the Company or any of its Subsidiaries that is intended to qualify as a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (a “Company 401(k) Plan”), and effective immediately prior to the Closing, (i) all participants in any Company 401(k) Plan shall be fully vested in their account balances and (ii) no employee or other Person shall have any right thereafter to contribute any amounts to such Company 401(k) Plan based upon compensation earned or services performed after the Closing. The Company will provide Parent with a copy of such proposed resolutions terminating such Company 401(k) Plan prior to adoption thereof by the Company Board of Directors and shall thereafter deliver evidence to Parent that the Company Board of Directors approved such resolutions. Parent shall designate or establish, or cause to be established, a defined contribution retirement plan of the Parent or one of its Affiliates that is intended to qualify as a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “Purchaser 401(k) Plan”) for which Company Employees shall become eligible to participate effective as of the Closing Date. Parent shall take all reasonable steps necessary to cause such Purchaser 401(k) Plan to accept eligible rollover distributions (as defined in Section 402(c)(4) of the Code) from the Company 401(k) Plan, including the in-kind rollover of any associated plan loans of each Company Employee who participated in the Company 401(k) Plan as of the date such plan is terminated and who elects such direct rollover in accordance with the terms of the Company 401(k) Plan and the Code. The Company and Parent shall cooperate in good faith to take any and all commercially reasonable actions needed to permit each Company Employee with an outstanding loan balance under the Company 401(k) Plan as of the date such plan is terminated to continue to make scheduled loan payments to the Company 401(k) Plan after the Closing, pending the distribution and in-kind rollover of the promissory notes evidencing such loans from the Company 401(k) Plan to the Purchaser 401(k) Plan, as provided in the preceding sentence, such as to prevent, to the extent reasonably possible, a deemed distribution or loan offset with respect to such outstanding loans.
(h) This Section 6.08 shall be binding upon and shall inure solely to the benefit of each of the parties to this Agreement and nothing in this Section 6.08 or any other provision of this Agreement or any other related Contract, express or implied (i) shall be construed to establish, amend, or modify any Benefit Plan or any other benefit plan, program, agreement or arrangement, (ii) shall alter or limit the ability of the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries to amend, modify or terminate any benefit plan, program, agreement or arrangement or (iii) is intended to or shall confer upon any current or former director, employee or independent contractor of the Company or its Subsidiaries or any other person any right, including any right to employment or continued employment or service for any period of time by reason of this Agreement or any other related agreement, or any right to a particular term or condition of employment.
Section 6.09 Directors’ and Officers’ Indemnification and Insurance.
(a) From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify, defend and hold harmless the individuals who at or prior to the Effective Time were directors or officers of the Company or any of its Subsidiaries (the “Indemnified Parties”) against all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including legal fees and expenses) in connection with any actual or threatened Action or investigation, whenever asserted, based on or arising out of, relating to or in connection with any act or omission occurring at or prior to the Effective Time (including relating to this

Agreement) to the fullest extent permitted by the IBCL or any other applicable Law or provided under the Company Articles of Incorporation and the Company By-Laws in effect on the date hereof. Parent hereby guarantees such performance by the Surviving Corporation.
(b) From the Effective Time and for a period of six (6) years thereafter, Parent and the Surviving Corporation shall maintain in effect directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Effective Time with respect to Indemnified Parties with terms, conditions, retentions and levels of coverage at least as favorable as those of such current insurance coverage with an insurance carrier with the same or better financial strength ratings as the Company’s current carriers; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance (the “Maximum Premium”); provided, further, that, if the annual premiums for such insurance coverage exceed the Maximum Premium, Parent and the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; provided, further, however, that at the Company’s option in lieu of the foregoing insurance coverage, the Company may purchase, prior to the Effective Time, a six (6) year “tail” insurance policy that provides coverage identical in all material respects to the coverage described above; provided that the Company does not pay more than 300% of the annual premiums currently paid by the Company for such insurance policy.
(c) Parent and the Company agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the Indemnified Parties as provided in the respective articles of incorporation or bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries and any indemnification or other agreements of the Company and its Subsidiaries as in effect on the date of this Agreement shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. Further, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in the articles of incorporation and bylaws of the Surviving Corporation from and after the Effective Time provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of the Indemnified Parties than are presently set forth in the Company Articles of Incorporation and Company By-Laws, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals, except as amendments may be required by the IBCL during such period.
(d) This Section 6.09 shall survive the consummation of the Merger, is intended to benefit, and shall be enforceable by each Indemnified Party and their respective successors, heirs and representatives, shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall not be amended without the prior written consent of the applicable Indemnified Party (including his or her successors, heirs and representatives).
(e) In the event that the Surviving Corporation or its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in Section 6.09. In addition, the Surviving Corporation shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that would reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under this Section 6.09.
(f) The rights of the Indemnified Parties under this Section 6.09 shall be in addition to, and not in substitute for, any rights such Indemnified Parties may have under the articles of incorporation, bylaws or similar organizational documents of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws, and Parent shall, and shall cause the Surviving Corporation to, honor and perform under all indemnification agreements entered into by the Company or any of its Subsidiaries.
(g) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any insurance policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.09 is not prior to or in substitution for any such claims under such policies.
Section 6.10 Section 16 Matters. Prior to the Effective Time, the Company shall use reasonable best efforts to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of Shares (including derivative securities with respect to Shares) resulting from the transactions contemplated hereby by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act (or who will become subject to the reporting requirements of Section 16(a) of the Exchange Act as a result of the transactions contemplated hereby) with respect to equity securities of the Company.
Section 6.11 Share Exchange De-listing. Parent and the Company shall use their respective reasonable best efforts to cause the Company’s securities to be de-listed from the Nasdaq Global Market and de-registered under the Exchange Act as soon as reasonably practicable following the Effective Time.
Section 6.12 Takeover Laws. The Company and the Company Board of Directors shall, if any Takeover Law or any takeover-related provision in the Company Articles of Incorporation or Company By-Laws becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby (other than those arising under insurance acquisition of control Laws), take all necessary action to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to make such Takeover Law or such takeover-related provision in the Company Articles of Incorporation or Company By-Laws inapplicable to this Agreement, the Merger and the other transactions contemplated hereby.
Section 6.13 Shareholder Litigation. The Company shall promptly advise Parent of any Action brought by any shareholder of the Company against the Company, any Subsidiary of the Company or any of their respective directors or officers relating to this Agreement or the transactions contemplated hereby and shall keep Parent reasonably informed regarding any such litigation. The Company shall give Parent the opportunity to participate in, subject to a customary joint defense agreement, but not control the defense of any such litigation, shall give due consideration to Parent’s advice with respect to such litigation and shall not settle any such litigation without the prior written consent of Parent, such consent not to be unreasonably withheld, delayed or conditioned. Parent shall promptly advise the Company orally and in writing of any Action brought by any shareholder of Parent against Parent or its directors or officers relating to this Agreement or the transactions contemplated hereby and shall keep the Company reasonably informed regarding any such litigation.
Section 6.14 No Control of the Other Party’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
Section 6.15 Company Debt. Upon the written request of Parent, and at Parent’s expense, the Company shall cooperate with Parent to arrange for the payoff of all outstanding amounts under, and termination of, the Company’s existing credit facility as of the Closing Date and use reasonable best efforts to obtain customary payoff letters and lien releases (or a grant of authority to the Company to file lien releases) with respect thereto in forms reasonably satisfactory to Parent. Parent shall promptly reimburse the Company for all documented and reasonable out-of-pocket costs and expenses incurred by the Company or any of its Subsidiaries in connection with such cooperation. For the avoidance of doubt, no payoff and termination shall be a condition to Closing or be effective prior to the Effective Time.
Article VII

CONDITIONS TO CLOSING
Section 7.01 Conditions to the Obligations of Each Party. The obligations of the parties to effect the Merger on the Closing Date are subject to the satisfaction (or waiver by each party) as of the Closing Date of the following conditions:
(a) Company Shareholder Approval. The Company Required Vote shall have been obtained.

(b) No Order. No Law or Order (whether temporary, preliminary or permanent) shall have been enacted, issued or enforced that is in effect and that prevents or prohibits consummation of the Merger.
(c) Governmental Consents. The consents, approvals, authorizations, waivers, filings or notifications set forth in Schedule I shall have been made or obtained, as applicable, and shall be in full force and effect. The applicable waiting periods, together with any extensions thereof, under the HSR Act shall have expired or been terminated.
Section 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger on the Closing Date are subject to the satisfaction (or waiver by Parent and Merger Sub) as of the Closing Date of the following conditions:
(a) Representations and Warranties. The representations and warranties of the Company (i) set forth in Section 4.01(a), Section 4.02, Section 4.03(a), Section 4.22 and Section 4.24 (the “Company Fundamental Representations”) shall be true and correct both as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of a specific date, in which case as of such specific date), in each case other than any de minimis inaccuracies with respect to Section 4.03(a), (ii) set forth in Article IV (other than the Company Fundamental Representations) shall be true and correct both as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of a specific date, in which case as of such specific date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect; provided, however, that for purposes of determining the satisfaction of clause (ii) of this condition, no effect shall be given to any exception or qualification in such representations and warranties relating to “material,” “materiality” or “Company Material Adverse Effect.”
(b) Covenants and Agreements. The covenants and agreements of the Company set forth in this Agreement to be performed or complied with at or prior to the Effective Time shall have been duly performed or complied with in all material respects.
(c) No Material Adverse Effect. No Company Material Adverse Effect shall have occurred following the date of this Agreement.
(d) Company Certificate. The Company shall have delivered a certificate, dated as of the Closing Date, and executed by an officer of the Company, certifying that the conditions in Section 7.02(a), Section 7.02(b) and Section 7.02(c) have been satisfied.
Section 7.03 Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger on the Closing Date is subject to the satisfaction (or waiver by the Company) as of the Closing Date of the following conditions:
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub (i) set forth in Section 5.01(a), and Section 5.02 (the “Parent Fundamental Representations”) shall be true and correct both as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of a specific date, in which case as of such specific date), (ii) set forth in Article V (other than the Parent Fundamental Representations) both as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent expressly made as of a specific date, in which case as of such specific date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be likely to have a Parent Material Adverse Effect; provided, however, that for purposes of determining the satisfaction of clause (ii) of this condition, no effect shall be given to any exception or qualification in such representations and warranties relating to “material,” “materiality” or “Parent Material Adverse Effect.”
(b) Covenants and Agreements. The covenants and agreements of Parent and Merger Sub set forth in this Agreement to be performed or complied with at or prior to the Effective Time shall have been duly performed or complied with in all material respects
(c) Parent Certificate. Parent shall have delivered a certificate, dated as of the Closing Date, and executed by an officer of Parent, certifying that the conditions in Section 7.03(a) and Section 7.03(b) have been satisfied.

Article VIII

TERMINATION, AMENDMENT AND WAIVER
Section 8.01 Termination. This Agreement may be terminated and the Merger (and the other transactions contemplated hereby) may be abandoned at any time prior to the Effective Time (notwithstanding if the Company Required Vote has been obtained):
(a) by mutual written consent of the Company and Parent, which consent shall have been approved by the action of their respective Boards of Directors;
(b) by Parent or the Company, if any Governmental Authority shall have issued an Order, or there shall have been enacted any Law, in each case, permanently preventing or prohibiting the Merger, and such Order shall have become final and nonappealable or such Law remains in effect; provided, however, that a party shall not have the right to terminate this Agreement pursuant to this Section 8.01(b) if such party has not complied with its obligations to use reasonable best efforts under Section 6.03 of this Agreement with respect to such Order or if the issuance of such Order or occurrence of such other action was primarily due to the failure of such party to perform its obligations under this Agreement (which failure constitutes a material breach of this Agreement);
(c) by Parent or the Company, if the Company Required Vote shall not have been obtained following a vote thereon having been taken at the Company Shareholders Meeting;
(d) by the Company, prior to the receipt of the Company Required Vote in accordance with Section 6.06(c) in order to substantially concurrently with such termination enter into a binding definitive written agreement to effect a Superior Proposal that did not arise as a result of a material breach of Section 6.06 so long as the Company pays, or causes to be paid, to Parent the Company Termination Fee prior to or substantially concurrently with, and as a condition to the effectiveness of, such termination;
(e) by Parent, prior to the receipt of the Company Required Vote, if (i) the Company Board of Directors shall have made an Adverse Recommendation Change or (ii) the Company shall have Willfully Breached its obligations or agreements in Section 6.06 (provided that for purposes of this Section 8.01(e)(ii), a Willful Breach by any Representative of the Company of clauses (A) and (B) of Section 6.06 (treating each such Representative as being bound to such covenant in the same manner as the Company as a direct party thereto) shall be deemed to be a Willful Breach of the Company);
(f) by Parent or the Company, if the Merger shall not have been consummated prior to November 14, 2021 (as such date may be extended pursuant to the second proviso below or pursuant to Section 9.10 the “Outside Termination Date”); provided that a party shall not have the right to terminate this Agreement pursuant to this Section 8.01(f) if the failure of the Merger to occur on or before such date was primarily due to the failure of such party to perform any of its obligations under this Agreement (which failure constitutes a material breach of this Agreement); provided, further, that, if on a date that would have been the Outside Termination Date the conditions set forth in Section 7.01(c) are the only conditions in Article VII (other than those conditions that by their nature are to be satisfied at the Closing) that shall not have been satisfied or waived on or before such date, the Company or Parent may unilaterally extend the Outside Termination Date to February 14, 2022, in which case the Outside Termination Date shall be deemed for all purposes to be such later date;
(g) by Parent, if (i) there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement (other than a breach of the covenants and agreements in Section 6.06) that would, individually or in the aggregate, result in a failure of a condition set forth in Section 7.02(a) or Section 7.02(b) if continuing on the Closing Date and (ii) such breach cannot be or has not been cured (or is not capable of being cured) by the earlier of (A) forty-five (45) days after the giving of written notice to the Company of such breach and (B) the Outside Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(g) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement; or
(h) by the Company, if (i) there has been a breach by Parent of any representation, warranty, covenant or agreement set forth in this Agreement that would, individually or in the aggregate, result in a failure of a condition set forth in Section 7.03(a) or Section 7.03(b) if continuing on the Closing Date and (ii) such breach cannot be or has not been cured (or is not capable of being cured) by the earlier of (A) forty-five (45) days after the giving of written notice to Parent of such breach and (B) the Outside Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(h) if the Company is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.
The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than clause (a) hereof) shall give written notice of such termination to the other party in accordance with Section 9.02, specifying the provision or provisions hereof pursuant to which such termination is effected.
Section 8.02 Fees and Expenses.
(a) Expense Allocation. Except as otherwise specified in Section 6.03 and this Section 8.02, all costs and expenses (including fees and expenses payable to Representatives) incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.
(b) Company Termination Fee.
(i) If this Agreement is terminated (A) by the Company pursuant to Section 8.01(d) or (B) by Parent pursuant to Section 8.01(e), the Company shall pay Parent, as liquidated damages and not as a penalty, the Company Termination Fee. If the Company Termination Fee is payable pursuant to clause (A) of the preceding sentence, the Company Termination Fee shall be paid on the date of such termination and if the Company Termination Fee is payable pursuant to clause (B) of the preceding sentence, the Company Termination Fee shall be paid within four (4) Business Days after the date of such termination, in each case, by wire transfer of immediately available funds to an account designated by Parent in writing.
(ii) If this Agreement is terminated by Parent pursuant to Section 8.01(g) or by Parent or the Company pursuant to Section 8.01(c) or Section 8.01(f) and (A) at any time after the date hereof and prior to, in the case of a termination pursuant to Section 8.01(g), the breach giving rise to such termination right, in the case of a termination pursuant to Section 8.01(c), the Company Shareholders Meeting, and, in the case of a termination pursuant to Section 8.01(f), the Outside Termination Date, as applicable, a Takeover Proposal shall have been publicly announced or publicly made known to the Company Board of Directors or the shareholders of the Company (or otherwise made known to the Company Board of Directors in the event of a termination pursuant to Section 8.01(g)) and not withdrawn prior to, in the case of a termination pursuant to Section 8.01(g), the breach giving rise to such termination right, in the case of a termination pursuant to Section 8.01(c), the Company Shareholders Meeting, and, in the case of a termination pursuant to Section 8.01(f), the Outside Termination Date, as applicable, and (B) within twelve (12) months of such termination, the Company either consummates such Takeover Proposal or enters into a definitive agreement to consummate such Takeover Proposal and the Company thereafter consummates such Takeover Proposal (whether or not within such twelve (12) month period), then the Company shall pay Parent, as liquidated damages and not as a penalty, the Company Termination Fee; provided that for the purposes of this Section 8.02(b)(ii), all references in the term Takeover Proposal to “10% or more” shall be deemed to be references to “more than 50%.” If the Company Termination Fee is payable, the Company Termination Fee shall be paid upon the consummation of such Takeover Proposal by wire transfer of immediately available funds to an account designated by Parent in writing. For purposes of clause (A) of this Section 8.02(b)(ii), any Takeover Proposal deemed to have been made pursuant to the Amended and Restated Stockholder Support and Contingent Sale Agreement, dated as of August 17, 2020, by and among certain of the Company’s shareholders and the other parties thereto will be considered to have been withdrawn absent subsequent action on or after the date of this Agreement by any party thereto that would constitute a Takeover Proposal.
(c) Enforcement Costs; Interest. The parties acknowledge that the agreements set forth in this Section 8.02 are an integral part of the transactions contemplated hereby and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 8.02, the Company shall also pay any costs and expenses (including reasonable legal fees and expenses) incurred by Parent in connection with an Action to enforce this Agreement that results in a final non-appealable Order for such amount against the Company. Any amount not paid when due pursuant to this Section 8.02 shall bear interest from the date such amount is due until the date paid at a rate equal to the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment. The parties agree and understand that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.
Section 8.03 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent and Merger Sub or the Company, except that (a) the provisions of Section 6.02(b), the second sentence of Section 6.15, Section 8.02, this Section 8.03 and Article IX shall survive termination and (b) nothing herein shall relieve any party from liability for any Willful Breach of this Agreement or for Fraud; provided that the provisions of Section 8.02(b) providing for the Company Termination Fee in connection with a valid termination of this Agreement shall constitute the exclusive remedy with respect to the circumstances set forth therein.
Article IX

GENERAL PROVISIONS
Section 9.01 Nonsurvival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) Section 4.26 and Section 5.11, which shall survive until three (3) months after the longer of the statute of limitations applicable to claims for fraud and claims for breach of contract, (b) those covenants or agreements set forth herein that by their terms apply to or are to be performed in whole or in part after the Effective Time (including for the avoidance of doubt Section 6.09) and (c) this Article IX.
Section 9.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and made orally if so required pursuant to any Section of this Agreement) and shall be deemed given (a) when delivered personally by hand, (b) when sent by email (unless an automated response indicating a failure to be delivered is received) or (c) two (2) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses, facsimile numbers and email addresses (or to such other address, facsimile number or email address as a party may have specified by notice given to the other party pursuant to this provision):
if to Parent or Merger Sub, to

The Progressive Corporation
6300 Wilson Mills Road
Mayfield Village, Ohio 44143
Email:	secretary@progressive.com
Attention:	Chief Legal Officer

with a copy to (which shall not constitute notice):

Baker & Hostetler LLP
Key Tower, 127 Public Square, Suite 2000
Cleveland, Ohio 44114
Email:	jgherlein@bakerlaw.com
Attention:	John M. Gherlein
Email:	jharrington@bakerlaw.com
Attention:	John J. Harrington

if to the Company, to

Protective Insurance Corporation
111 Congressional Blvd., Suite 500
Carmel, IN 46032
Email:	swignall@protectiveinsurance.com
Attention:	General Counsel

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West,
New York, New York 10001
Email:	todd.freed@skadden.com
Attention:	Todd E. Freed
Section 9.03 Entire Agreement. This Agreement, the Company Voting Agreement and the Confidentiality Agreements constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement. Notwithstanding anything to the contrary contained in this Agreement or any other agreement, document or instrument, each of Parent and Merger Sub acknowledges and agrees that the Company and its Subsidiaries make no representations or warranties with respect to, and nothing contained in this Agreement or in any other agreement, document or instrument is intended or shall be construed to be a representation or warranty, express or implied, of the Company or any of its Subsidiaries, for any purposes of this Agreement or any other agreement, document or instrument, in respect of (i) the adequacy or sufficiency of reserves, (ii) the effect of the adequacy or sufficiency of reserves on any line item, asset, liability or equity amount on any financial statement or other document or (iii) the collectability of any amounts under any Reinsurance Contract. Furthermore, each of Parent and Merger Sub acknowledges, understands and agrees that no fact, condition, development or issue as it specifically relates to the adequacy or sufficiency of reserves may be used, directly or indirectly, to demonstrate or support the breach or violation of any representation, warranty, covenant or agreement of or by the Company or its Subsidiaries contained in this Agreement or any other agreement, document or instrument; provided that the foregoing shall not limit Parent or Merger Sub’s ability to use any such underlying fact, condition, development or issue to demonstrate or support the breach or violation of any express representation, warranty, covenant or agreement of or by the Company or its Subsidiaries contained in this Agreement or any other agreement, document or instrument.
Section 9.04 Third-Party Beneficiaries. This Agreement is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies hereunder, other than, from and after the Effective Time (a) each Indemnified Party and their respective successors, heirs and representatives, each of whom shall have the right to enforce the provisions of Section 6.09 directly and (b) the right of the Company Shareholders to receive the Merger Consideration and the holders of Company Equity Awards to receive the payments to which they have the right to receive pursuant to Section 2.07. Notwithstanding the foregoing, the Company shall have the right to recover, through an Action brought by the Company, damages from Parent and Merger Sub in the event of a breach of this Agreement by Parent or Merger Sub, in which event the damages recoverable by the Company for itself and on behalf of the Company Shareholders shall be determined by reference to the total amount that would have been recoverable by such holders if all such holders brought an action against Parent or Merger Sub and were recognized as third-party beneficiaries hereunder. The representations, warranties, covenants and agreements in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties and may, in certain instances, be qualified, limited or changed by confidential disclosure letters. Any inaccuracies in such representations or warranties or failure to perform or breach of such covenants or agreements are subject to waiver by the parties in accordance with Section 9.05(b) without notice or liability to any other Person. In some instances, the representations, warranties, covenants and agreements in this Agreement may represent an allocation among the parties of risk associated with particular matters regardless of the knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations, warranties, covenants and agreements in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.05 Amendment; Waiver.
(a) This Agreement may be amended by the parties in writing by action of their respective Boards of Directors at any time before or after the Company Required Vote has been obtained and prior to the filing of the Articles of Merger with the Indiana Secretary; provided, however, that, after the Company Required Vote shall have been obtained, no such amendment, modification or supplement shall be made that pursuant to applicable Law requires further approval by the Company Shareholders without such further approval. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of all of the parties.
(b) At any time prior to the Effective Time, each of the Company, Parent and Merger Sub may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party set forth in this Agreement or in any document delivered pursuant to this Agreement or (iii) subject to the provisions of Section 9.05(a), waive compliance with any of the covenants, agreements or conditions of the other parties set forth in this Agreement. Any such extension or waiver by a party shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
Section 9.06 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
Section 9.07 Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of Indiana, without respect to any conflict of law principle that might require the application of the Laws of any other jurisdiction.
Section 9.08 Consent to Jurisdiction. Each of the parties hereby irrevocably and unconditionally (a) consents and submits, for itself and its property, to the exclusive personal jurisdiction of the United States District Court for the Southern District of Indiana (or, solely if the United States District Court for the Southern District of Indiana does not have subject matter jurisdiction over a particular matter, the Indiana Commercial Court located in Hamilton County, Indiana) (“Chosen Courts”), and any appellate court to which a decision of such Chosen Courts may be appealed (in which case, solely for purposes of an appeal from any decision of the Chosen Court) in connection with any Action based upon, arising out of or relating to this Agreement or the transactions contemplated hereby, including, but not limited to, the negotiation, execution or performance of this Agreement and agrees not to bring any such Action in any court other than the Chosen Courts, (b) waives any objection which it may now or hereafter have to the laying of venue of any such Action in the Chosen Courts, including, but not limited to, any objection based on any party’s place of incorporation, place of business or domicile, (c) waives, to the fullest extent permitted by Law, any defense to the maintenance of any such Action in the Chosen Courts, whether based on the Chosen Courts being an inconvenient forum or otherwise and (d) agrees that any final, non-appealable judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law and waives any objection to such enforcement. Each of the parties consents and agrees that service of process, summons, notice or document for any action permitted hereunder may be delivered by registered mail addressed to it at the applicable address set forth in Section 9.02 (which delivery shall be deemed valid service of such process, summons, notice or document for purposes of any Action referenced herein) or in any other manner permitted by applicable Law.
Section 9.09  Waiver of Jury Trial. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISING OUT OF OR RELATING TO THIS

AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY, ON BEHALF OF ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY HEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NEITHER THE OTHER PARTIES NOR THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (D) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 9.09. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 9.10 Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have an adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that money damages would not be an adequate remedy for any such failure to perform or breach. The parties accordingly agree that, without posting a bond or other undertaking, the parties (or any of them) shall be entitled to injunctive or other equitable relief to prevent a breach or breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement in addition to and without precluding or otherwise rendering unavailable any other remedy to which they are or could be entitled at law or in equity. In the event that any party hereto brings any Action to prevent a breach or breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement, no party may allege or argue that there is an adequate remedy at law and each party hereto waives any defense or counterclaim in this regard. The parties further agree that (a) by seeking any remedy provided for in this Section 9.10, a party shall not in any respect waive its right to seek any other form of relief that may be available to such party under this Agreement and (b) nothing contained in this Section 9.10 shall require any party to institute any action for (or limit such party’s right to institute any action for) specific performance under this Section 9.10 before exercising any other right under this Agreement. If, prior to the Outside Termination Date, any party brings any Action to prevent a breach or breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement, the Outside Termination Date shall be automatically extended (i) for the period during which such Action is pending, plus ten (10) Business Days after the termination of such Action (or of any appeal from, or of the right to appeal from, any judgment entered in such Action, if such period is longer) or (ii) by such other time period established by the court presiding over such Action.
Section 9.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (including by facsimile or other electronic transmission) to the other parties.
Section 9.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by the Chosen Courts or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.
THE PROGRESSIVE CORPORATION

By:	/s/ Daniel P. Mascaro
Name: Daniel P. Mascaro
Title: Vice President & Secretary
CARNATION MERGER SUB INC.

By:	/s/ Daniel P. Mascaro
Name: Daniel P. Mascaro
Title: Vice President
PROTECTIVE INSURANCE COMPANY

By:	/s/ Jeremy D. Edgecliffe-Johnson
Name: Jeremy D. Edgecliffe-Johnson
Title: Chief Executive Officer

EXHIBIT A

SURVIVING CORPORATION ARTICLES OF INCORPORATION
[Attached]
SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
PROTECTIVE INSURANCE CORPORATION
ARTICLE I

Name
The name of the Corporation is Protective Insurance Corporation.
ARTICLE II

Purposes
The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be incorporated under the Indiana Business Corporation Law (such law, as amended from time to time, is hereafter referred to as the “Act”).
ARTICLE III

Capital Stock
The total number of shares of stock which the Corporation is authorized to issue is One Thousand (1,000) shares of common stock with a par value of $0.001 per share.
ARTICLE IV

Principal Address and Registered Agent
The address of the principal office of the Corporation is 111 Congressional Boulevard, Carmel, Indiana 46032. The address of the registered office of the Corporation in the State of Indiana is to be located at 334 North Senate Avenue, Indianapolis, Indiana 42604-1708, and the Corporation's registered agent at such address is C T Corporation System.
ARTICLE V

Indemnification
The Corporation shall, to the fullest extent permitted by Indiana law, as amended from time to time, indemnify, and advance expenses to, each of its acting and former directors and officers, whenever any such acting or former director or officer is made a party or threatened to be made a party in any action, suit or proceeding by reason of his service as such with the Corporation. Such rights of indemnification and advancement of expenses shall not be exclusive of any other rights to which such director or officer may be entitled under any by-law, agreement, vote of shareholders or otherwise.

EXHIBIT B

SURVIVING CORPORATION BYLAWS
[Attached]
AMENDED AND RESTATED
BYLAWS
OF PROTECTIVE INSURANCE CORPORATION,
an Indiana corporation
ARTICLE I

Meetings of Shareholders
Section 1. Annual Meetings. The annual meeting of shareholders shall be held at such time and place and on such date in each year as may be fixed by the board of directors and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting.
Section 2. Special Meetings. Special meetings of the shareholders shall be called upon the written request of the chairman of the board of directors, the chief executive officer, the president, the directors by action at a meeting, a majority of the directors acting without a meeting, or of the holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote thereat. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.
Section 3. Notices of Meetings. Unless waived, and except as provided in Section 23-1-29-6 of the Indiana Business Corporation Law (the “IBCL”), written notice of each annual or special meeting stating the date, time, place and purposes thereof shall be given by personal delivery or by mail to each shareholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty days nor less than ten days before any such meeting. If mailed, such notice shall be directed to the shareholder at his address as the same appears upon the records of the Corporation. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Bylaws.
Section 4. Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation unless the board of directors determines that a meeting shall be held at some other place within or without the State of Indiana and causes the notice thereof to so state.
Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Articles of Incorporation or these Bylaws to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion; and provided, further, that if a separate class vote is required with respect to any matter, the holders of a majority of the outstanding shares of such class, present in person or by proxy, shall constitute a quorum of such class, and the affirmative vote of the majority of shares of such class so present shall be the act of such class. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.
Section 6. Record Date. The board of directors may fix a record date for any lawful purpose, including, without limiting the generality of the foregoing, the determination of shareholders entitled to (i) receive notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, (ii) receive payment of any dividend or other distribution or allotment of any rights, or (iii) exercise any rights in respect of any change, conversion or exchange of stock. Such record date shall not precede the date on which the resolution fixing the record date is adopted by the board of directors. Such record date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days before the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, nor more than ten days after the date on which the resolution fixing the record date for such written consent is adopted by the board of directors, as the case may be.

If a record date shall not be fixed in respect of any such matter, the record date shall be determined in accordance with the IBCL.
Section 7. Proxies. A person who is entitled to attend a shareholders’ meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.
ARTICLE II

Directors
Section 1. Number of Directors. Until changed in accordance with the provisions of this section, the number of directors of the Corporation, none of whom need be shareholders, shall be no fewer than two (2) and no more than three (3). The number of directors may be fixed or changed by amendment of these Bylaws or by resolution of the board of directors.
Section 2. Election of Directors. Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any shareholder entitled to vote at such election, but unless such request is made the election may be conducted in any manner approved at such meeting.
At each meeting of shareholders for the election of directors, the persons receiving the greatest number of votes shall be directors.
Section 3. Term of Office. Each director shall hold office until the annual meeting next succeeding his election and until his successor is elected and qualified, or until his earlier resignation, removal from office or death.
Section 4. Removal. All the directors, or all the directors of a particular class, or any individual director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed.
Section 5. Vacancies. Vacancies in the board of directors may be filled by a majority vote of the remaining directors until an election to fill such vacancies is held. Shareholders entitled to elect directors shall have the right to fill any vacancy in the board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of the shareholders called for that purpose, and any directors elected at any such meeting of shareholders shall serve until the next annual election of directors and until their successors are elected and qualified.
Section 6. Quorum and Transaction of Business. A majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors in office shall constitute a quorum for filling a vacancy on the board. Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.
Section 7. Annual Meeting. Annual meetings of the board of directors shall be held immediately following annual meetings of the shareholders, or as soon thereafter as is practicable. If no annual meeting of the shareholders is held, or if directors are not elected thereat, then the annual meeting of the board of directors shall be held immediately following any special meeting of the shareholders at which directors are elected, or as soon thereafter as is practicable. If such annual meeting of directors is held immediately following a meeting of the shareholders, it shall be held at the same place at which such shareholders’ meeting was held.
Section 8. Regular Meetings. Regular meetings of the board of directors shall be held at such times and places, within or without the State of Indiana, as the board of directors may, by resolution, from time to time determine. The secretary shall give notice of each such resolution to any director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.

Section 9. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, the chief executive officer, the president, any vice president or any two members of the board of directors, and shall be held at such times and places, within or without the State of Indiana, as may be specified in such call.
Section 10. Notice of Annual or Special Meetings. Notice of the time and place of each annual or special meeting of the board of directors shall be given to each director by the secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to attend the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least forty-eight hours prior to the meeting and directed to the residence of each director as shown upon the secretary’s records. The giving of notice shall be deemed to have been waived by any director who shall attend and participate in such meeting and may be waived, in writing, by any director either before or after such meeting.
Section 11. Compensation. The directors, as such, shall be entitled to receive such reasonable compensation, if any, for their services as may be fixed from time to time by resolution of the board, and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may, by resolution of the board, be allowed such compensation for their services as the board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.
Section 12. Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the business and affairs of the Corporation except where the action of the full board of directors is required by statute. Each committee must have two or more members who serve at the pleasure of the board of directors. The board of directors, by resolution adopted in accordance with this Article II, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Vacancies in the membership of a committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it, him or her by law.
ARTICLE III

Officers
Section 1. General Provisions. The board of directors shall elect a president, such number of vice presidents, if any, as the board may from time to time determine, a secretary and a treasurer. The board of directors may also elect a chairman of the board of directors and may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The chairman of the board, if one be elected, shall be, but the other officers need not be, chosen from among the members of the board of directors. Any two or more of such offices, other than those of president and vice president, may be held by the same person.
Section 2. Term of Office. The officers of the Corporation shall hold office at the pleasure of the board of directors, and, unless sooner removed by the board of directors, until the annual meeting of the board of directors following the date of their election and until their successors are chosen and qualified. The board of directors may remove any officer at any time, with or without cause. Subject to the provisions of Section 8 of Article IV of these Bylaws, a vacancy in any office, however created, shall be filled by the board of directors.

ARTICLE IV

Duties of Officers
Section 1. Chairman of the Board. The chairman of the board, if any, shall preside at all meetings of the board of directors and meetings of shareholders and shall have such other powers and duties as may be prescribed by the board of directors.
Section 2. Chief Executive Officer. The chief executive officer, if any, shall have, subject to the powers of the board of directors, charge of the overall general direction of the business and affairs of the Corporation, control of the general policies relating to all aspects of the Corporation’s business operations, and the power to fix the compensation of officers and the power to remove officers. In the absence of the chairman of the board, or if none be elected, the chief executive officer shall preside at meetings of shareholders. The chief executive officer may appoint and discharge agents and employees and perform such other duties as are incident to such office. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the board of directors or as may be provided in these Bylaws. In the absence or disability of the officer designated as chief executive officer, the president shall perform any and all duties of the chief executive officer
Section 3. President. The president shall be the chief operating officer of the Corporation and shall have such other powers and duties as may be prescribed by the board of directors or the chief executive officer. The president shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his signature; and shall have all the powers and duties prescribed by the IBCL and such others as the board of directors may from time to time assign to him.
Section 4. Vice Presidents. The vice presidents shall have such powers and duties as may from time to time be assigned to them by the board of directors, the chief executive officer or the president. At the request of the chief executive officer or the president, or in the case of his absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the board) shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the president.
Section 5. Secretary. The secretary shall keep minutes of all the proceedings of the shareholders and the board of directors and shall make proper record of the same, which shall be attested by him; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corporation which require his signature; shall give notice of meetings of shareholders and directors; shall produce on request at each meeting of shareholders a certified list of shareholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the board of directors; and, in general, shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the board of directors, the chief executive officer or the president.
Section 6. Treasurer. The treasurer shall have general supervision of all finances; he shall have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the board of directors. The Treasurer shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required; and the Treasurer shall have such other powers and duties as may from time to time be assigned to the Treasurer by the board of directors, the chief executive officer or the president.
Section 7. Assistant and Subordinate Officers. Each other officer shall perform such duties as the board of directors, the chief executive officer or the president may prescribe. The board of directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.
Section 8. Duties of Officers May Be Delegated. In the absence of any officer of the Corporation, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any director.

ARTICLE V

Indemnification and Insurance
Section 1. Indemnification. To the extent not inconsistent with applicable law, every Eligible Person shall be indemnified by the Corporation against all Liability and reasonable Expense that may be incurred by him in connection with or resulting from any Claim, (a) if such Eligible Person is Wholly Successful with respect to the Claim, or (b) if not Wholly Successful, then if such Eligible Person is determined, as provided in either Section 3(a) or 3(b) of Article V of these Bylaws, to have acted in good faith, in what he reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests and, in addition, with respect to any criminal claim is determined to have had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful. The termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (b) of this Section 1 of Article V of these Bylaws. The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests if the Eligible Person reasonably believed he was acting in conformity with the requirements of such Act or he reasonably believed his actions to be in the interests of the participants in or beneficiaries of the plan.
Section 2. Definitions.
(a) The term “Claim” as used in this Article V shall include every pending, threatened, or completed claim, action, suit, or proceeding and all appeals thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), civil, criminal, administrative, or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise (i) by reason of his being or having been an Eligible Person, or (ii) by reason of any action taken or not taken by him in his capacity as an Eligible Person, whether or not he continued in such capacity at the time such Liability or Expense shall have been incurred.
(b) The term “Eligible Person” as used in this Article V shall mean every person (and the estate, heirs, and personal representatives of such person) who is or was a Director or officer of the Corporation.
(c) The terms “Liability” and “Expense” as used in this Article V shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of an Eligible Person.
(d) The term “Wholly Successful” as used in this Article VI shall mean (i) termination of any claim against the Eligible Person in question without any finding of liability or guilt against him, (ii) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any Claim, or (iii) the expiration of a reasonable period of time after the making or threatened making of any Claim without the institution of the same, without any payment or promise made to induce a settlement.
Section 3. Determination of Conduct.
(a) Every Eligible Person claiming indemnification hereunder (other than one who has been Wholly Successful with respect to any Claim) shall be entitled to indemnification (i) if special independent legal counsel, which may be regular counsel of the Corporation, or other disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter called the “Referee”), shall deliver to the Corporation a written finding that such Eligible Person has met the standards of conduct set forth in Section 1(b) of Article V of these Bylaws, and (ii) if the Board of Directors, acting upon such written finding, so determines. The Board of Directors shall, if an Eligible Person is found to be entitled to indemnification pursuant to the preceding sentence, also determine the reasonableness of the Eligible Person’s Expenses. The Eligible Person claiming indemnification shall, if requested, appear before the Referee, answer questions that the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which the Eligible Person relies for indemnification. The Corporation shall, at the request of the Referee, make available facts, opinions, or other evidence in any way relevant to the Referee’s findings that are within the possession or control of the Corporation.
(b) If an Eligible Person claiming indemnification pursuant to Section 3(a) of Article V of these Bylaws is found not to be entitled thereto, or if the Board of Directors fails to select a Referee under Section 3(a) of Article V of these Bylaws within a reasonable amount of time following a written request of an Eligible Person for the selection of a Referee, or if the Referee or the Board of Directors fails to make a determination under Section 3(a) of Article V of these Bylaws within a reasonable amount of time following the selection of a Referee, the Eligible Person may apply for indemnification with respect to a Claim to a court of competent jurisdiction, including a court in which the Claim is pending against the Eligible Person. On receipt of an application, the court, after giving notice to the Corporation and giving the Corporation ample opportunity to present to the court any information or evidence relating to the claim for indemnification that the Corporation deems appropriate, may order indemnification if it determines that the Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in Section 1(b) of Article V of these Bylaws. If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the Eligible Person’s Expenses.
Section 4. Non-Exclusivity. The rights of indemnification provided in Article V of these Bylaws shall be in addition to any rights to which any Eligible Person may otherwise be entitled. Irrespective of the provisions of Article V of these Bylaws, the Board of Directors may, at any time and from time to time, (a) approve indemnification of any Eligible Person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (b) authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.
Section 5. Advance Payment of Expenses. Expenses incurred by an Eligible Person with respect to any Claim may be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount unless he is determined to be entitled to indemnification.
Section 6. Miscellaneous.
(a) The provisions of Article V of these Bylaws shall be deemed to be a contract between the Corporation and each Eligible Person, and an Eligible Person’s rights hereunder shall not be diminished or otherwise adversely affected by any repeal, amendment, or modification of Article V of these Bylaws that occurs subsequent to such person becoming an Eligible Person.
(b) The provisions of Article V of these Bylaws shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.
ARTICLE VI

Certificates for Shares
Section 1. Form and Execution. Certificates for shares, certifying the number of full-paid shares owned, shall be issued to each shareholder in such form as shall be approved by the board of directors. Such certificates shall be signed by the chairman or vice-chairman of the board of directors, the chief executive officer or the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided, however, that the signatures of any of such officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates shall nevertheless be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.
Section 2. Registration of Transfer. Any certificate for shares of the Corporation shall be transferable in person or by attorney upon the surrender thereof to the Corporation or any transfer agent therefor (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary endorsement.
Section 3. Lost, Destroyed or Stolen Certificates. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the Corporation of indemnity and other assurances, if any, satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.
Section 4. Registered Shareholders. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.
ARTICLE VII

Fiscal Year
The fiscal year of the Corporation shall end on such date in each year as shall be designated from time to time by the board of directors. In the absence of such designation, the fiscal year of the Corporation shall end on December 31 in each year.
ARTICLE VIII

Seal
The board of directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the board of directors, duplicate seals may be provided and kept for the purposes of the Corporation. The absence of the impression of the corporate seal from any document shall not affect in any way the validity or effect of such document.
ARTICLE IX

Amendments
These Bylaws shall be subject to alteration, amendment, repeal, or the adoption of new Bylaws only by the board of directors of the Corporation.

SCHEDULE I

GOVERNMENTAL CONSENTS
1. Approval of Indiana Department of Insurance

Annex B

February 13, 2021
Special Committee of the Board of Directors &
Board of Directors
Protective Insurance Corporation
111 Congressional Blvd., Suite 500
Carmel, IN 46032
Ladies and Gentlemen:
Protective Insurance Corporation (the “Company”), The Progressive Corporation (“Parent”) and Carnation Merger Sub Inc., a wholly-owned indirect subsidiary of Parent (“Merger Sub”), are proposing to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”), with Company as the surviving corporation in the Merger. Pursuant to the terms of the Agreement, at the Effective Time, each Company Common Share issued and outstanding immediately prior to the Effective Time (the “Shares”), other than Excluded Shares and the Company RSAs, shall be canceled and shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted automatically into the right to receive an amount in cash, without interest, equal to $23.30 (the “Merger Consideration”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Company Common Shares (other than holders of Excluded Shares).
Piper Sandler & Co. (“Piper Sandler” or “we”), as part of its investment banking business, is regularly engaged in the valuation and disposition of insurance companies and their assets in connection with mergers and acquisitions and other corporate finance and investment banking transactions. In connection with this opinion letter, we have reviewed and considered, among other things (i) an execution version of the Agreement; (ii) certain publicly available financial statements and other historical financial information of the Company that we deemed relevant; (iii) certain preliminary financial information for the Company for the year ended December 31, 2020, as provided by and reviewed with management of the Company; (iv) certain publicly available financial statements and other historical financial information of Parent that we deemed relevant; (v) internal financial projections for the Company for the years ending December 31, 2021 through December 31, 2024, as provided by management of the Company; (vi) the publicly reported historical price and trading activity for Company Class A Shares and Company Class B Shares, including a comparison of certain stock trading information for Company Class A Shares, Company Class B Shares and the SNL Financial U.S. Insurance P&C stock index, as well as publicly available information for certain other similar insurance companies operating in similar industries as the Company, the securities of which are publicly traded; (vii) the financial terms of certain recent merger and acquisition transactions in the property and casualty insurance and reinsurance industry, including the premiums paid relative to market prices, to the extent publicly available; (viii) the current market environment generally and the insurance industry in particular; and (ix) such other information, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed the business, financial condition, results of operations and prospects of the Company with certain members of management of the Company and its representatives.
In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us and reviewed by us from public sources, that was provided to us by the Company or its representatives, or that was otherwise reviewed by us, and we have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of the Company that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to undertake, and have not undertaken, an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of any specific assets or liabilities (contingent or otherwise) of the Company or Parent, nor have we been furnished with any such evaluations or appraisals. We are not experts in the evaluation of reserves for property and casualty insurance losses and loss adjustment expenses, and we have not made an independent evaluation of the adequacy of the reserves of the Company. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the loss and loss adjustment expense reserves of the Company.
In preparing its analyses Piper Sandler used certain preliminary financial information for the Company for the year ended December 31, 2020 as well as internal financial projections for the Company for the years ending December 31, 2021 through December 31, 2024, as provided by management of the Company. With respect to the foregoing information, management of the Company confirmed to us that such information reflected the best currently available projections of management with respect to the future financial performance of the Company, and we assumed that such performance would be achieved. We express no opinion as to such information, or the assumptions on which such information is based. We have also assumed that there has been no material change in the financial condition, results of operations, business or prospects of the Company or Parent since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that the Company and Parent will remain as a going concerns for all periods relevant to our analyses.
We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement, that all of the representations and warranties contained in the Agreement are true and correct in all material respects, that each of the parties to the Agreement will perform in all material respects all of the covenants and other obligations required to be performed by such party under the Agreement and that the conditions precedent in the Agreement are not and will not be waived, (ii) in the course of obtaining any necessary regulatory, governmental or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Parent or the Merger, and (iii) the Merger and any related transactions will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws, regulations and other requirements. We express no opinion as to the legal, accounting or tax matters relating to the Merger.
Our opinion is necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading value of Company Class A Shares or Company Class B Shares at any time.
We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Merger and have received fees for our services, and will receive additional fees for our services, a significant portion of which is contingent upon the closing of the Merger. We will also receive a fee for rendering this opinion, which opinion fee will be credited in full towards the portion of the transaction fee which will become payable to Piper Sandler on the day of closing of the Merger. The Company has also agreed to indemnify us against certain liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. We have not provided any other investment banking services to the Company in the two years preceding the date of this opinion, nor have we provided any investment banking services to Parent in the two years preceding the date of this opinion. In the ordinary course of our business as a broker-dealer, we may purchase securities from or sell securities to the Company, Parent or their respective affiliates. We may also actively trade the equity or debt securities of the Company, Parent or their respective affiliates for our own account and for the accounts of our customers.
Our opinion is directed to the Special Committee of the Board of Directors and the Board of Directors of the Company in connection with their consideration of the Agreement and the Merger and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon approval of the Agreement and the transactions contemplated therein, including the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to the holders of Company Common Shares (other than holders of Excluded Shares), and does not address the underlying business decision of the Company to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. We also do not express any opinion as to the fairness of the amount or nature of the compensation to be received in connection with the Merger by any Company or Parent officer, director or employee, or class of such persons, if any, relative to the amount of compensation to be received by any other shareholder. This opinion has been approved by Piper Sandler’s fairness opinion committee. This opinion shall not be reproduced without Piper Sandler’s prior written consent; provided, however, Piper Sandler will provide its consent for the opinion to be included in any securities or regulatory filings to be completed in connection with the Merger.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Shares (other than holders of Excluded Shares).
Very truly yours,

Annex C
VOTING AND SUPPORT AGREEMENT
VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of February 14, 2021, by and among The Progressive Corporation, an Ohio corporation (“Parent”), Protective Insurance Corporation (the “Company”), and the persons set forth on Schedule I hereto (the “Shareholders”).
W I T N E S S E T H:
WHEREAS, concurrently with the execution of this Agreement, Company, Parent and Carnation Merger Sub Inc., an Indiana corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, each outstanding share of Class A common stock (the “Class A Shares”) and Class B common stock (the “Class B Shares” and together with the Class A Shares, the “Company Shares”) will be converted into the right to receive the Merger Consideration, as specified in the Merger Agreement;
WHEREAS, as of the date hereof, each Shareholder is the Beneficial Owner of the Class A Shares set forth opposite such Shareholder’s name on Exhibit A hereto (the “Existing Shareholder Shares”);
WHEREAS, the consummation of the Merger requires receipt of the Company Required Vote;
WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that each Shareholder agree, and each Shareholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Covered Shareholder Shares; and
WHEREAS, the Company Board of Directors, acting upon the unanimous recommendation of the Special Committee of the Company Board of Directors, has unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to, advisable and in the best interest of the Company and its Class A and Class B shareholders, (ii) approved the Merger Agreement, the Merger and the other transactions contemplated thereby and (iii) declared the advisability of the Merger Agreement, the Merger and the other transactions contemplated thereby and recommended the adoption by the holders of the Class A Shares of the Merger Agreement, the Merger and the other transactions contemplated thereby, understanding that the execution and delivery of this Agreement by the Shareholders is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

GENERAL
Section 1.01 Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement in effect on the date hereof. The following capitalized terms, as used in this Agreement, shall have the following meanings:
“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes hereof, the Company and its Subsidiaries shall be deemed not to be Affiliates of a Shareholder.
“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.
“Covered Shareholder Shares” means, with respect to each Shareholder, such Shareholder’s Existing Shareholder Shares, (a) together with any Class A Shares or other voting capital stock of the Company (and any Class A Shares or other voting capital stock of the Company issuable upon the conversion, exercise or exchange of securities that are as of the relevant date convertible into or exercisable or exchangeable for Class A Shares or other voting capital stock of the Company) as to which such Shareholder has or acquires Beneficial Ownership on or after the date hereof, and (b) less any Class A Shares disposed of by such Shareholder pursuant to a Permitted Transfer.
“Encumbrance” means any lien, mortgage, pledge, deed of trust, security interest, charge, encumbrance or hypothecation. The term “Encumber” shall have a correlative meaning.
“Expiration Date” means the date on which the Merger Agreement is terminated in accordance with its terms.
“Permitted Transfer” means (a) a Transfer pursuant to Section 4.02(b), (b) a Transfer of Covered Shareholder Shares by a Shareholder to any of its controlled Affiliates,(c) a Transfer of Covered Shareholder Shares by a Shareholder to any other Person to whom Parent has consented in advance in writing, (d) a Transfer by will or other testamentary document or by the laws of descent and distribution upon the death of a Shareholder, or (e) for estate planning purposes, provided that (i) in the case of clause (b) such Affiliate shall remain a controlled Affiliate of such Shareholder at all times following such Transfer and (ii) in the case of clauses (b), (c) and (e), prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume all of such Shareholder’s obligations hereunder in respect of the Covered Shareholder Shares subject to such Transfer and to be bound by the terms of this Agreement with respect to such Covered Shareholder Shares to the same extent as such Shareholder is bound hereunder and to make each of the representations and warranties hereunder in respect of itself and the Covered Shareholder Shares as such Shareholder shall have made hereunder, and such Shareholder will be responsible for any breach by the transferee of such agreement.
“Transfer” means, directly or indirectly, to sell, transfer, assign, Encumber or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option, derivative transaction or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE 2

VOTING
Section 2.01 Agreement To Vote.
(a) Each Shareholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Company Shareholders Meeting and at any other meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, each Shareholder shall, in each case to the fullest extent that the Covered Shareholder Shares are entitled to vote thereon or consent thereto:
(i) appear at each such meeting or otherwise cause the Covered Shareholder Shares to be counted as present thereat for purposes of calculating a quorum; and
(ii) vote (or cause to be voted), in person or by proxy, all of the Covered Shareholder Shares: (A) in favor of (1) the adoption of the Merger Agreement, the Merger and other transactions contemplated by the Merger Agreement and (2) any action reasonably requested by Parent or the Company Board of Directors in furtherance of the foregoing, including, without limiting any of the foregoing obligations, in favor of any proposal to adjourn or postpone the Company Shareholders Meeting to the extent necessary if as of the time for which the Company Shareholders Meeting is scheduled, there are insufficient Company Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting or to constitute the Company Required Vote or such adjournment or postponement is otherwise permitted pursuant to the Merger Agreement; (B) against any action or agreement that would reasonably be expected to (i) result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of a Shareholder contained in this Agreement, (ii) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being satisfied, or (iii) impede, frustrate, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement; and (C) against any Takeover Proposal (other than the Merger and the transactions contemplated by the Merger Agreement) or Superior Proposal; provided, that, in the event that the Company Board of Directors makes an Adverse Recommendation Change pursuant to and in compliance with Section 6.06 of the Merger Agreement, to the extent that the Shareholders own more than 35.3% of the aggregate amount of outstanding Class A Shares (such excess Class A Shares, the “Excess Class A Shares”), the Shareholder shall vote (or cause to be voted), in person or by proxy, all of the Excess Class A Shares in the same relative proportions as the number of Class A Shares owned by holders of Class A Shares other than the Shareholders (the “Unaffiliated Shareholders”) that are voted in favor of the adoption of the Merger Agreement, the Merger and other transactions contemplated by the Merger Agreement bears to the total number of Class A Shares owned by the Unaffiliated Shareholders.
(b) Each Shareholder hereby (i) waives, and agrees not to exercise or assert, any appraisal or similar rights in connection with the Merger and (ii) agrees not to commence or participate in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, including the Merger, or (2) alleging a breach of any fiduciary duty of the Company Board of Directors or any committee thereof or any officer of the Company in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby.
(c) Notwithstanding the foregoing, nothing in this Section 2.01 shall be construed as giving Parent any direct or indirect ability to exercise or direct the exercise of any voting power with respect to the Covered Shareholder Shares in an election of directors of the Company.

(d) Each Shareholder acknowledges and agrees that the consideration payable to such Shareholder pursuant to the Merger Agreement with respect to the Company Shares that it Beneficially Owns shall be as set forth in the Merger Agreement.
(e) The obligations of each Shareholder specified in this Section 2.01 shall apply whether or not the Merger or any action described above is recommended by the Company Board of Directors (or any committee thereof).
Section 2.02 No Inconsistent Agreements. Each Shareholder hereby covenants and agrees that, except for this Agreement, neither such Shareholder nor any of its Affiliates has (a) entered into, or shall enter into at any time while the Merger Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shareholder Shares (other than pursuant to Section 5.5 of the Amended and Restated Stockholder Support and Contingent Sale Agreement, dated August 17, 2020 (the “A&R SSCSA”)), (b) granted, or shall grant at any time while the Merger Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shareholder Shares (except has been granted pursuant to Section 5.5 of the A&R SSCSA pursuant to Section 2.03 or may be granted pursuant to any irrevocable proxy card in form and substance reasonably satisfactory to Parent delivered to the Company directing that the Covered Shareholder Shares be voted in accordance with Section 2.01) or (c) taken or shall knowingly take any action that would have the effect of making any representation or warranty of such Shareholder contained herein untrue or incorrect or preventing or disabling such Shareholder from performing any of its obligations under this Agreement; provided, however, that this Section 2.02 shall not preclude such Shareholder from Transferring Covered Shareholder Shares pursuant to a Permitted Transfer in compliance with Section 4.02. Each Shareholder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Shareholder or any of its Affiliates prior to the execution of this Agreement in respect of the voting of the Covered Shareholder Shares, if any, are not irrevocable and such Shareholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to the Covered Shareholder Shares (other than pursuant to Section 5.5 of the A&R SSCSA). Any attempt by any Shareholder to vote, consent to, express dissent with respect to or abstain with respect to (or otherwise to utilize the voting power of) the Covered Shareholder Shares in contravention of this Section 2.02 shall be null and void ab initio.
Section 2.03 Proxy. Each Shareholder hereby irrevocably appoints, and at the request of Parent will cause its Affiliates to irrevocably appoint, as its and their proxy and attorney-in-fact, Parent and any Person designated in writing by Parent, and each of them individually, with full power of substitution and resubstitution, to vote the Covered Shareholder Shares in accordance with Section 2.01 at the Company Shareholders Meeting and at any annual or special meetings of shareholders of the Company (or adjournments or postponements thereof) prior to the termination of this Agreement in accordance with Section 5.01 at which any of the matters described in Section 2.01 is to be considered; provided, however, that such Shareholder’s (and any such Affiliates’) grant of the proxy contemplated by this Section 2.03 shall be effective if, and only if, such Shareholder (or such Affiliate, as applicable) has not delivered to the Secretary of the Company at least ten (10) Business Days prior to the meeting at which any of the matters described in Section 2.01 is to be considered a duly executed irrevocable proxy card in form and substance reasonably acceptable to Parent (provided that sensitive information such as account numbers may be redacted from the proxy card provided to Parent) directing that the Covered Shareholder Shares be voted in accordance with Section 2.01. This proxy (and any proxy granted by an Affiliate of a Shareholder will be), if it becomes effective, is (or will be, as applicable) coupled with an interest, is (or will be, as applicable) given as an additional inducement of Parent to enter into the Merger Agreement and shall be irrevocable prior to the termination of this Agreement in accordance with Section 5.01, at which time any such proxy shall terminate. Each Shareholder (solely in its capacity as such) shall take such further actions or execute such other instruments (and shall cause its Affiliates to do so) as may be reasonably necessary to effectuate the intent of this Section 2.03. Parent may terminate this proxy with respect to a Shareholder (or any Affiliates) at any time at its sole election by written notice provided to such Shareholder with respect to the subject matter of this Agreement or the Merger Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES
Each Shareholder hereby represents and warrants to Parent as follows:
Section 3.01 Authorization; Validity of Agreement. Such Shareholder (if not a natural person) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Shareholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by Parent constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.
Section 3.02 Ownership. Unless Transferred pursuant to a Permitted Transfer, (a) the Existing Shareholder Shares are, and all of the Covered Shareholder Shares during the term of this Agreement will be, Beneficially Owned by such Shareholder or owned of record by such Shareholder and (b) such Shareholder has good and valid title to the Existing Shareholder Shares, free and clear of any Encumbrances other than pursuant to this Agreement or under applicable federal or state securities or insurance laws. As of the date hereof, the Existing Shareholder Shares constitute all of the Class A Shares Beneficially Owned or owned of record by such Shareholder. Unless Transferred pursuant to a Permitted Transfer, such Shareholder has and will have at all times during the term of this Agreement sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2, and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Existing Shareholder Shares and with respect to all of the Covered Shareholder Shares at all times during the term of this Agreement (other than any shared voting or dispositive power with another Shareholder that is a party hereto and is disclosed in the Schedule 13D/A filed by the Shareholders with the SEC on January 19, 2021, but without limiting such Shareholder’s other representations and warranties set forth herein). To the extent any Shareholder has shared voting or dispositive power over any Existing Shareholder Shares that are not set forth opposite such Shareholder’s name on Exhibit A hereto, such Shareholder shall take all action necessary to permit the applicable Shareholder whose name is set forth opposite such Existing Shareholder Shares on Exhibit A to comply with its obligations under this Agreement and will take no action that would prevent, impair or delay such compliance.
Section 3.03 No Violation. The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations hereunder and the consummation of the transactions contemplated hereby will not, (a) conflict with or violate any applicable Law (subject to compliance with the matters referenced in Section 3.04) or any certificate or articles of incorporation, as applicable, bylaws, partnership or operating agreement, trust agreement or other equivalent organizational documents of such Shareholder, or (b) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets of such Shareholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, trust agreement, deed of trust, license, lease, agreement or other instrument or obligation to which such Shareholder is a party, or by which it or any of its properties or assets may be bound (subject in the case of this clause (b) only to compliance with the covenants set forth in Section 4.08 hereof). Without limiting the foregoing, such Shareholder represents and warrants that it has complied with the terms of the A&R SSCSA (including, but not limited, Section 5.1(c) thereof) through the date hereof and prior to entry into this Agreement.
Section 3.04 Consents and Approvals.The execution and delivery of this Agreement by such Shareholder do not, and the performance by such Shareholder of its obligations hereunder and the consummation of the transactions contemplated hereby will not, require such Shareholder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than any filing of any Schedule 13D/A with the SEC.
Section 3.05 Absence of Litigation. There is no Action pending or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder and/or any of its Affiliates before (or, in the case of threatened

Actions, that would be before) any arbitrator or Governmental Authority, that has had or would reasonably be expected to impair the ability of such Shareholder to perform its obligations hereunder or that, to such Shareholder’s knowledge, in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.
Section 3.06 Adequate Information. Such Shareholder is a sophisticated holder with respect to the Covered Shareholder Shares and has adequate information concerning the transactions contemplated hereby or the other transactions contemplated by the Merger Agreement and the Merger and concerning the business and financial condition of the Company and Parent to make an informed decision regarding the matters referred to herein and has independently, without reliance upon the Company, Parent, any of their Affiliates or any of the respective Representatives of the foregoing, and based on such information as such Shareholder has deemed appropriate, made such Shareholder’s own analysis and decision to enter into this Agreement.
Section 3.07 Merger Agreement. Such Shareholder has received and reviewed a copy of this Agreement and the Merger Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands and accepts all of the provisions hereof and of the Merger Agreement, including that the consummation of the Merger is subject to the conditions set forth in the Merger Agreement, and as such there can be no assurance that the Merger will be consummated.
Section 3.08 Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company or any of their respective Subsidiaries in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder.
Section 3.09 Reliance by Parent. Such Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Shareholder and the representations and warranties of such Shareholder contained herein. Such Shareholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.
Section 3.10 No Parent Representations and Warranties. Such Shareholder acknowledges and agrees that neither Parent nor any other Person is making or has made to Shareholder any representations or warranty, expressed or implied, at law or in equity, with respect to or on behalf of Parent or its Subsidiaries, or the accuracy or completeness of any information regarding Parent or its Subsidiaries or any other matter furnished or provided to such Shareholder or made available to such Shareholder in any form in expectation of, or in connection with, this Agreement, or the transactions contemplated hereby. Such Shareholder specifically disclaims that it is relying upon or has relied upon any such representations or warranties that may have been made by any Person and acknowledges and agrees that Parent and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.
ARTICLE 4

OTHER COVENANTS
Section 4.01 Publicity. The Company, Parent and the Shareholders shall agree on the Schedule 13D/A to be filed by the Shareholders announcing the entering into of this Agreement and the transactions contemplated hereby. No Shareholder shall, and each Shareholder shall cause its Affiliates not to, make any public statement, or issue any press release or other written communications to be used in public distribution channels with respect to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent and the Company, except to file any Schedule 13D/A to the extent required by applicable Law (and, to the extent applicable, shall reasonably in advance provide copies of any such filings to Parent and the Company and shall consider in good faith the comments of Parent and the Company).
Section 4.02 Prohibition On Transfers; Other Actions.
(a) Until the termination of this Agreement in accordance with Section 5.01, each Shareholder agrees that it shall not Transfer any of the Covered Shareholder Shares, Beneficial Ownership thereof or any other interest therein (including any voting power with respect thereto) unless such Transfer is a Permitted Transfer. Each Shareholder agrees that it shall not, and shall not permit any Affiliate to, (i) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Shareholder’s representations, warranties, covenants and obligations under this Agreement or (ii) take any action that could restrict or otherwise affect such Shareholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be void ab initio. Neither a Shareholder nor any of its Affiliates shall request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any of the Covered Shareholder Shares and each Shareholder hereby consents, and will cause its Affiliates to consent, to the entry of stop transfer instructions by the Company of any transfer of the Covered Shareholder Shares, unless such transfer is a Permitted Transfer.
(b) Notwithstanding anything herein to the contrary, until the termination of this Agreement in accordance with Section 5.01, if, while a controlled Affiliate of a Shareholder (a “Controlled Affiliate”) holds any Covered Shareholder Shares as a result of a Permitted Transfer, such Controlled Affiliate would cease to be a controlled Affiliate in relation to such Shareholder, then such Shareholder shall, and shall cause such Controlled Affiliate to, take all actions necessary to Transfer all of the Covered Shareholder Shares held by such Person back to such Shareholder or to another Person that is a controlled Affiliate of such Shareholder prior to such Controlled Affiliate ceasing to be a controlled Affiliate in relation to such Shareholder.
(c) Each Shareholder shall cause its Affiliates to be bound by the applicable terms of this Agreement as if they were parties hereto, including Section 2.01, Section 4.02, Section 4.04 and Section 4.06, and shall take the necessary steps to inform its Representatives of the obligations undertaken pursuant to this Agreement. Any violation of this Agreement by any of a Shareholder’s Affiliates or Representatives shall be deemed to be a violation by such Shareholder of this Agreement.
Section 4.03 Stock Dividends, Etc. In the event of any change in the Company Shares by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shareholder Shares” and “Covered Shareholder Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
Section 4.04 No Solicitation.
(a) From the date of this Agreement until the earlier of (i) the Effective Time and (ii) the date of the termination of the Merger Agreement, each Shareholder agrees that it shall not, and shall cause each of its Affiliates, and its and their respective Representatives not to, directly or indirectly (A) solicit, initiate or knowingly encourage the making of any proposal that constitutes or is reasonably likely to lead to a Takeover Proposal, (B) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any of the Company’s or its Subsidiaries’ confidential information with respect to, any Takeover Proposal, or (C) enter into any Takeover Proposal Documentation with respect to a Takeover Proposal. Notwithstanding the foregoing, if the Company Board of Directors has determined, after consultation with its financial advisor and outside counsel, that an unsolicited bona fide written Takeover Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, if the Company is participating in discussions and negotiations with, or furnishing information to the person making such Takeover Proposal pursuant to and in compliance with Section 6.06 of the Merger Agreement, then, notwithstanding clauses (A) and (B) above, such Shareholder, its Affiliates and their respective Representatives may also participate in discussions and negotiations with, and furnish information to, the person making such Takeover Proposal at the request and direction of the Special Committee of the Company Board of Directors. Each Shareholder and its Affiliates, and its and their respective Representatives, shall immediately cease and cause to be terminated all discussions or negotiations with any person conducted heretofore (other than with Parent) with respect to any Takeover Proposal, except to the extent any discussions or negotiations by and among the parties to the A&R SSCSA are required pursuant to the terms of such agreement as in effect as of the date hereof.

(b) For the avoidance of doubt, for the purposes of this Section 4.04, any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative of such Shareholder (other than such directors as are party to this Agreement or a trustee of a party to this Agreement).
Section 4.05 Notice Of Acquisitions. Each Shareholder agrees to notify each of Parent and the Company as promptly as practicable (and in any event within 24 hours after receipt) orally and in writing of the number of any additional Company Shares or other securities of the Company of which a Shareholder acquires Beneficial Ownership on or after the date hereof.
Section 4.06 Regulatory Cooperation.
(a) In the event any Action by any Governmental Authority or other third party is commenced that questions the validity or legality of, or otherwise challenges, the transactions contemplated hereby, or seeks damages in connection herewith, the Shareholders shall reasonably cooperate with Parent and at Parent’s direction use reasonable best efforts to defend against such Action, and, if an injunction or other Order is issued in any such Action, use reasonable best efforts to have such injunction or other Order lifted or extinguished, and to cooperate reasonably with Parent and the Company regarding any other impediment to the consummation of the transactions contemplated hereby.
(b) Each Shareholder hereby acknowledges that the Company, Parent and Merger Sub may publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and filings with any Governmental Authority, including Insurance Regulators, whose consent, approval, authorization or waiver is required to consummate the Merger, such Shareholder’s identity and ownership of the Covered Shareholder Shares and the nature of such Shareholder’s obligations under this Agreement.
Section 4.07 Terms of the Merger Agreement. Notwithstanding anything herein to the contrary, each Shareholder acknowledges and agrees that it has no rights under any provision of the Merger Agreement, except for such Shareholder’s rights on the terms and conditions set forth therein (a) to receive the Merger Consideration with respect to the Company Shares that it Beneficially Owns pursuant to the Merger Agreement and (b) as an express third-party beneficiary to enforce the provisions of Section 6.09 of the Merger Agreement to the extent such Shareholder is otherwise covered under such Section 6.09.
Section 4.08 Compliance with A&R SSCSA. Each Shareholder agrees that it will comply its obligations under Section 5.1(c) and Section 5.1(d) of the A&R SSCSA.
Section 4.09 Other Covenants. Each Shareholder agrees to comply with the covenants and obligations set forth on Schedule II.
ARTICLE 5

MISCELLANEOUS
Section 5.01 Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time, (b) the Expiration Date, (c) with respect to any Shareholder, the entry without the prior written consent of such Shareholder into any amendment, modification or waiver to the Merger Agreement that results in (x) a decrease in, or a change in the form of, the Merger Consideration payable to holders of the Company Common Shares or (y) an extension of the Outside Termination Date (other as provided by Section 2.02 or Section 8.01(f) of the Merger Agreement). Upon the termination of this Agreement, neither party hereto shall have any further obligations or liabilities hereunder; provided that neither the provisions of this Section 5.01 nor the termination of this Agreement shall (i) relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration, (ii) relieve any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement or (iii) if this Agreement terminates because the Effective Time has occurred, terminate the obligations under Section 4.01, Section 4.06(a), Section 4.06(b) or Article 5, in each case, except as such obligations specifically terminate in accordance with the terms of such Sections.
Section 5.02 No Agreement As Director or Officer. Notwithstanding any provision in this Agreement to the contrary, (a) nothing in this Agreement shall limit or restrict any officer, director or other Representative of a Shareholder in his or her capacity as a director or officer of the Company from acting in such capacity or voting in such capacity in such person’s sole discretion on any matter and (b) the taking of any actions (or any failures to act) by any officer, director or other Representative of a Shareholder in his or her capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement.
Section 5.03 No Group . Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.
Section 5.04 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and made orally if so required pursuant to any Section of this Agreement) and shall be deemed given (a) when delivered personally by hand, (b) when sent by email (unless an automated response indicating a failure to be delivered is received) or (c) two (2) Business Days following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses, facsimile numbers and email addresses (or to such other address, facsimile number or email address as a party may have specified by notice given to the other party pursuant to this provision):
(i)	if to Parent to:

The Progressive Corporation
6300 Wilson Mills Road
Mayfield Village, Ohio 44143
Email: secretary@progressive.com
Attention: Chief Legal Officer
with a copy to (which shall not constitute notice):

Baker & Hostetler LLP
Key Tower, 127 Public Square, Suite 2000
Cleveland, Ohio 44114
Email: jgherlein@bakerlaw.com
Attention: John M. Gherlein
Email: jharrington@bakerlaw.com
Attention: John J. Harrington

(ii) if to a Shareholder, to the address set forth across such Shareholder’s name on Schedule I.

(iii) if to Company to:
Protective Insurance Corporation
111 Congressional Blvd., Suite 500
Carmel, IN 46032
Email: swignall@protectiveinsurance.com
Attention: General Counsel

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West,
New York, New York 10001
Email:todd.freed@skadden.com
Attention:Todd E. Freed
Section 5.05 Interpretation.
(a) As used in this Agreement, references to the following terms have the meanings indicated:
(i) to the Recitals, Sections, Exhibits or Schedules are to a Recital, Section, Exhibit or Schedule to, this Agreement unless otherwise clearly indicated to the contrary;

(ii) to “hereof,” “herein,” “hereunder,” “hereby,” “herewith” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or clause of this Agreement, unless otherwise clearly indicated to the contrary;
(iii) to the “date of this Agreement,” “the date hereof” and words of similar import refer to February 14, 2021; and
(iv) to “this Agreement” includes the Exhibits and Schedules to this Agreement.
(b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.
(c) The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
(d) References to a “party” hereto means Parent, Company or a Shareholder and references to “parties” hereto means Parent, Company and the Shareholders unless the context otherwise requires.
(e) The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(f) No summary of this Agreement prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement.
Section 5.06 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, including by facsimile or by email with .pdf attachments, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed and delivered (by electronic communication, facsimile or otherwise) by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
Section 5.07 Entire Agreement. This Agreement (and the Schedules and Exhibits attached hereto) and, to the extent referenced herein, the Merger Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof.
Section 5.08 Governing Law; Consent To Jurisdiction; Waiver Of Jury Trial.
(a) This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Indiana, without respect to any conflicts of law principle that might require the application of the laws of any other jurisdiction. Each of the parties hereto irrevocably and unconditionally (i) consents and submits, for itself and its property, to the exclusive personal jurisdiction of the United States District Court for the Southern District of Indiana (or, solely if the United States District Court for the Southern District of Indiana does not have subject matter jurisdiction over a particular matter, the Indiana Commercial Court located in Hamilton County, Indiana) (“Chosen Courts“), and any appellate court to which a decision of such Chosen Courts may be appealed (in which case, solely for purposes of an appeal from any decision of the Chosen Court) in connection with any Action based upon, arising out of or relating to this Agreement or the transactions contemplated hereby, including, but not limited to, the negotiation, execution or performance of this Agreement and agrees not to bring any such Action in any court other than the Chosen Courts, (ii) waives any objection which it may now or hereafter have to the laying of venue of any such Action in the Chosen Courts, including, but not limited to, any objection based on any party’s place of incorporation, place of business or domicile, (iii) waives, to the fullest extent permitted by Law, any defense to the maintenance of any such Action in the Chosen Courts, whether based on the Chosen Courts being an inconvenient forum or otherwise and (iv) agrees that any final, non-appealable judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law and waives any objection to such enforcement. Each of the parties consents and agrees that service of process, summons, notice or document for any action permitted hereunder may be delivered by registered mail addressed to it at the applicable address set forth in Section 5.04.
(b) EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY, FOR AN ON BEHALF OF ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY HEREOF OR ANY TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (i) NEITHER THE OTHER PARTIES NOR THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 5.08(b). ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 5.09 Amendment; Waiver.
(a) This Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of all of the parties.
(b) At any time prior to the Effective Time, each of the parties may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party set forth in this Agreement or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties set forth in this Agreement. Any such extension or waiver by a party shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
Section 5.10 Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have an adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that money damages would not be an adequate remedy for any such failure to perform or breach. The parties accordingly agree that, without posting a bond or other undertaking, the parties (or any of them) shall be entitled to injunctive or other equitable relief to prevent a breach or breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement in addition to and without precluding or otherwise rendering unavailable any other remedy to which they are or could be entitled at law or in equity. In the event that any party hereto brings any Action to prevent a breach or breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement, no party may allege or argue that there is an adequate remedy at law and each party hereto waives any defense or counterclaim in this regard. The parties further agree that (a) by seeking any remedy provided for in this Section 5.10, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement and (b) nothing contained in this Section 5.10 shall require any party to institute any action for (or limit any party’s right to institute any action for) specific performance under this Section 5.10 before exercising any other right under this Agreement.

Section 5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by the Chosen Courts or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 5.12 Successors And Assigns; Third Party Beneficiaries. Other than to a transferee pursuant to a Permitted Transfer (which, for the avoidance of doubt, will not relieve such Shareholder of its obligations hereunder), neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. This Agreement is not intended to and does not confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
Section 5.13 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.
THE PROGRESSIVE CORPORATION

By:	/s/ Daniel P. Mascaro
Name: Daniel P. Mascaro
Title: Vice President & Secretary
[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

PROTECTIVE INSURANCE CORPORATION

By:	/s/ Jeremy D. Edgecliffe-Johnson
Name: Jeremy D. Edgecliffe-Johnson
Title: Chief Executive Officer
[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

SHAPIRO FAMILY INVESTMENT PARTNERSHIP – NATHAN SHARE

By:	/s/ Stephen Gray
Name:	Stephen Gray, not individually, but solely as Trustee of each of its general partners
Title:	Trustee of each of its general partners
NATHAN SHAPIRO REVOCABLE TRUST DATED 10/7/87

By:	/s/ Lesley Beider Stillman
Name:	Lesley Beider Stillman, not individually, but solely as Co-Trustee
Title:	Co-Trustee

By:	/s/ Randy L. Shapiro
Name:	Randy Shapiro, not individually, but solely as Co-Trustee
Title:	Co-Trustee

By:	/s/ Daniel Shapiro
Name:	Daniel Shapiro, not individually, but solely as Co-Trustee
Title:	Co-Trustee

By:	/s/ Steven A. Shapiro
Name:	Steven A. Shapiro, not individually, but solely as Co-Trustee
Title:	Co-Trustee
NS (FLORIDA) ASSOCIATES INC.

By:	/s/ Nathan Shapiro
Name:	Nathan Shapiro
Title:	Director and President

/s/ Daniel Shapiro
Daniel Shapiro

/s/ Emily Shapiro
Emily Rita Shapiro

STEVEN A. SHAPIRO C/F JACKSON HENRY SHAPIRO UGTMAIL

By:	/s/ Steven A. Shapiro
Name:	Steven A. Shapiro

[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

STEVE SHAPIRO C/F JORDYN REESE SHAPIRO UTMA/IL

By:	/s/ Steven A. Shapiro
Name:	Steven A. Shapiro

NEW HORIZON (FLORIDA) ENTERPRISES INC.

By:	/s/ Nathan Shapiro
Name:	Nathan Shapiro
Title:	Director and President

DANIEL M. SHAPIRO C/F NICK E. SHAPIRO UTMA/IL

By:	/s/ Daniel Shapiro
Name:	Daniel Shapiro
/s/ Steven A. Shapiro
Steven A. Shapiro

ILLINOIS DIVERSIFIED COMPANY, LLC

By:	/s/ Steven A. Shapiro
Name:	Steven A. Shapiro
Title:	Manager

By:	/s/ Daniel Shapiro
Name:	Daniel Shapiro
Title:	Manager

NORTON SHAPIRO REVOCABLE TRUST

By:	/s/ Richard Horwood
Name:	Richard Horwood
Title:	Trustee

NORTON SHAPIRO 2008 TRUST

By:	/s/ Richard Horwood
Name:	Richard Horwood
Title:	Co-Trustee

By:	/s/ Cheryl Kreiter
Name:	Cheryl Kreiter
Title:	Co-Trustee

NORTON SHAPIRO FAMILY LLC

By:	NS Family Trust #1
Its:	Manager
[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

By:	/s/ Richard Horwood
Name:	Richard Horwood, not individually, but solely as Trustee of the NS Family Trust #1
Title:	Trustee

NSF INVESTMENT PARTNERSHIP

By:	/s/ Richard Horwood
Name:	Richard Horwood, not individually, but solely as Trustee of each of its general partners
Title:	Trustee of each of its general partners

/s/ Nathan Shapiro
Nathan Shapiro
[SIGNATURE PAGE TO VOTING AND SUPPORT AGREEMENT]

Schedule I
Shareholder	Address for Notices
Shapiro Family Investment Partnership – Nathan Share, an Illinois general partnership	Shapiro Family Investment Partnership - Nathan Share c/o SF Investments, Inc. 799 Central Ave., # 350 Highland Park, IL 60035 Attn: Steven Shapiro and DeeDee Silverstein
Nathan Shapiro Revocable Trust Dated 10/7/87	Nathan Shapiro Revocable Trust Dated 10/7/87 c/o SF Investments, Inc. 799 Central Ave., # 350 Highland Park, IL 60035 Attn: Steven Shapiro and DeeDee Silverstein
NS (Florida) Associates Inc., a Florida corporation	NS (Florida) Associates Inc. c/o SF Investments, Inc. 799 Central Ave., # 350 Highland Park, IL 60035 Attn: Steven Shapiro and DeeDee Silverstein
Daniel Shapiro	Daniel Shapiro c/o SF Investments, Inc. 799 Central Ave., # 350 Highland Park, IL 60035 Attn: Steven Shapiro and DeeDee Silverstein
Emily Rita Shapiro	Emily Rita Shapiro c/o SF Investments, Inc. 799 Central Ave., # 350 Highland Park, IL 60035 Attn: Steven Shapiro and DeeDee Silverstein
Steven A. Shapiro C/F Jackson Henry Shapiro UGTMAIL	Steven A. Shapiro C/F Jackson Henry Shapiro UGTMAIL c/o SF Investments, Inc. 799 Central Ave., # 350 Highland Park, IL 60035 Attn: Steven Shapiro and DeeDee Silverstein
Steve Shapiro C/F Jordyn Reese Shapiro UTMA/IL	Steve Shapiro C/F Jordyn Reese Shapiro UTMA/IL c/o SF Investments, Inc. 799 Central Ave., # 350 Highland Park, IL 60035 Attn: Steven Shapiro and DeeDee Silverstein
New Horizon (Florida) Enterprises Inc., a Florida corporation	New Horizon (Florida) Enterprises Inc. c/o SF Investments, Inc. 799 Central Ave., # 350 Highland Park, IL 60035 Attn: Steven Shapiro and DeeDee Silverstein

Shareholder	Address for Notices
Daniel M. Shapiro C/F Nick E. Shapiro UTMA/IL	Daniel M. Shapiro C/F Nick E. Shapiro UTMA/IL c/o SF Investments, Inc. 799 Central Ave., # 350 Highland Park, IL 60035 Attn: Steven Shapiro and DeeDee Silverstein
Steven A. Shapiro	Steven A. Shapiro c/o SF Investments, Inc. 799 Central Ave., # 350 Highland Park, IL 60035 Attn: Steven Shapiro and DeeDee Silverstein
Illinois Diversified Company, LLC, an Illinois limited liability company	Illinois Diversified Company, LLC c/o SF Investments, Inc. 799 Central Ave., # 350 Highland Park, IL 60035 Attn: Steven Shapiro and DeeDee Silverstein
Norton Shapiro Revocable Trust	Norton Shapiro Revocable Trust c/o Horwood Marcus & Berk 500 W. Madison St., #3700 Chicago, IL 60661 Attn: Richard Horwood
Norton Shapiro 2008 Trust	Norton Shapiro 2008 Trust c/o Horwood Marcus & Berk 500 W. Madison St., #3700 Chicago, IL 60661 Attn: Richard Horwood and Norton Shapiro 2008 Trust c/o Cheryl Kreiter 1615. N. Wolcott, #401 Chicago, IL 60622
Norton Shapiro Family LLC, an Illinois limited liability company	Norton Shapiro Family LLC c/o Horwood Marcus & Berk 500 W. Madison St., #3700 Chicago, IL 60661 Attn: Richard Horwood
NSF Investment Partnership, an Illinois general partnership	NSF Investment Partnership c/o Horwood Marcus & Berk 500 W. Madison St., #3700 Chicago, IL 60661 Attn: Richard Horwood
Nathan Shapiro	Nathan Shapiro c/o SF Investments, Inc. 799 Central Ave., # 350 Highland Park, IL 60035

Schedule II
Prior to the termination of this Agreement, each Shareholder agrees that it shall not, and shall cause its Affiliates and Representatives not to, directly or indirectly (i) take or encourage any third party to take any action, including filing any claim, action, suit or proceeding in a court of applicable jurisdiction seeking a judicial order, to demand or cause an annual meeting of the Company’s shareholders to be held or (ii) in the event that the Company holds an annual meeting of the Company’s shareholders prior to the termination of this Agreement, nominate any director candidate for election at such meeting or solicit proxies in support of any nominee for election at such meeting (notwithstanding any advance notice of any such nominations that may have been provided).

Exhibit A

OWNERSHIP OF EXISTING SHAREHOLDER SHARES
Beneficial Owner	Number of Existing Shareholder Shares	Direct Beneficial Ownership
Shapiro Family Investment Partnership – Nathan Share, an Illinois general partnership	128,410 Class A Shares	128,410 Class A Shares
Nathan Shapiro Revocable Trust Dated 10/7/87	274,166 Class A Shares	274,166 Class A Shares
NS (Florida) Associates Inc., a Florida corporation	173,062 Class A Shares	173,062 Class A Shares
Daniel Shapiro	295,608 Class A Shares	37 Class A Shares
Emily Rita Shapiro	30 Class A Shares	30 Class A Shares
Steven A. Shapiro C/F Jackson Henry Shapiro UGTMAIL	30 Class A Shares	30 Class A Shares
Steve Shapiro C/F Jordyn Reese Shapiro UTMA/IL	10 Class A Shares	10 Class A Shares
New Horizon (Florida) Enterprises Inc., a Florida corporation	44,859 Class A Shares	44,859 Class A Shares
Daniel M. Shapiro C/F Nick E. Shapiro UTMA/IL	30 Class A Shares	30 Class A Shares
Steven A. Shapiro	317,916 Class A Shares	22,335 Class A Shares
Illinois Diversified Company, LLC, an Illinois limited liability company	21,375 Class A Shares	21,375 Class A Shares
Norton Shapiro Revocable Trust	3,277 Class A Shares	3,277 Class A Shares
Norton Shapiro 2008 Trust	116,019 Class A Shares	116,019 Class A Shares
Norton Shapiro Family LLC, an Illinois limited liability company	7,500 Class A Shares	7,500 Class A Shares
NSF Investment Partnership, an Illinois general partnership	128,424 Class A Shares	128,424 Class A Shares
Nathan Shapiro	217,921 Class A Shares	0 Class A Shares
	TOTAL	919,564 Class A Shares

PRELIMINARY COPY - SUBJECT TO COMPLETION - DATED MARCH 15, 2021

PROTECTIVE INSURANCE CORPORATION
111 CONGRESSIONAL BLVD.
CARMEL, IN 46032

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on , 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PTVCA2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on , 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D40268-S20721

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROTECTIVE INSURANCE CORPORATION

The Board of Directors recommends voting FOR Proposals 1, 2 and 3.

Please sign exactly as name(s) appears. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Special Meeting of Shareholders
Protective Insurance Corporation
, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
Proxy Statement is available at www.proxyvote.com.

The special meeting will be held in a virtual format only, via live webcast. To attend the meeting via the Internet and vote during the meeting, have the information that is printed in the box marked by the arrow available and follow the instructions. During the virtual meeting - Go to www.virtualshareholdermeeting.com/PTVCA2021SM

D40269-S20721

Special Meeting of Shareholders

, 2021

The undersigned shareholder(s) hereby acknowledge(s) receipt of the Proxy Statement and hereby appoint(s) John R. Barnett and Sally B. Wignall, or either of them, each with full powers of substitution, as proxies to represent and vote as designated on the reverse side of this ballot all Class A shares of Protective Insurance Corporation held of record by the undersigned on , 2021 at the Special Meeting of Shareholders of Protective Insurance Corporation to be held virtually at www.virtualshareholdermeeting.com/PTVCA2021SM on , 2021, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations on Proposals 1, 2 and 3.

Continued on Reverse Side